PROSPECTUS SUPPLEMENT                           Filed Pursuant to Rule 424(b)(2)
(TO PROSPECTUS DATED DECEMBER 18, 1996)         Registration File No.: 333-15893

 #############################################################################

                               [MIDLAND LOGO]

 #############################################################################

                          $445,531,000 (APPROXIMATE)
                 MIDLAND REALTY ACCEPTANCE CORP. (DEPOSITOR)
      MIDLAND LOAN SERVICES, L.P. (MASTER SERVICER AND SPECIAL SERVICER)
        COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 1996-C2

                         -----------------------------

   The Commercial Mortgage Pass-Through Certificates, Series 1996-C2 (the "Certificates") will consist of 16 Classes of Certificates, designated as the Class A-1 Certificates, the Class A-2 Certificates, the Class A-EC Certificates, the Class B Certificates, the Class C Certificates, the Class D Certificates, the Class E Certificates, the Class F Certificates, the Class G
                                                      (continued on next page)

                         -----------------------------

THE OFFERED CERTIFICATES DO NOT REPRESENT AN INTEREST IN OR OBLIGATION OF THE DEPOSITOR, THE MORTGAGE LOAN SELLERS, THE MASTER SERVICER, THE SPECIAL SERVICER, THE TRUSTEE, THE FISCAL AGENT, THE UNDERWRITERS OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THE OFFERED CERTIFICATES NOR THE MORTGAGE LOANS ARE INSURED OR GUARANTEED BY THE UNITED STATES GOV ERNMENT, THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENTAL AGENCY OR
                               INSTRUMENTALITY.

                         -----------------------------


THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION, NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS SUPPLEMENT OR THE ACCOMPANYING PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL
                                   OFFENSE.

                         -----------------------------


   PROSPECTIVE INVESTORS SHOULD REVIEW FULLY THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS, INCLUDING, WITHOUT LIMITATION, THE FACTORS DISCUSSED UNDER "RISK FACTORS" AT PAGE S-23 IN THIS PROSPECTUS SUPPLEMENT AND PAGE 9 OF THE PROSPECTUS BEFORE PURCHASING ANY OF THE OFFERED CERTIFICATES.

-----------------------------------------------------------------------------

                INITIAL CERTIFICATE                       RATED FINAL        SCHEDULED FINAL
                OR NOTIONAL BALANCE    PASS-THROUGH    DISTRIBUTION DATE    DISTRIBUTION DATE
    CLASS               <F1>             RATE <F2>            <F3>                 <F4>
------------  ---------------------  --------------  -------------------  -------------------
Class A-1  ..      $145,744,000           7.020%       January 25, 2029      August 25, 2005
------------  ---------------------  --------------  -------------------  -------------------
Class A-2  ..      $210,167,000           7.233%       January 25, 2029     December 25, 2006
------------  ---------------------  --------------  -------------------  -------------------
Class B .....      $ 30,727,000           7.342%       January 25, 2029     December 25, 2006
------------  ---------------------  --------------  -------------------  -------------------
Class C .....      $ 28,166,000           7.441%       January 25, 2029     January 25, 2007
------------  ---------------------  --------------  -------------------  -------------------
Class D .....      $ 23,045,000           7.636%       January 25, 2029    September 25, 2008
------------  ---------------------  --------------  -------------------  -------------------
Class E .....      $  7,682,000           8.029%       January 25, 2029     October 25, 2008
------------  ---------------------  --------------  -------------------  -------------------


-----------------------------------------------------------------------------

  <F1> Approximate, subject to an upward or downward variance of up to 5%.

  <F2> In addition to distributions of principal and interest, holders of certain Classes of Certificates will be entitled to receive a portion of the Prepayment Premiums received from the borrowers as described herein. See "DESCRIPTION OF THE CERTIFICATES--Distributions--Prepayment Premiums" herein.

  <F3> The Rated Final Distribution Date (the "Rated Final Distribution Date")
       for each Class of Offered Certificates is the Distribution Date occurring two years after the latest Assumed Maturity Date of any of the Mortgage Loans. The "Assumed Maturity Date" of (a) any Mortgage Loan that is not a Balloon Loan is the maturity date of such Mortgage Loan and (b) any Balloon Loan is the date on which such Mortgage Loan would be deemed to mature in accordance with its original amortization schedule absent its Balloon Payment.

  <F4> The "Scheduled Final Distribution Date" with respect to any Class of
       Certificates is the Distribution Date on which the final distribution would occur for such Class of Certificates based on the assumptions described in "DESCRIPTION OF THE CERTIFICATES--Distributions" herein.

   The Offered Certificates will be purchased by Prudential Securities Incorporated, Deutsche Morgan Grenfell Inc. and Llama Company, L.P. (the "Underwriters") from the Depositor and will be offered by the Underwriters from time to time to the public in negotiated transactions or otherwise at varying prices to be determined at the time of sale. Proceeds to the Depositor from the sale of the Offered Certificates will be approximately $452,213,965, before deducting certain expenses expected to be approximately $2,400,000 payable by the Depositor. The Offered Certificates are offered by the Underwriters, subject to prior sale, when, as and if delivered to and accepted by the Underwriters and subject to their right to reject orders in whole or in part. It is expected that delivery of the Offered Certificates will be made in book-entry form through the Same-Day Funds Settlement System of The Depository Trust Company ("DTC"), on or about December 23, 1996 (the "Delivery Date"), against payment therefor in immediately available funds.

PRUDENTIAL SECURITIES INCORPORATED               DEUTSCHE MORGAN GRENFELL INC.
                             LLAMA COMPANY, L.P.

                              DECEMBER 18, 1996

                        (continued from previous page)

Certificates, the Class H Certificates, the Class J Certificates, the Class K Certificates, the Class L-1 Certificates, the Class L-2 Certificates (collectively, the "Regular Certificates"), the Class R-I Certificates and the Class R-II Certificates (together, the "Residual Certificates"). Only the Class A-1, Class A-2, Class B, Class C, Class D and Class E Certificates (the "Offered Certificates") are offered hereby.

   The Certificates will represent beneficial ownership interests in a trust fund (the "Trust Fund") to be created by Midland Realty Acceptance Corp. (the "Depositor"). The Trust Fund will consist primarily of a pool (the "Mortgage Pool") of 136 fixed-rate mortgage loans (the "Mortgage Loans") secured by first liens on commercial and multifamily residential properties (each, a "Mortgaged Property").

   The Mortgaged Properties consist of multifamily residential housing, congregate care facilities, retail properties, office buildings, mini warehouse facilities, industrial properties, hotels, mobile home parks and mixed use properties. Ninety-four of the Mortgage Loans were originated by Midland Loan Services, L.P. ("Midland") and subsequently purchased by Midland Commercial Financing Corp. ("MCFC"). Twenty-one of the Mortgage Loans were purchased by German American Capital Corporation ("GACC") from various unaffiliated mortgage banks or other originators in the secondary market. GACC is an affiliate of Deutsche Morgan Grenfell Inc. ("DMG"). Seventeen of the Mortgage Loans were originated by Boston Capital Mortgage Company, Limited Partnership ("BCMC"), and will be purchased by MCFC immediately prior to the closing of this offering. BCMC is an affiliate of Llama Company, L.P. ("Llama Company"). MCFC acquired the remaining four Mortgage Loans from other entities in the secondary market. MCFC and GACC are herein individually referred to as a "Mortgage Loan Seller" and collectively as the "Mortgage Loan Sellers." The Mortgage Loans will be sold to the Depositor by the Mortgage Loan Sellers on or prior to the date of initial issuance of the Certificates. The characteristics of the Mortgage Loans and the related Mortgaged Properties are described under "RISK FACTORS" and "DESCRIPTION OF THE MORTGAGE POOL" herein.

   The Class A-1, Class A-2, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J and Class K Certificates (the "P&I Certificates") will be entitled to distributions of interest on their respective Certificate Balances at the applicable Pass-Through Rate for each such Class. The Class A-EC Certificates will be entitled to distributions of interest at the Class A-EC Pass-Through Rate on the Class A-EC Notional Balance. The Class L-2 Certificates will be entitled to distributions of interest at the Class L-2 Pass-Through Rate on the Class L-2 Notional Balance. The Class L-1 Certificates are principal only and will not be entitled to distributions of interest. See "DESCRIPTION OF THE CERTIFICATES--Distributions" herein.

   Distributions of principal and interest, as applicable, on the Regular Certificates will be made, to the extent of Available Funds, on the 25th day of each month or, if any such day is not a Business Day, on the next succeeding Business Day, beginning in January, 1997 (each, a "Distribution Date"). Distributions allocable to interest on the Certificates will be made as described under "DESCRIPTION OF THE CERTIFICATES--Distributions" herein. THE RIGHTS OF THE HOLDERS OF THE CLASS B, CLASS C, CLASS D, CLASS E, CLASS F, CLASS G, CLASS H, CLASS J, CLASS K, CLASS L-1 AND CLASS L-2 CERTIFICATES TO RECEIVE DISTRIBUTIONS OF PRINCIPAL AND INTEREST WILL BE SUBORDINATE TO SUCH RIGHTS OF THE HOLDERS OF THE CLASS A-1, CLASS A-2 AND CLASS A-EC CERTIFICATES (THE "SENIOR CERTIFICATES") (EXCEPT TO THE EXTENT OF ANY CLASS A-EC SUBORDINATED ADVANCE AMOUNT); THE RIGHTS OF THE HOLDERS OF THE CLASS C, CLASS D, CLASS E, CLASS F, CLASS G, CLASS H, CLASS J, CLASS K, CLASS L-1 AND CLASS L-2 CERTIFICATES TO RECEIVE SUCH DISTRIBUTIONS WILL BE SUBORDINATE TO SUCH RIGHTS OF THE HOLDERS OF THE CLASS B CERTIFICATES; THE RIGHTS OF THE CLASS D, CLASS E, CLASS F, CLASS G, CLASS H, CLASS J, CLASS K, CLASS L-1 AND CLASS L-2 CERTIFICATES TO RECEIVE DISTRIBUTIONS WILL BE SUBORDINATE TO SUCH RIGHTS OF THE HOLDERS OF THE CLASS C CERTIFICATES; THE RIGHTS OF THE CLASS E, CLASS F, CLASS G, CLASS H, CLASS J, CLASS K, CLASS L-1 AND CLASS L-2 CERTIFICATES TO RECEIVE DISTRIBUTIONS WILL BE SUBORDINATE TO SUCH RIGHTS OF THE CLASS D CERTIFICATES; THE RIGHTS OF THE HOLDERS OF THE CLASS F, CLASS G, CLASS H, CLASS J, CLASS K, CLASS L-1 AND CLASS L-2 CERTIFICATES TO RECEIVE DISTRIBUTIONS WILL BE SUBORDINATE TO SUCH RIGHTS OF THE CLASS E CERTIFICATES; THE RIGHTS OF THE HOLDERS OF THE CLASS G, CLASS H, CLASS J, CLASS K, CLASS L-1 AND CLASS L-2 CERTIFICATES TO RECEIVE DISTRIBUTIONS WILL BE SUBORDINATE TO SUCH RIGHTS OF THE HOLDERS OF THE CLASS F CERTIFICATES; THE RIGHTS OF THE CLASS H, CLASS J, CLASS K, CLASS L-1 AND CLASS L-2 CERTIFICATES TO RECEIVE DISTRIBUTIONS WILL BE SUBORDINATE TO SUCH RIGHTS OF THE HOLDERS OF THE CLASS G CERTIFICATES; THE RIGHTS OF THE CLASS J, CLASS K, CLASS L-1 AND CLASS L-2 CERTIFICATES TO RECEIVE DISTRIBUTIONS WILL BE SUBORDINATE TO SUCH RIGHTS OF THE HOLDERS OF THE CLASS H CERTIFICATES; THE RIGHTS OF THE CLASS K, CLASS L-1 AND CLASS L-2 CERTIFICATES TO RECEIVE DISTRIBUTIONS WILL BE SUBORDINATE TO SUCH RIGHTS OF THE HOLDERS OF THE CLASS J CERTIFICATES; AND THE RIGHTS OF THE CLASS L-1 AND CLASS L-2 CERTIFICATES TO RECEIVE DISTRIBUTIONS WILL BE SUBORDINATE TO SUCH RIGHTS OF THE HOLDERS OF THE CLASS K CERTIFICATES. CLASS A-EC SUBORDINATED ADVANCE AMOUNTS WILL BE DISTRIBUTED TO THE CLASS A-EC CERTIFICATES PRIOR TO ANY DISTRIBUTIONS BEING MADE TO THE RESIDUAL CERTIFICATES. In addition, each Class of Regular Certificates will have the benefit of subordination of the Residual Certificates to the extent of any distributions to which the Residual Certificates would otherwise be entitled. See "DESCRIPTION OF THE CERTIFICATES--Subordination" herein.

    The Residual Certificates are not entitled to distributions of interest or principal.

   The yield to maturity on each Class of the Regular Certificates will be sensitive, and, in the case of the Class A-EC, Class L-1 and Class L-2 Certificates, will be very sensitive, to the amount and timing of debt service payments (including both voluntary and involuntary prepayments, defaults and liquidations) on the Mortgage Loans, and payments with respect to repurchases thereof that are applied in reduction of the Certificate Balance of such Class (or, in the case of the Class A-EC or Class L-2 Certificates, which reduce the Class A-EC Notional Balance or the Class L-2 Notional Balance, respectively). No representation is made as to the rate of prepayments on or liquidations of the Mortgage Loans or as to the anticipated yield to maturity of any Class of Regular Certificates. All of the Mortgage Loans generally provide that a permitted prepayment must be accompanied by a Prepayment Premium; provided, however, that the Prepayment Premium requirement generally expires prior to the maturity date of a Mortgage Loan. See "DESCRIPTION OF THE MORTGAGE POOL--Certain Terms and Conditions of the Mortgage Loans--Prepayment Provisions" herein. Prepayment Premiums, to the extent collected, are distributable to the holders of the Regular Certificates as and to the extent described under "DESCRIPTION OF THE CERTIFICATES--Distributions--Prepayment Premiums" herein.

   The yield to investors on each Class of the Regular Certificates will also be very sensitive to the timing and magnitude of losses on the Mortgage Loans due to liquidations to the extent that the Certificate Balances of the Class or Classes of Certificates that are subordinate to such Class have been reduced to zero. A loss on any one of the Mortgage Loans included in the Mortgage Pool could result in a significant loss, and in some cases a complete loss, of an investor's investment in any Class of the Regular Certificates. No representation is made as to the rate of liquidations of or losses on the Mortgage Loans.

   The Certificates are being issued pursuant to a Pooling and Servicing Agreement dated as of December 1, 1996 (the "Pooling and Servicing Agreement"), by and among the Depositor, Midland Loan Services, L.P., as servicer (in such capacity, the "Master Servicer") and special servicer (in such capacity, the "Special Servicer"), LaSalle National Bank, as trustee (the "Trustee"), and ABN AMRO Bank N.V., as fiscal agent (the "Fiscal Agent"). The obligations of the Master Servicer with respect to the Certificates will be limited to its contractual servicing obligations and the obligation under certain circumstances to make Advances with respect to the Mortgage Loans. See "THE POOLING AND SERVICING AGREEMENT" herein.

   It is a condition to the initial issuance of the Certificates that the Certificates have the following ratings from Fitch Investors Service, L.P. ("Fitch") and Moody's Investor Services, Inc. ("Moody's" and together with Fitch, the "Rating Agencies"):

   CLASS       FITCH       MOODY'S
---------  -----------  -----------
    A-1         AAA          Aaa
    A-2         AAA          Aaa
   A-EC         AAA          Aaa
     B          AA           Aa2
     C           A           A2
     D          BBB         Baa2
     E         BBB-        unrated
     F          BB+        unrated
     G          BB         unrated
     H          BB-        unrated
     J           B         unrated
     K          B-         unrated
    L-1       unrated      unrated
    L-2       unrated      unrated
    R-I       unrated      unrated
   R-II       unrated      unrated

   The Rating Agencies' ratings on mortgage pass-through certificates address the likelihood of the timely receipt by holders thereof of all payments of interest to which they are entitled and ultimate receipt of all payments of principal by the Rated Final Distribution Date. The Rating Agencies' ratings take into consideration the credit quality of the mortgage pool, structural and legal aspects associated with the Certificates, and the extent to which the payment stream in the mortgage pool is adequate to make payments required under the Certificates. Ratings on mortgage pass-through certificates do not, however, represent an assessment of the likelihood, timing or frequency of principal prepayments by borrowers or the degree to which such prepayments (both voluntary and involuntary) might differ from those originally anticipated. The security ratings do not address the possibility that Certificateholders might suffer a lower than anticipated yield. In addition, ratings on mortgage pass-through certificates do not address the likelihood of receipt of Prepayment Premiums or the timing of the receipt thereof or the likelihood of collection by the Master Servicer of Default Interest. In general, the ratings thus address credit risk and not prepayment risk. As described herein, the amounts payable with respect to the Class A-EC Certificates consist only of interest. If the entire pool of Mortgage Loans were to prepay in the initial month, with the result that the Class A-EC Certificateholders receive only a single month's interest and thus suffer a nearly complete loss of their investment, all amounts "due" to such holders will nevertheless have been paid, and such result is consistent with the "AAA" and "Aaa" ratings received on the Class A-EC Certificates. Class A-EC Subordinated Advance Amounts, if any, will be subordinated to the Subordinate Certificates and it is highly unlikely that any such amounts will actually be received by the holders of the Class A-EC Certificates. THE RATINGS FOR THE CLASS A-EC CERTIFICATES DO NOT ADDRESS THE LIKELIHOOD OF THE TIMING OR RECEIPT OF ANY CLASS A-EC SUBORDINATED ADVANCE AMOUNTS. The Class A-EC Notional Balance upon which interest is calculated is reduced by the allocation of Realized Losses, scheduled payments on the Mortgage Loans and prepayments, whether voluntary or involuntary. The rating does not address the timing or magnitude of reductions of the Class A-EC Notional Balance, but only the obligation to pay interest timely on the Class A-EC Notional Balance as so reduced from time to time. Accordingly, the ratings of the Class A-EC Certificates should be evaluated independently from similar ratings on other types of securities. See "RISK FACTORS" and "RATINGS" herein.

   Elections will be made to treat designated portions of the Trust Fund (such portions of the Trust Fund, the "Trust REMICs"), and the Trust REMICs will qualify, as two separate "real estate mortgage investment conduits" (each a "REMIC" or, alternatively, "REMIC I" and "REMIC II") for federal income tax purposes. As described more fully herein, the Class A-1, Class A-2, Class A-EC, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L-1 and Class L-2 Certificates will constitute "regular interests" in REMIC II, and the Class R-I Certificates and the Class R-II Certificates will constitute the sole Class of "residual interests" in REMIC I and REMIC II, respectively. See "MATERIAL FEDERAL INCOME TAX CONSEQUENCES," "DESCRIPTION OF THE CERTIFICATES--Delivery, Form and Denomination" and "ERISA CONSIDERATIONS" herein and "MATERIAL FEDERAL INCOME TAX CONSEQUENCES," "DESCRIPTION OF THE CERTIFICATES" and "ERISA CONSIDERATIONS" in the Prospectus.

   There is currently no secondary market for the Offered Certificates. The Underwriters have advised the Depositor that they currently intend to make a secondary market in the Offered Certificates, but they are under no obligation to do so. There can be no assurance that such a market will develop or, if it does develop, that it will continue or will provide investors with a sufficient level of liquidity of investment. See "RISK FACTORS--Limited Liquidity" herein.

   This Prospectus Supplement does not contain complete information about the offering of the Offered Certificates. Additional information is contained in the Prospectus and investors are urged to read both this Prospectus Supplement and the Prospectus in full. Sales of the Offered Certificates may not be consummated unless the purchaser has received both this Prospectus Supplement and the Prospectus.

   Until 90 days after the date of this Prospectus Supplement, all dealers effecting transactions in the Offered Certificates, whether or not participating in this distribution, may be required to deliver a Prospectus Supplement and Prospectus. This is in addition to the obligation of dealers acting as underwriters to deliver a Prospectus Supplement and Prospectus with respect to their unsold allotments and subscriptions.

                            AVAILABLE INFORMATION

   The Depositor has filed with the Securities and Exchange Commission (the "Commission") a Registration Statement under the Securities Act of 1933, as amended (the "1933 Act"), with respect to the Offered Certificates. This Prospectus Supplement and the accompanying Prospectus, which form a part of the Registration Statement, omit certain information contained in such Registration Statement pursuant to the rules and regulations of the Commission. The Registration Statement can be inspected and copied at the Public Reference Room of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 and the Commission's regional offices at Seven World Trade Center, 13th Floor, New York, New York 10048, and Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such materials can be obtained at prescribed rates from the Public Reference Section of the Commission at 450 Fifth Street, N.W, Washington D.C. 20549. The Commission maintains a Web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission. The address of the Web site is http://www.sec.gov.

                              EXECUTIVE SUMMARY

   Prospective investors are advised to read carefully, and should rely solely on, the detailed information appearing elsewhere in this Prospectus Supplement and the Prospectus relating to the Offered Certificates in making their investment decision. The following Executive Summary does not include all relevant information relating to the Offered Certificates or the Mortgage Loans, particularly with respect to the risks and special considerations involved with an investment in the Offered Certificates and is qualified in its entirety by reference to the detailed information appearing elsewhere in this Prospectus Supplement and the Prospectus. Prior to making any investment decision, a prospective investor should review fully this Prospectus Supplement and the Prospectus. Capitalized terms used and not otherwise defined herein have the respective meanings assigned to them in the Prospectus.

  Approximate
   Percent of                                                                                                         Approximate
      Total                                                                                                         Credit Support
-----------  -------------------------------------------------------------------------------------------------  ---------------
     28.5%   CLASS A-EC                   CLASS A-1        Ratings: (AAA/Aaa)                                         30.5%
-----------                               --------------------------------------------------------------------
     41.0%                                CLASS A-2        Ratings: (AAA/Aaa)                                         30.5%
-----------                               --------------------------------------------------------------------
      6.0%   Ratings:                     CLASS B          Ratings: (AA/Aa2)                                          24.5%
-----------  (AAA/Aaa)                    --------------------------------------------------------------------
      5.5%                                CLASS C          Ratings: (A/A2)                                            19.0%
-----------                               --------------------------------------------------------------------
      4.5%                                CLASS D          Ratings: (BBB/Baa2)                                        14.5%
-----------                               --------------------------------------------------------------------
      1.5%                                CLASS E          Ratings: (BBB-/Unrated)                                    13.0%
-----------                               --------------------------------------------------------------------
      3.0%    Excess                      CLASS F          Ratings: (BB+/Unrated)                                     10.0%
-----------   Interest                    --------------------------------------------------------------------
      2.5%    on Classes                  CLASS G          Ratings: (BB/Unrated)                                       7.5%
-----------   A-1 through                 --------------------------------------------------------------------
      1.0%    L-2                         CLASS H          Ratings: (BB-/Unrated)                                      6.5%
-----------                               ---------------------------------------------------------------------
      2.5%                                CLASS J          Ratings: (B/Unrated)                                        4.0%
-----------                               ---------------------------------------------------------------------
      1.5%                                CLASS K          Ratings: (B-/Unrated)                                       2.5%
-----------                               ---------------------------------------------------------------------
      2.5%                                CLASS L-2        Interest only    CLASS L-1       Principal only
                                          Unrated                           Unrated
---------------    ------------------------------------------------------------------------------------------------
                                  Not offered hereby: Classes A-EC, F, G, H, J, K, L-1 and L-2.
                                                     Ratings: (Fitch/Moody's)
-------------------------------------------------------------------------------------------------------------------


                              INITIAL
                             AGGREGATE
                            CERTIFICATE                                                WEIGHTED        PRINCIPAL
             RATING BY       PRINCIPAL      % OF                     PASS-THROUGH    AVERAGE LIFE    WINDOW (YEARS)
 CLASS    FITCH/ MOODY'S       AMOUNT       TOTAL    DESCRIPTION         RATE        (YEARS)<F1>        <F1>
-------  ---------------  --------------  -------  --------------  --------------  ---------------  --------------
 Senior Certificates
 -----------------------------------------------------------------------------------------------------------------
                                                                                                      0.089-8.672/
A-1      AAA/Aaa            $145,744,000  28.5%    Fixed Rate           7.020%         5.503/5.503    0.089-8.672
-------  ---------------  --------------  -------  --------------  --------------  ---------------  --------------
                                                                                                     8.672-10.006/
A-2      AAA/Aaa            $210,167,000  41.0%    Fixed Rate           7.233%         9.661/9.661    8.672-10.006
-------  ---------------  --------------  -------  --------------  --------------  ---------------  --------------
A-EC     AAA/Aaa<F2>            N/A<F3>     N/A   Excess Interest       1.395%<F4>          N/A             N/A
-------  ---------------  --------------  -------  --------------  --------------  ---------------  --------------
 Subordinate Certificates
 -----------------------------------------------------------------------------------------------------------------
                                                                                                     10.006-10.006/
B        AA/Aa2             $ 30,727,000  6.0%     Fixed Rate           7.342%       10.006/10.006   10.006-10.006
-------  ---------------  --------------  -------  --------------  --------------  ---------------  --------------
                                                                                                     10.006-10.089/
C        A/A2               $ 28,166,000  5.5%     Fixed Rate           7.441%       10.052/10.052   10.006-10.089
-------  ---------------  --------------  -------  --------------  --------------  ---------------  --------------
                                                                                                     10.089-11.506/
D        BBB/Baa2           $ 23,045,000  4.5%     Fixed Rate           7.636%       10.697/10.751   10.089-11.756
-------  ---------------  --------------  -------  --------------  --------------  ---------------  --------------
                                                                                                     11.506-11.506/
E        BBB-/ Unrated      $  7,682,000  1.5%     Fixed Rate           8.029%       11.506/11.808   11.756-11.839
-------  ---------------  --------------  -------  --------------  --------------  ---------------  --------------
                                                                                                     11.506-11.506/
F        BB+/ Unrated       $ 15,364,000  3.0%     Fixed Rate           7.233%       11.506/11.932   11.839-12.006
-------  ---------------  --------------  -------  --------------  --------------  ---------------  --------------
                                                                                                     11.506-11.506/
G        BB/Unrated         $ 12,803,000  2.5%     Fixed Rate           7.233%       11.506/12.051   12.006-12.089
-------  ---------------  --------------  -------  --------------  --------------  ---------------  --------------
                                                                                                     11.506-11.506/
H        BB-/Unrated        $  5,122,000  1.0%     Fixed Rate           7.233%       11.506/12.089   12.089-12.089
-------  ---------------  --------------  -------  --------------  --------------  ---------------  --------------
                                                                                                     11.506-11.506/
J        B/Unrated          $ 12,803,000  2.5%     Fixed Rate           7.233%       11.506/12.982   12.089-14.839
-------  ---------------  --------------  -------  --------------  --------------  ---------------  --------------
                                                                                                     11.506-11.506/
K        B-/Unrated         $  7,682,000  1.5%     Fixed Rate           7.233%       11.506/14.919   14.839-14.922
-------  ---------------  --------------  -------  --------------  --------------  ---------------  --------------
                                                                                                     11.506-11.506/
L-1      Unrated            $ 12,796,998  2.5%     Principal Only        N/A         11.506/16.302   14.922-24.589
-------  ---------------  --------------  -------  --------------  --------------  ---------------  --------------
L-2      Unrated            $        N/A     N/A   Interest Only        7.233%            N/A             N/A
-------  ---------------  --------------  -------  --------------  --------------  ---------------  --------------


  <F1> Based respectively on Scenario 2, which assumes a 0% CPR, no defaults and an Auction in June, 2008, and Scenario 1, which assumes a 0% CPR and no defaults. See "YIELD AND MATURITY CONSIDERATIONS--Weighted Average Life" herein.

  <F2> The ratings for the Class A-EC Certificates do not address the likelihood of the timing or receipt of any Class A-EC Subordinated Advance Amounts. See "DESCRIPTION OF THE CERTIFICATES--Distributions" herein.

  <F3> The Class A-EC Notional Balance is equal to the aggregate Certificate
       Balance of the Regular Certificates (other than the Class A-EC and Class L-2 Certificates).

  <F4> Initial Pass-Through Rate. The Pass-Through Rate will be equal to the excess of the Weighted Average Net Mortgage Rate over the Weighted Average Pass-Through Rate.

Securities:
 Senior Certificates ...         The Class A-1, Class A-2 and Class A-EC
                                 Certificates.

 Subordinate
Certificates ...........         The Class B, Class C, Class D, Class E,
                                 Class F, Class G, Class H, Class J, Class K,
                                 Class L-1 and Class L-2 Certificates.

 Residual Certificates:          The Class R-I and Class R-II Certificates.

 Distribution Dates ....         The 25th day of each month, or if such 25th
                                 day is not a Business Day, the Business Day immediately following such day, commencing in January 1997. See "DESCRIPTION OF THE
                                 CERTIFICATES--Distributions" herein.

Scheduled Final
 Distribution Date .....

                           SCHEDULED FINAL
CLASS DESIGNATION         DISTRIBUTION DATE
---------------------  ----------------------
Class A-1 ............ August 25, 2005
Class A-2 ............ December 25, 2006
Class A-EC ........... July 25, 2021
Class B .............. December 25, 2006
Class C .............. January 25, 2007
Class D .............. September 25, 2008
Class E .............. October 25, 2008
Class F .............. December 25, 2008
Class G .............. January 25, 2009
Class H .............. January 25, 2009
Class J .............. October 25, 2011
Class K .............. November 25, 2011
Class L-1 ............ July 25, 2021
Class L-2 ............ July 25, 2021

                                 The Scheduled Final Distribution Dates set forth above have been determined on the basis of the assumptions described in "DESCRIPTION OF THE CERTIFICATES--Scheduled Final Distribution Date" herein.

 Rated Final
  Distribution Date ....         As to each Class of Certificates, January
                                 25, 2029.

 Early Termination .....         The Trust Fund is subject to early
                                 termination if less than 10% of the Initial
                                 Pool Balance remains outstanding. See
                                 "DESCRIPTION OF THE CERTIFICATES--Early
                                 Termination" herein.

 Auction Call Date .....         On or after the Distribution Date occurring
                                 in June 2008, the Trust Fund is subject to early termination pursuant to the auction procedures described herein. See
                                 "DESCRIPTION OF THE CERTIFICATES--Auction" herein.

 Master Servicer .......         Midland Loan Services, L.P. See "MIDLAND
                                 LOAN SERVICES, L.P." herein.

 Special Servicer ......         Midland Loan Services, L.P. See "MIDLAND
                                 LOAN SERVICES, L.P." herein.

 Trustee ...............         LaSalle National Bank. See "THE POOLING AND
                                 SERVICING AGREEMENT -- The Trustee" herein.

  Fiscal Agent .........         ABN AMRO Bank N.V. See "THE POOLING AND
                                 SERVICING AGREEMENT--The Fiscal Agent"
                                 herein.

 Federal Tax Status ....         Elections will be made to treat designated
                                 portions of the Trust Fund as two separate
                                 "real estate mortgage investment conduits"
                                 ("REMIC").

 ERISA .................         The Class A-1 and Class A-2 Certificates
                                 should qualify for an exemption from the prohibited transaction provisions of ERISA.
                                 The Subordinate Certificates and the Class
                                 A-EC Certificates may be acquired by
                                 employee benefit plans subject to ERISA only if an exemption from the prohibited transaction provisions of ERISA is applicable. See "ERISA CONSIDERATIONS" herein and in the Prospectus.

 SMMEA .................         None of the Offered Certificates are
                                 mortgage-related securities pursuant to the
                                 Secondary Mortgage Market Enhancement Act of
                                 1984.

 DTC Eligibility .......         The Offered Certificates are being delivered
                                 through the facilities of The Depository
                                 Trust Company ("DTC").

 Closing Date ..........         On or about December 23, 1996.

Structural Summary:

 Interest Payments .....         On each Distribution Date, each Class of
                                 Regular Certificates (other than the Class
                                 L-1 Certificates) generally will be entitled to receive interest distributions in an amount equal to the Class Interest
                                 Distribution Amount for such Class and
                                 Distribution Date, together with any unpaid
                                 Class Interest Shortfalls remaining from prior Distribution Dates, in each case to the extent of Available Funds remaining after payment to each outstanding Class of Certificates bearing an earlier sequential
                                 Class designation of (i) the Class Interest
                                 Distribution Amount and any unpaid Class
                                 Interest Shortfall for such Classes, (ii) the Pooled Principal Distribution Amount for such Distribution Date for such Classes and
                                 (iii) payment of the unreimbursed amount of Realized Losses previously allocated to such Classes (together with interest thereon at the Pass-Through Rate for such Class). See
                                 "DESCRIPTION OF THE
                                 CERTIFICATES--Distributions" herein.

                                 Notwithstanding the foregoing, in the event that the Master Servicer's obligation to make a P&I Advance with respect to one or more Seriously Delinquent Loans is reduced as a result of Anticipated Losses (see "THE POOLING AND SERVICING AGREEMENT--Advances" herein), then on each Distribution Date the Class A-EC Certificates' Class Interest Distribution Amount that is payable pro rata with the Class A-1 and Class A-2 Certificates will be reduced by the Class A-EC Subordinated Advance Amount. See "DESCRIPTION OF THE
                                 CERTIFICATES--Distributions" herein for what constitutes a Class A-EC Subordinated Advance Amount. The Class A-EC Subordinated Advance Amount, plus any unpaid Class A-EC Subordinated Advance Amounts from prior Distribution Dates, will be paid prior to any distributions being made to the Residual Certificates.

 Principal Payments ....         The Pooled Principal Distribution Amount for
                                 each Distribution Date will be distributed, first, to the Class A-1 Certificates, until the Certificate Balance thereof has been reduced to zero and thereafter, sequentially to each other Class of Regular Certificates
                                 (other than the Class A-EC and Class L-2
                                 Certificates), until its Certificate Balance is reduced to zero, in each case, to the extent of Available Funds remaining after (i) payment to each outstanding Class of Certificates having an earlier sequential Class designation of the Class Interest Distribution Amount, any unpaid Class Interest Shortfalls remaining from prior Distribution Dates and the Pooled
                                 Principal Distribution Amount for each such Class of Certificates and the unreimbursed amount of Realized Losses previously allocated to each such Class of Certificates
                                 (together with interest thereon at the
                                 Pass-Through Rate for such Class) and (ii) payment of the Class Interest Distribution
                                 Amount and any unpaid Class Interest
                                 Shortfalls remaining from prior Distribution
                                 Dates to such Class (or, with respect to the Class L-1 Certificates, to the Class L-2
                                 Certificates) and to any other outstanding
                                 Class that is pari passu with such Class.

 Credit Enhancement ....         The Class A-1, Class A-2 and Class A-EC
                                 Certificates (except to the extent of any Class A-EC Subordinated Advance Amounts) are credit enhanced by the Classes of Subordinate Certificates, which consist of the Class B, Class C, Class D, Class E,
                                 Class F, Class G, Class H, Class J, Class K,
                                 Class L-1 and Class L-2 Certificates. Each other Class of Regular Certificates will likewise be protected by the subordination offered by the other Classes of Certificates that bear a later sequential designation.
                                 Class A-EC Subordinated Advance Amounts will be distributed to the Class A-EC
                                 Certificates prior to any distributions
                                 being made to the Residual Certificates.

                                 Realized Losses of principal and interest from any Mortgage Loan and certain other losses experienced by the Trust Fund will generally be allocated to the Classes of Regular Certificates (other that the Class A-EC and Class L-2 Certificates) in reverse sequential order starting with the Class L-1 Certificates; provided, that Realized Losses are allocated pro rata to the Class A-1 and Class A-2 Certificates in accordance with their respective Certificate Balances. Realized Losses allocated to the Class L-1 Certificates will reduce the Class L-2 Notional Balance. Realized Losses allocated to the Regular Certificates (other than the Class A-EC and Class L-2 Certificates) will reduce the Class A-EC Notional Balance.

 Advances ..............         Subject to the limitations described herein,
                                 the Master Servicer is required to make
                                 advances (each such amount, a "P&I Advance") in respect of delinquent Monthly Payments
                                 (but not Balloon Payments) on the Mortgage
                                 Loans. If the Master Servicer fails to make an Advance required to be made, the Trustee shall then be required to make such Advance.
                                 If both the Master Servicer and the Trustee fail to make such Advance, the Fiscal Agent shall be required to make such Advance. See
                                 "THE POOLING AND SERVICING
                                 AGREEMENT--Advances" herein.

Collateral Overview:
 Loan Details ..........         See Annex A hereto for certain
                                 characteristics of the Mortgage Loans on a loan-by-loan basis. All numerical information provided herein with respect to the Mortgage Loans is provided on an approximate basis. All weighted average information regarding the Mortgage Loans reflects weighting of the Mortgage Loans by their Cut-off Date Principal Balances. The
                                 "Cut-off Date Principal Balance" of each
                                 Mortgage Loan is equal to the unpaid
                                 principal balance thereof as of the Cut-off
                                 Date, after application of all payments of principal due on or before such date, whether or not received. See also
                                 "DESCRIPTION OF THE MORTGAGE POOL" for
                                 additional statistical information regarding the Mortgage Loans.

 CHARACTERISTICS
-------------------------------------------
Aggregate Cut-off Date Principal Balance  ..   $512,101,998
Number of Mortgage Loans ...................            136
Weighted Average Mortgage Rate .............           8.74%
Weighted Average Remaining Term to Maturity       120 months
Weighted Average DSCR <F1> .................           1.36x
Average Mortgage Loan Balance ..............   $  3,765,456
Balloon Mortgage Loans .....................           97.4%

------------------------------

               <F1> Debt Service Coverage Ratio ("DSCR") is calculated based on the ratio of Underwritten Cash Flow to the Annual Debt Service. For more information on the Debt Service Coverage Ratios, see "DESCRIPTION OF THE MORTGAGE POOL--Certain Characteristics of the Mortgage Pool" herein.

                       CUT-OFF DATE PRINCIPAL BALANCES

                                     % BY CUT-OFF DATE   NUMBER OF MORTGAGE
CUT-OFF DATE PRINCIPAL BALANCE       PRINCIPAL BALANCE         LOANS
----------------------------------  ------------------  ------------------
$   500,000 -$   999,999 ............          3.0%                18
$ 1,000,000 -$ 1,999,999 ............         12.4%                43
$ 2,000,000 -$ 2,999,999 ............          8.7%                18
$ 3,000,000 -$ 3,999,999 ............          7.7%                12
$ 4,000,000 -$ 4,999,999 ............         10.6%                12
$ 5,000,000 -$ 5,999,999 ............          8.2%                 8
$ 6,000,000 -$ 6,999,999 ............          3.8%                 3
$ 7,000,000 -$ 7,999,999 ............         10.4%                 7
$ 8,000,000 -$ 8,999,999 ............          6.7%                 4
$ 9,000,000 -$ 9,999,999 ............          3.7%                 2
$10,000,000 -$10,999,999 ............          8.1%                 4
$11,000,000 -$11,999,999 ............          2.3%                 1
$12,000,000 -$12,999,999 ............          2.4%                 1
$16,000,000 -$16,999,999 ............          3.3%                 1
$17,000,000 -$17,999,999 ............          3.5%                 1
$27,000,000 -$27,999,999 ............          5.3%                 1
                                    ------------------  ------------------
  Total ...........................        100.0%               136
                                    ==================  ==================

                          GEOGRAPHICAL DISTRIBUTION

                   % BY CUT-OFF DATE   NUMBER OF MORTGAGE
JURISDICTION       PRINCIPAL BALANCE         LOANS
----------------  ------------------  ------------------
Texas ...........         17.2%                31
California ......         15.2%                15
Florida .........          9.9%                14
Colorado ........          7.0%                 5
Michigan ........          6.1%                 9
New York ........          5.4%                 5
Maryland ........          5.3%                 6
Other <F1> ......         33.9%                51
                  ------------------  ------------------
  Total .........        100.0%               136
                  ==================  ==================
------------

             <F1> No other jurisdiction has Mortgage Loans aggregating more than 4.0% of the Initial Pool Balance.


                       DEBT SERVICE COVERAGE RATIOS <F1>

                                           % BY CUT-OFF DATE   NUMBER OF MORTGAGE
RANGE OF DEBT SERVICE COVERAGE RATIOS      PRINCIPAL BALANCE         LOANS
----------------------------------------  ------------------  ------------------
1.15-1.19 ...............................          0.9%                  2
1.20-1.24 ...............................          6.2%                  8
1.25-1.29 ...............................         19.9%                 26
1.30-1.34 ...............................         24.0%                 33
1.35-1.39 ...............................         28.5%                 32
1.40-1.44 ...............................          9.9%                 12
1.45-1.49 ...............................          4.0%                  6
1.50-1.54 ...............................          1.7%                  4
1.55-1.59 ...............................          1.4%                  7
1.60-1.64 ...............................          2.0%                  4
2.45-2.49 ...............................          1.5%                  1
2.70-2.74 ...............................          0.1%                  1
                                          ------------------  ------------------
  Total .................................        100.0%                136
                                          ==================  ==================
Weighted Average DSCR ...................                             1.36x
------------

             <F1> Calculated based on the ratio of Underwritten Cash Flow to
                  Annual Debt Service. See "DESCRIPTION OF THE MORTGAGE POOL--Certain Characteristics of the Mortgage Pool" herein for more information relating to the calculation of debt service coverage ratios.

                             LOAN TO VALUE RATIOS

                                    % BY CUT-OFF DATE   NUMBER OF MORTGAGE
RANGE OF LOAN TO VALUE RATIOS       PRINCIPAL BALANCE         LOANS
---------------------------------  ------------------  ------------------
30.0% to less than 35.0% .........          1.1%                  2
35.0% to less than 40.0% .........          0.4%                  2
40.0% to less than 45.0% .........          2.3%                  4
50.0% to less than 55.0% .........          1.6%                  3
55.0% to less than 60.0% .........          9.9%                 18
60.0% to less than 65.0% .........         10.1%                 14
65.0% to less than 70.0% .........         17.1%                 32
70.0% to less than 75.0% .........         33.9%                 43
75.0% to less than 80.0% .........         21.0%                 15
80.0% to less than 85.0% .........          0.8%                  2
85.0% to less than 90.0% .........          1.8%                  1
                                   ------------------  ------------------
  Total ..........................        100.0%                136
                                   ==================  ==================
Weighted Average LTV .............                            69.11%

                                PROPERTY TYPES

                             % BY CUT-OFF DATE   NUMBER OF MORTGAGE
PROPERTY TYPES               PRINCIPAL BALANCE         LOANS
--------------------------  ------------------  ------------------
Congregate Care ...........          0.9%                 1
Hotel .....................          1.5%                 1
Industrial ................          0.6%                 1
Industrial/Warehouse  .....          4.3%                 8
Mini Warehouse ............          0.2%                 1
Mixed Use .................          3.3%                 1
Mobile Home Park ..........          0.6%                 2
Multifamily ...............         38.7%                58
Office ....................         11.8%                16
Office/R&D ................          2.9%                 2
Office/Retail .............          2.7%                 2
Office/Warehouse ..........          1.2%                 4
Retail, Anchored ..........         10.2%                 9
Retail, Factory Outlet  ...          3.2%                 3
Retail, Single Tenant  ....          9.5%                14
Retail, Unanchored ........          8.1%                13
                            ------------------  ------------------
  Total ...................        100.0%               136
                            ==================  ==================

                                MATURITY YEARS

               % BY CUT-OFF DATE   NUMBER OF MORTGAGE
YEAR           PRINCIPAL BALANCE         LOANS
------------  ------------------  ------------------
2001 ........          2.5%                 2
2002 ........          2.3%                 2
2003 ........          7.1%                 4
2004 ........          3.0%                 4
2005 ........          3.7%                 4
2006 ........         53.8%                74
2007 ........          6.6%                11
2008 ........          8.9%                18
2009 ........          4.9%                 3
2010 ........          0.4%                 1
2011 ........          6.1%                11
2016 ........          0.2%                 1
2021 ........          0.7%                 1
              ------------------  ------------------
  Total .....        100.0%               136
              ==================  ==================

                   PREPAYMENT LOCKOUT/PREMIUM ANALYSIS <F1>

                  PERCENTAGE OF MORTGAGE POOL BY PREPAYMENT
                     RESTRICTION ASSUMING NO PREPAYMENTS

                                    1996     1997     1998     1999     2000     2001     2002
                                 --------  -------  -------  -------  -------  -------  -------
Prepayment Restrictions
-------------------------------
Lockout ........................    27.8%     27.9%    27.2%    25.4%    22.2%    10.6%     3.8%
Greater of Yield Maintenance or
 Percentage Premium of:
 5.00% or greater ..............    33.1      33.1     33.0     32.7     32.7     31.2     31.1
 4.00% to 4.99% ................
 3.00% to 3.99% ................     7.4       7.4      8.2      8.0      7.4      7.6      6.0
 2.00% to 2.99% ................     4.9       4.9      4.9      5.8      5.6      6.6      6.8
 1.00% to 1.99% ................    23.4      23.3     23.2     24.0     21.8     26.8     30.8
 0.00% to 0.99% ................     2.5       2.5      2.5      2.7      2.7      8.2      9.7
Total of Yield Maintenance  ....    71.2      71.1     71.8     73.3     70.2     80.5     84.3
Total of Yield Maintenance
 and Lockout ...................    99.0      99.0     99.0     98.7     92.5     91.1     88.1
Percentage Premium:
 5.00% or greater ..............     0.0       0.0      0.0      0.0      0.0      0.5      0.2
 4.00 to 4.99% .................     0.0       0.0      0.0      0.0      0.0      0.9      0.4
 3.00 to 3.99% .................     0.0       0.0      0.0      0.3      6.2      0.0      3.0
 2.00 to 2.99% .................     1.0       1.0      1.0      1.0      1.3      7.3      1.6
 1.00 to 1.99% .................     0.0       0.0      0.0      0.0      0.0      0.3      1.3
Total with Percentage Premium  .     1.0       1.0      1.0      1.3      7.5      8.9      6.4
Open ...........................     0.0       0.0      0.0      0.0      0.0      0.0      5.5
Total ..........................   100.0     100.0    100.0    100.0    100.0    100.0    100.0
% of Initial PoolBalance <F2> ..   100.0%     98.7%    97.3%    95.8%    94.1%    89.9%    86.0%

----------------------

 <F1>    This table sets forth an analysis of the percentage of the declining balance of the Mortgage Pool that, on December 1, in each of the years indicated, will be within a Lockout Period or in which Principal Prepayments must be accompanied by the indicated Prepayment Premium or yield maintenance charge. See "DESCRIPTION OF THE MORTGAGE POOL--Certain Terms and Conditions of the Mortgage Loans--Prepayment Provisions" for the assumptions used in preparing this table.

 <F2>    Represents the approximate percentage of the Initial Pool Balance that will remain outstanding at the indicated date based upon the assumptions used in preparing this table.



                    (RESTUBBED TABLE CONTINUED FROM ABOVE)

                                   2003     2004     2005     2006     2007     2008     2009     2010     2011
                                 -------  -------  -------  -------  -------  -------  -------  -------  -------
Prepayment Restrictions
-------------------------------
Lockout ........................     2.8%     3.0%     3.1%     0.0%     0.0%     0.0%     0.0%     0.0%     0.0%
Greater of Yield Maintenance or
 Percentage Premium of:
 5.00% or greater ..............    33.2     26.3     10.0     15.8      8.1      2.6      2.7      0.8      0.0
 4.00% to 4.99% ................
 3.00% to 3.99% ................     6.4      5.1      2.0      6.2      0.0      0.0      0.0      0.0      0.0
 2.00% to 2.99% ................     7.3      7.5      3.7      0.0      0.0      0.0      0.0      0.0      0.0
 1.00% to 1.99% ................    29.0     29.7     17.3      0.0      0.0      0.0      0.0      0.0      0.0
 0.00% to 0.99% ................    10.4     10.8     10.3     20.9     28.3     29.0     49.2     47.7    100.0
Total of Yield Maintenance  ....    86.3     79.3     43.3     42.9     36.4     31.6     51.9     48.5    100.0
Total of Yield Maintenance
 and Lockout ...................    89.1     82.3     46.4     42.9     36.4     31.6     51.9     48.5    100.0
Percentage Premium:
 5.00% or greater ..............     0.0      7.7     17.0     13.0     12.3      0.0      0.0      0.0      0.0
 4.00 to 4.99% .................     0.0      0.0      0.2     13.6      1.8      0.0      0.0      0.0      0.0
 3.00 to 3.99% .................     2.7      1.6      2.2      0.7     12.6      2.9      0.0      0.0      0.0
 2.00 to 2.99% .................     4.7      3.6      5.6      3.8      1.0      7.5      4.5      0.0      0.0
 1.00 to 1.99% .................     0.0      4.4      1.7      0.0      0.0      1.7     12.7      4.3      0.0
Total with Percentage Premium  .     7.5     17.3     26.7     31.1     27.7     12.2     17.2      4.3      0.0
Open ...........................     3.4      0.4     26.9     26.0     35.9     56.2     30.9     47.2      0.0
Total ..........................   100.0    100.0    100.0    100.0    100.0    100.0    100.0    100.0    100.0
% of Initial PoolBalance <F2> ..    78.4     73.8     69.5%    22.1%    15.9%     8.8%     5.1%     4.4%     0.7%


------------------

 <F2>    Represents the approximate percentage of the Initial Pool Balance that will remain outstanding at the indicated date based upon the assumptions used in preparing this table.

                               SUMMARY OF TERMS

   The following summary is qualified in its entirety by reference to the detailed information appearing elsewhere in this Prospectus Supplement and the Prospectus. Capitalized terms used herein and not otherwise defined herein have the meanings assigned in the Prospectus. See "INDEX OF SIGNIFICANT DEFINITIONS" herein and in the Prospectus.

Title of Certificates ..         Midland Realty Acceptance Corp. Commercial
                                 Mortgage Pass-Through Certificates, Series
                                 1996-C2 (the "Certificates").

The Certificates .......         $145,744,000 initial aggregate principal
                                 balance ("Certificate Balance") of Class A-1
                                 Certificates;

                                 $210,167,000 initial Certificate Balance of
                                 Class A-2 Certificates;

                                 Class A-EC Certificates;

                                 $30,727,000 initial Certificate Balance of
                                 Class B Certificates;

                                 $28,166,000 initial Certificate Balance of
                                 Class C Certificates;

                                 $23,045,000 initial Certificate Balance of
                                 Class D Certificates;

                                 $7,682,000 initial Certificate Balance of
                                 Class E Certificates;

                                 $15,364,000 initial Certificate Balance of
                                 Class F Certificates;

                                 $12,803,000 initial Certificate Balance of
                                 Class G Certificates;

                                 $5,122,000 initial Certificate Balance of
                                 Class H Certificates;

                                 $12,803,000 initial Certificate Balance of
                                 Class J Certificates;

                                 $7,682,000 initial Certificate Balance of
                                 Class K Certificates;

                                 $12,796,998 initial Certificate Balance of
                                 Class L-1 Certificates;

                                 Class L-2 Certificates;

                                 Class R-I Certificates; and

                                 Class R-II Certificates.

                                 The aggregate initial Certificate Balance of all Classes of Certificates is subject to a permitted variance of plus or minus 5% as described herein. The Certificates will be issued pursuant to a Pooling and Servicing Agreement to be dated as of December 1, 1996 (the "Pooling and Servicing Agreement") among the Depositor, the Master Servicer, the Special Servicer, the Trustee and the Fiscal Agent.

                                 ONLY THE CLASS A-1, CLASS A-2, CLASS B,
                                 CLASS C, CLASS D AND CLASS E CERTIFICATES
                                 ARE OFFERED HEREBY.

                                 The Class A-EC, Class F, Class G, Class H,
                                 Class J, Class K, Class L-1, Class L-2,
                                 Class R-I and Class R-II Certificates
                                 (collectively, the "Private Certificates") have not been registered under the 1933 Act and are not offered hereby. Accordingly, to the extent this Prospectus Supplement contains information regarding the terms of the Private Certificates, such information is provided solely because of its relevance to a prospective purchaser of an Offered Certificate.

Depositor ..............         Midland Realty Acceptance Corp., a Missouri
                                 corporation and a wholly owned subsidiary of Midland Loan Services, L.P. (the Master
                                 Servicer and the Special Servicer). See "THE
                                 DEPOSITOR" in the Prospectus.

Master Servicer ........         Midland Loan Services, L.P., a Missouri
                                 limited partnership. See "MIDLAND LOAN
                                 SERVICES, L.P." herein.

 Special Servicer ......         Midland Loan Services, L.P., a Missouri
                                 limited partnership. See "MIDLAND LOAN
                                 SERVICES, L.P." herein.

Trustee ................         LaSalle National Bank, a nationally
                                 chartered bank. See "THE POOLING AND
                                 SERVICING AGREEMENT--The Trustee" herein.

Fiscal Agent ...........         ABN AMRO Bank N.V., a Netherlands banking
                                 corporation, and the corporate parent of the Trustee. See "THE POOLING AND SERVICING
                                 AGREEMENT--The Fiscal Agent" herein.

Cut-off Date ...........         December 1, 1996, except with respect to the
                                 Newly Originated Mortgage Loans for which the Cut-off Date will be the date each such Mortgage Loan was funded.

Closing Date ...........         On or about December 23, 1996.

Distribution Date ......         The 25th day of each month, or if such 25th
                                 day is not a Business Day, the Business Day immediately following such day, commencing in January 1997. As used herein, a "Business
                                 Day" is any day other than a Saturday,
                                 Sunday or a day in which banking
                                 institutions in the States of New York,
                                 Missouri or Illinois are authorized or
                                 obligated by law, executive order or
                                 governmental decree to close.

Record Date ............         With respect to each Distribution Date, the
                                 close of business on the last Business Day of the month preceding the month in which such Distribution Date occurs.

Interest Accrual Period          With respect to any Distribution Date, the
                                 calendar month preceding the month in which such Distribution Date occurs. Interest for each Interest Accrual Period is calculated based on a 360-day year consisting of twelve
                                 30-day months.

Collection Period ......         With respect to each Distribution Date and
                                 any Mortgage Loan, the period beginning on the day following the Determination Date in the month preceding the month in which such Distribution Date occurs (or, in the case of the Distribution Date occurring in January, 1997 on the day after the Cut-off Date) and ending on the Determination Date in the month in which such Distribution Date occurs.

Determination Date .....         The 17th day of any month, or if such 17th
                                 day is not a Business Day, the Business Day immediately preceding such 17th day, commencing in January, 1997.

Due Date ...............         With respect to any Collection Period and
                                 Mortgage Loan, the date on which scheduled payments are due on such Mortgage Loan
                                 (without regard to grace periods), which date, for the Mortgage Loans, is the first day of the month.

Denominations ..........         The Class A-1, Class A-2, Class B, Class C,
                                 Class D and Class E Certificates will be issued in minimum denominations of
                                 Certificate Balance or Notional Balance, as applicable, of $100,000 and integral multiples of $1,000 in excess thereof and will be registered in the name of a nominee of The Depository Trust Company ("DTC" and, together with any successor depository selected by the Depositor, the "Depository") and beneficial interests therein will be held by investors through the book-entry facilities of the Depository. The Depositor has been informed by DTC that its nominee will be Cede & Co. Beneficial Owners will hold and transfer their respective ownership interests in and to such Book-Entry
                                 Certificates through the book-entry
                                 facilities of DTC and will not be entitled to definitive, fully registered Certificates except in the limited circumstances set forth herein. See "DESCRIPTION OF THE
                                 CERTIFICATES--Delivery, Form and
                                 Denomination" herein.

 Distributions .........         On each Distribution Date, each Class of
                                 Regular Certificates (other than the Class
                                 L-1 Certificates) will be entitled to
                                 receive interest distributions in an amount equal to the Class Interest Distribution
                                 Amount for such Class and Distribution Date, together with any unpaid Class Interest
                                 Shortfalls remaining from prior Distribution
                                 Dates, in each case to the extent of
                                 Available Funds, if any, remaining after (i) payment of the Class Interest Distribution
                                 Amount and any unpaid Class Interest
                                 Shortfalls remaining from prior Distribution
                                 Dates for each other outstanding Class of Certificates, if any, having an earlier sequential Class designation, (ii) payment of the Pooled Principal Distribution Amount for such Distribution Date to each outstanding Class of Certificates having an earlier sequential Class designation and
                                 (iii) payment of the unreimbursed amount of Realized Losses, if any, up to an amount equal to the aggregate of such unreimbursed amount previously allocated to each other outstanding Class of Certificates having an earlier sequential Class designation.
                                 References herein to the sequential Class designation of such Classes of Certificates means such Classes in alphabetical order;
                                 provided, however, that the Class A-1, Class
                                 A-2 and Class A-EC Certificates will be
                                 treated pari passu (other than with respect to distributions of principal) and the Class
                                 L-1 and Class L-2 Certificates will be
                                 treated pari passu.

                                 The "Class Interest Distribution Amount" with respect to any Distribution Date and any Class of Regular Certificates (other than the Class L-1 Certificates) is equal to interest accrued during the related Interest Accrual Period at the applicable Pass-Through Rate for such Class and such Interest Accrual Period on the Certificate Balance or Notional Balance of such Class; provided that reductions of the Certificate Balance or Notional Balance of such Class as a result of distributions in respect of principal or the allocation of losses on the Distribution Date occurring in such Interest Accrual Period will be deemed to have been made as of the first day of such Interest Accrual Period. The Class Interest Distribution Amount of each Class will be reduced by its allocable sum of the amount of any Prepayment Interest Shortfalls not offset by Prepayment Interest Surplus, the Servicing Fee and, if the Master Servicer and the Special Servicer are the same person, the Special Servicing Fee with respect to such Distribution Date, all as provided herein. The Class L-1 Certificates are principal only certificates and have no Class Interest Distribution Amount.

                                 The Pooled Principal Distribution Amount for each Distribution Date will be distributed, first, to the Class A-1 Certificates, until the Certificate Balance thereof has been reduced to zero and thereafter, sequentially to each other Class of Regular Certificates (other than the Class A-EC and Class L-2 Certificates, neither of which has a Certificate Balance and neither of which is entitled to distributions in respect of principal) until its Certificate Balance is reduced to zero, in each case, to the extent of Available Funds remaining after (i) payment to each outstanding Class of Certificates having an earlier sequential Class designation of the Class Interest Distribution Amount, any unpaid Class Interest Shortfalls remaining from prior Distribution Dates and the Pooled Principal Distribution Amount for each such Class of Certificates and the unreimbursed amount of Realized Losses (together with interest thereon at the Pass-Through Rate for such Class) previously allocated to each such Class of Certificates and (ii) payment of the Class Interest Distribution Amount and any unpaid Class Interest Shortfalls remaining from prior Distribution Dates to such Class (or, with respect to the Class L-1 Certificates, to the Class L-2 Certificates) and to any other outstanding Class that is pari passu with such Class.

                                 The "Pooled Principal Distribution Amount" for any Distribution Date is equal to the sum (without duplication), for all Mortgage Loans, of (i) the principal component of all scheduled Monthly Payments (other than Balloon Payments) that become due (regardless of whether received) on the Mortgage Loans during the related Collection Period; (ii) the principal component of all Assumed Scheduled Payments, as applicable, deemed to become due (regardless of whether received) during the related Collection Period with respect to any Mortgage Loan that is delinquent in respect of its Balloon Payment; (iii) the Scheduled Principal Balance of each Mortgage Loan that was repurchased from the Trust Fund in connection with the breach of a representation or warranty or purchased from the Trust Fund pursuant to the Pooling and Servicing Agreement, in either case, during the related Collection Period; (iv) the portion of Unscheduled Payments allocable to principal of any Mortgage Loan that was liquidated during the related Collection Period; (v) the principal component of all Balloon Payments received during the related Collection Period; (vi) all other Principal Prepayments received in the related Collection Period; and (vii) any other full or partial recoveries in respect of principal, including Insurance Proceeds, Condemnation Proceeds, Liquidation Proceeds and Net REO Proceeds.

                                 Notwithstanding the foregoing, in the event that the Master Servicer's obligation to make a P&I Advance with respect to one or more Seriously Delinquent Loans is reduced as a result of Anticipated Losses (see "THE POOLING AND SERVICING AGREEMENT--Advances" herein), then on each Distribution Date the Class A-EC Certificates' Class Interest Distribution Amount that is payable pro rata with the Class A-1 and Class A-2 Certificates will be reduced by the Class A-EC Subordinated Advance Amount. See "DESCRIPTION OF THE
                                 CERTIFICATES--Distributions" herein for what constitutes a Class A-EC Subordinated Advance Amount. The Class A-EC Subordinated Advance Amount, plus any unpaid Class A-EC Subordinated Advance Amounts from prior Distribution Dates, will be paid prior to any distributions being made to the Residual Certificates.

                                 Additional Master Servicer or Special
                                 Servicer compensation, interest on Advances, extraordinary expenses of the Trust Fund and other similar items will create a shortfall in Available Funds, which generally will result in a Class Interest Shortfall for the most subordinate Class then outstanding.

                                 See "DESCRIPTION OF THE
                                 CERTIFICATES--Distributions" herein.

Advances ...............         Subject to the limitations described herein,
                                 the Master Servicer is required to make
                                 advances (each such amount, a "P&I Advance") in respect of delinquent Monthly Payments on the Mortgage Loans. The Master Servicer will not be required to advance the full amount of any Balloon Payment not made by the related borrower on its due date, but will advance an amount equal to the monthly payment (or portion thereof not received) deemed to be due on the Mortgage Loan after such default, calculated on the original amortization schedule of such Mortgage Loan with interest as described herein. Upon determination of the Anticipated Loss with respect to any Seriously Delinquent Loan, the amount of any P&I Advance required to be made with respect to such Seriously
                                 Delinquent Loan on any Distribution Date will be an amount equal to the product of
                                 (A) the amount of the P&I Advance that would be required to be made in respect of such Seriously Delinquent Loan without regard to the application of this sentence, multiplied by (B) a fraction, the numerator of which is equal to the Scheduled Principal Balance of such Seriously Delinquent Loan as of the immediately preceding Determination Date less the Anticipated Loss and the denominator of which is such Scheduled
                                 Principal Balance. See "THE POOLING AND
                                 SERVICING AGREEMENT--

                                 Advances" herein. If the Master Servicer fails to make a required P&I Advance, the Trustee, acting in accordance with the servicing standard, will be required to make such P&I Advance, and if the Trustee fails to make a required P&I Advance, the Fiscal Agent will be required to make such P&I Advance. See "THE POOLING AND SERVICING AGREEMENT--The Fiscal Agent" herein.

Subordination ..........         As a means of providing a certain amount of
                                 protection to the holders of the Senior
                                 Certificates (other than to the extent of any Class A-EC Subordinated Advance Amounts) against losses associated with delinquent and defaulted Mortgage Loans, the rights of the holders of the Subordinate Certificates to receive distributions of interest and principal, as applicable, will be subordinated to such rights of the holders of the Senior Certificates. Each other Class of Regular Certificates will likewise be protected by the subordination offered by the other Classes of Certificates that bear a later sequential Class designation. Class
                                 A-EC Subordinated Advance Amounts will not be distributed to the Class A-EC
                                 Certificates until all amounts owing on the Subordinate Certificates have been paid;
                                 such amounts will be paid prior to any
                                 distributions being made to the Residual
                                 Certificates. This subordination will be effected in two ways: (i) by the preferential right of the holders of a Class of Certificates to receive, on any Distribution Date, the amounts of both interest and principal, as applicable, distributable in respect of such
                                 Certificates on such Distribution Date prior to any distribution being made on such Distribution Date in respect of any Classes of Certificates subordinate thereto, and
                                 (ii) by the allocation of Realized Losses to the Certificates in reverse order of their sequential Class designations, provided that
                                 Realized Losses are allocated pro rata to the Class A-1 and Class A-2 Certificates in accordance with their respective Certificate
                                 Balances. In addition, each Class of Regular
                                 Certificates will have the benefit of
                                 subordination of the Residual Certificates to the extent of any distributions to which the Residual Certificates would otherwise be entitled. See "DESCRIPTION OF THE
                                 CERTIFICATES--Subordination" herein. No
                                 other form of credit enhancement is offered for the benefit of the holders of the Offered Certificates.

Early Termination ......         Any holder of the Class R-I Certificates
                                 representing more than a 50% Percentage
                                 Interest of the Class R-I Certificates, the
                                 Master Servicer and the Depositor will each have the option to purchase, at the purchase price specified herein, all of the Mortgage
                                 Loans, and all property acquired through exercise of remedies in respect of any Mortgage Loans, remaining in the Trust Fund, and thereby effect a termination of the Trust Fund and early retirement of the then outstanding Certificates, on any
                                 Distribution Date on which the aggregate
                                 Scheduled Principal Balance of the Mortgage
                                 Loans remaining in the Trust Fund is less than 10% of the Initial Pool Balance. See
                                 "DESCRIPTION OF THE CERTIFICATES--Early
                                 Termination" herein.

Auction Call Date ......         If the Trust Fund has not been terminated
                                 earlier as described under "DESCRIPTION OF
                                 THE CERTIFICATES--Early Termination" herein, the Trustee will on the Distribution Date occurring in March of each year from and including 2008 and on any date after the Distribution Date occurring in March 2008 on which the Trustee receives an unsolicited bona fide offer to purchase all (but not less than all) of the Mortgage Loans (each, an "Auction Valuation Date"), request that four independent financial advisory or investment banking or investment brokerage firms nationally recognized in the field of real estate analysis and reasonably acceptable to the Master Servicer provide the Trustee with an estimated value at which the Mortgage Loans and all other property acquired in respect of any

                                 Mortgage Loan in the Trust Fund could be sold pursuant to an auction. If the aggregate value of the Mortgage Loans and all other property acquired in respect of any Mortgage Loan, as determined by the average of the three highest such estimates, equals or exceeds the aggregate amount of the Certificate Balances of all Certificates outstanding on the Auction Valuation Date, plus unpaid interest thereon, the anticipated Auction Fees, unpaid servicing compensation, unreimbursed Advances
                                 (together with interest thereon at the
                                 Advance Rate) and unpaid Trust Fund
                                 expenses, the Trustee will auction the
                                 Mortgage Loans and such property and thereby effect a termination of the Trust Fund and early retirement of the then outstanding Certificates on or after the Distribution Date in June 2008. The Trustee will accept no bid lower than the Minimum Auction Price. See "DESCRIPTION OF THE
                                 CERTIFICATES--Auction" herein.

Certain Federal Income
 Tax Consequences ......         Elections will be made to treat the Trust
                                 REMICs, and the Trust REMICs will qualify, as two separate real estate mortgage investment conduits (each, "REMIC I" and "REMIC II") for federal income tax purposes.
                                 The Class A-1, Class A-2, Class A-EC, Class
                                 B, Class C, Class D, Class E, Class F, Class
                                 G, Class H, Class J, Class K, Class L-1 and
                                 Class L-2 Certificates (collectively, the
                                 "Regular Certificates") will represent
                                 "regular interests" in REMIC II and the
                                 Class R-II Certificates will be designated as the sole Class of "residual interest" in REMIC II. Certain uncertificated classes of interests will represent "regular interests" in REMIC I and the Class R-I Certificates will be designated as the sole Class of "residual interest" in REMIC I.

                                 Because they represent regular interests, the Regular Certificates generally will be treated as newly originated debt instruments for federal income tax purposes. Holders of the Regular Certificates will be required to include in income all interest on such Certificates in accordance with the accrual method of accounting, regardless of a Certificateholder's usual method of accounting. None of the Offered Certificates are expected to be treated for federal income tax reporting purposes as having been issued with original issue discount. For the purposes of determining the rate of accrual of market discount, original issue discount and premium for federal income tax purposes, it has been assumed that the Mortgage Loans will prepay at the rate of 0% CPR and that the Trust Fund will be terminated on the Distribution Date occurring in June 2008 pursuant to the auction termination procedure described herein. No representation is made as to whether the Mortgage Loans will prepay at that rate or any other rate or whether the Trust Fund will be terminated on such date. See "MATERIAL FEDERAL INCOME TAX
                                 CONSEQUENCES--Taxation of Regular
                                 Interests--Interest and Acquisition
                                 Discount" in the Prospectus.

                                 Certain Classes of the Offered Certificates may be treated for federal income tax purposes as having been issued at a premium. Whether any holder of such a Class of Certificates will be treated as holding a Certificate with amortizable bond premium will depend on such Certificateholder's purchase price. Holders of such Classes of Certificates should consult their own tax advisors regarding the possibility of making an election to amortize any such premium. See "MATERIAL FEDERAL INCOME TAX CONSEQUENCES--Taxation of Regular Interests" in the Prospectus.

                                 Offered Certificates held by a mutual
                                 savings bank or domestic building and loan association will represent interests in "qualifying real property loans" within the meaning of Section 593(d) of the Code. Offered Certificates held by a real estate investment trust will constitute "real estate assets" within the meaning of Section 856(c)(6)(B) of the Code, and income with respect to Offered Certificates will be considered "interest on obligations secured by mortgages on real property or on interests in property" within the meaning of
                                 Section 856(c)(3)(B) of the Code. Offered
                                 Certificates held by a domestic building and loan association will generally constitute "a regular or a residual interest in a REMIC" with the meaning of Section 7701(a)(19)(C)(xi) of the Code only in the proportion that the Mortgage Loans are secured by multifamily apartment buildings. See "MATERIAL FEDERAL INCOME TAX CONSEQUENCES--Taxation of the REMIC and its Holders" in the Prospectus.

                                 For further information regarding the
                                 federal income tax consequences of investing in the Offered Certificates, see "MATERIAL FEDERAL INCOME TAX CONSEQUENCES--Taxation of the REMIC" in the Prospectus and "MATERIAL FEDERAL INCOME TAX CONSEQUENCES" herein.

ERISA Considerations ...         The United States Department of Labor has
                                 issued to Prudential Securities Incorporated an individual prohibited transaction exemption, Prohibited Transaction Exemption
                                 90-32, which generally exempts from the
                                 application of certain of the prohibited transaction provisions of Section 406 of the Employee Retirement Income Security Act of
                                 1974, as amended ("ERISA"), and the excise taxes imposed by Sections 4975(a) and (b) of the Code and the civil penalties imposed by 502(i) of ERISA, transactions relating to the purchase, sale and holding of pass-through certificates such as the Class
                                 A-1 and Class A-2 Certificates by (a)
                                 employee benefit plans and certain other retirement arrangements, including individual retirement accounts and Keogh plans, which are subject to ERISA, the Code or a governmental plan subject to any Similar Law (all of which are hereinafter referred to as "Plans"), (b) collective investment funds in which such Plans are invested, (c) other persons acting on behalf of any such Plan or using the assets of any such Plan or any entity whose underlying assets include Plan assets by reason of a Plan's investment in the entity (within the meaning of Department of Labor Regulations
                                 Section 2510.3-101) and (d) insurance
                                 companies that are using assets of any
                                 insurance company separate account or
                                 general account in which the assets of such Plans are invested (or which are deemed pursuant to ERISA or any Similar Law to include assets of such Plans) and the servicing and operation of mortgage pools such as the Mortgage Pool, provided that certain conditions are satisfied. See "ERISA
                                 CONSIDERATIONS" herein.

                                 THE SUBORDINATE CERTIFICATES DO NOT MEET THE
                                 REQUIREMENTS OF THE FOREGOING EXEMPTION AND,
                                 ACCORDINGLY, THE SUBORDINATE CERTIFICATES
                                 MAY NOT BE PURCHASED BY OR TRANSFERRED TO,
                                 AND ADDITIONALLY THE CLASS A-EC CERTIFICATES
                                 ARE NOT BEING OFFERED TO, A PLAN OR PERSON
                                 ACTING ON BEHALF OF ANY PLAN OR USING THE
                                 ASSETS OF ANY SUCH PLAN, OTHER THAN AN
                                 INSURANCE COMPANY USING ASSETS OF ITS
                                 GENERAL ACCOUNT UNDER CIRCUMSTANCES IN WHICH
                                 SUCH PURCHASE OR TRANSFER AND SUBSEQUENT
                                 HOLDING OF SUCH CERTIFICATES WOULD NOT
                                 CONSTITUTE OR RESULT IN A PROHIBITED
                                 TRANSACTION. THE RESIDUAL CERTIFICATES MAY
                                 NOT BE PURCHASED BY OR TRANSFERRED TO A
                                 PLAN.

 Ratings ...............         It is a condition to the initial issuance of
                                 the Certificates that the Certificates have the following ratings:

   CLASS       FITCH       MOODY'S
---------  -----------  -----------
    A-1         AAA          Aaa
    A-2         AAA          Aaa
   A-EC         AAA          Aaa
     B          AA           Aa2
     C           A           A2
     D          BBB         Baa2
     E         BBB-        unrated
     F          BB+        unrated
     G          BB         unrated
     H          BB-        unrated
     J           B         unrated
     K          B-         unrated
    L-1       unrated      unrated
    L-2       unrated      unrated
    R-I       unrated      unrated
   R-II       unrated      unrated


                                 A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization.

                                 The Rating Agencies' ratings on mortgage pass-through certificates address the likelihood of the timely receipt by holders thereof of all payments of interest to which they are entitled and ultimate receipt of all payments of principal by the Rated Final Distribution Date. The Rating Agencies' ratings take into consideration the credit quality of the mortgage pool, structural and legal aspects associated with the Certificates, and the extent to which the payment stream in the mortgage pool is adequate to make payments required under the Certificates. Ratings on mortgage pass-through certificates do not, however, represent an assessment of the likelihood, timing or frequency of principal prepayments by borrowers or the degree to which such prepayments (both voluntary and involuntary) might differ from those originally anticipated. The security ratings do not address the possibility that
                                 Certificateholders might suffer a lower than anticipated yield. In addition, ratings on mortgage pass-through certificates do not address the likelihood of receipt of Prepayment Premiums or the timing of the receipt thereof or the likelihood of collection by the Master Servicer of Default Interest. In general, the ratings thus address credit risk and not prepayment risk. As described herein, the amounts payable with respect to the Class A-EC Certificates consist only of interest. If the entire pool of Mortgage Loans were to prepay in the initial month, with the result that the Class A-EC Certificateholders receive only a single month's interest and thus suffer a nearly complete loss of their investment, all amounts "due" to such holders will nevertheless have been paid, and such result is consistent with the "AAA" and "Aaa" ratings received on the Class A-EC Certificates. The Class A-EC Notional Balance upon which interest is calculated is reduced by the allocation of Realized Losses, scheduled payments on the Mortgage Loans and prepayments, whether voluntary or involuntary. Class A-EC Subordinated Advance Amounts, if any, will be subordinated to the Subordinate Certificates and it is highly unlikely that any such amounts will actually be received by the holders of the Class A-EC Certificates. THE RATINGS FOR THE CLASS A-EC CERTIFI-

                                 CATES DO NOT ADDRESS THE LIKELIHOOD OF THE
                                 TIMING OR RECEIPT OF ANY CLASS A-EC
                                 SUBORDINATED ADVANCE AMOUNTS. The rating does not address the timing or magnitude of reductions of the Class A-EC Notional Balance, but only the obligation to pay interest timely on the Class A-EC Notional Balance as so reduced from time to time. Accordingly, the ratings of the Class A-EC Certificates should be evaluated independently from similar ratings on other types of securities. See "RISK FACTORS" and "RATINGS" herein.

Legal Investment .......         The Certificates will not constitute
                                 "mortgage related securities" within the meaning of the Secondary Mortgage Market
                                 Enhancement Act of 1984. The appropriate characterization of the Certificates under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase the
                                 Certificates, may be subject to significant interpretative uncertainties. Accordingly, investors should consult their own legal advisors to determine whether and to what extent the Certificates constitute legal investments for them. See "LEGAL INVESTMENT" herein and in the Prospectus.

                                 RISK FACTORS

   Prospective holders of Certificates should consider, among other things, the factors listed below and in the Prospectus under "RISK FACTORS" in connection with the purchase of the Certificates.

INVESTMENT IN COMMERCIAL AND MULTIFAMILY MORTGAGE LOANS

   Commercial and Multifamily Lending Generally. Commercial and multifamily lending generally is viewed as exposing a lender to risks which are different than many of the risks faced in connection with other types of lending, such as consumer lending. Commercial and multifamily lending generally involves larger loans, thereby providing lenders with less diversification of risk and the potential for greater losses resulting from the delinquency and/or default of individual loans. Many of the Mortgage Loans are non-recourse obligations of the related borrowers, the repayment of which is often solely dependent upon the successful operation of the related Mortgaged Properties. Commercial and multifamily property values and net operating income are subject to volatility. Many of the Mortgage Loans are also Balloon Loans, which may pose additional risks associated with both the value of the related Mortgaged Property and the borrower's ability to obtain financing as of the maturity of the related Mortgage Loan. A borrower's ability to repay its loan may be impaired if future operating results are not comparable to historical operating results. This may occur for a variety of reasons, including an increase in vacancy rates, a decline in rental rates, an increase in operating expenses and/or an increase in necessary capital expenditures. The income from and market value of a Mortgaged Property may also be adversely affected by such factors as changes in the general economic climate, the existence of an oversupply of comparable space or a reduction in demand for real estate in the area, the attractiveness of the property to tenants and guests and perceptions regarding such property's safety, convenience and services. Real estate values and income are also affected by such factors as government regulations and changes in real estate, zoning or tax laws, the willingness and ability of a property owner to provide capable management, changes in interest rate levels, the availability of financing and potential liability under environmental and other laws.

   a. Aging and Deterioration of Commercial and Multifamily Properties. The age, construction quality and design of a particular Mortgaged Property may affect the occupancy level as well as the rents that may be charged for individual leases or, in the case of any Hotel Properties, the amounts that customers may be charged for the occupancy thereof. The effects of poor construction quality are likely to require the borrower to spend increasing amounts of money over time for maintenance and capital improvements. Even Mortgaged Properties that were well constructed and have been well maintained will require ongoing capital improvements in order for such Mortgaged Properties to remain competitive in the market and retain tenants and other occupants.

   b. Leases. Repayment of the Mortgage Loans may be affected by the expiration or termination of occupancy leases and the ability of the related borrowers to renew such leases with the existing occupants or to relet the space on economically favorable terms to new occupants, or the existence of a market which requires a reduced rental rate, substantial tenant improvements or expenditures or other concessions to a tenant in connection with a lease renewal. No assurance can be given that leases that expire can be renewed, that the space covered by leases that expire or are terminated can be leased in a timely manner at comparable rents or on comparable terms or that the borrower will have the cash or be able to obtain the financing to fund any required tenant improvements. Income from and the market value of the Mortgaged Properties would be adversely affected if vacant space in the Mortgaged Properties could not be leased for a significant period of time, if tenants were unable to meet their lease obligations or if, for any other reason, rental payments could not be collected. Upon the occurrence of an event of default by a tenant, delays and costs in enforcing the lessor's rights could occur. If a significant portion of a Mortgaged Property is leased to a single tenant, the consequences of the failure of the borrower to relet such portion of such Mortgaged Property in the event that such tenant vacates the space leased to it (either as a result of the expiration of the term of the lease or a default by the tenant) or a failure of such tenant to perform its obligations under the related lease, will be more pronounced than if such Mortgaged Property were leased to a greater number of tenants. See "--Tenant Matters" herein. Certain tenants at the Mortgaged Properties may be entitled to terminate their leases or reduce their rents based upon negotiated lease provisions, e.g., if an anchor tenant ceases operations at the related Mortgaged Property. In such cases, there can be no assurance that the operation of such provisions will not allow such a termination or rent reduction. A tenant's lease may also be terminated or otherwise affected if such tenant becomes the subject of a bankruptcy proceeding.

   c. Competition. Other multifamily and commercial properties located in the areas of the Mortgaged Properties compete with the Mortgaged Properties of similar types to attract customers, tenants and other occupants. Such properties generally compete on the basis of rental rates, location, condition and features of the property. If any oversupply of available space exists in a particular market (either as a result of the building of new construction or a decrease in the number of customers, tenants or other occupants due to a decline in economic activity in the area), the rental rates for the Mortgaged Properties may be adversely affected. Commercial or multifamily properties may also face competition from other types of property as such properties are converted to competitive uses in the future. Such conversions may occur based upon future trends in the use of property by tenants and occupants, e.g., the establishment of more home based offices and businesses and the conversion of warehouse space for multifamily use. Increased competition could adversely affect income from and the market value of the Mortgaged Properties.

   d. Quality of Management. The successful operation of the Mortgaged Properties is also dependent on the performance of the respective property managers of the Mortgaged Properties. Such property managers are responsible for responding to changes in the local market, planning and implementing the rental rate structure, including establishing levels of rent payments, and advising the related borrower so that maintenance and capital improvements can be carried out in a timely fashion.

   Risks Particular to Mini Warehouse Facilities. Tenant privacy, anonymity and unsupervised access may heighten environmental risks to a lender making a loan secured by a Mini Warehouse Property. The environmental site assessments discussed herein did not include an inspection of the contents of the self-storage units included in the Mini Warehouse Properties and there is no assurance that all of the units included in the Mini Warehouse Properties are free from hazardous substances or other pollutants or contaminants or will remain so in the future. See "--Environmental Risks" below. Due to the short term nature of Mini Warehouse leases, Mini Warehouse Properties also may be subject to more volatility in terms of supply and demand than loans secured by other types of properties. Additionally, because of the construction utilized in connection with certain mini warehouse facilities, it might be difficult or costly to convert such a facility to an alternative use. Thus, the liquidation value of such Mini Warehouse Properties may be substantially less than would be the case if the same were readily adaptable to other uses.

   Risks Particular to Hotel Properties. The Mortgage Pool contains one Mortgage Loan which is secured by a Mortgage encumbering a Hotel Property. Hotel Properties are subject to operating risks common to the hotel industry. These risks include, among other things, a high level of continuing capital expenditures to keep necessary furniture, fixtures and equipment updated, competition from other hotels, increases in operating costs (which increases may not necessarily in the future be offset by increased room rates), dependence on business and commercial travelers and tourism, increases in energy costs and other expenses of travel and adverse effects of general and local economic conditions. These factors could adversely affect the related borrower's ability to make payments on any Mortgage Loan secured by a Hotel Property. Since limited service hotels are relatively quick and inexpensive to construct and may quickly reflect a positive value, an over-building of such hotels could occur in any given region, which would likely adversely affect occupancy and daily room rates. Additionally, the revenues of certain hotels, particularly those located in regions whose economies depend upon tourism, may be highly seasonal in nature.

   The Hotel Property may present additional risks as compared to the other property types in that: (i) hotels are typically operated pursuant to franchise, management and operating agreements that may be terminable by the franchisor, the manager or the operator; (ii) the transferability of a hotel's operating, liquor and other licenses to the entity acquiring such hotel either through purchase or foreclosure is subject to the vagaries of local law requirements; (iii) the potential difficulty of terminating an ineffective operator of a Hotel Property subsequent to a foreclosure of such Hotel Property; and (iv) future occupancy rates may be adversely affected by, among other factors, any negative perception of such Hotel Property based upon its historical reputation.

   Although the Hotel Property's Holiday Inn franchise expires in December of 1996, the Hotel Property is expected to convert to a Radisson franchise thereafter. The continuation of franchises is typically subject to specified operating standards and other terms and conditions. The franchisor periodically inspects its licensed properties to confirm adherence to its operating standards. The failure of the Hotel Property to maintain such standards or adhere to such other terms and conditions could result in the loss or cancellation of the franchise license. It is possible that the franchisor could condition the continuation of a franchise license on the completion of capital improvements or the making of certain capital expenditures that the related borrower determines are too expensive or are otherwise unwarranted in light of general economic conditions or the operating results or prospects of the affected hotels. In that event, the related borrower may elect to allow the franchise license to lapse. In any case, if the franchise is terminated, the related borrower may seek to obtain a suitable replacement franchise or to operate such Hotel Property independently of a franchise license. The loss of a franchise license could have a material adverse effect upon the operations or the underlying value of the hotel covered by the franchise because of the loss of associated name recognition, marketing support and centralized reservation systems provided by the franchisor.

    Risks Particular to Congregate Care Facilities. Loans secured by liens on properties of this type pose additional risks not associated with loans secured by liens on other types of income-producing real estate. While congregate care facilities are not typically subject to extensive licensing requirements, it is possible that such facilities may be subject to increased governmental regulation and supervision given the growing number of senior citizens in the general population. Additionally, the operator of a congregate care facility may face increased operational expenses in providing tenants with the varied array of personal services required for such facility to compete with other similar facilities. Some of such competing facilities may offer services not offered by such operators or may be owned by non-profit organizations or government agencies supported by endowments, charitable contributions, tax revenues and other sources not available to such operators.

   Risks Particular to Mobile Home Parks. Mortgage lenders whose loans are secured by mortgages encumbering Mobile Home Park Properties may be subject to additional risks not faced by lenders whose loans are secured by other types of income producing properties. Since the borrower often does not own the mobile homes located upon the related Mortgaged Property, the borrower (and the lender subsequent to any foreclosure) may face additional costs and delays in obtaining evictions of tenants and the removal of mobile homes upon a default or abandonment by a tenant.

   Risks Particular to Industrial Properties. Mortgage Loans secured by an Industrial Property or an Industrial/Warehouse Property may be adversely affected by reduced demand for industrial space occasioned by a decline in a particular industry segment. Furthermore, an Industrial Property or an Industrial/Warehouse Property that suited the particular needs of a tenant may be difficult to lease to a future tenant or may become functionally obsolete relative to newer properties. Given the inherent nature of the operations which are typically conducted upon Industrial Properties and Industrial/Warehouse Properties, a lender secured by a lien over such properties may be subject to increased environmental risks.

   No Guaranty. No Mortgage Loan is insured or guarantied by the United States of America, any governmental agency or instrumentality, any private mortgage insurer or by the Depositor, the Mortgage Loan Sellers, Midland, the Master Servicer, the Special Servicer, the Trustee, the Fiscal Agent, the Underwriters or any of their respective affiliates. However, as more fully described under "DESCRIPTION OF THE MORTGAGE POOL--General" and "--Representations and Warranties; Repurchase" herein, MCFC, Midland, GACC and BCMC will be obligated to repurchase a Mortgage Loan if (i) there is a defect with respect to the documents relating to such Mortgage Loan or (ii) certain of their respective representations or warranties concerning such Mortgage Loan are breached and such defect or breach materially and adversely affects the interests of the Certificateholders and such defect or breach is not cured as required. There can be no assurance that MCFC, Midland, GACC or BCMC will be in a financial position to effect such repurchase. See "MIDLAND LOAN SERVICES, L.P.," "MORTGAGE LOAN SELLERS" and "BOSTON CAPITAL MORTGAGE COMPANY, LIMITED PARTNERSHIP" herein.

   Limited Recourse. The majority of the Mortgage Loans are non-recourse loans wherein recourse generally may be had only against the specific Mortgaged Property securing such Mortgage Loan and such limited other assets as have been pledged to secure such Mortgage Loan, and not against the borrower's other assets. Consequently, the payment of each non-recourse Mortgage Loan is primarily dependent upon the sufficiency of the net operating income from the related Mortgaged Property and, at maturity, upon the market value of such Mortgaged Property. See "DESCRIPTION OF THE MORTGAGE POOL--General" herein.

   Concentration of Mortgage Loans and Borrowers. In general, a mortgage pool with a significant portion of its loans having larger average balances and a smaller number of loans may be subject to losses that are more severe than other pools having the same or similar aggregate principal balance and composed of smaller average loan balances and a greater number of loans. In all cases, each Investor should carefully consider all aspects of any loans representing a significant percentage of the outstanding principal balance of a mortgage pool in order to ensure that such loans are not subject to risks unacceptable to such Investor. Additionally, a mortgage pool with a high concentration of Mortgage Loans to the same borrower or related borrowers is subject to the potential risk that a borrower undergoing financial difficulties might divert its resources or undertake remedial actions (such as a bankruptcy) in order to alleviate such difficulties, to the detriment of the Mortgaged Properties. See "DESCRIPTION OF THE MORTGAGE POOL--Certain Characteristics of the Mortgage Pool--Concentration of Mortgage Loans and Borrowers" herein.

   Tax Considerations Related to Foreclosure. REMIC I might become subject to federal (and possibly state or local) tax, at the highest marginal corporate rate (currently 35%), on certain of its net income from the operation and management of a Mortgaged Property subsequent to the Trust Fund's acquisition of a Mortgaged Property pursuant to a foreclosure or deed-in-lieu of foreclosure, thereby reducing net proceeds available for distribution to Certificateholders. Such taxable net income does not include qualifying "rents from real property," or any rental income based on the net profits of a tenant or sub-tenant or allocable to a service that is customary in the area and for the type of property involved. See "MATERIAL FEDERAL INCOME TAX CONSEQUENCES--Taxation of Regular Interests," "--Taxation of the REMIC" and "--Taxation of Holders of Residual Certificates" in the Prospectus.

   Future Changes in the Composition of the Mortgage Pool. As principal payments are made on the Mortgage Loans at different rates based upon the varied amortization schedules and maturities of the Mortgage Loans, or if prepayments are made on the Mortgage Loans, the Mortgage Pool may be subject to more concentrated risk with respect to the reduction in both the diversity of types of Mortgaged Properties and the number of borrowers. Because principal on the Certificates is payable in sequential order, and no Class receives principal until the Certificate Balance of the preceding sequential Class or Classes has been reduced to zero, Classes that have a later sequential designation are more likely to be exposed to such risk of concentration than Classes with an earlier sequential priority.

   Geographic Concentration. Repayments by borrowers and the market values of the Mortgaged Properties could be affected by economic conditions generally or in the regions where the borrowers and the Mortgaged Properties are located, conditions in the real estate markets where the Mortgaged Properties are located, changes in governmental rules and fiscal policies, natural disasters (which may result in uninsured losses) and other factors that are beyond the control of the borrowers. The economy of any state or region in which a Mortgaged Property is located may be adversely affected to a greater degree than that of other areas of the country by certain developments affecting industries concentrated in such state or region. Moreover, in recent periods, several regions of the United States have experienced significant downturns in the market value of real estate. To the extent that general economic or other relevant conditions in states or regions in which Mortgaged Properties securing significant portions of the aggregate principal balance of the Mortgage Loans are located decline and result in a decrease in commercial property, housing or consumer demand in the region, the income from and market value of the Mortgaged Properties may be adversely affected. See "DESCRIPTION OF THE MORTGAGE POOL--Certain Characteristics of the Mortgage Pool--Geographic Concentration" herein.

   Environmental Risks. If an adverse environmental condition exists with respect to a Mortgaged Property, the Trust Fund may be subject to the following risks: (i) a diminution in the value of a Mortgaged Property or the inability to foreclose against such Mortgaged Property; (ii) the inability to lease such Mortgaged Property to potential tenants; (iii) the potential that the related borrower may default on a Mortgage Loan due to such borrower's inability to pay high remediation costs or difficulty in bringing its operations into compliance with environmental laws; or (iv) in certain circumstances as more fully described below, liability for clean-up costs or other remedial actions, which liability could exceed the value of such Mortgaged Property. Additionally, the environmental condition of a Mortgaged Property may be affected by the operations of tenants and occupants thereof, and current and future environmental laws, ordinances or regulations, may impose additional compliance obligations on business operations that can be met only by significant capital expenditures.

   Under certain federal and state laws, the reimbursement of remedial costs incurred by state and federal regulatory agencies to correct environmental conditions are secured by a statutory lien over the subject property, which lien, in some instances, may be prior to the lien of an existing mortgage. Any such lien arising with respect to a Mortgaged Property would adversely affect the value of such Mortgaged Property and could make impracticable the foreclosure by the Special Servicer on such Mortgaged Property in the event of a default by the related borrower.

   Under various federal, state and local laws, ordinances and regulations, a current or previous owner or operator of real property, as well as certain other categories of parties, may be liable for the costs of removal or remediation of hazardous or toxic substances on, under, adjacent to or in such property. The cost of any required remediation and the owner's liability therefor as to any property is generally not limited under applicable federal, state or local laws, and could exceed the value of the property and/or the aggregate assets of the owner. Under some environmental laws, a secured lender (such as the Trust Fund) may be deemed an "owner" or "operator" of the related Mortgaged Property if the lender is deemed to have participated in the management of the borrower, regardless of whether the borrower actually caused the environmental damage. In such cases, a secured lender may be liable for the costs of any required removal or remediation of hazardous substances. The Trust Fund's potential exposure to liability for cleanup costs will increase if the Trust Fund actually takes possession of a Mortgaged Property or control of its day-to-day operations; such potential exposure to environmental liability may also increase if a court grants a petition to appoint a receiver to operate the Mortgaged Property in order to protect the Trust Fund's collateral. See "CERTAIN LEGAL ASPECTS OF THE MORTGAGE LOANS--Environmental Risks" in the Prospectus and "DESCRIPTION OF THE MORTGAGE POOL--Certain Characteristics of the Mortgage Pool--Environmental Risks" herein.

    The Pooling and Servicing Agreement requires that the Special Servicer obtain an environmental site assessment of a Mortgaged Property prior to acquiring title thereto on behalf of the Trust Fund or assuming its operation. Such requirement may effectively preclude enforcement of the security for the related Note until a satisfactory environmental site assessment is obtained (or until any required remedial action is thereafter taken), but will decrease the likelihood that the Trust Fund will become liable under any environmental law. However, there can be no assurance that such environmental site assessment will reveal the existence of conditions or circumstances that would result in the Trust Fund becoming liable under any environmental law, or that the requirements of the Pooling and Servicing Agreement will effectively insulate the Trust Fund from potential liability under environmental laws. See "THE POOLING AND SERVICING AGREEMENT--Realization Upon Mortgage Loans--Standards for Conduct Generally in Effecting Foreclosure or the Sale of Defaulted Loans" herein and "CERTAIN LEGAL ASPECTS OF THE MORTGAGE LOANS--Environmental Risks" in the Prospectus.

   Other Financing. In general, the borrowers are prohibited from encumbering the related Mortgaged Property with additional secured debt or the mortgagee's approval is required for such an encumbrance. However, a violation of such prohibition may not become evident until the related Mortgage Loan otherwise defaults. In cases in which one or more subordinate liens are imposed on a Mortgaged Property or the borrower incurs other indebtedness, the Trust Fund is subject to additional risks, including, without limitation, the risks that the necessary maintenance of the Mortgaged Property could be deferred to allow the borrower to pay the required debt service on the subordinate financing and that the value of the Mortgaged Property may fall as a result, and that the borrower may have a greater incentive to repay the subordinate or unsecured indebtedness first and that it may be more difficult for the borrower to refinance the Mortgage Loan or to sell the Mortgaged Property for purposes of making any Balloon Payment upon the maturity of the Mortgage Loan. See "CERTAIN LEGAL ASPECTS OF THE MORTGAGE LOANS--Secondary Financing; Due-on-Encumbrance Provisions" in the Prospectus and "DESCRIPTION OF THE MORTGAGE POOL--Certain Characteristics of the Mortgage Pool--Other Financing" herein.

   Bankruptcy of Borrowers. The borrowers may be either individuals or legal entities. Most of the borrowers which are legal entities are not bankruptcy-remote entities. The borrowers that are not bankruptcy-remote entities may be more likely to become insolvent or the subject of a voluntary or involuntary bankruptcy proceeding because such borrowers may be (a) operating entities with businesses distinct from the operation of the property with the associated liabilities and risks of operating an ongoing business and (b) individuals who may have personal liabilities unrelated to the property. However, any borrower, even a bankruptcy-remote entity, as owner of real estate will be subject to certain potential liabilities and risks as such an owner. No assurance can be given that a borrower will not file for bankruptcy protection or that creditors of a borrower or a corporate or individual general partner or member will not initiate a bankruptcy or similar proceeding against such borrower or corporate or individual general partner or member. See "CERTAIN LEGAL ASPECTS OF THE MORTGAGE LOANS--Foreclosure--Bankruptcy Laws" in the Prospectus.

   Limitations of Appraisals and Engineering Reports. In general, appraisals represent the analysis and opinion of qualified experts and are not guaranties of present or future value. Moreover, appraisals seek to establish the amount a willing buyer would pay a willing seller. Such amount could be significantly higher than the amount obtained from the sale of a Mortgaged Property under a distress or liquidation sale. Information regarding the values of the Mortgaged Properties as of the Cut-off Date is presented under "DESCRIPTION OF THE MORTGAGE POOL--Certain Characteristics of the Mortgage Pool" herein for illustrative purposes only. The architectural and engineering reports represent the analysis of the individual engineers or site inspectors at or before the origination of the respective Mortgage Loans, have not been updated since they were originally conducted and may not have revealed all necessary or desirable repairs, maintenance or capital improvement items.

   Zoning Compliance. The Mortgaged Properties are typically subject to applicable building and zoning ordinances and codes ("Zoning Laws") affecting the construction and use of real property. Since the Zoning Laws applicable to a Mortgaged Property (including, without limitation, density, use, parking and set back requirements) are generally subject to change by the applicable regulatory authority at any time, certain of the improvements upon the Mortgaged Properties may not comply fully with all applicable current and future Zoning Laws. Such changes may limit the ability of the related borrower to rehabilitate, renovate and update the premises, and to rebuild or utilize the premises "as is" in the event of a substantial casualty loss with respect thereto.

   Costs of Compliance with Applicable Laws and Regulations. A borrower may be required to incur costs to comply with, various existing and future federal, state or local laws and regulations applicable to the related Mortgaged Property, e.g.

Zoning Laws and the Americans with Disabilities Act of 1990. See "CERTAIN LEGAL ASPECTS OF THE MORTGAGE LOANS--Americans With Disabilities Act" in the Prospectus. The expenditure of such costs, or the imposition of injunctive relief, penalties or fines in connection with the borrower's noncompliance could negatively impact the borrower's cash flow, and consequently, its ability to pay its Mortgage Loan.

   Limitations on Enforceability of Cross-Collateralization. Arrangements whereby certain of the Mortgage Loans (the "Cross-Collateralized Loans") are cross-collateralized and cross-defaulted with one or more related Cross-Collateralized Loans could be challenged as fraudulent conveyances by creditors of any of the related borrowers or by the representative of the bankruptcy estate of such borrowers if one or more of such borrowers were to become a debtor in a bankruptcy case. Generally, under federal and most state fraudulent conveyance statutes, the incurring of an obligation or the transfer of property (including the granting of a mortgage lien) by a person will be subject to avoidance under certain circumstances if the person did not receive fair consideration or reasonably equivalent value in exchange for such obligation or transfer and (i) was insolvent or was rendered insolvent by such obligation or transfer, (ii) was engaged in a business or a transaction, or was about to engage in a business or a transaction, for which properties remaining with the person constitute an unreasonably small capital or (iii) intended to incur, or believed that it would incur, debts that would be beyond the person's ability to pay as such debts matured. Accordingly, a lien granted by any such borrower could be avoided if a court were to determine that (x) such borrower was insolvent at the time of granting the lien, was rendered insolvent by the granting of the lien, was left with inadequate capital or was not able to pay its debts as they matured and (y) the borrower did not, when it allowed its Mortgaged Property to be encumbered by the liens securing the indebtedness represented by the other Cross-Collateralized Loans, receive fair consideration or reasonably equivalent value for pledging such Mortgaged Property for the equal benefit of the other related borrowers. No assurance can be given that a lien granted by a borrower on a Cross-Collateralized Loan to secure the Mortgage Loan of an affiliated borrower, or any payment thereon, would not be avoided as a fraudulent conveyance. See "DESCRIPTION OF THE MORTGAGE POOL--Certain Characteristics of the Mortgage Pool--Limitations on Enforceability of Cross-Collateralization" herein for more information regarding the Cross-Collateralized Loans.

   Tenant Matters. Certain of the Mortgaged Properties are leased wholly or in large part to a single tenant or are wholly or in large part owner-occupied (each such tenant or owner-occupier, a "Major Tenant"). Any default by a Major Tenant could adversely affect the related borrower's ability to make payments on the related Mortgage Loan. There can be no assurance that any Major Tenant will continue to perform its obligations under its lease (or, in the case of an owner-occupied Mortgaged Property, under the related Mortgage Loan documents). See "DESCRIPTION OF THE MORTGAGE POOL--Certain Characteristics of the Mortgage Pool--Tenant Matters" and "Annex A" herein.

   Ground Leases. Mortgage Loans secured by a Mortgage encumbering a leasehold interest are subject to certain risks not applicable to a Mortgage over a fee interest. The most serious of such risks is the potential for the total loss of the security for the related Mortgage Loan upon the termination or expiration of the ground lease creating the mortgaged leasehold interest. See "CERTAIN LEGAL ASPECTS OF THE MORTGAGE LOANS--Foreclosure--Leasehold Risks" in the Prospectus and "DESCRIPTION OF THE MORTGAGE POOL--Security for the Mortgage Loans--Ground Leases" herein.

   Risks Associated with Low Income Housing Tax Credits. Certain of the Mortgaged Properties may be eligible to receive low income housing tax credits ("Tax Credits") pursuant to the requirements of Section 42 of the Internal Revenue Code of 1986, as amended (the "Code"). The rent limitations imposed on such Mortgaged Properties pursuant to the Code may adversely affect the ability of the applicable borrowers to increase rents to maintain such Mortgaged Properties in proper condition during periods of rapid inflation or declining market value of such Mortgaged Properties. In addition, the income restrictions on tenants imposed by Section 42 of the Code may reduce the number of eligible tenants in such Mortgaged Properties and result in a reduction in occupancy rates applicable thereto. In the event a Mortgaged Property eligible for Tax Credits (a "Tax Credit Project") does not maintain compliance with the Tax Credit restrictions on tenant income or rental rates, the owners of the Tax Credit Project may lose the Tax Credits related to the period of the noncompliance and face the recapture of the "accelerated portions" of any Tax Credit previously taken, plus interest. Recapture does not occur if noncompliance is corrected within a "reasonable period," as determined under the Code. In the event of a foreclosure upon a Tax Credit Project during the period when tax credits are applicable (the "Tax Credit Period"), the subsequent owner will be required to ensure continued compliance with the requirements of Section 42 of the Code, or the remaining Tax Credits will be no longer be available. See "DESCRIPTION OF THE MORTGAGE POOL--The Tax Credit Loans."

   Litigation. From time to time, there may be legal proceedings pending or threatened against the borrowers and their affiliates relating to the business of, or arising out of the ordinary course of business of, the borrowers and their affiliates. There can be no assurance that any such litigation will not have a material adverse effect on any borrower's ability to meet its obligations under the related Mortgage Loan and, thus, on the distributions to Certificateholders.

    Condemnations. From time to time, there may be Condemnations pending or threatened against one or more of the Mortgaged Properties. There can be no assurance that the proceeds payable in connection with a total Condemnation will be sufficient to restore the related Mortgaged Property or to satisfy the remaining indebtedness of the related Mortgage Loan. The occurrence of a partial Condemnation may have a material adverse effect on the continued use of the affected Mortgaged Property, or on any borrower's ability to meet its obligations under the related Mortgage Loan. Therefore, no assurance can be made that the occurrence of any Condemnation will not have a negative impact upon the distributions to Certificateholders.

REPURCHASE OF MORTGAGE LOANS

   As more fully described under "DESCRIPTION OF THE MORTGAGE POOL--General" and "--Representations and Warranties; Repurchase" herein, MCFC and Midland will be obligated to repurchase a Midland Mortgage Loan, GACC will be obligated to repurchase a GACC Mortgage Loan and MCFC and BCMC will be obligated to repurchase a BCMC Mortgage Loan if (i) there is a defect with respect to the documents relating to such Mortgage Loan or (ii) certain of its representations or warranties concerning such Mortgage Loan in the MCFC Mortgage Loan Purchase Agreement, the GACC Mortgage Loan Purchase Agreement, the BCMC Mortgage Loan Purchase Agreement or the MCFC/BCMC Mortgage Loan Purchase Agreement, respectively, are breached, if such defect or breach materially and adversely affects the interests of the Certificateholders and such defect or breach is not cured as required. However, there can be no assurance that either MCFC, Midland, GACC or BCMC, as applicable, will be in a financial position to effect such repurchase. See "MIDLAND LOAN SERVICES, L.P.," "MORTGAGE LOAN SELLERS" and "BOSTON CAPITAL MORTGAGE COMPANY, LIMITED PARTNERSHIP" herein. MCFC, Midland, GACC and BCMC generally will have the right to require the entity from which they respectively acquired a Mortgage Loan to repurchase such Mortgage Loan if a representation or warranty in the agreement pursuant to which MCFC, Midland, GACC or BCMC, as applicable, acquired such Mortgage Loan is also breached. The ability of Midland to perform its obligations as Master Servicer and Special Servicer under the Pooling and Servicing Agreement may be jeopardized if it incurs significant liabilities for the repurchase of Mortgage Loans as to which there has been a breach of a representation or warranty.

PREPAYMENT AND YIELD CONSIDERATIONS

   Effect of Borrower Defaults and Delinquencies. The aggregate amount of distributions on the Regular Certificates, the yield to maturity of the Regular Certificates, the rate of principal payments on the Regular Certificates and the weighted average life of the Regular Certificates will be affected by the rate and the timing of delinquencies, defaults, losses or other shortfalls experienced on the Mortgage Loans. If a purchaser of a Regular Certificate of any Class calculates its anticipated yield based on an assumed default rate and amount of losses on the Mortgage Loans that is lower than the default rate and amount of losses actually experienced and such additional losses are allocable to such Class of Certificates or, with respect to the Class A-EC or Class L-2 Certificates, such losses result in a reduction of the Class A-EC Notional Balance or the Class L-2 Notional Balance, respectively, such purchaser's actual yield to maturity will be lower than the anticipated yield calculated and could, under certain extreme scenarios, be negative. The timing of any loss on a liquidated Mortgage Loan will also affect the actual yield to maturity of the Regular Certificates to which a portion of such loss is allocable, even if the rate of defaults and severity of losses are consistent with an investor's expectations. In general, the earlier a loss borne by an investor occurs, the greater will be the effect on such investor's yield to maturity.

   Most of the Mortgage Loans are Balloon Loans, which involve a greater risk of default than self-amortizing loans because the ability of a borrower to make a Balloon Payment typically will depend upon its ability either to refinance the related Mortgaged Property or to sell such Mortgaged Property at a price sufficient to permit the borrower to make the Balloon Payment. The ability of a borrower to accomplish either of these goals will be affected by a number of factors at the time of attempted sale or refinancing, including the level of available mortgage rates, the fair market value of the related Mortgaged Property, the borrower's equity in the related Mortgaged Property, the financial condition of the borrower and the operating history of the related Mortgaged Property, tax laws, prevailing economic conditions and the availability of credit for multifamily or commercial properties (as the case may be) generally. See "YIELD AND MATURITY CONSIDERATIONS--Yield Considerations--Balloon Payments" herein.

   Regardless of whether losses ultimately result, prior to the liquidation of any defaulted Mortgage Loan, delinquencies on the Mortgage Loans may significantly delay the receipt of payments by the holder of a Regular Certificate to the extent that Advances or the subordination of another Class of Certificates does not fully offset the effects of any delinquency or default. The Available Funds generally consist of, as more fully described herein, principal and interest on the Mortgage

Loans actually collected or advanced. The Master Servicer's, the Trustee's or the Fiscal Agent's obligation, as applicable, to make Advances is limited to the extent described under "THE POOLING AND SERVICING AGREEMENT--Advances" herein. In particular, upon determination of the Anticipated Loss with respect to any Seriously Delinquent Loan, the amount of any P&I Advance required to be made with respect to such Seriously Delinquent Loan on any Distribution Date will be an amount equal to the product of (A) the amount of the P&I Advance that would be required to be made in respect of such Seriously Delinquent Loan without regard to the application of this sentence, multiplied by (B) a fraction, the numerator of which is equal to the Scheduled Principal Balance of such Seriously Delinquent Loan as of the immediately preceding Determination Date less the Anticipated Loss and the denominator of which is such Scheduled Principal Balance. If the Master Servicer makes a reduced P&I Advance with respect to a Seriously Delinquent Loan, then the Class A-EC Certificates' Class Interest Distribution Amount will be subordinated to the Subordinate Certificates to the extent of the Class A-EC Subordinated Advance Amount, if any. In addition, no Advances are required to be made to the extent that, in the good faith judgment of the Master Servicer, the Trustee or the Fiscal Agent, as applicable, any such Advance, if made, would be nonrecoverable from proceeds of the Mortgage Loan to which such Advance relates. See "THE POOLING AND SERVICING AGREEMENT--Advances" herein.

   Effect of Prepayments and other Unscheduled Payments. The investment performance of the Certificates may vary materially and adversely from the investment expectations of investors due to the rate of prepayments on the Mortgage Loans being higher or lower than anticipated by investors. In addition, in the event of any repurchase of a Mortgage Loan by a Mortgage Loan Seller or Midland from the Trust Fund under the circumstances described under "DESCRIPTION OF THE MORTGAGE POOL--Representations and Warranties; Repurchase" herein, the repurchase price paid will be passed through to the holders of the Certificates with the same effect as if such Mortgage Loan had been prepaid in full (except that no Prepayment Premium will be payable with respect to any such repurchase). No representation is made as to the anticipated rate of prepayments (voluntary or involuntary) on the Mortgage Loans or as to the anticipated yield to maturity of any Certificate. Furthermore, the distribution of Liquidation Proceeds to the Class or Classes of Certificates then entitled to distributions in respect of principal will reduce the weighted average lives of such Classes and may reduce or increase the weighted average life of other Classes of Certificates. See "YIELD AND MATURITY CONSIDERATIONS" herein.

   In general, the yield on Certificates purchased at a premium or at a discount and the yield on the Class A-EC and Class L-2 Certificates, which have no Certificate Balances, will be sensitive to the amount and timing of principal distributions thereon (or of reductions of the respective Notional Balances). The occurrence of principal distributions at a rate faster than that anticipated by an investor at the time of purchase will cause the actual yield to maturity of a Certificate purchased at a premium to be lower than anticipated. The yield to maturity of the Class A-EC and Class L-2 Certificates will be especially sensitive to the occurrence of high rates of principal distributions which could result in the failure of the holders of such Classes to recover fully their initial investments. Conversely, if a Certificate is purchased at a discount (especially the Class L-1 Certificates) and principal distributions thereon occur at a rate slower than that assumed at the time of purchase, the investor's actual yield to maturity will be lower than assumed at the time of purchase.

   Effect of Prepayment Premiums. The rate and timing of principal payments made on a Mortgage Loan will be affected by restrictions on voluntary prepayments contained in the related Note (e.g., lockout periods and Prepayment Premiums). All of the Mortgage Loans generally provide that a permitted prepayment must be accompanied by a Prepayment Premium; provided, however, that the Prepayment Premium requirement generally expires prior to the maturity date of a Mortgage Loan. The existence of Prepayment Premiums generally will result in the Mortgage Loans prepaying at a lower rate. However, the requirement that a prepayment be accompanied by a Prepayment Premium may not provide a sufficient economic disincentive to a borrower seeking to refinance at a more favorable interest rate. In addition, since holders of the Class A-EC Certificates are anticipated to receive most, if not all, Prepayment Premiums, potential purchasers of this Class should especially consider that provisions requiring Prepayment Premiums may not be enforceable in some states and under federal bankruptcy law and may constitute interest for usury purposes. Accordingly, no assurance can be given that the obligation to pay a Prepayment Premium will be enforceable under applicable state or federal law or, if enforceable, that the foreclosure proceeds received with respect to a defaulted Mortgage Loan will be sufficient to make such payment. See "DESCRIPTION OF THE MORTGAGE POOL--Certain Terms and Conditions of the Mortgage Loans--Prepayment Provisions" herein.

   Effect of Interest on Advances, Special Servicing Fees and other Servicing Expenses. As and to the extent described herein, the Master Servicer, the Trustee or the Fiscal Agent, as applicable, will be entitled to receive interest on unreimbursed Advances at the Advance Rate from the date on which the related Advance is made to the date on which such amounts are reimbursed (which in no event will be later than the Determination Date following the date on which funds are available to reimburse such Advance with interest thereon at the Advance Rate). The Master Servicer's, the Trustee's or the Fiscal Agent's right, as applicable, to receive such payments of interest is prior to the rights of Certificateholders to receive distributions on the Regular Certificates and, consequently, may result in decreased distributions to the Regular Certificates that would not otherwise have resulted, absent the accrual of such interest. See "THE POOLING AND SERVICING AGREEMENT--Advances" herein. In addition, certain circumstances, including delinquencies in the payment of principal and interest, will result in a Mortgage Loan being specially serviced. The Special Servicer is entitled to additional compensation for special servicing activities, including Special Servicing Fees, Disposition Fees and Workout Fees, which may result in decreased distributions to the Regular Certificates that would not otherwise have resulted absent such compensation. See "THE POOLING AND SERVICING AGREEMENT--Special Servicing" herein.

LIMITED LIQUIDITY

   There is currently no secondary market for the Offered Certificates. The Underwriters have advised the Depositor that they currently intend to make a secondary market in the Offered Certificates, but they are under no obligation to do so. Accordingly, there can be no assurance that a secondary market for the Offered Certificates will develop. Moreover, if a secondary market does develop, there can be no assurance that it will provide holders of Offered Certificates with liquidity of investment or that it will continue for the life of the Offered Certificates. The Offered Certificates will not be listed on any securities exchange.

                       DESCRIPTION OF THE MORTGAGE POOL

GENERAL

   The Mortgage Pool will consist of 136 multifamily and commercial "whole" mortgage loans (the "Mortgage Loans"). The Mortgage Loans have an aggregate Cut-off Date Principal Balance of approximately $512,101,998 (the "Initial Pool Balance"), subject to a variance of plus or minus 5%. The "Cut-off Date Principal Balance" of each Mortgage Loan is the unpaid principal balance thereof as of the Cut-off Date, after application of all payments of principal due on or before such date, whether or not received. Any description of the terms and provisions of the Mortgage Loans herein is a generalized description of the terms and provisions of the Mortgage Loans in the aggregate. Many of the individual Mortgage Loans have special terms and provisions that deviate from the generalized, aggregated description.

   Generally, each Mortgage Loan is evidenced by a separate promissory note (collectively the "Notes" and individually a "Note"). Each Mortgage Loan is secured by a mortgage, deed of trust, deed to secure debt or other similar security instrument (all of the foregoing are individually a "Mortgage" and collectively the "Mortgages") that creates a first lien on one or more of a fee simple estate or a leasehold estate in a real property (a "Mortgaged Property") improved for multifamily or commercial use. The Mortgaged Properties consist of properties improved by (a) a congregate care facility (a "Congregate Care Property," and any Mortgage Loan secured thereby, a "Congregate Care Loan"); (b) a factory outlet retail facility (a "Factory Outlet Property" or a "Retail, Factory Outlet Property," and any Mortgage Loan secured thereby, a "Factory Outlet Loan" or a "Retail, Factory Outlet Loan"); (c) a hotel (a "Hotel Property," and any Mortgage Loan secured thereby, a "Hotel Loan"); (d) an industrial property (an "Industrial Property," and any Mortgage Loan secured thereby, an "Industrial Loan"); (e) an industrial/warehouse property (an "Industrial/Warehouse Property," and any Mortgage Loan secured thereby, an "Industrial/Warehouse Loan"); (f) a mini warehouse facility (a "Mini Warehouse Property," and any Mortgage Loan secured thereby, a "Mini Warehouse Loan"); (g) a multifamily, office and retail property (a "Mixed Use Property," and any Mortgage Loan secured thereby, a "Mixed Use Loan"); (h) a mobile home park (a "Mobile Home Park Property," and any Mortgage Loan secured thereby, a "Mobile Home Park Loan");
(i) an apartment building or complex consisting of five or more rental units or a complex of duplex units (a "Multifamily Property," and any Mortgage Loan secured thereby, a "Multifamily Loan"); (j) an office building (an "Office Property," and any Mortgage Loan secured thereby, an "Office Loan"); (k) an office/research facility (an "Office/R&D Property," and any Mortgage Loan secured thereby, an "Office/R&D Loan"); (l) an office/retail property (an "Office/Retail Property," and any Mortgage Loan secured thereby, an "Office/Retail Loan"); (m) an office/warehouse property (an "Office/Warehouse Property," and any Mortgage Loan secured thereby, an "Office/ Warehouse Loan"); (n) an anchored retail property (a "Retail, Anchored Property," and any Mortgage Loan secured thereby, a "Retail, Anchored Loan"); (o) a single tenant retail property (a "Retail, Single Tenant Property," and any Mortgage Loan secured thereby, a "Retail, Single Tenant Loan"); or (p) an unanchored retail property (a "Retail, Unanchored Property," and any Mortgage Loan secured thereby, a "Retail, Unanchored Loan"). The percentage of the Initial Pool Balance represented by each type of Mortgaged Property is as follows:

                              PERCENTAGE OF INITIAL
PROPERTY TYPE                      POOL BALANCE          NUMBER OF LOANS
--------------------------  ------------------------  -------------------
Congregate Care                          .9%                     1
Hotel                                   1.5%                     1
Industrial                               .6%                     1
Industrial/Warehouse                    4.3%                     8
Mini Warehouse                           .2%                     1
Mixed Use                               3.3%                     1
Mobile Home Park                         .6%                     2
Multifamily                            38.7%                    58
Office                                 11.8%                    16
Office/R&D                              2.9%                     2
Office/Retail                           2.7%                     2
Office/Warehouse                        1.2%                     4
Retail, Anchored                       10.2%                     9
Retail, Factory Outlet                  3.2%                     3
Retail, Single Tenant                   9.5%                    14
Retail, Unanchored                      8.1%                    13
                            ------------------------  -------------------
 Total                                100.0%                   136

   None of the Mortgage Loans is insured or guaranteed by the United States of America, any governmental agency or instrumentality, any private mortgage insurer or by the Depositor, MCFC, GACC, BCMC, Midland, the Master Servicer, the Special Servicer, the Trustee, the Fiscal Agent, the Underwriters or any of their respective affiliates. Seven of the Mortgage Loans, representing approximately 1.3% of the Initial Pool Balance, provide for full recourse against the related borrower, one of the Mortgage Loans, representing 2.1% of the Initial Pool Balance, has a limited guaranty against the related borrower, while the remainder of the Mortgage Loans are non-recourse loans. In the event of a borrower default under a non-recourse Mortgage Loan, recourse generally may be had only against the specific Mortgaged Property or Mortgaged Properties securing such Mortgage Loan and such limited other assets as have been pledged to secure such Mortgage Loan, and not against the borrower's other assets. However, generally, upon the occurrence of certain circumstances as set forth in the Mortgage Loan documents, typically including, without limitation, fraud, intentional misrepresentation, waste, misappropriation of tenant security deposits or rent, and in some cases failure to maintain any required insurance or misappropriation of any insurance proceeds or condemnation awards, recourse generally may be had against the borrower for damages sustained by the mortgagee. In connection with at least nine of the Mortgage Loans, representing approximately 1.8% of the Initial Pool Balance, a guaranty of all or a portion of each such Mortgage Loan was obtained by the separate originators of such Mortgage Loans (herein collectively, the "Originators" and individually an "Originator"). Such guaranties are intended to encourage the performance by the related borrower or the guarantor of the obligations to which the guaranty relates. However, the guarantors may have limited assets and there can be no assurance that such guarantors will have sufficient assets to support their respective obligations under such guaranties. In addition, any action to enforce such guaranties will likely involve significant expense and delays to the Trust Fund and may not be enforceable if the related guarantor should become the subject of a bankruptcy, insolvency, reorganization, moratorium or other similar proceedings. Furthermore, in some states, actions against guarantors may be limited by anti-deficiency legislation. The Master Servicer or the Special Servicer, as applicable, on behalf of the Trustee and the Certificateholders, will be entitled to enforce the terms of such guaranties.

   Ninety-eight of the Mortgage Loans (the "Midland Mortgage Loans"), representing approximately 60.1% of the Initial Pool Balance, were originated either by (a) Midland Loan Services, L.P. ("Midland") generally in accordance with Midland's customary underwriting criteria and practices, with such exceptions thereto as are customarily acceptable to commercial mortgage lenders, or (b) unaffiliated entities and subsequently acquired by Midland after evaluating such Mortgage Loans according to Midland's customary underwriting criteria and practices, with such exceptions thereto as are customarily acceptable to commercial mortgage lenders. Midland's underwriting criteria and practices are described under "--The Midland Mortgage Loan Program--General," "--Midland's Underwriting Standards" and "--Midland Underwriting and Closing Procedures" herein. MCFC acquired 97 of the Midland Mortgage Loans pursuant to a Master Mortgage Loan Purchase Agreement dated as of June 22, 1994, as amended, between MCFC and Midland. The remaining Midland Mortgage Loan was acquired by MCFC pursuant to a separate purchase agreement. Seventeen of the Mortgage Loans (the "BCMC Mortgage Loans"), representing approximately 10.6% of the Initial Pool Balance were originated either by BCMC, correspondents of BCMC or other entities related to BCMC, generally in accordance with BCMC's customary underwriting criteria and practices, with such exceptions thereto as are customarily acceptable to commercial mortgage lenders. See "--BCMC Underwriting and Closing Procedures" herein. The BCMC Mortgage Loans will be acquired by MCFC pursuant to a Mortgage Loan Purchase and Sale Agreement (the "MCFC/BCMC Mortgage Loan Purchase Agreement") to be dated as of December 23, 1996, between MCFC and BCMC.

   Twenty-one of the Mortgage Loans (the "GACC Mortgage Loans"), representing approximately 29.3% of the Initial Pool Balance, were purchased by GACC from various originators generally in accordance with GACC's customary underwriting criteria and practices, with such exceptions thereto as are customarily acceptable to commercial mortgage lenders. See "--GACC Underwriting and Closing Procedures" herein. With respect to the GACC Mortgage Loans, approximately 17.0% of the Initial Pool Balance was originated by Washington Mortgage Financial Group, approximately 6.1% of the Initial Pool Balance was originated by Boatmen's National Mortgage, Inc., approximately 5.6% of the Initial Pool Balance was originated by Liberty Mortgage Acceptance Corporation and approximately 0.7% of the Initial Pool Balance originated by others.

   The Depositor will purchase the: (a) Midland Mortgage Loans on or before the Closing Date from MCFC pursuant to a Mortgage Loan Purchase and Sale Agreement (the "MCFC Mortgage Loan Purchase Agreement") to be dated as of December 23, 1996 (the "Loan Purchase Closing Date"), between MCFC and the Depositor; (b) GACC Mortgage Loans on or before the Closing Date from GACC pursuant to a Mortgage Loan Purchase and Sale Agreement (the "GACC Mortgage Loan Purchase Agreement") to be dated as of December 23, 1996, between GACC and the Depositor; and (c) BCMC Mortgage Loans (together with an assignment of MCFC's rights and remedies against BCMC under the MCFC/BCMC Mortgage Loan Purchase Agreement in respect of any breaches by BCMC of representations or warranties regarding the BCMC Mortgage Loans set forth therein) will be acquired by the Depositor on or before the Closing Date from MCFC pursuant to a Mortgage Loan Purchase and Sale Agreement (the "BCMC Mortgage Loan Purchase Agreement") to be dated as of December 23, 1996, between MCFC and the Depositor. As described under "DESCRIPTION OF THE MORTGAGE POOL--Representations and Warranties; Repurchase" herein, (i) MCFC and Midland will each be obligated to repurchase a Midland Mortgage Loan in the event of a breach of a representation or warranty made by MCFC or Midland in the MCFC Mortgage Loan Purchase Agreement with respect to such Mortgage Loan,
(ii) GACC will be obligated to repurchase a GACC Mortgage Loan in the event of a breach of a representation or warranty made by GACC in the GACC Mortgage Loan Purchase Agreement with respect to such Mortgage Loan, (iii) MCFC will be obligated to repurchase a BCMC Mortgage Loan in the event of a breach of a representation or warranty made by MCFC in the BCMC Mortgage Loan Purchase Agreement with respect to such Mortgage Loan, and (iv) BCMC will be obligated to repurchase a BCMC Mortgage Loan in the event of a breach of a representation or warranty made by BCMC in the MCFC/BCMC Mortgage Loan Purchase Agreement with respect to such Mortgage Loan, in each case, if such breach materially and adversely affects the interests of the Certificateholders and such breach is not cured. MCFC, Midland, GACC and BCMC each has only limited assets, and there can be no assurance that either MCFC, Midland, GACC or BCMC has or will have sufficient assets with which to fulfill any repurchase obligations that may arise. The Depositor will not have any obligation to fulfill any repurchase obligation upon the failure of MCFC, Midland, GACC or BCMC to do so. The Depositor will assign the Mortgage Loans in the Mortgage Pool, together with the Depositor's rights and remedies against MCFC, Midland, GACC and BCMC in respect of breaches of representations or warranties regarding the Mortgage Loans, to the Trustee pursuant to the Pooling and Servicing Agreement. The Master Servicer and the Special Servicer will each service the Mortgage Loans pursuant to the Pooling and Servicing Agreement. See "THE POOLING AND SERVICING AGREEMENT--Servicing of the Mortgage Loans; Collection of Payments."

SECURITY FOR THE MORTGAGE LOANS

   Each Mortgage Loan is secured by a Mortgage encumbering the related borrower's interest in the related Mortgaged Property. Except with respect to the Mortgage Loan described in "Ground Leases" below, all of the Mortgage Loans are secured by a first lien encumbering a fee simple interest in the related Mortgaged Property, subject generally only to (a) liens for real estate and other taxes and special assessments, (b) covenants, conditions, restrictions, rights of way, easements and other encumbrances whether or not of public record as of the date of recording of such Mortgage, and (c) such other exceptions and encumbrances on the Mortgaged Property as are reflected in the related title insurance policies. Each Mortgage Loan is also secured by an assignment of the related borrower's interest in the leases, rents, issues and profits of the related Mortgaged Property.

    Seven of the Mortgage Loans, representing approximately 1.3% of the Initial Pool Balance, provide for full recourse against the related borrower, one of the Mortgage Loans, representing approximately 2.1% of the Initial Pool Balance, has a limited guaranty against the related borrower, while the remainder of the Mortgage Loans are non-recourse loans. However, borrowers generally have limited assets and there can be no assurance that any borrower will have sufficient assets to support any such recourse obligations that may arise. In certain instances, additional collateral may exist in the nature of letters of credit, the establishment of one or more Reserve Accounts (for one or more of necessary repairs and replacements, tenant improvements and leasing commissions, real estate taxes and assessments, insurance premiums, deferred maintenance and/or scheduled capital improvements or as reserves for the payment of Monthly Payments and other payments due under the related Mortgage Loan), grants of security interests in equipment, inventory, accounts receivable and other personal property, assignments of licenses, trademarks and/or trade names, one or more guaranties of all or part of the related Mortgage Loan, the establishment of one or more lockbox collection accounts for the direct collection of rentals and other income from the related Mortgaged Property, one or more guaranties with respect to a tenant's performance of the terms and conditions of such tenant's lease or the assignment of the proceeds of purchase options. The documents for each Mortgage Loan typically also provide for the indemnification of the mortgagee by the related borrower for the presence of any hazardous substances affecting the Mortgaged Property. However, borrowers generally have limited assets and there can be no assurance that any borrower will have sufficient assets to support any such indemnification obligations that may arise. See "RISK FACTORS--The Mortgage Loans; Investment in Commercial and Multifamily Mortgage Loans--Environmental Risks" herein.

   Ground Leases. One Mortgage Loan, representing approximately 3.3% of the Initial Pool Balance, is secured by a first lien encumbering only the related borrower's leasehold interest in the related Mortgaged Property. The related ground lease expires on April 20, 2040. With respect to such ground lease, the ground lessor has agreed to afford the mortgagee certain notices and rights, including without limitation, cure rights with respect to breaches of such ground lease by the borrower. See "CERTAIN LEGAL ASPECTS OF THE MORTGAGE LOANS--Foreclosure--Leasehold Risks" in the Prospectus.

   Purchase Options; Rights of First Refusal; Installment Contracts. With respect to Loan #134, which represents approximately 0.1% of the Initial Pool Balance, the property developer from whom the borrower acquired the Mortgaged Property retained both (a) an option to purchase such Mortgaged Property, at market value on the date of the exercise of such option, conditional upon the borrower ceasing operations at such Mortgaged Property; and (b) a right of first refusal with respect to any bona fide offers to purchase the Mortgaged Property received by the borrower. The terms of the purchase option indicate that unless the property developer elects to assume the related Mortgage Loan and takes title subject to the lien of the related Mortgage, such Mortgage Loan must be satisfied and the Mortgage must be released when such option is exercised. With respect to Loan #101, which represents approximately 0.3% of the Initial Pool Balance, the tenant/operator of the Mortgaged Property possesses an option to purchase such Mortgaged Property upon certain specified terms and conditions, which option has been specifically subordinated to the lien of the related Mortgage. With respect to Loan #108, which represents approximately 0.2% of the Initial Pool Balance, the Housing Department of the City of Los Angeles possesses a right of first refusal with respect to any future sale of the related Mortgaged Property. No assurance can be made that such rights of first refusal would not apply in the context of a foreclosure of the related Mortgage, and consequently, there may be additional risks, delays and costs associated with any such foreclosure. See "RISK FACTORS--Prepayment and Yield Considerations" and "YIELD CONSIDERATIONS" herein.

   With respect to four of the Mortgage Loans, representing approximately 2.8% of the Initial Pool Balance, the related Mortgaged Property is the subject of an executory installment contract. The related Mortgage was executed by both the vendor and the vendee under such contract, and encumbers all of their respective interests in the related Mortgaged Property. The execution of such Mortgage by the vendee as security for the indebtedness of the related borrower may be subject to challenge as a fraudulent conveyance. See "DESCRIPTION OF THE MORTGAGE POOL--Investment in Commercial and Multifamily Mortgage Loans--Limitations on Enforceability of Cross-Collateralization" herein and "CERTAIN LEGAL ASPECTS OF THE MORTGAGE LOANS--Installment Contracts" in the Prospectus.

THE MIDLAND MORTGAGE LOAN PROGRAM--GENERAL

   The mortgage loan program under which Midland originated its Mortgage Loans targeted the origination of multi-family and commercial real estate loans (generally with principal balances ranging from $750,000 to $15,000,000). To generate a sufficient volume of loan submissions of this size from a variety of geographic areas, Midland has developed a network of mortgage bankers, mortgage brokers and commercial bankers who are paid a fee, at closing, for referrals and any other services they may provide in connection with the underwriting and closing of such mortgage loans. See "MIDLAND LOAN SERVICES, L.P." herein.

    Prudential Securities Incorporated ("PSI") serves as financial advisor to Midland in connection with the development and operation of the loan origination program. In this capacity, PSI consults with Midland regarding loan pricing policy and periodically provides Midland with information on current yields on those U.S. Treasury securities that are used by Midland to establish the interest rates on mortgage loans. In addition, PSI assists Midland in making presentations to the Rating Agencies regarding the mortgage loans and the Master Servicer's servicing capabilities.

   Prudential Securities Credit Corp. ("PSCC"), an affiliate of PSI, provides warehouse financing to MCFC. In this connection PSCC reviewed the underwriting of each Mortgage Loan originated by Midland before issuance of a commitment by Midland to make the loan to the related applicant, and also reviewed the underwriting conducted by Midland and/or MCFC in connection with the acquisition of the remaining Midland Mortgage Loans. PSCC's review of underwriting was independent of the review by Midland's own credit review committee and was intended only to ensure that all loans funded using the warehouse financing provided by PSCC met Midland's underwriting guidelines, with such exceptions thereto as are customarily acceptable to commercial mortgage lenders, in accordance with Midland's agreement with PSCC.

MIDLAND'S UNDERWRITING STANDARDS

   Midland's customary underwriting policies and procedures require an evaluation of both the prospective borrower and the proposed real estate collateral. Factors typically analyzed in connection with a prospective borrower include its credit history, capitalization and overall financial resources and management skill and experience in the applicable property type. Factors typically analyzed in connection with a Mortgaged Property include its historical and anticipated future cash flow; age and condition; appraised value; gross square footage; net rentable area; gross land area; number of units, rooms or beds; current tenants' size, identity and any termination or purchase option rights; property interest to be mortgaged (fee or leasehold); term, expiration and rental rates under current leases; projected future leasing commissions and retaining costs; applicable market rentals for similar properties; historical vacancy rate and credit loss rate; debt service coverage ratio; and loan to value ratio.

   Midland generally analyzed historical and current financial information regarding a Mortgaged Property provided by a prospective borrower to determine the initial maximum amount of a proposed Midland Mortgage Loan. This analysis allowed Midland to calculate the initial debt service coverage ratio and loan-to-value ratio for a proposed Midland Mortgage Loan, based upon the revenues generally available from the related Mortgaged Property minus the expenses incurred in operating and maintaining the related Mortgaged Property, all as adjusted by the actual, historical and market factors applicable to the property type and location of the related Mortgaged Property. Except as approved by Midland's credit review committee in connection with a specific Mortgage Loan, Midland applied its customary underwriting policies with respect to these ratios and maximum amortization periods in connection with the Mortgage Loans in the Mortgage Pool originated by it. Midland's customary underwriting policies for these ratios and maximum amortization periods are as follows:

                          MINIMUM                        MAXIMUM
PROPERTY TYPE              DSCR      MAXIMUM LTV   AMORTIZATION PERIOD
----------------------  ---------  -------------  -------------------
Congregate Care            1.35          70%            25 years
Hotel                      1.40          70%            20 years
Industrial                 1.25          75%            25 years
Industrial/Warehouse       1.25          75%            25 years
Mini Warehouse             1.35          70%-           20 years
Mobile Home Park           1.25          75%            20 years
Multifamily                1.20          75%            25 years
Office                     1.25          75%            25 years
Office/R&D                 1.25          75%            25 years
Office/Retail              1.25          75%            25 years
Office/Warehouse           1.25          75%            25 years
Retail, Anchored           1.25          75%            25 years
Retail, Factory Outlet     1.30          75%            25 years
Retail, Single Tenant      1.25          75%            25 years
Retail, Unanchored         1.30          75%            25 years

   With respect to Mortgage Loans secured by a Mixed Use Property, Midland's customary underwriting policies require an analysis of the percentage of the net operating income from each of the varied uses of the related Mixed Use Property in order to determine the appropriate debt service coverage ratio, loan-to-value ratio and amortization period.

   Actual debt service coverage ratios, loan-to-value ratios and amortization periods for the Mortgage Loans originated by Midland may and do vary from the guidelines described above. See "--Certain Characteristics of the Mortgage Pool" and "Annex A" herein.

MIDLAND UNDERWRITING AND CLOSING PROCEDURES

   Based on information obtained from Midland, which has not been independently verified for accuracy or completeness by any of the Depositor, the Underwriters, the Trustee, the Master Servicer, the Special Servicer or the Mortgage Loan Sellers, the following is a general summary of the customary underwriting policies and procedures typically utilized by Midland in connection with its underwriting of the Midland Mortgage Loans.

   The information utilized by Midland to determine whether to issue a binding loan commitment typically included two or more years of financial history for the related Mortgaged Property, a site plan, a rent roll, recent photographs, a fact sheet completed by the prospective borrower detailing requested loan terms, ownership information, existing debt, zoning and property improvement information, copies of specified leases, copies of rent deposits and utility bills for the most recent 12 months, copies of the most recent property tax bills and insurance premium statements and a listing of all other income property owned by the principals of the prospective borrower detailing revenue, expense, debt service, valuation and current encumbrances. Midland's analysis of the foregoing included any adjustments deemed advisable by Midland to take into account projected increases or decreases in terms of revenue and/or expense. Midland also generally performed a site inspection of the subject Mortgaged Property, investigated (when possible) four lease comparables and four sales comparables, met the principals of the prospective borrower (when practicable), and gathered market information through interviews with property managers, leasing agents, real estate brokers and appraisers familiar with the subject Mortgaged Property's market area. The prospective borrower also was typically required to make a cash deposit equal to 1% of the requested loan balance with Midland concurrently with the prospective borrower's submission of a formal loan application.

   To complete the underwriting of a proposed Mortgage Loan to be originated by it, Midland derived an estimate of stabilized net cash flow available to pay debt service. On the revenue side, Midland evaluated the proposed Mortgaged Property's rental rates in relation to rental rates for similar properties in the same market. If the proposed Mortgaged Property is leased to relatively few tenants (e.g., retail, office, light industrial/industrial), Midland analyzed the terms of each of the major leases. On the expense side, Midland collected documentation for major operating expense items, such as taxes, insurance and utilities (and, in the case of Hotel Properties, franchise and management fees), to ensure that Midland's assumptions regarding property expenses were realistic and in line with historical experience. Midland also substantiated the financial performance of the proposed Mortgaged Property by reference to industry standards and to the more specialized expertise of local real estate brokers and appraisers. If the proposed Mortgaged Property was an office building, retail center or industrial property, Midland analyzed potential roll-over risk for the purpose of making appropriate assumptions regarding the average annual investment in tenant improvements and leasing commissions likely to be required to keep occupancy of the proposed Mortgaged Property at or above the occupancy level assumed by Midland.

   Midland evaluated underwriting information received with respect to a proposed Mortgage Loan to be originated by it through the use of Midland's mortgage loan analysis model, and a final underwriting memorandum with respect to such proposed Mortgage Loan was prepared which summarized proposed loan terms, described the prospective borrower, and discussed the major underwriting assumptions, competitive status of the subject Mortgaged Property, market conditions in the locale of the subject Mortgaged Property and the strengths, weaknesses and mitigating factors with respect to such proposed Mortgage Loan. This information was then presented to Midland's credit review committee for a determination as to whether a binding commitment for the proposed Mortgage Loan should be issued. The information provided to Midland's credit review committee regarding a proposed Mortgage Loan to be originated by it was simultaneously provided to both MCFC and PSCC for their consideration. Prior to the issuance of a loan commitment, both MCFC and PSCC were also required to approve the terms of such proposed Mortgage Loan.

   Generally, following acceptance of the commitment by the prospective borrower, Midland ordered an appraisal, an architectural and engineering report and a Phase I environmental site assessment. In certain instances, Midland may have utilized a report prepared by a third party not selected by Midland but only if the qualifications of such third party were approved by Midland and the report met Midland's specifications for such a report.

   It was a condition of closing in each of Midland's commitments to make a proposed Mortgage Loan originated by it that Midland receive third-party reports satisfactory to it. If the appraisal of a proposed Mortgaged Property did not confirm the minimum debt service coverage ratio and the maximum loan-to-value ratio specified in Midland's loan commitment, the loan commitment gave Midland the flexibility to reduce the loan amount in order to maintain those ratios. If the architectural and engineering report indicated that critical repairs (equal to or exceeding $10,000 in the aggregate) needed to be made to the proposed Mortgaged Property, the prospective borrower was required to make those repairs prior to the closing or Midland held back an amount sufficient to complete those repairs from the Mortgage Loan proceeds. All Phase I environmental site assessments were reviewed by McRoberts & Associates, P.C. (the "Environmental Consultant"), an independent third party environmental attorney retained by Midland. If the Phase I environmental site assessment indicated the existence of a potentially material and significant environmentally hazardous condition and recommended further investigation, the Environmental Consultant prepared a scope of work for a Phase II assessment and Midland engaged a consultant to perform the additional work. If either the Phase I or Phase II environmental site assessment indicated the presence of hazardous material or a significant environmentally hazardous condition at the proposed Mortgaged Property, the prospective borrower was required to remediate such condition, provide environmental insurance in an amount acceptable to Midland, escrow an amount sufficient to pay the costs of such remediation, provide an indemnity for such costs from a potentially culpable party, or, if appropriate, implement an operations and maintenance plan for the management of such condition.

   Generally, each completed underwriting file for a Midland Mortgage Loan contains the following documents:

         A Midland Loan Fact Sheet;

         Financial statements for the preceding two or more years and the most recent year-to-date interim statement for the proposed Mortgaged Property, the prospective borrower, and any proposed guarantor, co-borrower, general partner of the borrowing entity and/or limited partner owning 10%--r more of the borrowing entity;

         Tax returns for the preceding three years for the prospective borrower and any proposed guarantor, co-borrower, general partner of the borrowing entity and/or limited partner owning 10% or more of the borrowing entity;

         A current rent roll, certified by the prospective borrower;

         For a proposed Mortgaged Property leased to relatively few tenants (e.g., retail, office, light industrial/industrial), copies of all leases;

         A copy of any ground lease that may affect the proposed Mortgaged Property;

         A site plan of the proposed Mortgaged Property;

         A map of the area in which the proposed Mortgaged Property is located; and

         Pictures of the proposed Mortgaged Property and the surrounding area.

   Midland's closing of the Midland Mortgage Loans was managed by one staff attorney supervising a team of closing coordinators with responsibility for processing mortgage loans through closing. Each Midland Mortgage Loan was documented on Midland's form of mortgage loan documents, which were conformed by legal counsel to the requirements and customary loan documentation of the state where the related Mortgaged Property is located.

GACC MORTGAGE LOAN PROGRAM -- GENERAL

   The mortgage loan program under which GACC purchased its Mortgage Loans targeted the origination of multi-family and commercial real estate loans with principal balances ranging generally from $1,500,000 to $30,000,000. GACC has developed a network of originators, mortgage bankers and brokers who are paid a fee for their services and, in some cases, retain servicing for such Mortgage Loans.

GACC UNDERWRITING AND CLOSING PROCEDURES

   Based on information obtained from GACC, which has not been independently verified for accuracy or completeness by any of the Depositor, the Underwriters, the Trustee, the Master Servicer, the Special Servicer, Midland or the other Mortgage Loan Sellers, the following is a general summary of the customary underwriting policies and procedures typically utilized by GACC in connection with its underwriting of the GACC Mortgage Loans.

   GACC's customary underwriting policies and procedures generally require an evaluation of the property, including a site inspection, appraisal, architectural and engineering report and environmental report (third party reports are generally dated no more than six months prior to the origination of the related loan). Other factors typically analyzed in connection with a property include occupancy rates, size, type, location (including trade area), accessibility and visibility, market presence, property interest to be mortgaged (fee or leasehold), compliance with applicable laws (including environmental laws, ADA and zoning), location relative to areas of flood hazard and potential environmental concerns. The experience, character and financial strength of borrowers and key principal(s) are evaluated and considered, as well.

    The initial maximum amount of a proposed loan is generally determined by GACC as a result of underwriting procedures which begin with an analysis of current and historical financial and operating information provided by the prospective borrower who is seeking the loan. This due diligence analysis of the economics of a proposed loan is generally based upon a normalized operating statement which is developed by GACC by using such sources of information as the actual operating income and expense statements of the property (generally, a minimum of the two most recent prior years and current year-to-date income and expense statements are required for each property to be mortgaged), its rent roll, the actual terms of the leases which have been reviewed, tax and insurance bills, a review of service contracts, bills and invoices for certain expenses incurred, comparable market data and information from an appraisal which has been independently prepared. Gross Potential Income is underwritten using (a) either the income for the past twelve months of operation or an annualized current rent roll if the property is a multifamily property and (b) if it is a commercial property it will be the lesser of the actual income based on the current rent roll or income that is calculated using market rental rates. To the extent that other income is included it must be documented based upon current leases and contracts and demonstrate a trend in the past operating performance of the property and its tenants. The underwriting standards typically employed by GACC will generally require an economic vacancy rate equal to the greater of 5% of gross income, the sub-market's economic vacancy rate or the property's historical economic vacancy rate which can be adjusted for current trends if such trends can be illustrated over time. As a part of its standard due diligence procedures, GACC will generally include a management fee equal to the greater of 5% of gross income or the prevailing rate in the market as a part of its pro forma operating expenses. This is included whether or not the owner of the property is currently providing for such a fee to be deducted from the property's income. Additionally, a funded replacement reserve for immediate repairs and ongoing repairs will be required for all properties. In the case of commercial properties where GACC deems it appropriate, GACC requires a funded reserve for leasing commissions and tenant improvements. GACC's underwriting policies and procedures include certain specific minimum criteria which proposed properties must achieve. These include occupancy requirements of 90% for multifamily properties and 85% for commercial properties; debt service coverage ratios of 1.25x for multifamily properties and 1.30x for commercial properties and loan to value ratios which generally do not exceed 75%. This may be exceeded in the case of a superior multifamily property. The actual occupancy percentages, loan to value ratios, debt service coverage ratios and other criteria which GACC establishes for its loans may and do vary from the guidelines which have been described above. See "--Certain Characteristics of the Mortgaged Pool" herein and "Annex A" hereto.

   GACC will also review a variety of issues regarding the proposed property's tenants. The creditworthiness, the terms of leases, the lease's expiration dates and the tenant mix are specifically reviewed. Particular focus is directed at tenants who contribute more than 10% of the income or occupy in excess of 5,000 square feet. GACC will also prepare a lease expiration analysis of the proposed property's rent roll.

   GACC also requires that the prospective borrower and its key principal(s) be analyzed. Such analysis includes an evaluation of credit information, overall financial strength, review of references, past experience and the amount of equity in the proposed property. The capabilities of the proposed property's management is evaluated by GACC's review of its experience, the size of its staff relative to the proposed property, the tenant mix of the property, management's past performance record, reporting and control procedures, and accounting and cash management procedures.

BCMC LOAN PROGRAM

   BCMC originates multifamily and commercial real estate mortgage loans in amounts ranging from $1,000,000 to $15,000,000. BCMC works with a nation-wide network of mortgage brokers. This network allows BCMC to offer a portfolio of Mortgage Loans that is both geographically diverse and of varied amounts.

BCMC UNDERWRITING AND CLOSING PROCEDURES

   Based on information obtained from BCMC, which has not been independently verified for accuracy or completeness by any of the Depositor, the Underwriters, the Trustee, the Master Servicer, the Special Servicer, Midland or the other Mortgage Loan Sellers, the following is a general summary of the customary underwriting policies and procedures typically utilized by BCMC in connection with its underwriting of the BCMC Mortgage Loans.

   BCMC uses a comprehensive process to determine when to offer a loan commitment. BCMC's application process includes the collection of three or more years of financial and operating history for the subject property, a site plan, a rent roll, recent photographs, year-to-date operating statement, a detailed loan request, information on existing debt, zoning and property rehabilitation records, copies of tenant leases, rent deposits and utility bills for the most recent 12 months, copies of past property tax bills and hazard insurance premium payments, and a complete financial history of the key principals, including banking relationships, credit history, valuation of current property owned, and copies of Federal Income Tax returns. BCMC analyzes this information in order to make estimations as to expected cash flow.

   BCMC conducts a site visit and inspects the prospective Mortgaged Property, completing a thorough analysis of the surrounding neighborhood and comparable properties. When practical, BCMC also meets with the prospective borrower and property managers, and works closely with local real estate brokers and appraisers to better understand the property's position within its market. Upon application, the prospective borrower is required to submit an application fee of between $5,000 and $10,000 as well as funds to complete the necessary third party reports.

   BCMC's underwriting process is geared toward the determination of the Mortgaged Property's net operating income. This calculation is derived by evaluating the subject Mortgaged Property's revenue (rental income and other income) and comparing it to the revenue flow of similar properties in the market. If the subject Mortgaged Property is leased to multiple tenants, BCMC analyzes the terms of each individual lease. By looking at each lease, BCMC can evaluate the potential roll-over risk and estimate annual tenant improvement costs and leasing commissions that will affect the cash flow. BCMC also collects information on taxes, insurance, utilities, historic maintenance repair expenses and management fees (where appropriate). These items enable BCMC to compile an accurate history of expenses and validate its underwriting of net operating expenses. BCMC also evaluates projected cash flow by incorporating the opinion of local real estate brokers and property appraisers.

   BCMC takes the above information and creates a mortgage loan analysis model and a final underwriting analysis narrative. This narrative includes the proposed Mortgage Loan terms and major underwriting assumptions, analysis of both the market and the Mortgaged Property, the history and financial obligations of the prospective borrowers, along with the strengths, weaknesses and mitigating factors of the loan.

   Prior to completing the narrative analysis and the making of a formal committee presentation, BCMC orders and reviews an appraisal, an architectural and engineering report and a Phase I environmental site assessment. All third party vendors are chosen by BCMC and the reports must be written to BCMC's standards. If the appraisal of the subject Mortgaged Property does not confirm the minimum debt service coverage ratio and the maximum loan-to-value ratio specified in BCMC's loan commitment, BCMC has the flexibility to reduce the loan amount in order to maintain the underwritten ratios. BCMC uses architectural and engineering reports to determine the amount of deferred maintenance and the amount of annual replacement reserves. BCMC requires that the borrower escrow 150% of the estimated cost of deferred maintenance at closing. In addition, BCMC requires that replacement reserves be escrowed on a monthly basis. If the Phase I environmental site assessment indicates the existence of a potentially material and significant environmental hazardous condition, the environmental consultant will complete a Phase II assessment. If either the Phase I or Phase II environmental site assessment indicates the presence of hazardous conditions, the prospective borrower is required to remediate those conditions prior to any Mortgage Loan funding.

   In general, each completed underwriting file for a BCMC Mortgage Loan contains the following documents:

    A BCMC loan application, which contains the terms of the prospective loan;

    The prospective borrower's organizational documents;

    The prospective borrower's balance sheets and property operating statements for the past three years;

    Tax returns for the general partner/managing member and key principals for the preceding three years;

    A current personal financial statement for all key principals;

    A current and year-end rent roll, certified correct by the prospective borrower;

    Copies of all leases;

    Copy of the executed property management contract;

    Year-to-date operating statement;

    Copy of the current real estate tax bill;

    Copies of service contracts;

    Background information and resumes on key principals and management company;

    Copy of the latest month's bank statements showing most recent rental deposits;

    Copy of certificate of occupancy;

    Confirmation of zoning;

    Site plan;

    Appraisal;

    Phase I environmental report;

    Architectural and engineering report;

    Aerial photographs prior to construction and after completion;

    Any previous third party reports;

    ALTA survey;

    Existing title insurance policy;

    Last insurance bill; and

    Geological maps, topographic maps or flood plain information.

   The closing of Mortgage Loans is coordinated by BCMC and is managed by a closing director. BCMC commissions a select team of attorneys who assist in the closing process.

   Each BCMC Mortgage Loan was made pursuant to BCMC's mortgage loan documents which conform to the requirements for customary loan documentation of the state where the subject Mortgaged Property is located.

CERTAIN TERMS AND CONDITIONS OF THE MORTGAGE LOANS

   Due Dates. The Mortgage Loans provide for Monthly Payments to be due on the first day of each month.

   Mortgage Rates; Calculations of Interest. The Mortgage Loans accrue interest on the basis of a 360-day year consisting of twelve 30-day months. Except as set forth below, each Mortgage Loan generally accrues interest at an annualized rate (a "Mortgage Rate") that is fixed for the entire term of such Mortgage Loan and does not permit any negative amortization or the deferral of interest. With respect to one of the Mortgage Loans (Loan #16), representing approximately 1.5% of the Initial Pool Balance, the related Note provides that (a) the stated interest rate is to increase by 1/8th of 1%, with an immediate corresponding adjustment in the regularly scheduled principal and interest payments, each time the borrower fails to use union labor in connection with certain work at the Mortgaged Property, and (b) the principal amount of such Mortgage Loan is to increase by $1,000.00, which increase is to be added to the applicable Balloon Payment, each time the borrower fails to deliver timely any required financial statements, certificates, documents, statements or summaries.

   Amortization of Principal. One hundred thirty-one of the Mortgage Loans (the "Balloon Loans"), which represent approximately 97.4% of the Initial Pool Balance, provide for monthly payments of principal based on amortization schedules longer than their remaining terms, thereby leaving substantial principal amounts due and payable on their respective maturity dates (each such payment, together with interest on the related Balloon Loan for the one-month period ending on the day preceding such Balloon Loan's maturity date, a "Balloon Payment"), unless previously prepaid. Five of the Mortgage Loans (Loan #41, Loan #46, Loan #76, Loan #95 and Loan #97), which represent approximately 2.6% of the Initial Pool Balance, have remaining amortization terms that are the same as their respective remaining terms to maturity. The weighted average Balloon LTV applicable to the Mortgage Pool is 55.6%. With respect to 120 of the Mortgage Loans, which represent approximately 87.9% of the Initial Pool Balance, the Monthly Payments due on January 1, 1997 include an amount allocable to the amortization of the principal amounts of such Mortgage Loans. With respect to 16 of the Mortgage Loans, which represent approximately 12.1% of the Initial Pool Balance (the "Newly Originated Loans"), the Monthly Payments due on January 1, 1997 are allocable to interest only on such Mortgage Loans, with the principal amounts thereof scheduled to commence amortizing effective with the February 1, 1997 Monthly Payments. The Newly Originated Loans were originated after December 1, 1996. Accordingly, the Monthly Payment due on January 1, 1997 with respect to each Newly Originated Loan will represent less than one full month of accrued interest thereon. To offset any resulting interest shortfall to the

Certificateholders, the Depositor will deposit into the Trust Fund on or before the Closing Date an amount that, when added to the aggregate amount of Monthly Payments due on the Newly Originated Mortgage Loans on January 1, 1997, will constitute an amount equal to one full month of interest on all such Newly Originated Loans.

   Prepayment Provisions. The imposition of a premium or fee (a "Prepayment Premium") payable in connection with a voluntary prepayment of each of the Mortgage Loans is designed primarily to deter a borrower from voluntarily prepaying the principal amount of its Mortgage Loan. Although certain of the Mortgage Loans are subject to specified periods following the origination of such Mortgage Loans wherein no voluntary prepayments are allowed (any such period, a "Lockout Period"), the Mortgage Loans generally permit each borrower to voluntarily prepay the entire principal balance of its Mortgage Loan provided that any applicable Prepayment Premium is paid in connection therewith; provided, however, that the applicable Prepayment Premium requirement expires prior to the maturity date of all of the Mortgage Loans. Voluntary prepayments of less than the full outstanding principal balance of a Mortgage Loan are generally prohibited. With respect to each of Loan #114 and Loan #132, representing approximately 0.4% of the Initial Pool Balance, the related borrower is permitted to make voluntary prepayments over either a 20 or 25 year amortization period or a 15 to 25 year amortization period, respectively, without the payment of Prepayment Premiums.

   The Prepayment Premium applicable with respect to the majority of the Mortgage Loans is generally calculated (a) for a certain period (any such period, a "Yield Maintenance Period") after the origination of such Mortgage Loan or the expiration of the applicable Lockout Period, if any, on the basis of a yield maintenance formula and/or a specified percentage of the amount prepaid, and (b) after the expiration of the applicable Yield Maintenance Period, a specified percentage (which percentage may either remain constant or decline over time) of the amount prepaid. "Annex A" attached hereto contains more specific information regarding the Prepayment Premiums applicable to each of the Mortgage Loans.

   The Mortgage Loans generally provide that so long as no event of default then exists, no Prepayment Premium is payable in connection with any involuntary prepayment resulting from a Casualty or Condemnation. Certain of the Mortgage Loans may also permit prepayment after an event of default (but prior to the sale by the mortgagee thereunder of the Mortgaged Property through foreclosure or otherwise) provided that the related borrower pays the applicable Prepayment Premium. Certain of the Mortgage Loans may permit the related borrower to transfer the related Mortgaged Property to a third party without prepaying the related Mortgage Loan, provided that certain conditions are satisfied, including, without limitation, an assumption by the transferee of all of such borrower's obligations in respect of such Mortgage Loan. See "--'Due-on-Encumbrance' and 'Due-on-Sale' Provisions" herein.

   The Depositor makes no representation as to the enforceability of the provisions of any Mortgage Loan requiring the payment of a Prepayment Premium or as to the collectability of any Prepayment Premium. See "RISK FACTORS--Prepayment and Yield Considerations" herein and "CERTAIN LEGAL ASPECTS OF THE MORTGAGE LOANS--Enforceability of Certain Provisions" in the Prospectus.

   The following "Prepayment Lockout/Premium Analysis" table sets forth an analysis of the percentage of the declining balance of the Mortgage Pool that, on December 1 in each of the years indicated, will be within a Lockout Period or in which Principal Prepayments must be accompanied by the indicated Prepayment Premium or yield maintenance charge. This table was prepared generally on the basis of the following assumptions:

     (1) That no defaults or prepayments, voluntary or involuntary, occur with respect to any of the Mortgage Loans; and

     (2) That with respect to Loan #16, the stated interest rate does not adjust at any time during the term of such Mortgage Loan.

                   PREPAYMENT LOCKOUT/PREMIUM ANALYSIS <F1>

                  PERCENTAGE OF MORTGAGE POOL BY PREPAYMENT
                     RESTRICTION ASSUMING NO PREPAYMENTS

                                    1996     1997     1998     1999     2000     2001     2002
                                 --------  -------  -------  -------  -------  -------  -------
Prepayment Restrictions
-------------------------------
Lockout ........................    27.8%     27.9%    27.2%    25.4%    22.2%    10.6%     3.8%
Greater of Yield Maintenance or
 Percentage Premium of:
 5.00% or greater ..............    33.1      33.1     33.0     32.7     32.7     31.2     31.1
 4.00% to 4.99% ................
 3.00% to 3.99% ................     7.4       7.4      8.2      8.0      7.4      7.6      6.0
 2.00% to 2.99% ................     4.9       4.9      4.9      5.8      5.6      6.6      6.8
 1.00% to 1.99% ................    23.4      23.3     23.2     24.0     21.8     26.8     30.8
 0.00% to 0.99% ................     2.5       2.5      2.5      2.7      2.7      8.2      9.7
Total of Yield Maintenance  ....    71.2      71.1     71.8     73.3     70.2     80.5     84.3
Total of Yield Maintenance
 and Lockout ...................    99.0      99.0     99.0     98.7     92.5     91.1     88.1
Percentage Premium:
 5.00% or greater ..............     0.0       0.0      0.0      0.0      0.0      0.5      0.2
 4.00 to 4.99% .................     0.0       0.0      0.0      0.0      0.0      0.9      0.4
 3.00 to 3.99% .................     0.0       0.0      0.0      0.3      6.2      0.0      3.0
 2.00 to 2.99% .................     1.0       1.0      1.0      1.0      1.3      7.3      1.6
 1.00 to 1.99% .................     0.0       0.0      0.0      0.0      0.0      0.3      1.3
Total with Percentage Premium  .     1.0       1.0      1.0      1.3      7.5      8.9      6.4
Open ...........................     0.0       0.0      0.0      0.0      0.0      0.0      5.5
Total ..........................   100.0     100.0    100.0    100.0    100.0    100.0    100.0
% of Initial Pool Balance <F2> .   100.0%     98.7%    97.3%    95.8%    94.1%    89.9%    86.0%

--------------

  <F1>   This table sets forth an analysis of the percentage of the declining balance of the Mortgage Pool that, on December 1, in each of the years indicated, will be within a Lockout Period or in which Principal Prepayments must be accompanied by the indicated Prepayment Premium or yield maintenance charge. See "DESCRIPTION OF THE MORTGAGE POOL--Certain Terms and Conditions of the Mortgage Loans--Prepayment Provisions" for the assumptions used in preparing this table.

  <F2>   Represents the approximate percentage of the Initial Pool Balance that will remain outstanding at the indicated date based upon the assumptions used in preparing this table.

                    (RESTUBBED TABLE CONTINUED FROM ABOVE)

                                   2003     2004     2005     2006     2007     2008     2009     2010     2011
                                 -------  -------  -------  -------  -------  -------  -------  -------  -------
Prepayment Restrictions
-------------------------------
Lockout ........................     2.8%     3.0%     3.1%     0.0%     0.0%     0.0%     0.0%     0.0%     0.0%
Greater of Yield Maintenance or
 Percentage Premium of:
 5.00% or greater ..............    33.2     26.3     10.0     15.8      8.1      2.6      2.7      0.8      0.0
 4.00% to 4.99% ................
 3.00% to 3.99% ................     6.4      5.1      2.0      6.2      0.0      0.0      0.0      0.0      0.0
 2.00% to 2.99% ................     7.3      7.5      3.7      0.0      0.0      0.0      0.0      0.0      0.0
 1.00% to 1.99% ................    29.0     29.7     17.3      0.0      0.0      0.0      0.0      0.0      0.0
 0.00% to 0.99% ................    10.4     10.8     10.3     20.9     28.3     29.0     49.2     47.7    100.0
Total of Yield Maintenance  ....    86.3     79.3     43.3     42.9     36.4     31.6     51.9     48.5    100.0
Total of Yield Maintenance
 and Lockout ...................    89.1     82.3     46.4     42.9     36.4     31.6     51.9     48.5    100.0
Percentage Premium:
 5.00% or greater ..............     0.0      7.7     17.0     13.0     12.3      0.0      0.0      0.0      0.0
 4.00 to 4.99% .................     0.0      0.0      0.2     13.6      1.8      0.0      0.0      0.0      0.0
 3.00 to 3.99% .................     2.7      1.6      2.2      0.7     12.6      2.9      0.0      0.0      0.0
 2.00 to 2.99% .................     4.7      3.6      5.6      3.8      1.0      7.5      4.5      0.0      0.0
 1.00 to 1.99% .................     0.0      4.4      1.7      0.0      0.0      1.7     12.7      4.3      0.0
Total with Percentage Premium  .     7.5     17.3     26.7     31.1     27.7     12.2     17.2      4.3      0.0
Open ...........................     3.4      0.4     26.9     26.0     35.9     56.2     30.9     47.2      0.0
Total ..........................   100.0    100.0    100.0    100.0    100.0    100.0    100.0    100.0    100.0
% of Initial Pool Balance <F2> .    78.4%    73.8%    69.5%    22.1%    15.9%     8.8%     5.1%     4.4%     0.7%

-------------

  <F2>   Represents the approximate percentage of the Initial Pool Balance that will remain outstanding at the indicated date based upon the assumptions used in preparing this table.

   "Due-on-Encumbrance" and "Due-on-Sale" Provisions. The Mortgages generally contain "due-on-encumbrance" clauses that permit the holder of the Mortgage to accelerate the maturity of the related Mortgage Loan if the borrower encumbers the related Mortgaged Property without the consent of the mortgagee. However, in certain of the Mortgage Loans, the related borrower is allowed, under certain circumstances, to encumber the related Mortgaged Property with additional liens. See "RISK FACTORS--Investment in Commercial and Multi-Family Mortgage Loans--Other Financing" herein. The Master Servicer or the Special Servicer, as applicable, will determine, in a manner consistent with the servicing standard described herein under "THE POOLING AND SERVICING AGREEMENT--Servicing of the Mortgage Loans; Collection of Payments" whether to exercise any right the mortgagee may have under any such clause to accelerate payment of a Mortgage Loan upon, or to withhold its consent to, any additional encumbrance of the related Mortgaged Property.

   The Mortgages for the Mortgage Loans generally prohibit, without the mortgagee's prior consent, the borrower from transferring the Mortgaged Property or allowing a change in ownership, generally defined as, among other things, (a) a specified percentage (generally ranging from 10% to 50%) change in the ownership of the borrower, a guarantor or, with respect to certain of such Mortgage Loans, in the ownership of a general partner of the borrower or a guarantor, (b) the removal, resignation or change in ownership of any general partner or managing partner of a borrower, a guarantor or, with respect to certain of such Mortgage Loans, any general partner of a borrower or a guarantor, (c) with respect to certain of such Mortgage Loans, the removal, resignation or change in ownership of the managing agent of the related Mortgaged Property, or (d) the voluntary or involuntary transfer or dilution of the controlling interest in the related borrower held by a specified person; provided, however, that with respect to certain of such Mortgage Loans, the borrower may be entitled to transfer the Mortgaged Property or allow a change in ownership if certain conditions are satisfied, typically including one or more of the following, (i) no event of default has occurred, (ii) the proposed transferee meets the mortgagee's customary underwriting criteria, (iii) the Mortgaged Property continues to meet the mortgagee's customary underwriting criteria, (iv) an acceptable assumption agreement is executed, and (v) a specified assumption fee (generally 1% to 1.5% of the then outstanding principal balance of the applicable Note) has been received by the mortgagee. Certain of the Mortgages may also allow transfers of interests in the related Mortgaged Property in the nature of residential leases and easements and changes in ownership between partners, family members, for estate planning purposes, affiliated companies and certain specified individuals. In the event of any transfer or change in ownership of the Mortgaged Property in violation of the applicable provisions of the related Mortgage Loan documents, the related Mortgage Loan documents generally provide that the mortgagee is permitted to accelerate the maturity of the related Mortgage Loan. See "CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS--Enforceability of Certain Provisions--Due-on-Sale Provisions" in the Prospectus. The Depositor makes no representation as to the enforceability of any due-on-sale or due-on-encumbrance provision in any Mortgage Loan which is the subject of a proceeding under the Bankruptcy Code.

   Default Provisions. Except as described below, the related Mortgage Loan documents generally provide that an event of default will exist if (a) any regular installment of principal and/or interest is not paid when specified (generally either (i) upon the date the same is due, or (ii) within a specified period (generally ranging from 5 days to 30 days) after the date upon which the same was due or following written notice from the mortgagee of such failure), or (b) any violation of the conditions described in "--'Due-on-Encumbrance' and 'Due-on-Sale' Provisions" above occurs. Additionally, the related Mortgage Loan documents may contain other specified events of default, including one or more of the following: the borrower's failure to pay taxes or other charges when due, to keep all required insurance policies in full force and effect, to cure any material violations of laws or ordinances affecting the Mortgaged Property or to operate the related Mortgaged Property according to certain criteria; the imposition of a mechanic's, materialman's or other lien against the Mortgaged Property; the institution of a bankruptcy, receivership or similar actions against the borrower or the Mortgaged Property; unapproved conversion of the related Mortgaged Property to a condominium or cooperative; defaults under certain other agreements; defaults under or unapproved modifications to any related franchise agreement; or material changes to or defaults under any related management agreement.

   Upon the occurrence of an event of default with respect to any Mortgage Loan, the Master Servicer or the Special Servicer, as applicable, may take such action as the Master Servicer or the Special Servicer deems advisable to protect and enforce the rights of the Trustee, on behalf of the Certificateholders, against the related borrower and in and to the related Mortgaged Property, subject to the terms of the related Mortgage Loan, including, without limitation, declaring the entire debt to be immediately due and payable and/or instituting a proceeding, judicial or non-judicial, for the complete or partial foreclosure of the Mortgage Loan.

    Default Interest. All of the Mortgage Loans provide for imposition of a rate of interest higher than the stated interest rate upon the occurrence of an event of default by the related borrower ("Default Interest"). The Default Interest applicable to the Mortgage Loans is generally calculated as either
(a) a specified rate, (b) a specified rate above the stated interest rate of such Mortgage Loan, or (c) a rate equal to the greater of (i) a specified rate above the stated interest rate of such Mortgage Loan, or (ii) a specified rate above a specified base rate (typically the prime rate reported in The Wall Street Journal). No assurance can be given as to the enforceability of any provision of any Mortgage Loan requiring the payment of any Default Interest or as to the collectability of any Default Interest. See "CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS--Enforceability of Certain Provisions" in the Prospectus.

   Hazard, Liability and other Insurance. Generally, each Mortgage Loan requires that the related Mortgaged Property be insured (in an amount not less than the lesser of (a) the full replacement cost of the Mortgaged Property or (b) the outstanding principal balance of the related Note, but in any event in an amount sufficient to ensure that the insurer would not deem the borrower a co-insurer) against loss or damage by fire or other risks and hazards covered by a standard extended coverage insurance policy. Generally, each Mortgage Loan also requires that the related borrower obtain and maintain during the entire term of the Mortgage Loan (a) comprehensive public liability insurance, typically with a minimum limit of $1,000,000 per occurrence, (b) if any part of the Mortgaged Property upon which a material improvement is located lies in a special flood hazard area and for which flood insurance has been made available, a flood insurance policy in an amount equal to the lesser of the outstanding principal balance of the related Note or the maximum limit of coverage available from governmental sources, (c) if deemed advisable by the Originator, rent loss and/or business interruption insurance in an amount equal to all rents or estimated gross revenues from the operation of the Mortgaged Property for a period as required by the Mortgage, (d) if applicable, insurance against loss or damage from explosion of steam boilers, air conditioning equipment, high pressure piping, machinery and equipment, pressure vessels or similar apparatus, and
(e) such other insurance as may from time to time reasonably be required by the mortgagee. With respect to many of the Mortgage Loans, the related borrower has satisfied the applicable insurance requirements by obtaining blanket insurance policies, subject to the review and approval of the same by the mortgagee, including the amount of insurance and the number of properties covered by such policies.

   Casualty and Condemnation. The related Mortgage Loan documents typically provide that in the event of damage to the related Mortgaged Property by reason of fire or other casualty (a "Casualty"), all insurance proceeds will be paid to the mortgagee and then it is such mortgagee's option as to whether to apply such proceeds to the outstanding indebtedness of the related Mortgage Loan, or to allow such proceeds to be applied to the restoration of the related Mortgaged Property; provided, however, that if certain conditions are satisfied, the mortgagee may be required to disburse such proceeds in connection with a restoration of the related Mortgaged Property. These required conditions typically include one or more of the following: (a) if the insurance proceeds payable are less than a specified amount, (b) if less than a specified percentage of the related Mortgaged Property is destroyed or if the value of the related Mortgaged Property following such Casualty remains greater than either a specified amount or a specified percentage of the value of the related Mortgaged Property immediately preceding such Casualty, (c) if the Casualty affects less than a specified percentage of the net rentable area of the Mortgaged Property or interrupts less than a specified percentage of the rentals from the Mortgaged Property, (d) if such restoration will cost less than a specified amount and if sufficient funds are available to complete such restoration, (e) if such restoration can be accomplished within a specified time period, (f) if the restored Mortgaged Property will adequately secure the related Mortgage Loan, (g) if adequate income (including rentals and insurance) will be available during the restoration period and (h) if no event of default then exists. In certain of the Mortgage Loans, the lease between the related borrower and a tenant of all or part of the related Mortgaged Property may require the borrower or the tenant to rebuild the buildings located upon the related Mortgaged Property in the event of a Casualty, and the related Mortgage Loan documents may permit the application of insurance proceeds to satisfy such requirement, regardless of the value of such Mortgaged Property following such Casualty.

   Generally, the Mortgage Loans provide that all awards payable to the borrower in connection with any taking or exercise of the power of eminent domain with respect to the related Mortgaged Property (a "Condemnation") will be paid directly to the mortgagee, and then it is such mortgagee's option as to whether to apply such proceeds to the outstanding indebtedness of the related Mortgage Loan, or to allow such proceeds to be applied to the restoration of the related Mortgaged Property; provided, however, that if certain conditions are satisfied, the mortgagee may be required to disburse such awards in connection with a restoration of the related Mortgaged Property. These required conditions typically include one or more of the following: (a) if the award is less than a specified amount, (b) if less than a specified percentage of the related Mortgaged Property is taken, (c) if the Condemnation affects less than a specified percentage of the net rentable area of the Mortgaged

Property or interrupts less than a specified percentage of the rentals from the Mortgaged Property, (d) if such restoration will cost less than a specified amount and if sufficient funds are available to complete such restoration, (e) if such restoration can be accomplished within a specified time period, (f) if adequate income (including the Condemnation award, rentals and insurance) will be available during the restoration period, (g) if no event of default then exists, and (h) if such restoration and repair is feasible and the related Mortgaged Property will be commercially viable after such restoration. In certain of the Mortgage Loans, the lease between the related borrower and a tenant of all or part of the related Mortgaged Property may require the borrower or the tenant to restore the related Mortgaged Property in the event of a Condemnation and the related Mortgage Loan documents may permit the application of condemnation proceeds to satisfy such requirement.

   Financial Reporting. The Mortgages generally contain covenants which require the related borrower to provide the mortgagee with certain financial reports regarding such borrower's operations at the related Mortgaged Property at least upon an annual basis, and generally also require such reporting upon an interim basis (generally monthly or quarterly) throughout the fiscal year of the borrower. Such reports typically include information about one or more of the following regarding such Mortgaged Property: (a) income and expenses for the period covered by such reports, (b) current tenancy information, and (c) the financial condition of the borrower and/or certain specified principals of the borrower. Many of the Mortgages also require the borrower to pay additional interest of a specified amount with each Monthly Payment, with such additional interest being rebated, on an annual basis, to those borrowers who have satisfied all such reporting requirements. However, in the case of owner-occupied properties, the borrower typically provides financial information with respect to itself instead of the Mortgaged Property.

   Delinquencies and Modifications. As of the Cut-off Date for each Mortgage Loan, no Mortgage Loan was more than 30 days delinquent in respect of any Monthly Payment, and no Mortgage Loan has been modified in any material manner since its origination in connection with any default or threatened default on the part of the related borrower. Any future modifications would be subject to the conditions and requirements contained in the Pooling and Servicing Agreement.

   Borrower Escrows and Reserve Accounts. In a number of the Mortgage Loans, the related borrower was required, or may under certain circumstances in the future be required, to establish one or more reserve or escrow accounts (such accounts, "Reserve Accounts") for necessary repairs and replacements, tenant improvements and leasing commissions, real estate taxes and assessments, water and sewer charges, insurance premiums, environmental remediation, improvements mandated under the Americans with Disabilities Act of 1990, deferred maintenance and/or scheduled capital improvements or, under certain specified circumstances, reserves for the payment of regularly scheduled payments of principal and/or interest ("Monthly Payments") and other payments due under the related Mortgage Loan. The following table sets forth more detailed information, as of December 9, 1996, regarding Mortgage Loans for which a Reserve Account existed on such date.

                            RESERVE ESCROW BALANCES <F1>

 LOAN                                                                                     CURR.       MONTHLY
  NO.   PROPERTY NAME                    RESERVE DESCRIPTION            ORIG. RESERVE    RESERVE      RESERVE
------  -------------------------------  ----------------------------  -------------  ------------  ---------
    1   Kennedy Ridge                    Replacement Reserve             $        0     $   93,594    $23,950
                                         Completion Reserve              $1,543,703     $  966,451    $     0
------  -------------------------------  ----------------------------  -------------  ------------  ---------
    2   Gateway Shopping Center          Repair Reserve                  $  356,971     $  433,586    $     0
                                         Environmental Reserve           $   10,000     $   10,192    $     0
                                         Leasing Reserve                 $1,000,000     $   68,626    $     0
                                         Tenant Reserve                  $        0     $        0    $     0
------  -------------------------------  ----------------------------  -------------  ------------  ---------
    3   Gentry's Landing                 Replacement Reserve             $   59,070     $   59,070    $ 4,535
                                         Capital Improvement Reserve     $  898,104     $  898,104    $11,552
------  -------------------------------  ----------------------------  -------------  ------------  ---------
    4   Kendall I Place                  Repair Reserve                  $    5,750     $   12,482    $   820
                                         Tenant Reserve                  $  100,000     $  122,600    $ 5,000
------  -------------------------------  ----------------------------  -------------  ------------  ---------
    6   Bay Plaza K Mart                 Rental Reserve                  $2,757,312     $2,757,312    $     0
                                         Repair Reserve                  $      559     $      559    $   559
------  -------------------------------  ----------------------------  -------------  ------------  ---------
    7   Preferred Freezer                Tenant Reserve                  $  100,000     $  130,974    $ 2,500
                                         Repair Reserve                  $  185,500     $   23,441    $ 5,670
------  -------------------------------  ----------------------------  -------------  ------------  ---------
    8   Rio Norte Shopping Center        Tenant Reserve                  $  300,000     $  300,000    $     0
                                         COMMENT Earn out for currently vacant local space
------  -------------------------------  --------------------------------------------------------------------
    9   Val Mesa Medical Building        Tenant Reserve                  $  125,000     $  125,098    $25,000
                                         COMMENT Tenant escrow to grow to $225,000.00 to TI work in progress.
------  -------------------------------  --------------------------------------------------------------------
   10   Lakewood Cove Apartments         Repair Reserve                  $  193,744     $  193,744    $     0
------  -------------------------------  ----------------------------  -------------  ------------  ---------
   11   Longhorn Pavillion Apartments    Replacement Reserve             $    3,800     $    3,800    $ 3,800
------  -------------------------------  ----------------------------  -------------  ------------  ---------
   12   Cape Cod Factory Outlet Mall     Tenant Reserve                  $   10,949     $   10,949    $     0
------  -------------------------------  ----------------------------  -------------  ------------  ---------
   15   North Creek Apartments           Capital Improvement Reserve     $  428,375     $  428,375    $     0
------  -------------------------------  ----------------------------  -------------  ------------  ---------
   17   Hunter Park Office Plaza         Tenant Reserve                  $  600,000     $  600,000    $12,391
                                         Tenant Reserve                  $  125,000     $  125,000    $     0
                                         COMMENT $125,000.00 covers earnout for 1822 sf now vacant; $600,000.00 to grow to $1,398,000.00 to be disbursed when county lease is renewed or replaced.
------  -------------------------------  --------------------------------------------------------------------
   18   Westgate of Laurel Apartments    Replacement Reserve             $        0     $        0    $ 4,542
                                         Repair Reserve                  $    6,163     $    6,163    $     0
------  -------------------------------  ----------------------------  -------------  ------------  ---------
   21   Hunter's Ridge Apartments        Capital Improvement Reserve     $   17,375     $   17,375    $     0
------  -------------------------------  ----------------------------  -------------  ------------  ---------
   22   Blaustein Building               Miscellaneous Reserve           $  500,000     $  500,000    $     0
                                         Environmental Reserve           $    2,000     $    2,001    $     0
                                         Tenant Reserve                  $        0     $        0    $19,672
                                         COMMENT Miscellaneous reserve for replacement of chiller.
------  -------------------------------  --------------------------------------------------------------------
   24   Woodhollow Apartments            Capital Improvement Reserve     $   22,500     $   22,500    $ 5,963
                                         Environmental Reserve           $    1,950     $    1,950    $     0
                                         Tenant Reserve                  $  200,000     $  200,000    $     0
                                         COMMENT Tenant reserve released when property achieves stablized occupancy for 6 consecutive months.
------  -------------------------------  --------------------------------------------------------------------
   25   Big Curve Shopping Center        Tenant Reserve                  $   25,000     $   25,000    $ 5,000
                                         Repair Reserve                  $    1,580     $    1,580    $ 1,580
------  -------------------------------  ----------------------------  -------------  ------------  ---------
   26   Windmill Terrace Apartments      Capital Improvement Reserve     $   23,063     $   23,063    $     0
------  -------------------------------  ----------------------------  -------------  ------------  ---------
   27   Armand Place Apartments          Capital Improvement Reserve     $  200,000     $  200,000    $     0
------  -------------------------------  ----------------------------  -------------  ------------  ---------
   28   Oakland Valley Apartments        Initial Replacement Reserve     $   73,490     $   73,490    $     0
                                         Repair Reserve                  $   14,108     $   14,108    $     0
                                         Replacement Reserve             $    5,833     $   35,000    $ 5,833
                                         COMMENT Initial replacement reserve is for 8 roofs and 1 HVAC system.
------  -------------------------------  --------------------------------------------------------------------
   30   Cobblestone Village Apartments   Replacement Reserve             $    4,117     $    8,233    $ 4,117
------  -------------------------------  ----------------------------  -------------  ------------  ---------
   31   Name Office Building             Environmental Reserve           $      550     $      550    $     0
------  -------------------------------  ----------------------------  -------------  ------------  ---------
   32   Goodwin Gardens Apartments       Environmental Reserve           $      450     $      450    $     0
                                         Repair Reserve                  $   21,950     $   21,950    $     0
------  -------------------------------  ----------------------------  -------------  ------------  ---------
   34   North Pointe Office Plaza        Tenant Reserve                  $  134,000     $  134,000    $     0
                                         COMMENT Master Lease at $15.25/sf for 9298 sf backed by $134,000, which can be substituted by LC.
------  -------------------------------  --------------------------------------------------------------------
   35   The Shoppes at Bellgrade         Repair Reserve                  $  100,000     $   76,206    $ 1,000
------  -------------------------------  --------------------------------------------------------------------

                              S-46

LOAN                                                                                      CURR.       MONTHLY
  NO.   PROPERTY NAME                    RESERVE DESCRIPTION            ORIG. RESERVE    RESERVE      RESERVE
------  -------------------------------  ----------------------------  -------------  ------------  ---------
   36   Cypress Station Shopping Center  Capital Improvement Reserve      $450,000       $451,127     $    0
------  -------------------------------  ----------------------------  -------------  ------------  ---------
   37   Sundance Apartments              Repair Reserve                   $  4,120       $  4,136     $    0
------  -------------------------------  ----------------------------  -------------  ------------  ---------
   38   Riggs Plaza                      Environmental Reserve            $  2,000       $      0     $    0
------  -------------------------------  ----------------------------  -------------  ------------  ---------
   39   Emmett Street & Redstone Hill    Environmental Reserve            $  5,000       $  5,014     $    0
                                         Capital Improvement Reserve      $ 28,688       $ 28,770     $    0
------  -------------------------------  ----------------------------  -------------  ------------  ---------
   40   Shadow Valley Apartments         Capital Improvement Reserve      $ 80,000       $ 80,283     $    0
------  -------------------------------  ----------------------------  -------------  ------------  ---------
   41   Casa Devon Apartments            Capital Improvement Reserve      $ 96,094       $ 96,094     $    0
------  -------------------------------  ----------------------------  -------------  ------------  ---------
   41   Casa Devon Apartments            Miscellaneous Reserve            $      0       $      0     $  894
                                         Replacement Reserve              $      0       $    217     $3,421
                                         Miscellaneous Reserve            $      0       $      0     $  895
------  -------------------------------  ----------------------------  -------------  ------------  ---------
   43   Inter American Transport Equ     Repair Reserve                   $      0       $      0     $3,054
                                         Miscellaneous Reserve            $  6,000       $  6,002     $    0
                                         Tenant Reserve                   $      0       $      0     $2,000
------  -------------------------------  ----------------------------  -------------  ------------  ---------
   44   Midway Mills Shopping Center     Repair Reserve                   $  9,070       $  9,301     $    0
                                         Tenant Reserve                   $100,000       $123,020     $2,000
------  -------------------------------  ----------------------------  -------------  ------------  ---------
   45   Desert Shadows Apartments        Replacement Reserve              $  4,250       $  8,500     $4,250
------  -------------------------------  ----------------------------  -------------  ------------  ---------
   46   Cabana Club Apartments           Replacement Reserve              $  5,567       $ 27,835     $5,567
------  -------------------------------  ----------------------------  -------------  ------------  ---------
   47   Whispering Hills Apartments      Capital Improvements Reserve     $  7,200       $  7,200     $    0
                                         Replacement Reserve              $  3,895       $  7,790     $3,895
------  -------------------------------  ----------------------------  -------------  ------------  ---------
   49   Promenade Shopping Center        Repair Reserve                   $ 14,215       $ 14,215     $  640
                                         Tenant Reserve                   $ 28,032       $ 28,032     $2,730
------  -------------------------------  ----------------------------  -------------  ------------  ---------
   50   Dulles Square Shopping Center    Environmental Reserve            $  7,500       $  7,500     $    0
                                         Tenant Reserve                   $      0       $      0     $7,150
                                         COMMENT Tenant reserve escrow to grow to $200,000, to be disbursed for renewal and replacement of tenants for space rolling over during first
                                         36 months of loan.
------  -------------------------------  --------------------------------------------------------------------
   56   The Delphax Building             Replacement Reserve              $    320       $  1,600     $  320
------  -------------------------------  ----------------------------  -------------  ------------  ---------
   57   New Grand Hotel                  Repair Reserve                   $  3,000       $  3,000     $    0
                                         Replacement Reserve              $  1,547       $  4,641     $1,547
------  -------------------------------  ----------------------------  -------------  ------------  ---------
   59   East Hills Village Shopping      Tenant Reserve                   $ 10,000       $ 10,000     $    0
                                         Replacement Reserve              $    500       $    500     $  500
                                         COMMENT Tenant Improvement escrow is for fit out of Kern School's space
------  -------------------------------  --------------------------------------------------------------------
   60   Rosedale Towers Office Build     Environmental Reserve            $    575       $    577     $    0
------  -------------------------------  ----------------------------  -------------  ------------  ---------
   61   Western Hills Apartments         Replacement Reserve              $  3,000       $  9,000     $3,000
                                         Repair Reserve                   $  5,782       $      0     $    0
------  -------------------------------  ----------------------------  -------------  ------------  ---------
   62   Dillon Factory Stores            Replacement Reserve              $    160       $    160     $  160
------  -------------------------------  ----------------------------  -------------  ------------  ---------
   65   University Business Center       Capital Improvement Reserve      $ 41,500       $ 41,618     $    0
                                         Tenant Reserve                   $172,445       $191,640     $9,345
                                         COMMENT Tenant Escrow to grow to $350,000 and disbursed after GSA Lease is renewed or replaced.
------  -------------------------------  --------------------------------------------------------------------
   66   Lucas Creek Apartments           Environmental Reserve            $  1,100       $  1,100     $    0
------  -------------------------------  ----------------------------  -------------  ------------  ---------
   67   Fox Creek Apartments             Capital Improvement Reserve      $128,250       $ 91,225     $3,584
                                         Environmental Reserve            $    575       $      1     $    0
------  -------------------------------  ----------------------------  -------------  ------------  ---------
   68   Spring Hill Apartments I & I     Miscellaneous Reserve            $ 10,000       $ 10,000     $    0
                                         Capital Improvement Reserve      $ 19,375       $ 19,375     $    0
------  -------------------------------  ----------------------------  -------------  ------------  ---------
   69   Forest Place Apartments          Repair Reserve                   $ 19,050       $      0     $    0
                                         Replacement Reserve              $ 38,617       $ 17,131     $3,417
------  -------------------------------  ----------------------------  -------------  ------------  ---------
   70   Mulberry Row Apartments          Initial Replacement Reserve      $ 73,500       $ 73,500     $    0
                                         Repair Reserve                   $ 14,738       $ 14,738     $    0
                                         Replacement Reserve              $  2,630       $ 18,410     $2,630
                                         COMMENT Initial replacement reserve is for future roof repairs.
------  -------------------------------  --------------------------------------------------------------------
   71   Brentwood Terrace Apartments     Environmental Reserve            $    550       $    550     $    0
                                         Capital Improvement Reserve      $189,125       $189,125     $    0
                                         Environmental Reserve            $  5,000       $  5,000     $    0
------  -------------------------------  --------------------------------------------------------------------

                                      S-47

LOAN                                                                                      CURR.       MONTHLY
  NO.   PROPERTY NAME                    RESERVE DESCRIPTION            ORIG. RESERVE    RESERVE      RESERVE
------  -------------------------------  ----------------------------  -------------  ------------  ---------
   72   580 Cottage Grove Road           Tenant Reserve                   $128,364       $128,591     $    0
                                         Completion Reserve               $ 41,636       $ 41,738     $    0
                                         COMMENT Tenant Reserve for improvements on unfinished space.
------  -------------------------------  --------------------------------------------------------------------
   73   Sedgefield Apartments            Repair Reserve                   $      0       $      0     $1,000
                                         Environmental Reserve            $  2,000       $  2,000     $    0
------  -------------------------------  ----------------------------  -------------  ------------  ---------
   74   Bullock Habersham Apartments     Replacement Reserve              $  2,859       $  8,614     $2,859
                                         Repair Reserve                   $ 30,000       $      0     $    0
------  -------------------------------  ----------------------------  -------------  ------------  ---------
   75   North Gaithersburg Shopping      Tenant Reserve                   $      0       $      0     $3,333
                                         COMMENT Tenant escrow to grow to $80,000 and disbursed after Reliable
                                         La-Z-Boy lease is renewed or replaced.
------  -------------------------------  --------------------------------------------------------------------
   78   San Pedro Place Shopping Center  Environmental Reserve            $    550       $    551     $    0
                                         Capital improvement Reserve      $100,000       $100,158     $    0
------  -------------------------------  ----------------------------  -------------  ------------  ---------
   80   Central Avenue Industrial Pa     Environmental Reserve            $  1,500       $  1,500     $    0
------  -------------------------------  ----------------------------  -------------  ------------  ---------
   81   Hammond Street Apartments        Capital Improvement Reserve      $ 16,875       $      0     $    0
------  -------------------------------  ----------------------------  -------------  ------------  ---------
   82   Rosenberg Building Apartment     Repair Reserve                   $ 10,500       $ 10,500     $    0
                                         Replacement Reserve              $  1,408       $  2,817     $1,408
------  -------------------------------  ----------------------------  -------------  ------------  ---------
   84   5300 Harbor Street               Environmental Reserve            $  1,000       $  1,005     $    0
------  -------------------------------  ----------------------------  -------------  ------------  ---------
   84   5300 Harbor Street               Capital Improvement Reserve      $ 14,580       $      0     $    0
------  -------------------------------  ----------------------------  -------------  ------------  ---------
   85   Cedar Square Shopping Center     Replacement Reserve              $ 37,695       $ 37,695     $2,695
                                         Tenant Reserve                   $ 15,000       $ 15,000     $    0
------  -------------------------------  ----------------------------  -------------  ------------  ---------
   86   Ames                             Repair Reserve                   $      0       $  4,529     $  900
------  -------------------------------  ----------------------------  -------------  ------------  ---------
   87   Water's Edge Apartments          Repair Reserve                   $111,223       $111,223     $    0
                                         Capital Improvement Reserve      $210,808       $210,808     $    0
                                         Environmental Reserve            $ 85,000       $ 85,000     $    0
                                         COMMENT Environmental reserve for cleanup of diesel fuel spill.
------  -------------------------------  --------------------------------------------------------------------
   88   The Townhouse Apartments         Environmental Reserve            $  2,000       $  2,001     $    0
------  -------------------------------  ----------------------------  -------------  ------------  ---------
   89   Champlain Apartments             Replacement Reserve              $ 10,884       $ 30,251     $4,842
------  -------------------------------  ----------------------------  -------------  ------------  ---------
   90   2603 Oaklawn Office              Environmental Reserve            $    550       $    551     $    0
                                         Capital Improvement Reserve      $125,000       $125,197     $    0
------  -------------------------------  ----------------------------  -------------  ------------  ---------
   91   Carriage Green Apartments        Repair Reserve                   $ 13,590       $      0     $    0
                                         Replacement Reserve              $  3,036       $  9,268     $3,036
------  -------------------------------  ----------------------------  -------------  ------------  ---------
   92   Stafford Station                 Environmental Reserve            $  2,500       $  2,500     $    0
                                         Tenant Reserve                   $140,000       $140,000     $    0
                                         COMMENT Tenant Reserve released after 75% of all leases rolling in first year are renewed or replaced.
------  -------------------------------  --------------------------------------------------------------------
   93   Shoppes at Gloucester            Tenant Reserve                   $      0       $  7,062     $1,000
                                         Repair Reserve                   $      0       $      0     $    0
                                         COMMENT Repair Reserve is an annual payment due Jan. 1
------  -------------------------------  --------------------------------------------------------------------
   97   Plainfield Realty                Repair Reserve                   $ 66,875       $ 66,875     $    0
------  -------------------------------  ----------------------------  -------------  ------------  ---------
   99   Office Depot                     Repair Reserve                   $ 90,000       $ 38,591     $  500
                                         Tenant Reserve                   $ 10,000       $ 23,560     $1,000
------  -------------------------------  ----------------------------  -------------  ------------  ---------
  100   Callahan Plaza                   Tenant Reserve                   $      0       $      0     $    0
                                         Repair Reserve                   $ 12,417       $ 12,421     $    0
                                         COMMENT Tenant Reserve effective with monthly payments years 3, 5-8
------  -------------------------------  --------------------------------------------------------------------
  102   Frank's Nursery & Craft Store    Tenant Reserve                   $ 19,910       $ 24,917     $  526
                                         Repair Reserve                   $ 10,438       $ 11,005     $    0
------  -------------------------------  ----------------------------  -------------  ------------  ---------
  104   Frank's Nursery & Craft Store    Tenant Reserve                   $ 19,695       $ 24,632     $  521
                                         Repair Reserve                   $ 18,393       $ 18,658     $    0
------  -------------------------------  ----------------------------  -------------  ------------  ---------
  105   Franklin School Apartments       Replacement Reserve              $    803       $  2,410     $  803
------  -------------------------------  ----------------------------  -------------  ------------  ---------
  106   North Georgia Business Center    Capital Improvement Reserve      $ 35,000       $ 35,000     $    0
                                         Miscellaneous Reserve            $ 10,000       $ 10,000     $    0
------  -------------------------------  ----------------------------  -------------  ------------  ---------
  109   Somerset Apartments              Environmental Reserve            $    500       $      3     $    0
------  -------------------------------  ----------------------------  -------------  ------------  ---------
  110   Town Center Plaza                Tenant Reserve                   $ 76,000       $ 86,237     $5,100
                                         COMMENT Escrow grows to $178,000 and will be disbursed at $8.75/sf for each existing tenant which is renewed or replaced.
------  -------------------------------  --------------------------------------------------------------------

                                      S-48

LOAN                                                                                      CURR.       MONTHLY
  NO.   PROPERTY NAME                    RESERVE DESCRIPTION            ORIG. RESERVE    RESERVE      RESERVE
------  -------------------------------  ----------------------------  -------------  ------------  ---------
  112   Mt. Airy Manor Apartments        Replacement Reserve             $         0   $         0    $1,375
                                         Repair Reserve                  $    50,000   $    50,000    $    0
                                         Environmental Reserve           $     1,100   $     1,100    $    0
------  -------------------------------  ----------------------------  -------------  ------------  ---------
  116   Buckingham Apartments            Environmental Reserve           $       500   $         3    $    0
------  -------------------------------  ----------------------------  -------------  ------------  ---------
  119   Colonial Apartments              Capital Improvement Reserve     $    78,000   $    78,195    $    0
                                         Environmental Reserve           $       800   $       802    $    0
------  -------------------------------  ----------------------------  -------------  ------------  ---------
  123   Hy-Vee Shopping Center           Environmental Reserve           $       550   $       551    $    0
------  -------------------------------  ----------------------------  -------------  ------------  ---------
  124   Frank's Nursery & Craft Store    Repair Reserve                  $    10,731   $    10,890    $    0
                                         Tenant Reserve                  $    14,317   $    17,907    $  379
------  -------------------------------  ----------------------------  -------------  ------------  ---------
  125   ETI Center                       Repair Reserve                  $     7,500   $     7,500    $    0
------  -------------------------------  ----------------------------  -------------  ------------  ---------
  128   Frank's Nursery & Craft Store    Repair Reserve                  $     5,763   $     5,859    $    0
                                         Tenant Reserve                  $    13,618   $    17,030    $  360
------  -------------------------------  ----------------------------  -------------  ------------  ---------
  129   Westview Gardens Apartments      Repair Reserve                  $    33,285   $    33,380    $    0
                                         Replacement Reserve             $         0   $     2,300    $1,150
------  -------------------------------  ----------------------------  -------------  ------------  ---------
  130   Frank's Nursery & Craft Store    Repair Reserve                  $     2,413   $     2,462    $    0
                                         Tenant Reserve                  $    12,711   $    15,897    $  336
------  -------------------------------  ----------------------------  -------------  ------------  ---------
  131   Wood Haven Apartments            Capital Improvement Reserve     $    19,938   $    19,938    $    0
                                         Environmental Reserve           $       969   $         0    $    0
------  -------------------------------  ----------------------------  -------------  ------------  ---------
  133   2125 West Spur -HWY 303          Environmental Reserve           $     2,000   $     2,000    $    0
------  -------------------------------  ----------------------------  -------------  ------------  ---------
  134   Frank's Nursery & Crafts Store   Tenant Reserve                  $    10,877   $    13,611    $  288
                                         Repair Reserve                  $    12,875   $    13,017    $    0
------  -------------------------------  ----------------------------  -------------  ------------  ---------
  135   Frank's Nursery & Crafts Store   Tenant Reserve                  $         0   $     5,957    $  742
                                         Repair Reserve                  $     3,750   $     3,783    $    0
------  -------------------------------  ----------------------------  -------------  ------------  ---------
                                                                         $13,511,221   $12,070,553

<F1> BALANCES AS OF 12/9/96.


 THE TAX CREDIT LOANS

   Seven Mortgage Loans (Loan #11, Loan #46, Loan #58, Loan #82, Loan #105, Loan #113 and Loan #118) representing approximately 4.1% of the Initial Pool Balance (the "Section 42 Mortgage Loans"), are secured by Mortgaged Properties believed eligible to receive Tax Credits. The Section 42 Mortgage Loans were originated by BCMC or Midland. All of the Section 42 Mortgage Loans were underwritten to a Debt Service Coverage Ratio of not less than 1.15x and a Loan to Value Ratio of not greater than 85%.

   Background. The Tax Reform Act of 1986 eliminated or restricted most of the existing federal tax incentives for the production of rental housing (such as tax-exempt bond financing, accelerated depreciation and deduction of construction period interest) and replaced them with a federal tax credit for qualifying property that was acquired, constructed or rehabilitated after December 31, 1986. The Low Income Housing Tax Credit provisions are set forth in Section 42 of the Code. The Tax Credit program is administered by the U.S. Treasury Department. The intent of the Tax Credit Program is to facilitate, through the tax credit mechanism, the construction or substantial rehabilitation of affordable multifamily housing with the benefits of this indirect subsidy flowing to a targeted tenant profile. All of the Mortgaged Properties relating to the Section 42 Mortgage Loans have been allocated Tax Credits.

   General Rules. Under the Tax Credit provisions, a property owner must comply with the tenant income restrictions and rental restrictions over a minimum 15-year compliance period. In addition, agreements governing the property will normally require an "extended use period" which has the effect of extending the income and rental restrictions for an additional 15 years. However, at any time during the last year of the compliance period or at any time during the extended use period, the property owner may demand that the related state housing finance agency find a buyer for the property who will purchase the property subject to the income and rental restrictions and who will pay enough to both retire any debt on the property and return the owner's equity investment plus cost-of-living adjustments. If the related state housing finance agency cannot find such a purchaser within one year of such demand, the income and rental restrictions cease to apply and rents may be increased to market rates over a three-year period. In return for agreeing to these restrictions, the property owner is entitled to receive a Tax Credit (e.g., a dollar-for-dollar reduction of federal taxes) in each taxable year over a period of 10 years for a qualified low-income project commencing with occupancy by qualified tenants.

   Income Targeting Test. At the time the project is placed in service, the property owner must make an irrevocable election of one of two set-aside rules, either (i) at least 20% of the units must be rented to tenants with incomes of 50% or less of median income, as adjusted for family size (the "20-50" set-aside), or (ii) at least 40% of the units must be rented to tenants with incomes of 60% or less of median income, as adjusted for family size (the "40-60" set-aside). The aggregate number of Tax Credits the owner is entitled to is based upon the percentage of total units made available to qualified tenants. See "--Value of Tax Credits" below.

   The applicable set-aside requirement must be met on an annual basis over the 15-year compliance periods with tenant income each year measured against the income limit applicable for that year. Most owners have elected the 40-60 set-aside rule and designated 100% of the units for tenants that qualify under the income requirements.

   Once qualified, tenant income can rise to 140% of the applicable income limitation for that year without disqualification of the tenant. The provisions allow the income of an existing tenant to exceed the 140% limit without disqualification if the next available rental unit of comparable size is rented (or made available) to a tenant qualifying at 60% of the median income (or 50% for the 20-50 set-aside projects). In practice, there is no income limit for existing tenants who initially met the applicable income requirements in a housing project eligible for Tax Credits (a "Tax Credit Project") for which the owner has elected to rent 100% of the units thereof to qualified tenants. A majority of the Section 42 Mortgage Loans are secured by Mortgaged Properties where the related borrower had elected to rent 100% of the units to qualified tenants.

   Rental Requirements. The Tax Credit provisions require that gross rent for each low-income unit not exceed 30% of the annual HUD median income, adjusted for the household size expected to occupy the particular unit. The gross rental charged for a unit must take into account an allowance for utilities. If utilities are paid by the tenant, then the maximum allowable Tax Credit rent is reduced according to utility allowances, as provided in regulations of the Internal Revenue Service (the "IRS").

   Value of Tax Credits. The number of Tax Credits received by the owner of a qualified project will depend largely on the "qualified basis," which is the portion of the project's "eligible basis" attributable to low-income units. In general, qualified basis is the eligible basis times the percentage of total rental units (up to a maximum of 100%) rented to or made available to qualifying tenants. Eligible basis is essentially project cost (exclusive of land). Qualified basis can change from year to year during the relevant period when tax credits are applicable (the "Tax Credit Period") if owners elect to make more (or fewer) rental units available to qualifying tenants. Accordingly, the number of Tax Credits received from year to year could vary.

   The number of Tax Credits available to the owner of the property each year is equal to the "annual tax credit percentage" times the qualified basis. The annual tax credit percentage available to a particular property is generally determined when the property is placed in service and will not change thereafter. In 1987, the "annual tax credit percentage" for new construction was 9% and the annual tax credit percentage for acquisition of existing buildings was 4%. In subsequent years, the IRS has published monthly factors to compute the annual tax credit percentage for projects placed in service that month. These annual percentages approximate 9% and 4%.

   For example, for a newly-constructed Tax Credit Project, Tax Credits equal to approximately 9% of the project's qualified basis would be available for each year of the Tax Credit Period. Thus, the aggregate number of Tax Credits available over the Tax Credit Period would equal approximately 90% of the project's qualified basis, which for projects which are (and remain) 100% Tax Credit qualified, may approximate almost 90% of the project cost (excluding the cost of land). However, when investors consider the amount of funds they are willing to contribute as limited partners to a partnership which owns a Tax Credit Project, they generally consider (among other factors) the timing of the receipt of Tax Credits (future Tax Credits have lower present values). Accordingly, investor capital contributions for 9% projects generally approximate 45-50% of the aggregate number of Tax Credits allocated to a property.

   Compliance and Recapture of Tax Credits. Tax Credit compliance over the 15-year compliance period is based on whether tenants qualify. This is determined by reviewing tenant income (adjusted for family size) in relation to the HUD median income for the area as described above under "--Income Targeting Test."

   In the event a Tax Credit Project does not maintain compliance with the Tax Credit restrictions on tenant income or rental rates, the owners of the Tax Credit Project may lose the Tax Credits related to the period of the noncompliance and face the partial recapture of previously taken Tax Credits. The loss of Tax Credits, and the possibility of recapture of Tax Credits already taken, may provide significant incentive for project owners to keep the Tax Credit Project in compliance. Additionally, in many cases, it may be economically prudent for project owners to subsidize poorly performing projects as opposed to permitting a default on a Section 42 Mortgage Loan secured by the Tax Credit Project. As the Tax Credits flow to the owner of the Tax Credit Project, a default on a Section 42 Mortgage Loan that leads to a foreclosure would result in the prior owners losing any future Tax Credits and the potential recapture of a portion of any Tax Credits already taken as discussed in the following paragraph. Additionally, in the event of a foreclosure upon a Tax Credit Project during the Tax Credit Period, the subsequent owner will be entitled to the remaining Tax Credits in the same manner as the original owner of the Tax Credit Project, subject to continued compliance with Section 42 of the Code. Accordingly, the resale value of the Tax Credit Project during such Tax Credit Period may be enhanced by the existence of the Tax Credits. In the event of a foreclosure sale during such period, prospective purchasers may assign a value to the remaining Tax Credits and reflect such value in the price they are willing to pay to acquire the Tax Credit Project. Conventional valuation analysis, such as that based upon net operating income, does not recognize this value. Thus, the true value may be understated. However, the actual value assigned by prospective purchasers to the Tax Credits will depend on the remaining term of the Tax Credit Period, the prevailing market for Tax Credit properties and other economic factors, and no assurance can be given that the existence of Tax Credits will generate any increase in the value of the related Mortgaged Properties. All the Section 42 Mortgage Loans are secured by liens on related Mortgaged Properties which have been allocated Tax Credits.

   Under certain circumstances, a property owner is subject to the recapture of the "accelerated portions" of any Tax Credit previously taken, plus interest. Because the Tax Credits are taken over a 10-year period while the
Section 42 compliance period is 15 years, one-third of the Tax Credit taken in years 1 through 10 is considered "accelerated" and is subject to recapture. If the non-compliance events occur in years 11 through 15, the total accelerated portion (which equals one-third of the total Tax Credits taken) is reduced pro rata each subsequent year. Additionally, if a project as a whole fails to meet the minimum requirements (e.g., the 20-50 or 40-60 set-aside, whichever is elected), there is recapture of 100% of the accelerated portion of the Tax Credits taken in each preceding year. Recapture does not occur if noncompliance is corrected within a "reasonable period," as determined under the Code.

   In substantially all cases, the Tax Credits were allocated to the Mortgaged Properties securing the Section 42 Mortgage Loans based upon most of the units therein being held available or occupied by individuals whose income is 60% or less of the area median gross income for the area in which the related Mortgaged Properties is located. Under Section 42 of the

Code, the rent that can be charged for the qualified units must be restricted on the basis of unit size (or number of occupants in pre-1990 properties) and area median income. In addition, to avoid a recapture of a portion of the Tax Credits previously taken by a borrower, the Mortgaged Properties securing the
Section 42 Mortgage Loans must meet the income and rental requirements for at least 15 years.

   BCMC received, with respect to each Mortgaged Property securing the
Section 42 Mortgage Loans, evidence as to (i) the number of Tax Credits, (ii) the "eligible basis," (iii) the "qualified basis," (iv) the "date placed in service," and (v) compliance with the Tax Credit regulations to date. As part of the documents related to the origination of each Mortgage Loan, the Originator also received a copy of the Tax Credit agreement with the applicable state or local housing finance agency.

CERTAIN CHARACTERISTICS OF THE MORTGAGE POOL

   Concentration of Mortgage Loans and Borrowers. Several of the Mortgage Loans have Cut-off Date Principal Balances that are substantially higher than the average Cut-off Date Principal Balance. The largest single Mortgage Loan (Loan #1) has a Cut-off Date Principal Balance that represents approximately 5.3% of the Initial Pool Balance. The five largest individual Mortgage Loans have Cut-off Date Principal Balances that represent in the aggregate approximately 16.8% of the Initial Pool Balance.

   The Mortgage Pool consists of 136 Mortgage Loans to 129 separate borrowers. Nine of the Mortgage Loans were made to a borrower which was also the borrower in one or more of the other Mortgage Loans. Twenty-nine of the Mortgage Loans were made to borrowers that are affiliated with the borrower of another Mortgage Loan. However, no set of Mortgage Loans made to a single borrower or to a single group of affiliated borrowers constitutes more than approximately 2.9% of the Initial Pool Balance. Eleven Mortgage Loans (representing approximately 3.3% of the Initial Pool Balance) are cross-collateralized and cross-defaulted with one or more other Mortgage Loans to the related borrower or to a related affiliated borrower. See "--Limitations on Enforceability of Cross-Collateralization" herein. The following table sets forth more detailed information regarding Mortgage Loans made to a single borrower or to a single group of affiliated borrowers. The column entitled "%" in such table sets forth the approximate percentage of the Initial Pool Balance represented by each identified group of Mortgage Loans.

             LOAN                          RELATIONSHIP OF      CROSS-COLLATERALIZED AND
           NUMBERS                %           BORROWERS             CROSS-DEFAULTED
----------------------------  --------  -------------------  ----------------------------
Loan #28 and Loan #70            1.5%    Affiliated Entities               No
----------------------------  --------  -------------------  ----------------------------
Loan #11, Loan #58, Loan #82     2.9%    Affiliated Entities               No
 and Loan #105
----------------------------  --------  -------------------  ----------------------------
Loan #30, Loan #45 and Loan      2.5%    Affiliated Entities               No
 #47
----------------------------  --------  -------------------  ----------------------------
Loan #102, Loan #104, Loan       1.3%       Same Borrower                 Yes
 #124, Loan #128, Loan #130,
 Loan #134 and Loan #135
----------------------------  --------  -------------------  ----------------------------
Loan #96, Loan #109 and Loan     0.7%    Affiliated Entities               No
 #116
----------------------------  --------  -------------------  ----------------------------
Loan #68 and Loan #106           0.7%       Same Borrower                 Yes
----------------------------  --------  -------------------  ----------------------------
Loan #31, Loan #78               1.4%    Affiliated Entities               No
----------------------------  --------  -------------------  ----------------------------
Loan #18, Loan #60 and Loan      2.3%    Affiliated Entities               No
 #110
----------------------------  --------  -------------------  ----------------------------
Loan #24 and Loan #38            2.1%    Affiliated Entities               No
----------------------------  --------  -------------------  ----------------------------
Loan #21 and Loan #73            1.9%    Affiliated Entities               No
----------------------------  --------  -------------------  ----------------------------
Loan #48 and Loan #57            1.3%    Affiliated Entities              Yes
----------------------------  --------  -------------------  ----------------------------
Loan #22 and Loan #125           1.6%    Affiliated Entities               No
----------------------------  --------  -------------------  ----------------------------
Loan #67 and Loan #71            0.9%   Affiliated                         No
                                              Entities
----------------------------  --------  -------------------  ----------------------------
Loan #113 and Loan #118          0.4%   Affiliated                         No
                                              Entities
----------------------------  --------  -------------------  ----------------------------

   Geographic Concentration. The Mortgaged Properties are located in 23 states. Thirty-one of the Mortgage Loans, which represent approximately 17.2% of the Initial Pool Balance, are secured by liens on Mortgaged Properties located in Texas; 15 of the Mortgage Loans, which represent approximately 15.2% of the Initial Pool Balance, are secured by liens on Mortgaged Properties located in California; 14 of the Mortgage Loans, which represent approximately 9.9% of the Initial Pool

Balance, are secured by liens on Mortgaged Properties located in Florida; 5 of the Mortgage Loans, which represent approximately 7.0% of the Initial Pool Balance, are secured by liens on Mortgaged Properties located in Colorado; 9 of the Mortgage Loans, which represent approximately 6.1% of the Initial Pool Balance, are secured by liens on Mortgaged Properties located in Michigan; 5 of the Mortgage Loans, which represent approximately 5.4% of the Initial Pool Balance, are secured by liens on Mortgaged Properties located in New York; and 6 of the Mortgage Loans, which represent approximately 5.3% of the Initial Pool Balance, are secured by liens on Mortgaged Properties located in Maryland. The remaining Mortgaged Properties are located throughout 16 other states, with no more than 4.0% of the Initial Pool Balance being secured by Mortgaged Properties located in any such individual jurisdiction.

   Environmental Risks. Except as discussed below, (a) environmental site assessments with respect to the Mortgaged Properties generally were obtained either by (i) the Originator within 12 months of the respective origination dates of the Mortgage Loans, or (ii) the Mortgage Loan Seller or BCMC, as applicable, within 12 months of the respective dates such Mortgage Loans were acquired by such Mortgage Loan Seller or BCMC, as applicable, and (b) the Mortgaged Properties have been subject to environmental site assessments within 24 months preceding the Cut-off Date.

   Other than as described below, the environmental site assessments did not reveal the existence of conditions or circumstances respecting the Mortgaged Properties securing any Mortgage Loan that would constitute or result in a material violation of applicable environmental law, impose a material constraint on the operation of such Mortgaged Properties, require any material change in the use thereof, require any material clean-up, remedial action or other response with respect to hazardous materials on or affecting such Mortgaged Properties under any applicable environmental law, with the exception of conditions or circumstances (a) that such assessments indicated could be cleaned up, remediated or brought into compliance with applicable environmental law by the taking of certain actions and (b) either for which
(i) a hold-back or other escrow of funds in an amount not less than the cost of taking such clean-up, remediation or compliance actions as estimated in such assessments has been created, (ii) an environmental insurance policy in an amount satisfactory to the Originator has been obtained by the related borrower or an indemnity for such costs has been obtained from a potentially culpable party or (iii) such clean up, remediation or compliance actions have been completed in compliance with applicable environmental law prior to the closing of such Mortgage Loan. With respect to one Mortgage Loan (Loan #67), representing approximately 0.5% of the Initial Pool Balance, the related Mortgaged Property is within the boundaries of an active LUST site related to an adjacent property. The borrower was required to obtain acceptable environmental insurance for a minimum period of 5 years. With respect to one Mortgage Loan (Loan #87), representing approximately 0.3% of the Initial Pool Balance, the related Mortgaged Property was contaminated with diesel fuel spilled thereon. The borrower was required to deposit $85,000 of the Mortgage Loan proceeds in escrow with the lender to ensure remediation. With respect to one Mortgage Loan (Loan #2), representing approximately 3.5% of the Initial Pool Balance, the related Mortgaged Property was contaminated by gasoline products emanating from a service station located on the Mortgaged Property, and is subject to ongoing monitoring by applicable regulatory authorities. Mobil Oil Corporation has agreed to remediate any contamination caused by Mobil's operation of the service station, if and to the extent required by the governmental agency exercising jurisdiction over this matter. With respect to one Mortgage Loan (Loan #4), representing approximately 2.4% of the Initial Pool Balance, the related Mortgaged Property is contaminated by drycleaning solvents emanating from a dry cleaners located on a property adjacent to the Mortgaged Property. A representative of the Florida Department of Environmental Protection has confirmed by letter that such adjacent property has been accepted into Florida's Drycleaning Solvent Cleanup Program, and that such Program will pay all remediation costs, including those affecting other properties, resulting from the contamination existing upon such adjacent property. With respect to one Mortgage Loan (Loan #43), representing approximately 0.9% of the Initial Pool Balance the soil and the groundwater at the related Mortgaged Property are contaminated by petroleum products that originated from abandoned underground storage tanks that have been removed in accordance with Florida DEP requirements. The property has been accepted into the Florida DEP Program which places the responsibility of cost of any clean-up action upon the Florida DEP, should any be required. With respect to one Mortgage Loan (Loan #91), representing approximately 0.3% of the Initial Pool Balance, the soil and the groundwater at the related Mortgaged Property are contaminated by petroleum products originating from an unknown offsite source. The Phase I environmental consultant identified no current or former uses of petroleum products on the related Mortgaged Property. In addition, BCMC was orally advised by a representative of the Michigan Department of Environmental Quality that Amoco Corporation is conducting groundwater tests at its service station located upgradient from the related Mortgaged Property.

   Investors should understand that the results of the environmental site assessments do not constitute an assurance or guaranty by the Underwriters, the Depositor, the Originators, the Mortgage Loan Sellers, Midland, the borrowers, any environmental consultants or any other person as to the absence or extent of the existence of any environmental condition on the Mortgaged Properties that could result in environmental liability. Given the scope of the environmental site assessments, an environmental condition that affects a Mortgaged Property may not be discovered or its severity revealed during the course of the assessment. Further, no assurance can be given that future changes in applicable environmental laws, the development or discovery of presently unknown environmental conditions at the Mortgaged Properties or the deterioration of existing conditions will not require material expenses for remediation or other material liabilities.

   Other Financing. The related Mortgage Loan documents generally prohibit subordinate financing without the mortgagee's prior consent. With respect to 15 of the Mortgage Loans, representing approximately 9.5% of the Initial Pool Balance, the related Mortgage Loan documents allow the borrower, under certain specified circumstances, to either maintain an existing subordinate mortgage encumbering the related Mortgaged Properties, or to grant such a subordinate mortgage in the future. Generally, prior to any such subordinate mortgage being allowed, certain conditions specified in the related Mortgage Loan documents must be satisfied. Such conditions may include one or more of the following: (a) the purpose, amount, term and amortization period of the proposed subordinate debt, together with the identity of the subordinate lender and the terms of the subordinate loan documents, must be acceptable to the senior mortgagee; (b) pursuant to either the specific terms of the subordinate mortgage or a separate recorded agreement obtained from such subordinate lender, the subordinate mortgage must be unconditionally subordinated to the related Mortgage Loan documents, and the subordinate lender is also typically prohibited from exercising any remedies against the borrower without the senior mortgagee's consent and from receiving any payments on such subordinate debt if, for the immediately prior 12 months, either (i) the aggregate debt service coverage ratio for such Mortgage Loan and such subordinate debt is less than a specified ratio, or (ii) the aggregate loan to value ratio for such Mortgage Loan and such subordinate debt is greater than a specified ratio; (c) the subordinate debt must be non-recourse; and (d) acceptable economic conditions regarding the related Mortgaged Property must exist as of the effective date of such subordinate financing, typically including (i) an aggregate debt service coverage ratio for such Mortgage Loan and such subordinate debt equal to or exceeding a specified ratio, and/or (ii) an aggregate loan to value ratio for such Mortgage Loan and such subordinate debt of less than a specified ratio.

   Zoning Compliance. The Originator generally received assurances that all of the improvements located upon each respective Mortgaged Property complied with all Zoning Laws in all respects material to the continued use of the related Mortgaged Property, or that such improvements qualified as permitted non-conforming uses.

   Property Tax Abatement. Two Mortgaged Properties (representing approximately 2.1% of the Initial Pool Balance) are currently exempt from real property taxes in an amount equal to the percentage portion of the related Mortgaged Property which is rented to lower income households; provided, however, that in order for such exemption to continue, the related Mortgaged Property must be: (a) owned and operated by a religious, hospital, scientific or charitable fund, foundation or corporation (including a limited partnership in which the managing general partner is an eligible nonprofit organization) which is eligible for and receives Tax Credits pursuant to
Section 42 of the Code; (b) used exclusively for rental housing and related facilities; and (c) 20% or more occupied by tenants which qualify as "low income households" and whose rent does not exceed a statutorily prescribed rate.

   Limitations on Enforceability of Cross-Collateralization. Eleven of the Mortgage Loans (the "Cross-Collateralized Loans"), each of which was made to a borrower that is affiliated with the borrower under another Mortgage Loan or is the borrower under another Mortgage Loan, are cross-collateralized and cross-defaulted with one or more related Cross-Collateralized Loans. This arrangement is designed to reduce the risk that the inability of an individual Mortgaged Property securing a Cross-Collateralized Loan to generate net operating income sufficient to pay debt service thereon will result in defaults (and ultimately losses). The arrangement is based on the belief that the risk of default is reduced by making the collateral pledged to secure each related Cross-Collateralized Loan available to support debt service on, and principal repayment of, the aggregate indebtedness evidenced by the related Cross-Collateralized Loans. See "--Concentration of the Mortgage Loans and Borrowers" herein for more information regarding the Cross-Collateralized Loans.

   Tenant Matters. Certain additional information regarding Major Tenants is set forth in "Annex A" herein. Generally, Major Tenants do not have investment-grade credit ratings. Many Major Tenants occupy their respective leased premises pursuant to leases which require them to pay all applicable real property taxes, maintain insurance over the improvements thereon and maintain the physical condition of such improvements.

   Other Information. The following tables and "Annex A" set forth certain information with respect to the Mortgage Loans and the Mortgaged Properties, which was primarily derived from financial statements supplied by each borrower for its related Mortgaged Property. The financial statements supplied by the borrowers in most cases are unaudited and were not prepared in accordance with generally accepted accounting principles. "Net Operating Income" and "Cash Flow" do not represent the net operating income and cash flow reflected on the borrowers' financial statements. The differences between "Net Operating Income" and "Cash Flow" determined by MCFC, GACC and BCMC and net operating income and cash flow reflected on the borrowers' financial statements represent the adjustments made by MCFC, GACC and BCMC described below, which adjustments generally were intended to increase the level of consistency between the financial statements provided by the borrowers. However, such adjustments were subjective in nature and were not made in a uniform manner nor in accordance with generally accepted accounting principles. "Underwritten NOI" and "Underwritten Cash Flow" are pro forma numbers prepared by the Mortgage Loan Sellers or BCMC, as applicable, to reflect their assessment of the market based performance of the related Mortgaged Property. Neither the Depositor nor the Underwriters have made any attempt to verify the accuracy of the financial statements supplied by the borrowers or the accuracy or appropriateness of the adjustments discussed below that were made by the Mortgage Loan Sellers or BCMC, as applicable, to determine "Net Operating Income," "Cash Flow," "Underwritten NOI" and "Underwritten Cash Flow."

   THE NUMBERS REPRESENTING "NET OPERATING INCOME," "CASH FLOW," "UNDERWRITTEN NOI" AND "UNDERWRITTEN CASH FLOW" ARE NOT A SUBSTITUTE FOR OR AN IMPROVEMENT UPON, NET INCOME AS DETERMINED IN ACCORDANCE WITH GENERALLY ACCEPTED ACCOUNTING PRINCIPLES AS A MEASURE OF THE RESULTS OF A MORTGAGED PROPERTY'S OPERATIONS OR A SUBSTITUTE FOR CASH FLOWS FROM OPERATING ACTIVITIES DETERMINED IN ACCORDANCE WITH GENERALLY ACCEPTED ACCOUNTING PRINCIPLES AS A MEASURE OF LIQUIDITY. NO REPRESENTATION IS MADE AS TO THE FUTURE NET CASH FLOW OF THE PROPERTIES, NOR IS "NET OPERATING INCOME," "CASH FLOW," "UNDERWRITTEN NOI" AND "UNDERWRITTEN CASH FLOW" SET FORTH HEREIN INTENDED TO REPRESENT SUCH FUTURE NET CASH FLOW.

   All of the Mortgaged Properties were appraised at the request of the Originator of the related Mortgage Loan by a state certified appraiser or an appraiser belonging to the Appraisal Institute. The purpose of each appraisal was to provide an opinion of the fair market value of the related Mortgaged Property. None of the Depositor, the Mortgage Loan Sellers Midland, BCMC, the Master Servicer, the Special Servicer, the Underwriters, the Trustee, the Fiscal Agent or any other entity has prepared or obtained a separate independent appraisal or reappraisal, unless such person was the Originator of the related Mortgage Loan. There can be no assurance that another appraiser would have arrived at the same opinion of value. No representation is made that any Appraised Value would approximate either the value that would be determined in a current appraisal of the related Mortgage Property or the amount that would be realized upon a sale. Accordingly, investors should not place undue reliance on the Loan-to-Value Ratios set forth herein.

   Debt service coverage ratios are used by lenders of loans secured by income producing property to measure the ratio of (a) cash currently generated by a property that is available for debt service (that is, cash that remains after payment of operating expenses) to (b) required debt service payments. However, debt service coverage ratios only measure the current, or recent, ability of a property to service mortgage debt. If a property is not expected to have a stable operating cash flow (for instance, if it is subject to material leases that are scheduled to expire during the loan term and that provide for above-market rents, may be difficult to replace, or both) a debt service coverage ratio may not be a reliable indicator of a property's ability to service the mortgage debt over the entire remaining loan term. In addition, a debt service coverage ratio may not adequately reflect the significant amounts of cash that a property owner may be required to expend to pay for capital improvements, and for tenant improvements and leasing commissions when expiring leases are replaced. For the reasons discussed above, the Debt Service Coverage Ratios presented herein are limited in their usefulness in predicting the future ability of a Mortgaged Property to generate sufficient cash flow to repay the related Mortgage Loan. Accordingly, no assurance can be given, and no representation is made, that the Debt Service Coverage Ratios accurately reflect that ability.

     For purposes of the tables and "Annex A":

     (1) "Net Operating Income" or "NOI" is revenue derived from the use and operation of the Mortgaged Property (consisting primarily of rental income) less operating expenses (such as utilities, general administrative expenses, management fees, advertising, repairs and maintenance) and less fixed expenses (such as insurance and real estate taxes). NOI generally does not reflect capital expenditures, replacement reserves, interest expense, income taxes and non-cash items such as depreciation or amortization. The Mortgage Loan Sellers and BCMC, as applicable, adjusted items of revenue and expense shown on the borrower financial statements in order to reflect the historical operating results for a Mortgaged Property on a normalized basis (e.g., adjusting for the payment of two years of real estate taxes in a single year). Revenue was generally adjusted to eliminate items not related to the operation of the Mortgaged Property, to eliminate security deposits and to eliminate non-recurring items. Expense was generally adjusted to eliminate distributions to owners, items of expense not related to the operation of the Mortgaged Property, non-recurring items, such as capital expenditures, and refunds of security deposits. The Mortgage Loan Sellers and BCMC, as applicable, made the adjustments based upon their review of the borrowers' financial statements, their experience in originating loans and, in some cases, conversations with borrowers. The adjustments were subjective in nature and were not uniform for each Mortgaged Property.

      (2) "Cash Flow" means, with respect to any Mortgage Loan, the NOI for the related Mortgaged Property decreased by tenant improvements, leasing commissions and other non-recurring expenditures, as appropriate.

     (3) "Underwritten NOI" means, with respect to any Mortgage Loan, the NOI for the related Mortgage Property as determined by the applicable Mortgage Loan Seller and BCMC, as applicable, in accordance with its underwriting guidelines for similar properties. Although there are differences in the underwriting guidelines of the Mortgage Loan Sellers and BCMC, as applicable, the nature and types of adjustments made by each of them were generally the same. Revenue generally is calculated as follows. Rental revenue is calculated using the lower of actual or market rental rates, with a vacancy rate equal to the higher of the Mortgaged Property's historical rate, the market rate or an assumed vacancy rate. Other revenues, such as parking fees, are included only if sustainable. Certain revenues, such as application fees and lease termination fees, are not included. Operating and fixed expenses generally are adjusted to reflect the higher of the Mortgaged Property's average expenses or a midrange industry norm for expenses on similar properties in similar locations (generally adjusted upward to account for inflation), a market rate management fee and an annual reserve for replacement of capital items.

     (4) "Underwritten Cash Flow" means, with respect to any Mortgage Loan, the Underwritten NOI for such Mortgage Loan decreased by an amount that the applicable Mortgage Loan Seller and BCMC, as applicable, has determined to be an appropriate allowance for average annual tenant improvements and leasing commissions based upon its respective underwriting guidelines.

     (5) "Appraised Value" means, for each of the Mortgaged Properties, the appraised value of such property as determined by an appraisal thereof made not more than nine months prior to the origination date of the related Mortgage Loan and reviewed by the Originator of such Mortgage Loan.

     (6) "Annual Debt Service" means, for any Mortgage Loan, the current annual debt service (including interest allocable to payment of the Servicing Fee and principal) payable with respect to such Mortgage Loan during the 12-month period commencing on the Cut-off Date (assuming no principal prepayments occur).

     (7) "Debt Service Coverage Ratio," "Underwritten DSCR" or "DSCR" means, with respect to any Mortgage Loan, (a) the Underwritten Cash Flow for the related Mortgaged Property divided by (b) the Annual Debt Service for such Mortgage Loan.

     (8) "Loan-to-Value Ratio," "Appraised LTV" or "LTV" means, with respect to any Mortgage Loan, the principal balance of such Mortgage Loan as of the Cut-off Date divided by the Appraised Value of the Mortgaged Property securing such Mortgage Loan.

     (9) "Balloon LTV" for any Mortgage Loan is calculated in the same manner as LTV, except that the Balloon Amount is used instead of the Cut-off Date principal balance.

     (10) "Balloon Amount" or "Balloon Balance" for each Mortgage Loan is equal to the principal amount, if any, due at maturity, taking into account scheduled amortization, assuming no prepayments or defaults.

     (11) "Occupancy Rate" means the percentage of gross leasable area, rooms, units, beds, pads or sites of a Mortgaged Property that are leased or occupied. Occupancy rates are calculated based upon the most recent rent information received by the applicable Mortgage Loan Seller and BCMC, as applicable.

     (12) "Property Age" means, with respect to the related Mortgaged Property (or Mortgaged Properties), the difference between the Cut-off Date year
    (1996) and the year in which the oldest Mortgaged Property securing a Mortgage Loan was initially constructed.

     (13) "Effective Age" means, with respect to the related Mortgaged Property (or Mortgaged Properties), the difference between the Cut-off Date year (1996) and the more recent of the year in which the oldest Mortgaged Property securing a Mortgage Loan was either initially constructed or renovated.

     (14) "Remaining Term to Maturity" generally means the number of months remaining from the Cut-off Date until the maturity of a mortgage loan. The method for calculating the "Remaining Term to Maturity" for any Mortgage Loan is determined by subtracting (a) the number of Due Dates from and including the first payment date to and including the Cut-off Date from
    (b) the number of Due Dates from and including the first payment date to and including the original scheduled maturity date for such Mortgage Loan.

      (15) "Remaining Amortization Term" for any Mortgage Loan is calculated as the original amortization term of the related Mortgaged Loan (based upon such Mortgage Loan's original balance, interest rate and monthly payment) less the number of Due Dates from and including the first payment date to and including the Cut-off Date.

     (16) The "Year Renovated" is based upon information contained in an appraisal or engineering report of the related Mortgaged Property or other written evidence provided by the borrower.

     (17) The "Occupancy Percentage" and "Occupancy Date" for each Mortgage Loan are based upon rent information received by the applicable Mortgage Loan Seller from the related borrower. The "Occupancy Percentage" and "Occupancy Date" for the Hotel Property are based upon operating information received by MCFC from the related borrower.

     (18) All calculations of any applicable Lockout Period, Yield Maintenance Period or Prepayment Premium for a Mortgage Loan are determined based upon such Mortgage Loan's first scheduled payment date.

     (19) "Weighted Average Maturity" means the weighted average of the Remaining Terms to Maturity of the Mortgage Loans.

     (20) Due to rounding, percentages may not add to 100% and amounts may not add to the indicated total.

                   RANGE OF CUT-OFF DATE PRINCIPAL BALANCES

                              AGGREGATE         PCT BY                               WEIGHTED
                             CUT-OFF DATE     AGGREGATE      NUMBER OF               AVERAGE     WEIGHTED    WEIGHTED
                              PRINCIPAL      CUT-OFF DATE    MORTGAGE     PERCENT    MORTGAGE    AVERAGE     AVERAGE
RANGE OF CUT-OFF BALANCES      BALANCE        PRINCIPAL        LOANS     BY NUMBER     RATE        DSCR      MATURITY
-------------------------  --------------  --------------  -----------  ---------  ----------  ----------  ----------
$   500,000-$   999,999      $ 15,519,093         3.0%           18         13.2%      9.05%       1.47        116
$ 1,000,000-$ 1,999,999      $ 63,268,540        12.4%           43         31.6%      8.97%       1.35        133
$ 2,000,000-$ 2,999,999      $ 44,521,926         8.7%           18         13.2%      8.92%       1.34        124
$ 3,000,000-$ 3,999,999      $ 39,434,555         7.7%           12          8.8%      8.87%       1.41        137
$ 4,000,000-$ 4,999,999      $ 54,279,133        10.6%           12          8.8%      8.89%       1.33        110
$ 5,000,000-$ 5,999,999      $ 42,130,499         8.2%            8          5.9%      8.77%       1.33        125
$ 6,000,000-$ 6,999,999      $ 19,342,184         3.8%            3          2.2%      8.74%       1.35        107
$ 7,000,000-$ 7,999,999      $ 53,191,836        10.4%            7          5.1%      8.95%       1.49        132
$ 8,000,000-$ 8,999,999      $ 34,467,251         6.7%            4          2.9%      8.60%       1.36        116
$ 9,000,000-$ 9,999,999      $ 18,804,859         3.7%            2          1.5%      8.43%       1.28        148
$10,000,000-$10,999,999      $ 41,234,628         8.1%            4          2.9%      8.83%       1.31        107
$11,000,000-$11,999,999      $ 11,700,000         2.3%            1          0.7%      8.44%       1.35        120
$12,000,000-$12,999,999      $ 12,339,021         2.4%            1          0.7%      8.54%       1.26         75
$16,000,000-$16,999,999      $ 16,890,000         3.3%            1          0.7%      8.47%       1.29        120
$17,000,000-$17,999,999      $ 17,686,288         3.5%            1          0.7%      8.59%       1.40         76
$27,000,000-$27,999,999      $ 27,292,186         5.3%            1          0.7%      7.61%       1.36        110
                           --------------  --------------  -----------  ---------  ----------  ----------  ----------
AVG BALANCE $3,765,456       $512,101,998       100.0%          136        100.0%      8.74%       1.36        120

                         DISTRIBUTION BY LOAN BALANCE

                               [GRAPHIC OMITTED]

     The omitted material is a bar graph that depicts for each of the ranges of Cut-Off Balances set forth in the above table, the Aggregate Cut-Off Date Principal Balance and number of Mortgage Loans for each such range.

                GEOGRAPHIC DISTRIBUTION OF MORTGAGED PROPERTIES

                      AGGREGATE         PCT BY                               WEIGHTED
                     CUT-OFF DATE     AGGREGATE      NUMBER OF               AVERAGE     WEIGHTED    WEIGHTED
                      PRINCIPAL      CUT-OFF DATE    MORTGAGE     PERCENT    MORTGAGE    AVERAGE     AVERAGE
PROPERTY LOCATION      BALANCE        PRINCIPAL        LOANS     BY NUMBER     RATE        DSCR      MATURITY
-----------------  --------------  --------------  -----------  ---------  ----------  ----------  ----------
AZ                   $ 15,767,835         3.1%            7          5.1%      8.96%       1.33        134
CA                   $ 78,086,449        15.2%           15         11.0%      8.87%       1.43        128
CO                   $ 36,075,606         7.0%            5          3.7%      7.95%       1.37        115
CT                   $ 11,789,335         2.3%            3          2.2%      8.83%       1.32        118
FL                   $ 50,881,050         9.9%           14         10.3%      8.76%       1.31        129
GA                   $  5,761,251         1.1%            3          2.2%      8.79%       1.48        133
MA                   $ 20,636,346         4.0%            4          2.9%      8.90%       1.39        128
MD                   $ 27,265,744         5.3%            6          4.4%      9.04%       1.34        126
MI                   $ 31,062,911         6.1%            9          6.6%      9.16%       1.35        121
MN                   $  9,967,329         1.9%            7          5.1%      8.88%       1.40        113
MO                   $ 18,588,450         3.6%            2          1.5%      8.52%       1.28        120
MT                   $  2,273,665         0.4%            2          1.5%      8.96%       1.31        212
NJ                   $ 14,290,446         2.8%            4          2.9%      8.83%       1.39         90
NM                   $  5,898,226         1.2%            2          1.5%      8.65%       1.28         94
NV                   $ 11,750,000         2.3%            2          1.5%      8.24%       1.35        120
NY                   $ 27,657,272         5.4%            5          3.7%      8.87%       1.36        118
OK                   $  8,277,753         1.6%            4          2.9%      8.71%       1.29        130
OR                   $  1,099,380         0.2%            1          0.7%      8.85%       1.34        179
PA                   $ 20,531,536         4.0%            3          2.2%      8.70%       1.38         82
TX                   $ 87,890,568        17.2%           31         22.8%      8.73%       1.36        121
UT                   $  2,884,950         0.6%            1          0.7%      9.18%       1.16        142
VA                   $ 12,098,791         2.4%            4          2.9%      8.91%       1.41        113
WA                   $ 11,567,106         2.3%            2          1.5%      8.09%       1.30         76
                   --------------  --------------  -----------  ---------  ----------  ----------  ----------
                     $512,101,998       100.0%          136        100.0%      8.74%       1.36        120

                            DISTRIBUTION BY STATE

                               [GRAPHIC OMITTED]

     The omitted material is a bar graph that depicts for each of the Property Locations set forth in the above table, the Aggregate Cut-Off Date Principal Balance and number of Mortgage Loans for each such range.

                                RANGE OF DSCRS

                   AGGREGATE         PCT BY                               WEIGHTED
                  CUT-OFF DATE     AGGREGATE      NUMBER OF               AVERAGE     WEIGHTED    WEIGHTED
    RANGE OF       PRINCIPAL      CUT-OFF DATE    MORTGAGE     PERCENT    MORTGAGE    AVERAGE     AVERAGE
DSCR(X)             BALANCE        PRINCIPAL        LOANS     BY NUMBER     RATE        DSCR      MATURITY
--------------  --------------  --------------  -----------  ---------  ----------  ----------  ----------
1.15-1.19         $  4,721,995         0.9%            2          1.5%      9.17%       1.16        151
1.20-1.24         $ 31,744,907         6.2%            8          5.9%      8.91%       1.21        155
1.25-1.29         $101,700,910        19.9%           26         19.1%      8.89%       1.27        113
1.30-1.34         $122,781,340        24.0%           33         24.3%      8.81%       1.32        122
1.35-1.39         $145,795,577        28.5%           32         23.5%      8.54%       1.36        115
1.40-1.44         $ 50,751,885         9.9%           12          8.8%      8.65%       1.42        104
1.45-1.49         $ 20,315,474         4.0%            6          4.4%      8.76%       1.47        124
1.50-1.54         $  8,636,176         1.7%            4          2.9%      9.04%       1.51        133
1.55-1.59         $  6,926,409         1.4%            7          5.1%      8.70%       1.57        106
1.60-1.64         $ 10,202,374         2.0%            4          2.9%      8.67%       1.63        184
2.45-2.49         $  7,850,184         1.5%            1          0.7%      9.00%       2.46        108
2.70-2.74         $    674,768         0.1%            1          0.7%      9.28%       2.72        112
                --------------  --------------  -----------  ---------  ----------  ----------  ----------
                  $512,101,998       100.0%          136        100.0%      8.74%       1.36        120

                             DISTRIBUTION BY DSCR


                               [GRAPHIC OMITTED]

     The omitted material is a bar graph that depicts for each of the ranges of DSCR set forth in the above table, the Aggregate Cut-Off Date Principal Balance and number of Mortgage Loans for each such range.

                                 RANGE OF LTVS

                       AGGREGATE         PCT BY                               WEIGHTED
                      CUT-OFF DATE     AGGREGATE      NUMBER OF               AVERAGE     WEIGHTED    WEIGHTED
                       PRINCIPAL      CUT-OFF DATE    MORTGAGE     PERCENT    MORTGAGE    AVERAGE     AVERAGE
RANGE OF LTV            BALANCE        PRINCIPAL        LOANS     BY NUMBER     RATE        DSCR      MATURITY
------------------  --------------  --------------  -----------  ---------  ----------  ----------  ----------
30.0% to less than
 35.0%                $  5,720,404         1.1%            2          1.5%      9.20%       1.47        139
35.0% to less than
 40.0%                $  1,997,322         0.4%            2          1.5%      8.84%       1.40        149
40.0% to less than
 45.0%                $ 11,622,290         2.3%            4          2.9%      8.97%       2.16        109
50.0% to less than
 55.0%                $  8,031,169         1.6%            3          2.2%      8.61%       1.58        208
55.0% to less than
 60.0%                $ 50,878,274         9.9%           18         13.2%      8.81%       1.41        112
60.0% to less than
 65.0%                $ 51,583,775        10.1%           14         10.3%      8.84%       1.37        115
65.0% to less than
 70.0%                $ 87,801,694        17.1%           32         23.5%      8.93%       1.34        122
70.0% to less than
 75.0%                $173,660,213        33.9%           43         31.6%      8.79%       1.33        114
75.0% to less than
 80.0%                $107,643,384        21.0%           15         11.0%      8.39%       1.31        120
80.0% to less than
 85.0%                $  4,158,614         0.8%            2          1.5%      9.19%       1.20        171
85.0% to less than
 90.0%                $  9,004,859         1.8%            1          0.7%      8.79%       1.21        179
                    --------------  --------------  -----------  ---------  ----------  ----------  ----------
WTD AVG LTV 69.11%    $512,101,998       100.0%          136        100.0%      8.74%       1.36        120

                             DISTRIBUTION BY LTV


                               [GRAPHIC OMITTED]

     The omitted material is a bar graph that depicts for each of the ranges of LTV set forth in the above table, the Aggregate Cut-Off Date Principal Balance and number of Mortgage Loans for each such range.

                         TYPES OF MORTGAGED PROPERTIES

                           AGGREGATE         PCT BY                               WEIGHTED
                          CUT-OFF DATE     AGGREGATE      NUMBER OF               AVERAGE     WEIGHTED    WEIGHTED
                           PRINCIPAL      CUT-OFF DATE    MORTGAGE     PERCENT    MORTGAGE    AVERAGE     AVERAGE
PROPERTY TYPE               BALANCE        PRINCIPAL        LOANS     BY NUMBER     RATE        DSCR      MATURITY
----------------------  --------------  --------------  -----------  ---------  ----------  ----------  ----------
Congregate Care           $  4,475,000         0.9%            1          0.7%      8.48%       1.42         60
Hotel                     $  7,850,184         1.5%            1          0.7%      9.00%       2.46        108
Industrial                $  3,200,000         0.6%            1          0.7%      8.90%       1.31         84
Industrial/Warehouse      $ 22,194,151         4.3%            8          5.9%      9.01%       1.36         91
Mini Warehouse            $  1,250,000         0.2%            1          0.7%      9.18%       1.44        144
Mixed Use                 $ 16,890,000         3.3%            1          0.7%      8.47%       1.29        120
Mobile Home Park          $  2,939,559         0.6%            2          1.5%      8.85%       1.48        119
Multifamily               $198,371,700        38.7%           58         42.6%      8.53%       1.33        129
Office                    $ 60,343,447        11.8%           16         11.8%      9.08%       1.31        125
Office/R & D              $ 14,839,628         2.9%            2          1.5%      8.67%       1.36        118
Office/Retail             $ 13,939,021         2.7%            2          1.5%      8.62%       1.29         80
Office/Warehouse          $  6,348,226         1.2%            4          2.9%      8.88%       1.31        116
Retail, Anchored          $ 52,394,340        10.2%            9          6.6%      8.62%       1.38        108
Retail, Factory Outlet    $ 16,613,612         3.2%            3          2.2%      8.76%       1.37        133
Retail, Single Tenant     $ 48,764,394         9.5%           14         10.3%      9.02%       1.40        123
Retail, Unanchored        $ 41,688,736         8.1%           13          9.6%      9.08%       1.37        117
                        --------------  --------------  -----------  ---------  ----------  ----------  ----------
                          $512,101,998       100.0%          136        100.0%      8.74%       1.36        120

                        DISTRIBUTION BY PROPERTY TYPE

                               [GRAPHIC OMITTED]

     The omitted material is a pie chart that depicts for each of the types of Mortgaged Properties set forth in the above table, the Aggregate Cut-Off Date Principal Balance and number of Mortgage Loans for each such range.

                            RANGE OF MATURITY YEARS

                     AGGREGATE         PCT BY                               WEIGHTED
                    CUT-OFF DATE     AGGREGATE      NUMBER OF               AVERAGE     WEIGHTED    WEIGHTED
                     PRINCIPAL      CUT-OFF DATE    MORTGAGE     PERCENT    MORTGAGE    AVERAGE     AVERAGE
YEAR OF MATURITY      BALANCE        PRINCIPAL        LOANS     BY NUMBER     RATE        DSCR      MATURITY
----------------  --------------  --------------  -----------  ---------  ----------  ----------  ----------
2001                $ 12,870,000         2.5%            2          1.5%      8.03%       1.35         60
2002                $ 11,681,040         2.3%            2          1.5%      8.86%       1.37         71
2003                $ 36,166,844         7.1%            4          2.9%      8.72%       1.33         77
2004                $ 15,285,000         3.0%            4          2.9%      8.45%       1.34         84
2005                $ 18,738,569         3.7%            4          2.9%      8.95%       1.82        106
2006                $275,406,172        53.8%           74         54.4%      8.73%       1.35        117
2007                $ 33,546,000         6.6%           11          8.1%      8.60%       1.38        121
2008                $ 45,344,982         8.9%           18         13.2%      9.08%       1.35        143
2009                $ 24,916,000         4.9%            3          2.2%      8.65%       1.38        144
2010                $  1,837,045         0.4%            1          0.7%      9.15%       1.15        166
2011                $ 31,354,893         6.1%           11          8.1%      8.86%       1.25        178
2016                $  1,273,665         0.2%            1          0.7%      9.22%       1.30        238
2021                $  3,681,789         0.7%            1          0.7%      8.49%       1.64        295
                  --------------  --------------  -----------  ---------  ----------  ----------  ----------
                    $512,101,998       100.0%          136        100.0%      8.74%       1.36        120

                        DISTRIBUTION BY MATURITY YEAR

                               [GRAPHIC OMITTED]

     The omitted material is a bar graph that depicts for each of the ranges of Maturity Years set forth in the above table, the Aggregate Cut-Off Date Principal Balance and number of Mortgage Loans for each such range.

                            RANGE OF MORTGAGE RATES

                            AGGREGATE                                                 WEIGHTED
                           CUT-OFF DATE   PCT BY AGGREGATE    NUMBER OF               AVERAGE     WEIGHTED    WEIGHTED
                            PRINCIPAL       CUT-OFF DATE      MORTGAGE     PERCENT    MORTGAGE    AVERAGE     AVERAGE
RANGE OF MORTGAGE RATES      BALANCE      PRINCIPAL BALANCE     LOANS     BY NUMBER     RATE        DSCR      MATURITY
-----------------------  --------------  -----------------  -----------  ---------  ----------  ----------  ----------
7.50%-7.74%                $ 27,292,186           5.3%             1          0.7%      7.61%       1.36        110
7.75%-7.99%                $  8,395,000           1.6%             1          0.7%      7.79%       1.31         60
8.00%-8.24%                $ 26,750,000           5.2%             4          2.9%      8.12%       1.35        112
8.25%-8.49%                $ 79,349,859          15.5%            15         11.0%      8.45%       1.37        129
8.50%-8.74%                $ 82,745,052          16.2%            24         17.6%      8.61%       1.37        106
8.75%-8.99%                $142,209,228          27.8%            38         27.9%      8.87%       1.34        128
9.00%-9.24%                $ 99,898,919          19.5%            34         25.0%      9.15%       1.40        123
9.25%-9.49%                $ 33,370,816           6.5%            12          8.8%      9.38%       1.34        119
9.50%-9.74%                $ 12,090,938           2.4%             7          5.1%      9.60%       1.32        118
                         --------------  -----------------  -----------  ---------  ----------  ----------  ----------
                           $512,101,998         100.0%           136        100.0%      8.74%       1.36        120

                        DISTRIBUTION BY MORTGAGE RATE

                               [GRAPHIC OMITTED]

     The omitted material is a bar graph that depicts for each of the ranges of Mortgage Rates set forth in the above table, the Aggregate Cut-Off Date Principal Balance and number of Mortgage Loans for each such range.

              RANGE OF REMAINING TERM OF AMORTIZATION (IN MONTHS)

                       AGGREGATE         PCT BY                               WEIGHTED
                      CUT-OFF DATE     AGGREGATE      NUMBER OF               AVERAGE     WEIGHTED    WEIGHTED
RANGE OF REMAINING     PRINCIPAL      CUT-OFF DATE    MORTGAGE     PERCENT    MORTGAGE    AVERAGE     AVERAGE
AMORT (IN MONTHS)       BALANCE        PRINCIPAL        LOANS     BY NUMBER     RATE        DSCR      MATURITY
------------------  --------------  --------------  -----------  ---------  ----------  ----------  ----------
108 to less than
 120                  $  1,989,559         0.4%            1          0.7%      8.82%       1.53        119
168 to less than
 180                  $ 24,937,908         4.9%            4          2.9%      8.73%       1.37        103
180 to less than
 192                  $  1,500,000         0.3%            1          0.7%      8.63%       1.31        180
192 to less than
 204                  $  2,509,778         0.5%            1          0.7%      9.44%       1.32        117
228 to less than
 240                  $ 37,238,198         7.3%           14         10.3%      8.95%       1.64        105
240 to less than
 252                  $ 16,685,000         3.3%            7          5.1%      8.76%       1.36        139
264 to less than
 276                  $  1,100,000         0.2%            1          0.7%      8.92%       1.28        180
276 to less than
 288                  $ 16,890,539         3.3%            3          2.2%      9.00%       1.32        111
288 to less than
 300                  $133,067,044        26.0%           45         33.1%      9.09%       1.33        122
300 to less than
 312                  $129,697,605        25.3%           36         26.5%      8.65%       1.38        120
348 to less than
 360                  $ 92,826,365        18.1%           16         11.8%      8.53%       1.29        131
360 to less than
 372                  $ 53,660,000        10.5%            7          5.1%      8.22%       1.34        108
                    --------------  --------------  -----------  ---------  ----------  ----------  ----------
WTD AVG TERM 300      $512,101,998       100.0%          136        100.0%      8.74%       1.36        120

                    DISTRIBUTION BY REMAINING AMORTIZATION


                               [GRAPHIC OMITTED]

     The omitted material is a bar graph that depicts for each of the ranges of Remaining Term of Amortization set forth in the above table, the Aggregate Cut-Off Date Principal Balance and number of Mortgage Loans for each such range.

                       RANGE OF PROPERTY AGE (IN YEARS)

                      AGGREGATE         PCT BY                               WEIGHTED
                     CUT-OFF DATE     AGGREGATE      NUMBER OF               AVERAGE     WEIGHTED    WEIGHTED
RANGE OF PROPERTY     PRINCIPAL      CUT-OFF DATE    MORTGAGE     PERCENT    MORTGAGE    AVERAGE     AVERAGE
AGE (IN YEARS)         BALANCE        PRINCIPAL        LOANS     BY NUMBER     RATE        DSCR      MATURITY
-----------------  --------------  --------------  -----------  ---------  ----------  ----------  ----------
0 to 4 yrs           $ 84,069,710        16.4%           19         14.0%      8.92%       1.32        133
5 to 9 yrs           $ 74,460,827        14.5%           21         15.4%      8.90%       1.37        117
10 to 14 yrs         $100,956,311        19.7%           29         21.3%      8.58%       1.35        119
15 to 19 yrs         $ 36,693,287         7.2%           15         11.0%      8.90%       1.33        130
20 to 24 yrs         $ 81,928,788        16.0%           20         14.7%      8.36%       1.34        111
25 to 29 yrs         $ 65,574,790        12.8%           14         10.3%      8.89%       1.52        115
30 to 34 yrs         $ 32,366,890         6.3%            5          3.7%      8.60%       1.31        125
35 to 39 yrs         $ 11,971,768         2.3%            6          4.4%      9.12%       1.34        102
40 to 44 yrs         $  1,770,466         0.3%            1          0.7%      9.33%       1.36        141
45 to 49 yrs         $  4,617,925         0.9%            1          0.7%      9.20%       1.35        117
50 to 54 yrs         $ 10,299,239         2.0%            1          0.7%      8.83%       1.37         71
65 to 69 yrs         $  1,396,337         0.3%            1          0.7%      9.06%       1.43        179
70 to 74 yrs         $  1,837,045         0.4%            1          0.7%      9.15%       1.15        166
80 to 84 yrs         $  1,273,665         0.2%            1          0.7%      9.22%       1.30        238
85 to 89 yrs         $  2,884,950         0.6%            1          0.7%      9.18%       1.16        142
                   --------------  --------------  -----------  ---------  ----------  ----------  ----------
WTD AVG AGE 17.62    $512,101,998       100.0%          136        100.0%      8.74%       1.36        120

                         DISTRIBUTION BY PROPERTY AGE

                               [GRAPHIC OMITTED]

     The omitted material is a bar graph that depicts for each of the ranges of Property Age set forth in the above table, the Aggregate Cut-Off Date Principal Balance and number of Mortgage Loans for each such range.

                   RANGE OF EFFECTIVE PROPERTY AGE (IN YEARS)

                                AGGREGATE         PCT BY                               WEIGHTED
                               CUT-OFF DATE     AGGREGATE      NUMBER OF               AVERAGE     WEIGHTED    WEIGHTED
RANGE OF EFFECTIVE PROPERTY     PRINCIPAL      CUT-OFF DATE    MORTGAGE     PERCENT    MORTGAGE    AVERAGE     AVERAGE
AGE (IN YEARS)                   BALANCE        PRINCIPAL        LOANS     BY NUMBER     RATE        DSCR      MATURITY
---------------------------  --------------  --------------  -----------  ---------  ----------  ----------  ----------
0 to 4 yrs                     $179,133,483        35.0%           43         31.6%      8.70%       1.33        126
5 to 9 yrs                     $137,018,262        26.8%           31         22.8%      8.83%       1.42        104
10 to 14 yrs                   $109,401,540        21.4%           27         19.9%      8.58%       1.35        121
15 to 19 yrs                   $ 30,413,729         5.9%           13          9.6%      8.88%       1.36        123
20 to 24 yrs                   $ 16,760,690         3.3%           10          7.4%      9.01%       1.33        121
25 to 29 yrs                   $ 16,930,337         3.3%            5          3.7%      8.94%       1.43        155
30 to 34 yrs                   $ 13,834,045         2.7%            3          2.2%      8.67%       1.33        132
35 to 39 yrs                   $  6,839,446         1.3%            3          2.2%      9.30%       1.30        110
40 to 44 yrs                   $  1,770,466         0.3%            1          0.7%      9.33%       1.36        141
                             --------------  --------------  -----------  ---------  ----------  ----------  ----------
WTD AVG AGE 9.06               $512,101,998       100.0%          136        100.0%      8.74%       1.36        120

                    DISTRIBUTION BY EFFECTIVE PROPERTY AGE


                               [GRAPHIC OMITTED]

     The omitted material is a bar graph that depicts for each of the ranges of Effective Age set forth in the above table, the Aggregate Cut-Off Date Principal Balance and number of Mortgage Loans for each such range.

                       RANGE OF LOAN ORIGINATION YEARS

                        AGGREGATE         PCT BY                               WEIGHTED
                       CUT-OFF DATE     AGGREGATE      NUMBER OF               AVERAGE     WEIGHTED    WEIGHTED
                        PRINCIPAL      CUT-OFF DATE    MORTGAGE     PERCENT    MORTGAGE    AVERAGE     AVERAGE
YEAR OF ORIGINATION      BALANCE        PRINCIPAL        LOANS     BY NUMBER     RATE        DSCR      MATURITY
-------------------  --------------  --------------  -----------  ---------  ----------  ----------  ----------
1995                   $ 28,494,609         5.6%            5          3.7%      8.93%       1.67         92
1996                   $483,607,390        94.4%          131         96.3%      8.73%       1.34        121
                     --------------  --------------  -----------  ---------  ----------  ----------  ----------
                       $512,101,998       100.0%          136        100.0%      8.74%       1.36        120

CHANGES IN MORTGAGE POOL CHARACTERISTICS

   The description in this Prospectus Supplement of the Mortgage Pool and the Mortgaged Properties is based upon the Mortgage Pool as expected to be constituted at the close of business on the Cut-off Date, as adjusted for scheduled principal payments due on the Mortgage Loans on or before the Cut-off Date. Prior to the issuance of the Certificates, one or more Mortgage Loans may be removed from the Mortgage Pool if the Depositor deems such removal necessary or appropriate or if it is prepaid. A limited number of other mortgage loans may be included in the Mortgage Pool prior to the issuance of the Certificates, unless including such mortgage loans would materially alter the characteristics of the Mortgage Pool as described herein. Accordingly, the range of Mortgage Rates and maturities, as well as the other characteristics of the Mortgage Loans constituting the Mortgage Pool at the time the Certificates are issued may vary from those described herein.

   A Current Report on Form 8-K (the "Form 8-K") will be filed, together with the Pooling and Servicing Agreement, with the Securities and Exchange Commission within 15 days after the initial issuance of the Certificates. The Form 8-K will be available to the Certificateholders promptly after its filing. In the event that Mortgage Loans are removed from or added to the Mortgage Pool as set forth in the preceding paragraph, such removal or addition will be noted in the Form 8-K.

REPRESENTATIONS AND WARRANTIES; REPURCHASE

   In the Pooling and Servicing Agreement, the Depositor will assign to the Trustee for the benefit of Certificateholders certain representations and warranties made by each of MCFC and Midland in the MCFC Mortgage Loan Purchase Agreement, by GACC in the GACC Mortgage Loan Purchase Agreement, by MCFC in the BCMC Mortgage Loan Purchase Agreement and by BCMC in the MCFC/BCMC Mortgage Loan Purchase Agreement. In (a) the MCFC Mortgage Loan Purchase Agreement, MCFC and Midland will each represent and warrant (with respect only to the Midland Mortgage Loans and subject to certain specified exceptions, including, without limitation, those exceptions described below), in favor of the Depositor as of the Loan Purchase Closing Date or such other date specified in the related representation or warranty, among other things, substantially as set forth below; (b) the GACC Mortgage Loan Purchase Agreement, GACC will represent and warrant (with respect only to the GACC Mortgage Loans and subject to certain specified exceptions, including, without limitation, those exceptions described below), in favor of the Depositor as of the Loan Purchase Closing Date or such other date specified in the related representation or warranty, among other things, substantially as set forth below; (c) the BCMC Mortgage Loan Purchase Agreement, MCFC will:
(i) represent and warrant (with respect only to the BCMC Mortgage Loans and subject to certain specified exceptions, including, without limitation, those exceptions described below), in favor of the Depositor as of the Loan Purchase Closing Date or such other date specified in the related representation or warranty, among other things, substantially as set forth below; and (ii) assign to the Depositor certain representations and warranties regarding the BCMC Mortgage Loans made by BCMC in favor of MCFC pursuant to the MCFC/BCMC Mortgage Loan Purchase Agreement, which assigned representations and warranties, with respect only to each of the BCMC Mortgage Loans and subject to certain specified exceptions, including, without limitation, those exceptions described below, will provide, among other things, as of the Loan Purchase Closing Date (unless another date is specified) substantially as set forth below:

   (1) The information set forth in the Mortgage Loan Schedule attached thereto is true, complete and correct in all material respects.

   (2) No Mortgage Loan was, as of the Cut-off Date, delinquent with respect to any required Monthly Payment (inclusive of any applicable grace or cure period), and no such delinquency (in excess of 30 days beyond any applicable grace or cure period) has occurred within the last twelve months.

   (3) As of the date of its origination, each Mortgage Loan either complied with, or was exempt from, applicable state or federal laws, regulations and requirements pertaining to usury, and to the best of Mortgage Loan Seller's and Midland's knowledge, the related Originator complied in all material respects with all other federal, state or local laws applicable to its origination.

    (4) The proceeds of such Mortgage Loan have been fully disbursed, and there is no requirement for future advances thereunder.

   (5) Each related Mortgage Loan document is the legal, valid and binding obligation of the related borrower or other party executing such Mortgage Loan document, enforceable in accordance with its terms, there is no valid offset, defense or counterclaim to any Mortgage Loan, and to the Mortgage Loan Seller's knowledge, no default, breach, violation or event of acceleration exists under the related Mortgage or the related Note.

   (6) The Mortgage Loan Seller is the sole owner and holder of such Mortgage Loan, has full right and authority to sell and assign such Mortgage Loan, and the Mortgage Loan Seller's execution and delivery of an assignment of the related Mortgage and endorsement and delivery of the related Note validly conveys all of its right, title and interest in such Mortgage Loan free and clear of encumbrances of any nature.

   (7) The related Mortgage Loan documents create a valid first lien on the related Mortgaged Property (not including personal property) and a valid first priority assignment of all leases of the related Mortgaged Property, subject only to (A) the lien of current real estate taxes and special assessments not yet delinquent or accruing interest or penalties, (B) covenants, conditions and restrictions, rights of way, easements and other matters of public record, (C) senior leases and subleases pertaining to such Mortgaged Property, and (D) other matters (excepting any mechanics' and materialmen's liens or liens in the nature thereof) to which like properties are commonly subject (all of the foregoing collectively the "Permitted Encumbrances"). Uniform Commercial Code financing statements have been filed or recorded as necessary to perfect the Mortgage Loan Seller's security interest in personal property constituting a part of the Mortgaged Property and in which a security interest can be perfected by the filing of such financing statements.

   (8) To the Mortgage Loan Seller's and Midland's knowledge, the related Mortgage and the related Note have not been materially impaired, waived, modified, satisfied, canceled or subordinated, and neither the related Mortgaged Property nor the related borrower has been released from such Mortgage in any manner which would materially impair the security provided by such Mortgage.

   (9) The Mortgage Loan Seller has not, directly or indirectly, advanced funds to, or, to the Mortgage Loan Seller's and Midland's knowledge, received any payment of any amount required under the related Note or the related Mortgage from a person other than the related borrower.

   (10) To the Mortgage Loan Seller's and Midland's knowledge, there are no condemnation proceedings pending or threatened with respect to any Mortgaged Property which would materially and adversely affect the value of such Mortgaged Property, and no Mortgaged Property has been materially damaged.

   (11) The related Mortgage is insured by a title insurance policy or a specimen policy or a "marked-up" title insurance commitment issued in connection with the closing of such Mortgage Loan (a "Title Policy") in an amount not less than the stated principal amount of such Mortgage Loan to be a valid first lien on the related Mortgaged Property (not including personal property or fixtures), subject only to Permitted Encumbrances. Such Title Policy contains only those exceptions for encroachments, boundary and other survey matters and for easements not shown by the public records as are customarily accepted by prudent commercial mortgage lenders in the related jurisdiction. No material encroachments exist with respect to the related Mortgaged Property. No claims have been made by the Mortgage Loan Seller or Midland under such Title Policy, and to the Mortgage Loan Seller's and Midland's knowledge, the coverage of such Title Policy has not been materially impaired.

   (12) Each Mortgaged Property is insured by a fire and extended perils insurance policy, a business interruption or rental continuation insurance policy, a comprehensive general liability policy and, if any material improvement on such Mortgaged Property is located in a designated special flood hazard area, a flood insurance policy.

   (13) Based upon a survey, the Title Policy and other documents contained in the related Mortgage File, at the time of origination of each Mortgage Loan, the related borrower had sufficient rights with respect to amenities and ingress and egress identified in an appraisal of the related Mortgaged Property as being critical to the appraised value thereof, and adequate utility services were available at such Mortgaged Property, none of which is subject to revocation as a result of a foreclosure or a change in ownership of an adjacent property.

   (14) With respect to each Mortgage Loan secured in whole or in part by a leasehold interest in the related Mortgaged Property, other than a mortgage loan also secured by a fee interest in the same Mortgaged Property:

      (A) to the Mortgage Loan Seller's knowledge, the lease creating such leasehold interest is in full force and effect, without any existing defaults and unmodified in any material manner except pursuant to written instruments contained in the Mortgage File, such lease or a memorandum thereof has been recorded, and the effective term of such lease extends not less than 10 years beyond the term of the related Mortgage Loan;

     (B) the related borrower is permitted to mortgage and sublease its leasehold interest, and except as may be indicated in the related Title Policy, the related Mortgage is a first priority lien over such leasehold interest;

     (C) the mortgaged leasehold interest may be transferred in a foreclosure of the related Mortgage or a conveyance in lieu thereof, and thereafter may be transferred, upon notice to, but without the consent of, the related lessor (or, if any such consent is required, either (1) it has been previously obtained or (2) it is not to be unreasonably withheld) provided that such lease has not been terminated and all amounts owed thereunder have been paid;

     (D) the related lessor has agreed, in writing: (1) to provide the mortgagee with a notice of any default by the related borrower under such lease, and a cure period equal to the time provided to such lessee under such lease; and (2) that such Ground Lease may not be modified or terminated without the mortgagee's consent; and

     (E) The related Mortgage Loan documents and such lease provide that any insurance or condemnation proceeds with respect to a partial loss or taking of the related Mortgaged Property will be applied to the restoration of such Mortgaged Property or to the related Mortgage Loan.

   (15) With respect to each Mortgage Loan secured by both a leasehold and a fee interest in all or a portion of the related Mortgaged Property, such related fee interest is subordinate to the lien of the related Mortgage and, except as approved by the related Originator or the Mortgage Loan Seller, any right of the related fee owner to cure a default by the borrower under the related Mortgage is limited to no more than a (A) 30 day period, after notice is given to such fee owner, to cure monetary defaults, and (B) 60 day period, after such notice, to cure other defaults or, alternatively, to commence proceedings to recover possession of such Mortgaged Property plus a reasonable cure period after recovery of possession if such proceedings are pursued in good faith and with due diligence.

   (16) The related Mortgaged Property is not collateral or security for the payment or performance of any obligations owed to the Mortgage Loan Seller other than one or more of the Mortgage Loans, and to the Mortgage Loan Seller's knowledge, any obligations owed to any other person except for (a) security interests in personal property and fixtures, (b) Loan #12, Loan #20, Loan #34, Loan #42, Loan #46, Loan #50, Loan #64, Loan #66, Loan #71, Loan #73, Loan #81, Loan #96, Loan #109, Loan #111 and Loan #116 (each of which permits subordinate financing under the limited circumstances set forth in the related Mortgage Loan documents),and (c) Loan #19, Loan #61, Loan #74 and Loan #91 (in which each related Mortgaged Property is subject to an installment contract which is subject and subordinate to the related Mortgage
Loan).

   (17) Each Mortgage Loan is a "qualified mortgage" for purposes of Section 860G of the Code.

   (18) A Phase I Environmental Report and, if recommended by the Phase I Environmental Report, a Phase II Environmental Report was obtained with respect to the related Mortgaged Property, and, such Environmental Report(s) did not indicate the existence of conditions which would constitute a material violation of applicable environmental law or require clean-up or other remedial action with respect to hazardous materials with the exception of conditions which could be brought into compliance with applicable environmental law or remediated by the taking of certain actions for which a sufficient escrow of funds has been established, an environmental insurance policy or an indemnity for costs has been obtained or such compliance actions or remediation was completed prior to origination of such Mortgage Loan; provided, however, that with respect to: (a) Loan #2, the related Mortgaged Property was contaminated by gasoline products emanating from a service station located on the Mortgaged Property, and is subject to ongoing monitoring by applicable regulatory authorities (Mobil Oil Corporation has agreed to remediate any contamination caused by Mobil's operation of the service station, if and to the extent required by the governmental agency exercising jurisdiction over this matter); (b) Loan #4, the related Mortgaged Property is contaminated by dry cleaning solvents emanating from a dry cleaners located on a property adjacent to the Mortgaged Property. A representative of the Florida Department of the Environmental Protection has confirmed by letter that such adjacent property has been accepted into Florida's Drycleaning Solvent Cleanup Program, and that such Program will pay all remediation costs, including those affecting other properties, resulting from the contamination existing upon such adjacent property; (c) Loan #43, the soil and groundwater at the related Mortgaged Property are contaminated by petroleum products that originated from abandoned underground storage tanks that have been removed in accordance with the Florida DEP requirements. The Mortgaged Property has been accepted into the Florida DEP Program which places the responsibility of the cost of any clean-up action upon the Florida DEP, should any be required; and (d) Loan #91, the groundwater at the related Mortgaged Property is contaminated with hydrocarbons originating from an unknown offsite source. The Phase I environmental consultant identified no current or fomer uses of petroleum products on the related Mortgaged Property. In addition, BCMC was orally advised by a representative of the Michigan Department of Environmental Quality that Amoco Corporation is conducting groundwater tests of its service station located upgradient from the related Mortgaged Property. Other than with respect to any conditions identified in such Environmental Report(s), the Mortgage Loan Seller is without knowledge of any significant failure of the related Mortgaged Property to comply with applicable environmental law or any actual or threatened significant release of hazardous materials in respect of such Mortgaged Property in violation of applicable environmental law.

   (19) To the best of the Mortgage Loan Seller's and Midland's knowledge, the related Mortgaged Property complies, in all material respects, with all laws and regulations pertaining to the zoning, use and occupancy thereof (excluding applicable environmental laws which is addressed in (18) above) and all applicable insurance requirements, except such non-compliance (A) which does not materially and adversely affect the value or intended use of such Mortgaged Property, (B) which was specifically included in the determination of such Mortgaged Property's Appraised Value, or (C) for which a Reserve Account has been established to pay the estimated costs to correct such non-compliance.

   (20) The related Mortgage Loan documents provide for recourse against the related borrower for damages sustained in connection with fraud, intentional misrepresentations or misappropriation of tenant security deposits or rent. The related Mortgage Loan documents contain an indemnity from the related borrower for damages resulting from violations of applicable environmental laws.

   (21) The Reserve Account, if any, with respect to each Mortgage Loan contains all amounts required by the terms of the Mortgage Loan documents to be on deposit therein as of such date, and all such amounts are being transferred to the Depositor as of such date.

   (22) For each Mortgage that is a deed of trust or trust deed, a duly qualified trustee either (A) has been designated or (B) may be substituted for the currently designated trustee in accordance with applicable law.

   (23) Such Mortgage Loan is a whole loan, and the related Mortgage Loan documents do not provide for any (A) equity participation by the Mortgage Loan Seller (excepting, however, Loan #11, Loan #46, Loan #58, Loan #82 and Loan #105, in which BCMC has an equity participation), (B) negative amortization or (C) contingent interest based upon the cash flow of the related Mortgaged Property. The Mortgage Loan Seller has no ownership interest in such Mortgaged Property or the related borrower; excepting, however, Loan #11, Loan #46, Loan #58, Loan #82 and Loan #105, in which BCMC has an ownership interest in each related Mortgaged Property and each related borrower.

   (24) Based upon applicable laws, rules and regulations, no tax, governmental assessment or any installment thereof affecting such Mortgaged Property (excluding any related personal property) due and owing prior to the Cut-off Date and which might give rise to a lien superior to the related Mortgage, has become delinquent such that (A) such taxing authority may commence proceedings to collect such tax, assessment or installment or (B) any interest or penalties have commenced to accrue thereon.

   (25) The related Mortgage Loan documents contain customary and enforceable provisions adequate for the practical realization by the holder thereof of its remedies against the related Mortgaged Property, including, as applicable, judicial or non-judicial foreclosure.

   (26) A tenant estoppel was obtained from all tenants whose leases covered more than 10% (20% for any such Mortgage Loan with an original balance less than or equal to $2,500,000) of the net leasable area of the related Mortgaged Property, and based upon such estoppel, no defaults with respect to any such lease existed as of the date of such estoppel; excepting, however, that no tenant estoppels were obtained for two tenants on Loan #62. To the Mortgage Loan Seller's and Midland's knowledge, no default or any condition which, but for the passage of time or the giving of notice, or both, would result in such a default, exists with respect to such leases.

   (27) The related Mortgage Loan documents contain: (A) a representation, warranty or covenant that the related borrower will not use, cause or permit to exist any violation of Environmental Law with respect to the related Mortgaged Property; or (B) an indemnity with respect to any such violation in favor of the mortgagee.

   (28) The related Mortgaged Property has been inspected on behalf of the related Originator or Mortgage Loan Seller within the last 12 months.

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    (29) The related Mortgage Loan documents prohibit the related borrower from encumbering the related Mortgaged Property without the prior written consent of the mortgagee thereunder; excepting, however: Loan #12, Loan #20, Loan #34, Loan #42, Loan #46, Loan #50, Loan #64, Loan #66, Loan #71, Loan #73, Loan #81, Loan #96, Loan #109, Loan #111 and Loan #116, each of which permits subordinate financing under the limited circumstances set forth in the related Mortgage.

   (30) No Mortgage Loan or group of Mortgage Loans made to a borrower or to affiliated borrowers accounted for more than 5% of the Initial Pool Balance; excepting, however, Loan #1, which represents approximately 5.3% of the Initial Pool Balance.

   Each of such representations and warranties, to the extent related to the enforceability of any document or as to offsets, defenses, counterclaims or rights of rescission, is qualified to the extent that: (1) enforcement may be limited (A) by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights generally, (B) by general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law) and (C) by any applicable anti-deficiency law or statute; and (2) such document may contain certain provisions which may be unenforceable in accordance with their terms, in whole or in part.

   The Pooling and Servicing Agreement requires that the Custodian, the Master Servicer, the Special Servicer or the Trustee notify MCFC, Midland, GACC and BCMC, as applicable, upon its becoming aware of any breach of certain representations or warranties made by (a) MCFC or Midland in the MCFC Mortgage Loan Purchase Agreement, (b) GACC in the GACC Mortgage Loan Purchase Agreement , (c) MCFC in the BCMC Mortgage Loan Purchase Agreement and (d) BCMC in the MCFC/BCMC Mortgage Loan Purchase Agreement, as applicable, or that any document required to be included in the Mortgage File does not conform to the requirements of the Pooling and Servicing Agreement, which in the case of any such defect or breach materially and adversely affects the interests of the Certificateholders. The MCFC Mortgage Loan Purchase Agreement, the GACC Mortgage Loan Purchase Agreement, the BCMC Mortgage Loan Purchase Agreement and the MCFC/BCMC Mortgage Loan Purchase Agreement each provide that, within 85 days after notice of such breach from the Custodian, the Master Servicer, the Special Servicer or the Trustee, MCFC (but only with respect to those Mortgage Loans acquired by the Depositor pursuant to the MCFC Mortgage Loan Purchase Agreement), GACC (but only with respect to those Mortgage Loans acquired by the Depositor pursuant to the GACC Mortgage Loan Purchase Agreement), MCFC (but only with respect to those Mortgage Loans acquired by the Depositor to the BCMC Mortgage Loan Purchase Agreement) and BCMC (but only with respect to those Mortgage Loans acquired by the Depositor to the MCFC/BCMC Mortgage Loan Purchase Agreement) will either (a) repurchase such Mortgage Loan at its outstanding principal balance (less any Advances previously made on account of principal), plus accrued interest from the Due Date as to which interest was last paid or was advanced up to the Due Date in the month following the month in which such repurchase occurs (less any Advances previously made on account of interest), the amount of any unreimbursed Advances, together with interest thereon at the Advance Rate, relating to such Mortgage Loan, the amount of any unpaid servicing compensation and Trust Fund expenses allocable to such Mortgage Loan and the amount of any expenses reasonably incurred by the Master Servicer or the Trustee in respect of such repurchase obligation (such price, the "Repurchase Price") or (b) promptly cure such breach in all material respects, provided, however, if such defect or breach cannot be cured within such 85 day period, so long as MCFC, Midland, GACC or BCMC, as applicable, has commenced and is diligently proceeding with the cure of such breach, such 85 day period will be extended for an additional 90 days; provided, further, that no such extension will be applicable unless MCFC, Midland, GACC or BCMC, as applicable, delivers to the Depositor (or its successor in interest) an officer's certificate (i) describing the measures being taken to cure such breach and (ii) stating that MCFC, Midland, GACC or BCMC, as applicable, believes such breach will be cured within such 90 days. Without limiting the generality of the provisions described above, if a Mortgage Loan fails to constitute a "qualified mortgage" within the meaning of the REMIC provisions of the Code by reason of the breach of a representation, warranty or covenant or by reason of missing or defective documentation, then no extension of the 85 day period in the preceding sentence will apply. In the event MCFC fails to cure or repurchase any Midland Mortgage Loan which MCFC is obligated to cure or repurchase (x) based upon a breach of a representation or warranty with regard to a Mortgage Loan in the MCFC Mortgage Loan Purchase Agreement, or (y) because such Midland Mortgage Loan fails to constitute a "qualified mortgage" within the meaning of the REMIC provisions of the Code by reason of a breach of such representation or warranty within the applicable period described in the preceding two sentences, Midland shall cure or repurchase such Mortgage Loan at the Repurchase Price within two Business Days after the expiration of such applicable period.

   The obligations of MCFC, Midland, GACC or BCMC, as applicable, to repurchase or cure constitute the sole remedies available to holders of Certificates or the Trustee for a breach of a representation or warranty with regard to a Mortgage Loan by MCFC, Midland, GACC or BCMC. Other than as specifically described in the preceding paragraph, neither MCFC,

Midland, GACC, BCMC, the Special Servicer, the Master Servicer (unless Midland is the Master Servicer and is otherwise obligated as described herein) nor the Depositor will be obligated to purchase a Mortgage Loan if any of MCFC, Midland, GACC or BCMC defaults on their respective obligations to repurchase or cure, and no assurance can be given that MCFC, Midland, GACC or BCMC, as applicable, will fulfill their respective obligations. If such obligations are not met, as to a Mortgage Loan that is not a "qualified mortgage," REMIC I and REMIC II may be disqualified.

                         MIDLAND LOAN SERVICES, L.P.

   Midland Loan Services, L.P. ("Midland") was organized under the laws of the State of Missouri in 1992 as a limited partnership. Midland is a real estate financial services company that provides loan servicing and asset management for large pools of commercial and multifamily real estate assets and that originates commercial real estate loans. Midland's address is 210 West 10th Street, 6th Floor, Kansas City, Missouri 64105. Midland will serve as the Master Servicer and the Special Servicer for the Trust Fund under the Pooling and Servicing Agreement. In addition, Midland was the Originator with respect to 94 of the Mortgage Loans.

   As of October 31, 1996, Midland and its affiliates were responsible for the servicing of approximately 11,900 commercial and multifamily loans with an aggregate principal balance of approximately $12.58 billion, the collateral for which is located in all 50 states, Puerto Rico and the District of Columbia. With respect to such loans, approximately 10,900 loans with an aggregate principal balance of approximately $9.78 billion pertain to commercial and multifamily mortgage-backed securities. Property type concentrations within the portfolio include multifamily, office, retail, hotel/motel and other types of income producing properties. Midland and its affiliates also provide commercial loan servicing for newly-originated loans and loans acquired in the secondary market on behalf of issuers of commercial and multifamily mortgage-backed securities, financial institutions and private investors.

   Midland and its affiliates provide asset management and disposition services for commercial and multifamily mortgage-backed securities transactions, private investors and the Resolution Trust Corporation. As of June 30, 1996, Midland and its affiliates have provided such services for a portfolio of approximately 7,153 assets with book values of $6.7 billion. Midland and its affiliates have liquidated, disposed of or otherwise resolved approximately 6,474 assets with book values of approximately $5.2 billion.

   Since 1994, Midland has been originating commercial and multifamily mortgage loans for the purpose of disposing of such mortgage loans in securitization transactions such as this offering. As of November 21, 1996, Midland has originated or issued commitments for 345 commercial and multifamily mortgage loans, with an aggregate original principal balance of approximately $849 million, including 94 of the Mortgage Loans, with an aggregate original principal balance of approximately $293 million, included in the Mortgage Pool. See "DESCRIPTION OF THE MORTGAGE POOL--The Midland Mortgage Loan Program--General" herein.

   Midland has been approved as a master and special servicer for investment grade commercial and multifamily mortgage-backed securities by Fitch and Standard & Poor's Rating Services, a division of The McGraw-Hill Companies, Inc. ("S&P"). Midland is ranked "Above Average" as a commercial mortgage servicer and asset manager by S&P, and "Acceptable" as a master servicer and "Above Average" as a special servicer by Fitch. S&P rates commercial mortgage servicers and special servicers in one of five rating categories: Strong, Above Average, Average, Below Average and Weak. Fitch rates special servicers in one of five categories: Superior, Above Average, Average, Below Average and Unacceptable. Fitch rates master servicers as Acceptable or Unacceptable.

   The information concerning Midland set forth above has been provided by Midland and none of the Depositor, the Trustee or the Underwriters makes any representation or warranty as to the accuracy thereof.

                            MORTGAGE LOAN SELLERS

   Midland Commercial Financing Corp. ("MCFC") is a Missouri corporation and a special purpose subsidiary of Midland, formed for the purpose of holding mortgage loans such as the Mortgage Loans from the time of origination thereof through the time of securitization or other disposition thereof. MCFC does not currently have, nor is it expected in the future to have, any significant net worth. However, as described in more detail in "DESCRIPTION OF THE MORTGAGE POOL--General" and "--Representations and Warranties; Repurchase," Midland will have a repurchase obligation with respect to the Midland Mortgage Loans in the event MCFC fails to cure or repurchase any Midland Mortgage Loan that MCFC is obligated to cure or repurchase pursuant to the MCFC Mortgage loan Purchase Agreement.

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    German American Capital Corporation, a Maryland corporation ("GACC"), is a wholly-owned subsidiary of Deutsche Bank North America Holding Corp., which in turn is a wholly-owned subsidiary of Deutsche Bank AG, a German corporation. GACC is also an affiliate of DMG. GACC engages primarily in the business of purchasing and holding mortgage loans and mortgage-backed securities pending securitization, repackaging or other disposition. GACC also acts from time to time as the originator of mortgage loans. Although GACC purchases and sells mortgage loans and mortgage-backed securities for its own account, it does not underwrite, deal or act as a broker in connection with any such loans or securities.

   The information concerning MCFC and GACC set forth above has been provided by MCFC and GACC, respectively, and none of the Depositor, the Trustee or the Underwriters makes any representation or warranty as to the accuracy thereof.

             BOSTON CAPITAL MORTAGE COMPANY, LIMITED PARTNERSHIP

   Boston Capital Mortgage Company, Limited Partnership ("BCMC") is a Massachusetts limited partnership. The partnership is comprised of two general partners, Boston Capital Mortgage Corporation and Llama Mortgage Services Corporation, an affiliate of Llama Company. BCMC was formed for the purpose of soliciting, originating, underwriting and holding mortgage loans from the time of origination. BCMC is registered as an approved seller/servicer with the Federal National Mortgage Association and the U.S. Department of Housing and Urban Development. As described in the sections entitled "DESCRIPTION OF THE MORTGAGE POOL--General" and "--Representations and Warranties; Repurchase," BCMC will have a repurchase obligation with respect to the BCMC Mortgage Loans as set forth in the MCFC/BCMC Mortgage Loan Purchase Agreement.

   The information concerning BCMC set forth above has been provided by BCMC, and none of the Depositor, the Mortgage Loan Sellers, the Trustee or the Underwriters makes any representation or warranty as to the accuracy thereof.

                       DESCRIPTION OF THE CERTIFICATES

GENERAL

   The Certificates will be issued pursuant to the Pooling and Servicing Agreement and will consist of 16 Classes to be designated as the Class A-1 Certificates, the Class A-2 Certificates, the Class A-EC Certificates, the Class B Certificates, the Class C Certificates, the Class D Certificates, the Class E Certificates, the Class F Certificates, the Class G Certificates, the Class H Certificates, the Class J Certificates, the Class K Certificates, the Class L-1 Certificates, the Class L-2 Certificates, the Class R-I Certificates and the Class R-II Certificates. ONLY THE CLASS A-1, CLASS A-2, CLASS B, CLASS C, CLASS D AND CLASS E CERTIFICATES ARE OFFERED HEREBY. The Pooling and Servicing Agreement will be included as part of the Form 8-K to be filed with the Commission within 15 days after the Closing Date. See "THE POOLING AND SERVICING AGREEMENT" herein and "DESCRIPTION OF THE CERTIFICATES" and "SERVICING OF THE MORTGAGE LOANS" in the Prospectus for important additional information regarding the terms of the Pooling and Servicing Agreement and the Certificates.

   The Certificates represent in the aggregate the entire beneficial ownership interest in a Trust Fund consisting primarily of: (i) the Mortgage Loans, all scheduled payments of interest and principal due after the Cut-off Date (whether or not received) and all payments under and proceeds of the Mortgage Loans received after the Cut-off Date (exclusive of payments of principal and interest due on or before the Cut-off Date); (ii) any Mortgaged Property acquired on behalf of the Trust Fund through foreclosure or deed-in-lieu of foreclosure (upon acquisition, an "REO Property"); (iii) such funds or assets as from time to time are deposited in the Collection Account, the Distribution Account and any account established in connection with REO Properties (an "REO Account"); (iv) the rights of the mortgagee under all insurance policies with respect to the Mortgage Loans; (v) the Depositor's rights and remedies under the MCFC Mortgage Loan Purchase Agreement, the GACC Mortgage Loan Purchase Agreement, the BCMC Mortgage Loan Purchase Agreement and the MCFC/BCMC Mortgage Loan Purchase Agreement; and (vi) all of the mortgagee's right, title and interest in the Reserve Accounts.

   The Certificate Balance of any Class of Certificates outstanding at any time represents the maximum amount that the holders thereof are entitled to receive as distributions allocable to principal from the cash flow on the Mortgage Loans and the other assets in the Trust Fund. The respective Certificate Balance of each Class of Certificates will in each case be reduced by amounts actually distributed on such Class that are allocable to principal and by any Realized Losses allocated to such Class. The Class A-EC and Class L-2 Certificates are interest only Certificates, have no Certificate Balances and are not entitled to distributions in respect of principal. The Class L-1 Certificates are principal only certificates and are not entitled to distributions in respect of interest.

DISTRIBUTIONS

   Method, Timing and Amount. Distributions on the Regular Certificates will be made on the 25th day of each month or, if such day is not a Business Day, then on the next succeeding Business Day, commencing in January, 1997 (each, a "Distribution Date"). All distributions (other than the final distribution on any Certificate) will be made by the Trustee to the persons in whose names the Certificates are registered at the close of business on the last Business Day of the month preceding the month in which such Distribution Date occurs (the "Record Date"). Such distributions will be made (i) by wire transfer of immediately available funds to the account specified by the Certificateholder at a bank or other entity having appropriate facilities therefor, if such Certificateholder (a) is DTC or its nominee or (b) provides the Trustee with wiring instructions no less than five Business Days prior to the related Record Date and is the registered owner of Certificates the aggregate Certificate Balance or Notional Balance of which is at least $5,000,000 or otherwise (ii) by check mailed to such Certificateholder. The "Class A-EC Notional Balance" as of any date is equal to the aggregate Certificate Balance of the Regular Certificates (other than the Class A-EC and Class L-2 Certificates). The "Class L-2 Notional Balance" as of any date is equal to the Certificate Balance of the Class L-1 Certificates. The Class A-EC and Class L-2 Notional Balances are referred to herein generally as "Notional Balances." The final distribution on any Certificate will be made in like manner, but only upon presentment or surrender of such Certificate at the location specified in the notice to the holder thereof of such final distribution. All distributions made with respect to a Class of Certificates on each Distribution Date will be allocated pro rata among the outstanding Certificates of such Class based on their respective Percentage Interests. The "Percentage Interest" evidenced by any Regular Certificate is equal to the initial denomination thereof as of the Closing Date divided by the initial Certificate Balance (or, with respect to the Class A-EC and Class L-2 Certificates, the initial Class A-EC Notional Balance or initial Class L-2 Notional Balance) of the related Class.

    The aggregate distribution to be made on the Regular Certificates on any Distribution Date will equal the Available Funds. The "Available Funds" for a Distribution Date will be the sum of all previously undistributed Monthly Payments or other receipts on account of principal and interest on or in respect of the Mortgage Loans (including Unscheduled Payments and Net REO Proceeds, if any) received by the Master Servicer in the related Collection Period, including all P&I Advances made by the Master Servicer, the Trustee or the Fiscal Agent, as applicable, in respect of such Distribution Date, plus all other amounts required to be placed in the Collection Account by the Master Servicer pursuant to the Pooling and Servicing Agreement allocable to the Mortgage Loans, but excluding the following:

     (a) amounts permitted to be used to reimburse the Master Servicer, the Trustee or the Fiscal Agent, as applicable, for previously unreimbursed Advances and interest thereon as described herein under "THE POOLING AND SERVICING AGREEMENT--Advances";

     (b) those portions of each payment of interest which represent the applicable servicing compensation;

     (c) all amounts in the nature of late fees, late charges and similar fees, NSF check charges, loan modification fees, extension fees, loan service transaction fees, demand fees, beneficiary statement charges, assumption fees and similar fees, which the Master Servicer or the Special Servicer, as applicable, is entitled to retain as additional servicing compensation;

     (d) all amounts representing scheduled Monthly Payments due after the Due Date in the related Collection Period (such amounts to be treated as received on the Due Date when due);

     (e) that portion of (i) amounts received in connection with the liquidation of Specially Serviced Mortgage Loans, by foreclosure, trustee's sale or otherwise, (ii) amounts received in connection with a sale of a Specially Serviced Mortgage Loan or REO Property in accordance with the terms of the Pooling and Servicing Agreement, (iii) amounts (other than Insurance Proceeds) received in connection with the taking of a Mortgaged Property by exercise of the power of eminent domain or condemnation ("Condemnation Proceeds"; clauses (i), (ii) and (iii) are collectively referred to as "Liquidation Proceeds") or (iv) proceeds of the insurance policies (to the extent such proceeds are not to be applied to the restoration of the property or released to the borrower in accordance with the normal servicing procedures of the Master Servicer or the related sub-servicer, subject to the terms and conditions of the related Mortgage and Note) ("Insurance Proceeds") with respect to a Mortgage Loan that represents any unpaid servicing compensation to which the Master Servicer or Special Servicer is entitled;

     (f) all amounts representing certain expenses reimbursable to the Master Servicer, the Special Servicer, the Trustee or the Fiscal Agent and other amounts permitted to be retained by the Master Servicer or the Special Servicer or withdrawn by the Master Servicer from the Collection Account pursuant to the terms of the Pooling and Servicing Agreement;

     (g) Prepayment Premiums received in the related Collection Period;

     (h) any interest or investment income on funds on deposit in the Collection Account or in Permitted Investments in which such funds may be invested; and

     (i) Default Interest received in the related Collection Period with respect to a Mortgage Loan that is in default with respect to its Balloon Payment.

   The "Monthly Payment" with respect to any Mortgage Loan for any Distribution Date (other than any REO Mortgage Loan) is the scheduled monthly payment of principal and interest, excluding any Balloon Payment, which is payable by the related borrower on the related Due Date. The Monthly Payment with respect to an REO Mortgage Loan for any Distribution Date is the monthly payment that would otherwise have been payable on the related Due Date had the related Note not been discharged (after giving effect to any extension or other modification), determined as set forth in the Pooling and Servicing Agreement.

   "Unscheduled Payments" are all Liquidation Proceeds, Condemnation Proceeds and Insurance Proceeds payable under the Mortgage Loans, the Repurchase Price of any Mortgage Loans that are repurchased or purchased pursuant to the Pooling and Servicing Agreement and any other payments under or with respect to the Mortgage Loans not scheduled to be made, including Principal Prepayments, but excluding Prepayment Premiums.

   "Prepayment Premiums" are payments received on a Mortgage Loan as the result of a Principal Prepayment thereon, not otherwise due thereon in respect of principal or interest, which are intended to be a disincentive to prepayment.

    "Net REO Proceeds" with respect to any REO Property and any related Mortgage Loan are all revenues received by the Special Servicer with respect to such REO Property or REO Mortgage Loan that do not constitute Liquidation Proceeds, net of any insurance premiums, taxes, assessments and other costs and expenses permitted to be paid from the related REO Account pursuant to the Pooling and Servicing Agreement.

   "Principal Prepayments" are payments of principal made by a borrower on a Mortgage Loan which are received in advance of the scheduled Due Date for such payments and which are not accompanied by an amount of interest representing the full amount of scheduled interest due on any date or dates in any month or months subsequent to the month of prepayment.

   The "Collection Period" with respect to a Distribution Date is the period beginning on the day following the Determination Date in the month preceding the month in which such Distribution Date occurs (or, in the case of the Distribution Date occurring in January, 1997 on the day after the Cut-off
Date) and ending on the Determination Date in the month in which such Distribution Date occurs.

   "Determination Date" means the 17th day of any month, or if such 17th day is not a Business Day, the Business Day immediately preceding such 17th day, commencing in January, 1996.

   "Default Interest" with respect to any Mortgage Loan is interest accrued on such Mortgage Loan at the excess of the Default Rate over the Mortgage Rate.

   The "Default Rate" with respect to any Mortgage Loan is the annual rate at which interest accrues on such Mortgage Loan following any event of default on such Mortgage Loan including a default in the payment of a Monthly Payment or a Balloon Payment.

   Priorities. As used below in describing the priorities of distribution of Available Funds for each Distribution Date, the terms set forth below will have the following meanings.

   "Anticipated Loss Subordination Amount," for any Distribution Date and any Seriously Delinquent Mortgage Loan for which the Master Servicer has made a reduced P&I Advance for such Distribution Date as a result of an Anticipated Loss, is an amount equal to the product of (i) the Anticipated Loss for such Seriously Delinquent Loan and (ii) the excess of Net Mortgage Rate for such Mortgage Loan over the Weighted Average Pass-Through Rate as of the first day of the related Interest Accrual Period. See "THE POOLING AND SERVICING AGREEMENT--Advances" for a discussion of what constitutes a Seriously Delinquent Loan and how Anticipated Losses are calculated.

   "Class A-EC Subordinated Advance Amount" with respect to any Distribution Date is an amount equal to the sum of the Anticipated Loss Subordination Amounts for such Distribution Date.

   "Class Interest Distribution Amount" with respect to any Distribution Date and any of the P&I Certificates will equal interest for the related Interest Accrual Period at the applicable Pass-Through Rate for such Class of Certificates for such Interest Accrual Period on the Certificate Balance of such Class. With respect to any Distribution Date and the Class A-EC Certificates, the "Class Interest Distribution Amount" will equal the product of the Class A-EC Pass-Through Rate and the Class A-EC Notional Balance. The Class L-1 Certificates are principal only Certificates and have no Class Interest Distribution Amount. With respect to any Distribution Date and the Class L-2 Certificates, the "Class Interest Distribution Amount" will equal the product of the Class L-2 Pass-Through Rate and the Class L-2 Notional Balance. For purposes of determining any Class Interest Distribution Amount, any distributions in reduction of Certificate Balance (and any resulting reductions in Notional Balance) as a result of allocations of Realized Losses on the Distribution Date occurring in such Interest Accrual Period will be deemed to have been made as of the first day of such Interest Accrual Period. Notwithstanding the foregoing, the Class Interest Distribution Amount for each Class of Certificates otherwise calculated as described above will be reduced by such Class's pro rata share of any Prepayment Interest Shortfall not offset by Prepayment Interest Surplus, the Servicing Fee and, if the Master Servicer and the Special Servicer are the same person, the Special Servicing Fee with respect to such Distribution Date (pro rata according to each respective Class's Class Interest Distribution Amount determined without regard to this sentence).

   "Class A-EC Notional Balance" means, as of any date of determination, an amount equal to the aggregate Certificate Balance of the Regular Certificates (other than the Class A-EC Certificates and the Class L-2 Certificates).

   "Class A-EC Pass-Through Rate" with respect to any Interest Accrual Period is a per annum rate equal to the excess of the Weighted Average Net Mortgage Rate over the Weighted Average Pass-Through Rate.

    "Prepayment Interest Shortfall" with respect to any Distribution Date and any Mortgage Loan as to which a Principal Prepayment was made by the related borrower during the related Collection Period is the amount by which (i) 30 full days of interest at the related Net Mortgage Rate on the Scheduled Principal Balance of such Mortgage Loan in respect of which interest would have been due in the absence of such Principal Prepayment on the Due Date next succeeding the date of such Principal Prepayment exceeds (ii) the amount of interest received from the related borrower in respect of such Mortgage Loan during such Collection Period. Such shortfall may result because interest on a Principal Prepayment is paid by the related borrower only to the date of prepayment or because no interest is paid on a Principal Prepayment, to the extent that such Principal Prepayment is applied to reduce the principal balance of the related Mortgage Loan as of the Due Date preceding the date of prepayment. Prepayment Interest Shortfalls with respect to each Distribution Date (to the extent not offset as provided in the following two sentences) will be allocated to each Class of Certificates pro rata based on such Class's Class Interest Distribution Amount (without taking into account the amount of Prepayment Interest Shortfalls to such Class on such Distribution Date) for such Distribution Date. The amount of any Prepayment Interest Shortfall with respect to any Distribution Date will be offset by the Master Servicer first by the amount of any Prepayment Interest Surplus and then up to an amount equal to the aggregate Servicing Fees to which the Master Servicer would otherwise be entitled on such Distribution Date (excluding the portion representing the Trustee's Fees and Rating Agency surveillance fees). If the Master Servicer and the Special Servicer are the same person, any remaining Prepayment Interest Shortfall after the application of the prior sentence will be offset by the aggregate Special Servicing Fees to which the Special Servicer would otherwise be entitled to on such Distribution Date.

   "Prepayment Interest Surplus" with respect to any Distribution Date and any Mortgage Loan as to which a Principal Prepayment was made by the related borrower during the related Collection Period is the amount by which (i) the amount of interest received from the related borrower in respect of such Mortgage Loan during such Collection Period exceeds (ii) 30 full days of interest at the related Net Mortgage Rate on the Scheduled Principal Balance of such Mortgage Loan in respect of which interest would have been due in the absence of such Principal Prepayment on the Due Date next succeeding the date of such Principal Prepayment. The Master Servicer will be entitled to retain any Prepayment Interest Surplus as additional servicing compensation to the extent not required to offset Prepayment Interest Shortfalls as described in the preceding paragraph.

   The "Pass-Through Rate" for any Class of Regular Certificates is the per annum rate at which interest accrues on the Certificates of such Class during any Interest Accrual Period. The Pass-Through Rates on the Certificates will be as follows:

 CLASS        PASS-THROUGH RATE
-----------  -----------------
Class A-1  .        7.020%
Class A-2  .        7.233%
Class B ....        7.342%
Class C ....        7.441%
Class D ....        7.636%
Class E ....        8.029%
Class F ....        7.233%
Class G ....        7.233%
Class H ....        7.233%
Class J ....        7.233%
Class K ....        7.233%
Class L-2  .        7.233%

   The Pass-Through Rate on the Class A-EC Certificates during any Interest Accrual Period will be the Class A-EC Pass-Through Rate. Class L-1 Certificates are principal only certificates and are not entitled to distributions in respect of interest.

   The "Weighted Average Net Mortgage Rate" for any Interest Accrual Period is a per annum rate equal to the weighted average of the Net Mortgage Rates as of the first day of such Interest Accrual Period. The "Net Mortgage Rate" for each Mortgage Loan is the Mortgage Rate for such Mortgage Loan (in the absence of a default) minus the Servicing Fee Rate.

   The "Weighted Average Pass-Through Rate" for any Interest Accrual Period is a per annum rate equal to the weighted average of the Pass-Through Rates for the Regular Certificates (other than the Class A-EC Certificates) as of the first day of such Interest Accrual Period. For purposes of computing the "Weighted Average Pass-Through Rate" the Class L-1 and Class L-2 Certificates shall be deemed to be a single Class that has both a principal component and an interest component.

   The "Interest Accrual Period" with respect to any Distribution Date is the calendar month preceding the month in which such Distribution Date occurs. Interest for each Interest Accrual Period is calculated based on a 360-day year consisting of twelve 30-day months.

    "Class Interest Shortfall" means on any Distribution Date for any Class of Certificates, the excess, if any, of the amount of interest required to be distributed to the holders of such Class of Certificates on such Distribution Date over the amount of interest actually distributed to such holders. No interest will accrue on unpaid Class Interest Shortfalls.

   The "Pooled Principal Distribution Amount" for any Distribution Date will be equal to the sum of (without duplication):

     (i) the principal component of all scheduled Monthly Payments (other than Balloon Payments) that become due (regardless of whether received) on the Mortgage Loans during the related Collection Period;

     (ii) the principal component of all Assumed Scheduled Payments, as applicable, deemed to become due (regardless of whether received) during the related Collection Period with respect to any Balloon Loan that is delinquent in respect of its Balloon Payment;

     (iii) the Scheduled Principal Balance of each Mortgage Loan that was, during the related Collection Period, repurchased from the Trust Fund in connection with the breach of a representation or warranty as described herein under "DESCRIPTION OF THE MORTGAGE POOL--Representations and Warranties; Repurchase" or purchased from the Trust Fund as described herein under "DESCRIPTION OF THE MORTGAGE POOL--Early Termination" and "--Auction";

     (iv) the portion of Unscheduled Payments allocable to principal of any Mortgage Loan that was liquidated during the related Collection Period;

     (v) the principal component of all Balloon Payments received during the related Collection Period;

     (vi) all other Principal Prepayments received in the related Collection Period; and

     (vii) any other full or partial recoveries in respect of principal, including Insurance Proceeds, Liquidation Proceeds, Condemnation Proceeds and Net REO Proceeds.

   The "Assumed Scheduled Payment" is an amount deemed due in respect of (i) any Mortgage Loan that is delinquent in respect of its Balloon Payment and
(ii) any REO Mortgage Loan, which will be equal to the Monthly Payment that would have been due on the Mortgage Loan in accordance with the terms of the related Note if (a) the maturity date for such Mortgage Loan had not occurred, (b) the related Mortgaged Property had not become an REO Property, such Mortgage Loan was still outstanding and no acceleration of the Mortgage Loan had occurred, and (c) in the case of any Mortgage Loan that provided for amortization of principal prior to its maturity date, principal continued to amortize on the same amortization schedule.

   An "REO Mortgage Loan" is any Mortgage Loan as to which the related Mortgaged Property has become an REO Property.

   On each Distribution Date, holders of each Class of Certificates will receive distributions, up to the amount of Available Funds, in the amounts and in the order of priority (the "Available Funds Allocation") set forth below:

     (i) First, to the Class A-1 Certificates, Class A-2 Certificates and Class A-EC Certificates, pro rata in accordance with the Class Interest Distribution Amount of each (excluding any Class A-EC Subordinated Advance Amounts for such Distribution Date), up to an amount equal to the Class Interest Distribution Amount of each such Class for such Distribution Date (excluding any Class A-EC Subordinated Advance Amounts for such Distribution Date);

     (ii) Second, to the Class A-1 Certificates, Class A-2 Certificates and Class A-EC Certificates, pro rata in accordance with the Class Interest Shortfall of each (excluding any Class Interest Shortfalls on the Class A-EC Certificates attributable to Class A-EC Subordinated Advance Amounts), up to an amount equal to the aggregate unpaid Class Interest Shortfalls previously allocated to such Class on any previous Distribution Dates and not paid (excluding any Class Interest Shortfalls on the Class A-EC Certificates attributable to Class A-EC Subordinated Advance Amounts);

     (iii) Third, to the Class A-1 Certificates, in reduction of the Certificate Balance thereof, the Pooled Principal Distribution Amount for such Distribution Date, until the Certificate Balance thereof is reduced to zero;

     (iv) Fourth, after the Certificate Balance of the Class A-1 Certificates has been reduced to zero, to the Class A-2 Certificates, in reduction of the Certificate Balance thereof, the Pooled Principal Distribution Amount for such Distribution Date, until the Certificate Balance thereof is reduced to zero;

     (v) Fifth, to the Class A-1 Certificates and Class A-2 Certificates, pro rata, for the unreimbursed amounts of Realized Losses, if any, together with interest thereon at the Pass-Through Rate of such Class from the date on which such unreimbursed Realized Loss was allocated (or the date on which interest was last paid) to, but not including, the Distribution Date on which distributions in respect of such unreimbursed Realized Loss are made pursuant to this subparagraph, up to an amount equal to the aggregate of such unreimbursed Realized Losses previously allocated to the Class A-1 Certificates and Class A-2 Certificates and interest thereon, provided that any distribution pursuant to this subparagraph shall be deemed to be distributed first in respect of any such interest and then in respect of any such unreimbursed Realized Loss;

     (vi) Sixth, to the Class B Certificates, up to an amount equal to the Class Interest Distribution Amount of such Class for such Distribution Date;

     (vii) Seventh, to the Class B Certificates, up to an amount equal to the aggregate unpaid Class Interest Shortfalls previously allocated to such Class on any previous Distribution Dates and not paid;

     (viii) Eighth, after the Certificate Balance of the Class A-2 Certificates has been reduced to zero, to the Class B Certificates, in reduction of the Certificate Balance thereof, the Pooled Principal Distribution Amount for such Distribution Date less the portion thereof distributed on such Distribution Date pursuant to any preceding clause, until the Certificate Balance thereof is reduced to zero;

     (ix) Ninth, to the Class B Certificates, for the unreimbursed amounts of Realized Losses, if any, together with interest thereon at the Pass-Through Rate of such Class from the date on which such unreimbursed Realized Loss was allocated (or the date on which interest was last paid) to, but not including, the Distribution Date on which distributions in respect of such unreimbursed Realized Loss are made pursuant to this subparagraph, up to an amount equal to the aggregate of such unreimbursed Realized Losses previously allocated to the Class B Certificates and interest thereon, provided that any distribution pursuant to this subparagraph shall be deemed to be distributed first in respect of any such interest and then in respect of any such unreimbursed Realized Loss;

     (x) Tenth, to the Class C Certificates, up to an amount equal to the Class Interest Distribution Amount of such Class for such Distribution Date;

     (xi) Eleventh, to the Class C Certificates, up to an amount equal to the aggregate unpaid Class Interest Shortfalls previously allocated to such Class on any previous Distribution Dates and not paid;

     (xii) Twelfth, after the Certificate Balance of the Class B Certificates has been reduced to zero, to the Class C Certificates, in reduction of the Certificate Balance thereof, the Pooled Principal Distribution Amount for such Distribution Date less the portion thereof distributed on such Distribution Date pursuant to any preceding clause, until the Certificate Balance thereof is reduced to zero;

     (xiii) Thirteenth, to the Class C Certificates, for the unreimbursed amounts of Realized Losses, if any, together with interest thereon at the Pass-Through Rate of such Class from the date on which such unreimbursed Realized Loss was allocated (or the date on which interest was last paid) to, but not including, the Distribution Date on which distributions in respect of such unreimbursed Realized Loss are made pursuant to this subparagraph, up to an amount equal to the aggregate of such unreimbursed Realized Losses previously allocated to the Class C Certificates and interest thereon, provided that any distribution pursuant to this subparagraph shall be deemed to be distributed first in respect of any such interest and then in respect of any such unreimbursed Realized Loss;

     (xiv) Fourteenth, to the Class D Certificates, up to an amount equal to the Class Interest Distribution Amount of such Class for such Distribution Date;

     (xv) Fifteenth, to the Class D Certificates, up to an amount equal to the aggregate unpaid Class Interest Shortfalls previously allocated to such Class on any previous Distribution Dates and not paid;

     (xvi) Sixteenth, after the Certificate Balance of the Class C Certificates has been reduced to zero, to the Class D Certificates, in reduction of the Certificate Balance thereof, the Pooled Principal Distribution Amount for such Distribution Date less the portion thereof distributed on such Distribution Date pursuant to any preceding clause, until the Certificate Balance thereof is reduced to zero;

     (xvii) Seventeenth, to the Class D Certificates, for the unreimbursed amounts of Realized Losses, if any, together with interest thereon at the Pass-Through Rate of such Class from the date on which such unreimbursed Realized Loss was allocated (or the date on which interest was last paid) to, but not including, the Distribution Date on which distributions in respect of such unreimbursed Realized Loss are made pursuant to this subparagraph, up to an amount equal to the aggregate of such unreimbursed Realized Losses previously allocated to the Class D Certificates and interest thereon, provided that any distribution pursuant to this subparagraph shall be deemed to be distributed first in respect of any such interest and then in respect of any such unreimbursed Realized Loss;

     (xviii) Eighteenth, to the Class E Certificates, up to an amount equal to the Class Interest Distribution Amount of such Class for such Distribution Date;

     (xix) Nineteenth, to the Class E Certificates, up to an amount equal to the aggregate unpaid Class Interest Shortfalls previously allocated to such Class on any previous Distribution Dates and not paid;

     (xx) Twentieth, after the Certificate Balance of the Class D Certificates has been reduced to zero, to the Class E Certificates, in reduction of the Certificate Balance thereof, the Pooled Principal Distribution Amount for such Distribution Date less the portion thereof distributed on such Distribution Date pursuant to any preceding clause, until the Certificate Balance thereof is reduced to zero;

     (xxi) Twenty-First, to the Class E Certificates, for the unreimbursed amounts of Realized Losses, if any, together with interest thereon at the Pass-Through Rate of such Class from the date on which such unreimbursed Realized Loss was allocated (or the date on which interest was last paid) to, but not including, the Distribution Date on which distributions in respect of such unreimbursed Realized Loss are made pursuant to this subparagraph, up to an amount equal to the aggregate of such unreimbursed Realized Losses previously allocated to the Class E Certificates and interest thereon, provided that any distribution pursuant to this subparagraph shall be deemed to be distributed first in respect of any such interest and then in respect of any such unreimbursed Realized Loss;

     (xxii) Twenty-Second, to the Class F Certificates, up to an amount equal to the Class Interest Distribution Amount of such Class for such Distribution Date;

     (xxiii) Twenty-Third, to the Class F Certificates, up to an amount equal to the aggregate unpaid Class Interest Shortfalls previously allocated to such Class on any previous Distribution Dates and not paid;

     (xxiv) Twenty-Fourth, after the Certificate Balance of the Class E Certificates has been reduced to zero, to the Class F Certificates, in reduction of the Certificate Balance thereof, the Pooled Principal Distribution Amount for such Distribution Date less the portion thereof distributed on such Distribution Date pursuant to any preceding clause, until the Certificate Balance thereof is reduced to zero;

     (xxv) Twenty-Fifth, to the Class F Certificates, for the unreimbursed amounts of Realized Losses, if any, together with interest thereon at the Pass-Through Rate of such Class from the date on which such unreimbursed Realized Loss was allocated (or the date on which interest was last paid) to, but not including, the Distribution Date on which distributions in respect of such unreimbursed Realized Loss are made pursuant to this subparagraph, up to an amount equal to the aggregate of such unreimbursed Realized Losses previously allocated to the Class F Certificates and interest thereon, provided that any distribution pursuant to this subparagraph shall be deemed to be distributed first in respect of any such interest and then in respect of any such unreimbursed Realized Loss;

     (xxvi) Twenty-Sixth, to the Class G Certificates, up to an amount equal to the Class Interest Distribution Amount of such Class for such Distribution Date;

     (xxvii) Twenty-Seventh, to the Class G Certificates, up to an amount equal to the aggregate unpaid Class Interest Shortfalls previously allocated to such Class on any previous Distribution Dates and not paid;

     (xxviii) Twenty-Eighth, after the Certificate Balance of the Class F Certificates has been reduced to zero, to the Class G Certificates, in reduction of the Certificate Balance thereof, the Pooled Principal Distribution Amount for such Distribution Date less the portion thereof distributed on such Distribution Date pursuant to any preceding clause, until the Certificate Balance thereof is reduced to zero;

     (xxix) Twenty-Ninth, to the Class G Certificates, for the unreimbursed amounts of Realized Losses, if any, together with interest thereon at the Pass-Through Rate of such Class from the date on which such unreimbursed Realized Loss was allocated (or the date on which interest was last paid) to, but not including, the Distribution Date on which distributions in respect of such unreimbursed Realized Loss are made pursuant to this subparagraph, up to an amount equal to the aggregate of such unreimbursed Realized Losses previously allocated to the Class G Certificates and interest thereon, provided that any distribution pursuant to this subparagraph shall be deemed to be distributed first in respect of any such interest and then in respect of any such unreimbursed Realized Loss;

      (xxx) Thirtieth, to the Class H Certificates, up to an amount equal to the Class Interest Distribution Amount of such Class for such Distribution Date;

      (xxxi) Thirty-First, to the Class H Certificates, up to an amount equal to the aggregate unpaid Class Interest Shortfalls previously allocated to such Class on any previous Distribution Dates and not paid;

      (xxxii) Thirty-Second, after the Certificate Balance of the Class G Certificates has been reduced to zero, to the Class H Certificates, in reduction of the Certificate Balance thereof, the Pooled Principal Distribution Amount for such Distribution Date less the portion thereof distributed on such Distribution Date pursuant to any preceding clause, until the Certificate Balance thereof is reduced to zero;

      (xxxiii) Thirty-Third, to the Class H Certificates, for the unreimbursed amounts of Realized Losses, if any, together with interest thereon at the Pass-Through Rate of such Class from the date on which such unreimbursed Realized Loss was allocated (or the date on which interest was last paid) to, but not including, the Distribution Date on which distributions in respect of such unreimbursed Realized Loss are made pursuant to this subparagraph, up to an amount equal to the aggregate of such unreimbursed Realized Losses previously allocated to the Class H Certificates and interest thereon, provided that any distribution pursuant to this subparagraph shall be deemed to be distributed first in respect of any such interest and then in respect of any such unreimbursed Realized Loss;

     (xxxiv) Thirty-Fourth, to the Class J Certificates, up to an amount equal to the Class Interest Distribution Amount of such Class for such Distribution Date;

     (xxxv) Thirty-Fifth, to the Class J Certificates, up to an amount equal to the aggregate unpaid Class Interest Shortfalls previously allocated to such Class on any previous Distribution Dates and not paid;

     (xxxvi) Thirty-Sixth, after the Certificate Balance of the Class H Certificates has been reduced to zero, to the Class J Certificates, in reduction of the Certificate Balance thereof, the Pooled Principal Distribution Amount for such Distribution Date less the portion thereof distributed on such Distribution Date pursuant to any preceding clause, until the Certificate Balance thereof is reduced to zero;

     (xxxvii) Thirty-Seventh, to the Class J Certificates, for the unreimbursed amounts of Realized Losses, if any, together with interest thereon at the Pass-Through Rate of such Class from the date on which such unreimbursed Realized Loss was allocated (or the date on which interest was last paid) to, but not including, the Distribution Date on which distributions in respect of such unreimbursed Realized Loss are made pursuant to this subparagraph, up to an amount equal to the aggregate of such unreimbursed Realized Losses previously allocated to the Class J Certificates and interest thereon, provided that any distribution pursuant to this subparagraph shall be deemed to be distributed first in respect of any such interest and then in respect of any such unreimbursed Realized Loss;

     (xxxviii) Thirty-Eighth, to the Class K Certificates, up to an amount equal to the Class Interest Distribution Amount of such Class for such Distribution Date;

     (xxxix) Thirty-Ninth, to the Class K Certificates, up to an amount equal to the aggregate unpaid Class Interest Shortfalls previously allocated to such Class on any previous Distribution Dates and not paid;

     (xl) Fortieth, after the Certificate Balance of the Class J Certificates has been reduced to zero, to the Class K Certificates, in reduction of the Certificate Balance thereof, the Pooled Principal Distribution Amount for such Distribution Date less the portion thereof distributed on such Distribution Date pursuant to any preceding clause, until the Certificate Balance thereof is reduced to zero;

     (xli) Forty-First, to the Class K Certificates, for the unreimbursed amounts of Realized Losses, if any, together with interest thereon at the Pass-Through Rate of such Certificates from the date on which such unreimbursed Realized Loss was allocated (or the date on which interest was last paid) to, but not including, the Distribution Date on which distributions in respect of such unreimbursed Realized Loss are made pursuant to this subparagraph, up to an amount equal to the aggregate of such unreimbursed Realized Losses previously allocated to the Class K Certificates and interest thereon, provided that any distribution pursuant to this subparagraph shall be deemed to be distributed first in respect of any such interest and then in respect of any such unreimbursed Realized Loss;

     (xlii) Forty-Second, to the Class L-2 Certificates, up to an amount equal to the Class Interest Distribution Amount of such Class for such Distribution Date;

      (xliii) Forty-Third, to the Class L-2 Certificates, up to an amount equal to the aggregate unpaid Class Interest Shortfalls previously allocated to such Class on any previous Distribution Dates and not paid;

     (xliv) Forty-Fourth, after the Certificate Balance of the Class K Certificates has been reduced to zero, to the Class L-1 Certificates, in reduction of the Certificate Balance thereof, the Pooled Principal Distribution Amount for such Distribution Date less the portion thereof distributed on such Distribution Date pursuant to any preceding clause, until the Certificate Balance thereof is reduced to zero;

     (xlv) Forty-Fifth, to the Class L-1 Certificates, for the unreimbursed amounts of Realized Losses, if any, together with interest thereon at the Pass-Through Rate of such Class from the date on which such unreimbursed Realized Loss was allocated (or the date on which interest was last paid) to, but not including, the Distribution Date on which distributions in respect of such unreimbursed Realized Loss are made pursuant to this subparagraph, up to an amount equal to the aggregate of such unreimbursed Realized Losses previously allocated to the Class L-1 Certificates and interest thereon, provided that any distribution pursuant to this subparagraph shall be deemed to be distributed first in respect of any such interest and then in respect of any such unreimbursed Realized Loss; and

     (xlvi) Forty-Sixth, to the Class A-EC Certificates, up to an amount equal to the Class A-EC Subordinated Advance Amount for such Distribution Date, plus the aggregate unpaid Class A-EC Subordinated Advance Amounts from any previous Distribution Dates; and

     (xlvii) Forty-Seventh, any remaining funds shall be distributed to the Residual Certificates.

   All references to pro rata in the preceding clauses shall mean pro rata based on the amount distributable pursuant to such clause.

   Additional Master Servicer or Special Servicer compensation, interest on Advances, extraordinary expenses of the Trust Fund and other similar items will create a shortfall in Available Funds, which generally will result in a Class Interest Shortfall for the most subordinate Class then outstanding.

   Distributions of Principal on the Class A-1 and Class A-2. Notwithstanding anything to the contrary herein or in the Pooling and Servicing Agreement, on each Distribution Date prior to the earlier of (i) the Senior Principal Distribution Cross-Over Date and (ii) the final Distribution Date in connection with the termination of the Trust Fund, all distributions of principal to the Class A-1 Certificates and the Class A-2 Certificates will be paid, first, to holders of the Class A-1 Certificates until the Certificate Balance of such Certificates is reduced to zero, and thereafter, to holders of the Class A-2 Certificates until the Certificate Balance of such Certificates is reduced to zero. On each Distribution Date on and after the Senior Principal Distribution Cross-Over Date, and in any event on the final Distribution Date in connection with the termination of the Trust Fund, distributions of principal on the Class A-1 Certificates and the Class A-2 Certificates will be paid to holders of such two Classes of Certificates, pro rata in accordance with their respective Certificate Balances outstanding immediately prior to such Distribution Date, until the Certificate Balance of each such Class of Certificates is reduced to zero.

   The "Senior Principal Distribution Cross-Over Date" will be the first Distribution Date as of which the aggregate Certificate Balance of the Class A-1 Certificates and Class A-2 Certificates outstanding immediately prior thereto exceeds the sum of (i) the aggregate Scheduled Principal Balance of the Mortgage Loans that will be outstanding immediately following such Distribution Date and (ii) the portion of the Available Distribution Amount for such Distribution Date that will remain after the distribution of interest to be made on the Class A-1 and Class A-2 Certificates on such Distribution Date has been made.

   Prepayment Premiums. All of the Mortgage Loans generally provide that a prepayment be accompanied by the payment of a Prepayment Premium for all or a portion of the period during which such prepayments are permitted.

   Any Prepayment Premiums calculated with reference to a yield maintenance formula ("Yield Maintenance Charges") received in the related Collection Period will be distributed to the holders of the Certificates outstanding on such Distribution Date, in the following amounts and order of priority:

     (i) to each of the Class A-1, Class A-2, Class B, Class C, Class D and Class E Certificates, an amount equal to the product of (A) a fraction, the numerator of which is the amount distributed as principal to such Class on such Distribution Date, and the denominator of which is the total amount distributed as principal to all Classes of Certificates on such Distribution Date, (B) the Base Interest Fraction for the related principal payment and such Class of Offered Certificates and (C) the aggregate amount of Yield Maintenance Charges collected on such principal prepayment during the related Collection Period; and

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      (ii) any remaining Prepayment Premiums following the distribution in clause (i) immediately above, to the Class A-EC Certificates.

   Any Prepayment Premiums that are not Yield Maintenance Charges received in the related Collection Period will be distributed to the holders of the Class A-EC Certificates.

   The "Base Interest Fraction" with respect to any principal prepayment on any Mortgage Loan and with respect to any Class of Offered Certificates is a fraction (A) the numerator of which is the greater of (x) zero and (y) the difference between the Pass-Through Rate on such Class of Offered Certificates and the discount rate used in calculating the Yield Maintenance Charge with respect to such Principal Prepayment and (B) the denominator of which is the difference between the Mortgage Rate on the related Mortgage Loan and the discount rate used in calculating the Yield Maintenance Charge with respect to such Principal Prepayment; provided, however, that under no circumstances shall the Base Interest Fraction be greater than one. If the discount rate used in calculating the Yield Maintenance Charge with respect to any Principal Prepayment is greater than the Mortgage Rate on the related Mortgage Loan, then the Base Interest Fraction shall equal zero.

   Notwithstanding the foregoing, Prepayment Premiums will be distributed on any Distribution Date only to the extent they are received in respect of the Mortgage Loans in the related Collection Period.

   Default Interest with Respect to Balloon Payments. Default Interest received with respect to a Mortgage Loan that is in default with respect to its Balloon Payment will be distributed on such Distribution Date to the holders of the Class of Certificates that is entitled to distributions in respect of principal on such Distribution Date; provided that if more than one Class of Certificates is entitled to distributions in respect of principal on such Distribution Date, the amount of such Default Interest will be allocated among such Classes pro rata in accordance with their respective Certificate Balances immediately prior to said Distribution Date.

   Realized Losses. The Certificate Balance of the Regular Certificates (other than the Class A-EC and Class L-2 Certificates) will be reduced without distribution on any Distribution Date as a write-off to the extent of any Realized Loss with respect to such Distribution Date. As referred to herein, the "Realized Loss" with respect to any Distribution Date will mean the amount, if any, by which (i) the aggregate Certificate Balance after giving effect to distributions made on such Distribution Date exceeds (ii) the aggregate Scheduled Principal Balance of the Mortgage Loans as of the Due Date in the month in which such Distribution Date occurs. Any such write-offs will be applied to the Classes of Certificates in the following order, until each is reduced to zero: first, to the Class L-1 Certificates, second, to the Class K Certificates, third, to the Class J Certificates, fourth, to the Class H Certificates, fifth, to the Class G Certificates, sixth, to the Class F Certificates, seventh, to the Class E Certificates, eighth, to the Class D Certificates, ninth, to the Class C Certificates, tenth, to the Class B Certificates and finally to the Class A-1 and Class A-2 Certificates, pro rata in accordance with their respective Certificate Balances immediately prior to said Distribution Date. Any amounts recovered in respect of any amounts previously written off as Realized Losses will be distributed to the Classes of Certificates in reverse order of allocation of Realized Losses thereto. Realized Losses allocated to the Class L-1 Certificates will reduce the Class L-2 Notional Balance. Realized Losses allocated to the Regular Certificates (other than the Class A-EC and Class L-2 Certificates) will reduce the Class A-EC Notional Balance.

   Notwithstanding anything to the contrary contained herein or in the Pooling and Servicing Agreement, the aggregate amount distributable to each Class will be reduced by the aggregate amount of any indemnification payments made to any person under the Pooling and Servicing Agreement, such reduction to be allocated among such Classes pro rata, based upon the respective amounts so distributable without taking into account the provision of this paragraph. Such reduction amounts otherwise distributable to a Class shall be allocated first in respect of interest and second in respect of principal. For purposes of determining Class Interest Shortfalls and Certificate Balances, the amount of any such reduction so allocated to a Class shall be deemed to have been distributed to such Class. See "SERVICING OF THE MORTGAGE LOANS--Certain Matters With Respect to the Master Servicer, the Special Servicer, the Trustee and the Depositor" in the Prospectus.

   The "Scheduled Principal Balance" of any Mortgage Loan as of any Due Date will be the principal balance of such Mortgage Loan as of such Due Date, after giving effect to (i) any Principal Prepayments, non-premium prepayments or other unscheduled recoveries of principal and any Balloon Payments received during the related Collection Period and (ii) all payments in respect of principal, if any, due on or before such Due Date (other than a Balloon Payment, but including the principal portion of any Assumed Scheduled Payment, if applicable), irrespective of any delinquency in payment by the borrower. The Scheduled Principal Balance of any REO Mortgage Loan is equal to the principal balance thereof outstanding on the date that the related Mortgaged Property became an REO Property minus any Net REO Proceeds allocated to

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principal on such REO Mortgage Loan and reduced by the principal component of
Monthly Payments due thereon on or before such Due Date. With respect to any Mortgage Loan, from and after the date on which the Master Servicer makes a determination that it has recovered all amounts that it reasonably expects to be finally recoverable (a "Final Recovery Determination"), the Scheduled Principal Balance thereof will be zero.

SCHEDULED FINAL DISTRIBUTION DATE

   The "Scheduled Final Distribution Date" with respect to any Class of Certificates is the Distribution Date on which the aggregate Certificate Balance or aggregate Notional Balance, as the case may be, of such Class of Certificates would be reduced to zero based on the assumptions set forth below. Such Distribution Date shall in each case be as follows:

                              SCHEDULED FINAL
CLASS DESIGNATION            DISTRIBUTION DATE
---------------------  ---------------------------
Class A-1 ............ August 25, 2005
Class A-2 ............ December 25, 2006
Class A-EC ........... July 25, 2021
Class B .............. December 25, 2006
Class C .............. January 25, 2007
Class D .............. September 25, 2008
Class E .............. October 25, 2008
Class F .............. December 25, 2008
Class G .............. January 25, 2009
Class H .............. January 25, 2009
Class J .............. October 25, 2011
Class K .............. November 25, 2011
Class L-1 ............ July 25, 2021
Class L-2 ............ July 25, 2021

   The Scheduled Final Distribution Dates set forth above (the "Scheduled Final Distribution Dates") were calculated without regard to any delays in the collection of Balloon Payments and without regard to a reasonable liquidation time with respect to any Mortgage Loans that may be delinquent. Accordingly, in the event of defaults on the Mortgage Loans, the actual final Distribution Date for one or more Classes of the Certificates may be later, and could be substantially later, than the related Scheduled Final Distribution Date(s).

   In addition, the Scheduled Final Distribution Dates set forth above were calculated assuming no prepayments (involuntary or voluntary), no Auction, no Early Termination, no defaults, no modifications and no extensions. Since the rate of payment (including prepayments) of the Mortgage Loans can be expected to exceed the scheduled rate of payments, and could exceed such scheduled rate by a substantial amount, the actual final Distribution Date for one or more Classes of the Certificates may be earlier, and could be substantially earlier, than the related scheduled Final Distribution Date(s). The rate of payments (including prepayments) on the Mortgage Loans will depend on the characteristics of the Mortgage Loans, as well as on the prevailing level of interest rates and other economic factors, and no assurance can be given as to actual payment experience.

SUBORDINATION

   As a means of providing a certain amount of protection to the holders of the Senior Certificates (except with respect to Class A-EC Subordinated Advance Amounts) against losses associated with delinquent and defaulted Mortgage Loans, the rights of the holders of the Subordinate Certificates to receive distributions of interest and principal, as applicable, will be subordinated to such rights of the holders of the Senior Certificates. Each Class of the Regular Certificates with a lower class designation will likewise be protected by the subordination of all Classes of Certificates with yet lower Class designations. This subordination will be effected in two ways: (i) by the preferential right of the holders of a Class of Certificates to receive on any Distribution Date the amounts of interest and principal, as applicable, distributable in respect of such Certificates on such date prior to any distribution being made on such Distribution Date in respect of any Classes of Certificates subordinate thereto and (ii) by the allocation of Realized Losses, first, to the Class L-1 Certificates, second, to the Class K Certificates, third, to the Class J certificates, fourth, to the Class H Certificates, fifth, to the Class G Certificates, sixth, to the Class F

Certificates, seventh, to the Class E Certificates, eighth, to the Class D Certificates, ninth, to the Class C Certificates, tenth, to the Class B Certificates, and, finally, to the Class A-1 and Class A-2 Certificates, pro rata, in each case in reduction of the Certificate Balance of such Class until the Certificate Balance thereof is reduced to zero. Class A-EC Subordinated Advance Amounts will be distributed to the Class A-EC Certificates prior to any distributions being made to the Residual Certificates. In addition, each Class of Regular Certificates will have the benefit of subordination of the Residual Certificates to the extent of any distributions to which the Residual Certificates would otherwise be entitled. No other form of credit enhancement will be available for the benefit of the holders of the Offered Certificates.

ADDITIONAL RIGHTS OF THE RESIDUAL CERTIFICATES

   The Residual Certificates will remain outstanding for as long as the Trust Fund exists. Holders of the Residual Certificates are not entitled to distributions in respect of principal, interest or Prepayment Premiums. Holders of the Residual Certificates are not expected to receive any distributions until after the Certificate Balances of all other Classes of Certificates have been reduced to zero and only to the extent of any Available Funds remaining on any Distribution Date and remaining assets of the REMICs, if any, on the final Distribution Date for the Certificates, after distributions in respect of any accrued but unpaid interest on the Certificates and after distributions in reduction of principal balance have reduced the principal balances of the Certificates to zero.

   A HOLDER OF A GREATER THAN 50% PERCENTAGE INTEREST OF THE CLASS R-I CERTIFICATES MAY, UNDER CERTAIN CIRCUMSTANCES, PURCHASE THE REMAINING ASSETS OF THE TRUST FUND, THEREBY EFFECTING THE TERMINATION OF THE TRUST REMICS. SEE "--EARLY TERMINATION" HEREIN.

EARLY TERMINATION

   The holder of the Class R-I Certificates representing greater than a 50% Percentage Interest of the Class R-I Certificates, and, if such holder does not exercise its option, the Master Servicer and the Depositor, will have the option to purchase all of the Mortgage Loans and all property acquired in respect of any Mortgage Loan remaining in the Trust Fund, and thereby effect termination of the Trust Fund and early retirement of the then outstanding Certificates, on any Distribution Date on which the aggregate Scheduled Principal Balance of the Mortgage Loans remaining in the Trust Fund is less than 10% of the aggregate principal balance of such Mortgage Loans as of the Cut-off Date. The purchase price payable upon the exercise of such option on such a Distribution Date will be an amount equal to not less than the greater of (i) the sum of (A) 100% of the outstanding principal balance of each Mortgage Loan included in the Trust Fund as of the last day of the month preceding such Distribution Date (less any Advances previously made on account of principal); (B) the fair market value of all other property included in the Trust Fund as of the last day of the month preceding such Distribution Date, as determined by an independent appraiser as of a date not more than 30 days prior to the last day of the month preceding such Distribution Date; (C) all unpaid interest accrued on such principal balance of each such Mortgage Loan (including any Mortgage Loan as to which title to the related Mortgaged Property has been acquired) at the Mortgage Rate to the last day of the month preceding such Distribution Date (less any Advances previously made on account of interest); and (D) unreimbursed Advances with interest thereon at the Advance Rate, unpaid servicing compensation and unpaid Trust Fund expenses; or (ii) the aggregate fair market value of the Mortgage Loans, and all other property acquired in respect of any Mortgage Loan in the Trust Fund, on the last day of the month preceding such Distribution Date, as determined by an independent appraiser as of a date not more than 30 days prior to the last day of the month preceding such Distribution Date, together with one month's interest thereon at the related Mortgage Rate plus disposition expenses. See "--Additional Rights of the Residual Certificates" herein.

AUCTION

   On each of (i) the Distribution Date occurring in March of each year from and including 2008 and (ii) any date after the Distribution Date occurring in March 2008 on which the Trustee receives an unsolicited bona fide offer to purchase all (but not less than all) of the Mortgage Loans (each, an "Auction Valuation Date"), the Trustee will request that four independent financial advisory or investment banking or investment brokerage firms nationally recognized in the field of real estate analysis and reasonably acceptable to the Master Servicer provide the Trustee with an estimated value at which the Mortgage Loans and all other property acquired in respect of any Mortgage Loan in the Trust Fund could be sold pursuant to an auction. If the average of the three highest such estimates received equals or exceeds the aggregate amount of the Certificate Balances of all Certificates outstanding on the Auction Valuation Date, plus unpaid interest thereon, the anticipated Auction Fees, unpaid servicing compensation, unreimbursed Advances (together with interest thereon at the Advance Rate) and

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unpaid Trust Fund expenses, the Trustee will conduct an auction of the
Mortgage Loans. The Trustee will, in such case, appoint an auction agent to solicit offers from prospective purchasers, who must meet certain requirements described in the Pooling and Servicing Agreement, to purchase all (but not less than all) of the Mortgage Loans and such property, for a price not less than an amount equal to the aggregate amount of the Certificate Balances of all Certificates outstanding as of the close of business on the closing date (the "Auction Closing Date"), plus unpaid interest thereon, the Auction Fees, unpaid servicing compensation, unreimbursed Advances (together with interest thereon at the Advance Rate) and unpaid Trust Fund expenses (the "Minimum Auction Price"). The Auction Closing Date shall be no earlier than the Distribution Date in June 2008. In determining the aggregate Certificate Balances of all Certificates, all Certificates owned by or on behalf of the Depositor, a property manager, the Master Servicer, the Special Servicer, the Trustee, a borrower or any affiliate thereof will be included.

   If the Trustee receives no bids that are qualified pursuant to the terms of the Pooling and Servicing Agreement, the Trust Fund will not be terminated pursuant to these auction procedures. If the Trustee receives qualified bids, the Trustee will accept the highest of such bids, notify the Depositor, the Master Servicer and the Special Servicer of the adoption of a plan of complete liquidation and will sell the Mortgage Loans and such property to the successful bidder on or before the Remittance Date immediately preceding the third Distribution Date following the Auction Valuation Date (or such later Distribution Date determined by the auction agent appointed in accordance with the immediately preceding paragraph), but, in either event, no later than the Distribution Date which immediately precedes the date which is 90 days following the date of adoption of a plan of complete liquidation by the Trustee. Such sale will effect a termination of the Trust Fund and an early retirement of the then outstanding Certificates. The Trustee will be entitled to be reimbursed from the Collection Account for expenses that it or any auction agent incurs in connection with an auction, including all fees and reasonable expenses of legal counsel and other professionals ("Auction Fees").

   Any auction will be conducted in accordance with auction procedures to be developed by the auction agent in connection with such auction, provided that such procedures will include at a minimum provisions substantially to the effect that: (i) no due diligence of the Master Servicer's, the Special Servicer's or the Trustee's records with respect to the Mortgage Loans may be conducted by any bidder prior to being notified that it has submitted the highest bid; (ii) the auction agent is entitled to require that the highest bidder provide a non-refundable good faith deposit sufficient to reimburse the Trustee and the auction agent for all expenses in connection with the evaluation of such bid and in connection with such highest bidder's due diligence; (iii) each bidder may be required to enter into a confidentiality agreement with the Master Servicer, the Special Servicer, the auction agent and the Trustee prior to being permitted to conduct due diligence; (iv) borrowers on any of the Mortgage Loans will be prohibited from submitting bids; and (v) in the event that the highest bidder withdraws, the next highest bidder will be permitted to conduct due diligence of the Master Servicer's, the Special Servicer's or the Trustee's records with respect to the Mortgage Loans as if it were the highest bidder.

DELIVERY, FORM AND DENOMINATION

   Book-Entry Certificates. No Person acquiring a Class A-1, Class A-2, Class B, Class C, Class D and Class E Certificate (each such Certificate, a "Book-Entry Certificate") will be entitled to receive a physical certificate representing such Certificate, except under the limited circumstances described below. Absent such circumstances, the Book-Entry Certificates will be registered in the name of a nominee of DTC and beneficial interests therein will be held by investors ("Beneficial Owners") through the book-entry facilities of DTC, as described herein, in denominations of $100,000 initial Certificate Balance or Notional Balance and integral multiples of $1,000 in excess thereof, except one certificate of each such Class may be issued that represents a different initial Certificate Balance or Notional Balance to accommodate the remainder of the initial Certificate Balance or Notional Balance of such Class. The Depositor has been informed by DTC that its nominee will be Cede & Co. Accordingly, Cede & Co. is expected to be the holder of record of the Book-Entry Certificates.

   No Beneficial Owner of a Book-Entry Certificate will be entitled to receive a definitive Certificate (a "Definitive Certificate") representing such person's interest in the Book-Entry Certificates, except as set forth below. Unless and until Definitive Certificates are issued to Beneficial Owners in respect of the Book-Entry Certificates under the limited circumstances described herein, all references to actions taken by Certificateholders or holders will, in the case of the Book-Entry Certificates, refer to actions taken by DTC upon instructions from its participants, and all references herein to distributions, notices, reports and statements to Certificateholders or holders will, in the case of the Book-Entry Certificates, refer to distributions, notices, reports and statements to DTC or Cede & Co., as the case may be, for distribution to Beneficial Owners in accordance with DTC procedures. DTC may discontinue providing its services as securities depository with respect to the Book-Entry Certificates at any time by giving reasonable notice to the Trustee. Under such circumstances, in the event that a successor securities depository is not obtained, certificates are required to be printed and delivered. The Trustee, the Master Servicer, the Special Servicer, the Fiscal Agent and the Certificate Registrar may for all purposes, including the making of payments due on the Book-Entry Certificates, deal with DTC as the authorized representative of the Beneficial Owners with respect to such Certificates for the purposes of exercising the rights of Certificateholders under the Pooling and Servicing Agreement.

   The Depository Trust Company. DTC is a limited purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code and a "clearing agency" registered pursuant to
Section 17A of the Securities Exchange Act of 1934, as amended. DTC was created to hold securities for its participating organizations ("Participants") and to facilitate the clearance and settlement of securities transactions among Participants through electronic computerized book-entry charges in Participants' accounts, thereby eliminating the need for physical movement of certificates. Participants include securities brokers and dealers (including the Underwriters), banks, trust companies and clearing corporations and certain other organizations. The Rules applicable to DTC and its participants are on file with the Securities and Exchange Commission. Indirect access to the DTC system also is available to banks, brokers, dealers, trust companies and other institutions that clear through or maintain a custodial relationship with a Participant, either directly or indirectly ("Indirect Participants"). DTC is owned by a number of its Direct Participants and by the New York Stock Exchange, Inc., the American Stock Exchange, Inc. and the National Association of Securities Dealers, Inc.

   Purchases of Book-Entry Certificates under the DTC system must be made by or through Direct Participants, which will receive a credit for the Book-Entry Certificates on DTC's records. The ownership interest of each Beneficial Owner is in turn to be recorded on the Direct and Indirect Participants' records. Beneficial Owners will not receive written confirmation from DTC of their purchase, but Beneficial Owners are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the Direct or Indirect Participant through which the Beneficial Owner entered into the transaction. Transfers of ownership interests in the Book-Entry Certificates are to be accomplished by entries made on the books of Participants acting on behalf of Beneficial Owners. Beneficial Owners will not receive certificates representing their ownership interests in the Certificates except in the event that use of the book-entry system for the Book-Entry Certificates is discontinued. Neither the Certificate Registrar nor the Trustee will have any responsibility to monitor or restrict the transfer of ownership interests in Book-Entry Certificates through the book-entry facilities of DTC.

   To facilitate subsequent transfers, all Book-Entry Certificates deposited by Participants with DTC are registered in the name of DTC's partnership nominee, Cede & Co. The deposit of Book-Entry Certificates with DTC and their registration in the name of Cede & Co. effect no change in beneficial ownership. DTC has no knowledge of the actual Beneficial Owners of the Book-Entry Certificates; DTC's records reflect only the identity of the Direct Participants to whose accounts such Book-Entry Certificates are credited, which may or may not be the Beneficial Owners. The Participants will remain responsible for keeping account of their holdings on behalf of their customers. Beneficial Owners will not be recognized as Certificateholders, as such term is used in the Pooling and Servicing Agreement, by the Trustee or any paying agent (each, a "Paying Agent") appointed by the Trustee. Beneficial Owners will be permitted to exercise the rights of Certificateholders only indirectly through DTC and its Participants.

   Conveyance of notices and other communications by DTC to Direct Participants, by Direct Participants to Indirect Participants, and by Direct Participants and Indirect Participants to Beneficial Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

   Because DTC can only act on behalf of Participants, who in turn act on behalf of Indirect Participants and certain banks, the ability of a Beneficial Owner to pledge Book-Entry Certificates to persons or entities that do not participate in the DTC system, or to otherwise act with respect to such Book-Entry Certificates, may be limited due to lack of a definitive Certificate for such Book-Entry Certificates. In addition, under a book-entry format, Beneficial Owners may experience delays in their receipt of payments, since distributions will be made by the Trustee or a Paying Agent on behalf of the Trustee to Cede & Co., as nominee for DTC.

   Neither DTC nor Cede & Co. will consent or vote with respect to the Book-Entry Certificates. Under its usual procedures, DTC mails an Omnibus Proxy to the Trustee as soon as possible after the record date. The Omnibus Proxy assigns Cede & Co.'s consenting or voting rights to those Direct Participants to whose accounts the Securities are credited on that record date (identified in a listing attached to the Omnibus Proxy). DTC may take conflicting actions with respect to Percentage Interests or Voting Rights to the extent that Participants whose holdings of Book-Entry Certificates evidence such Percentage Interests or Voting Rights authorize divergent action.

    Neither the Depositor, the Trustee, the Master Servicer, the Special Servicer, the Fiscal Agent, nor any Paying Agent will have any responsibility for any aspect of the records relating to, or payments made on account of, beneficial ownership interests of the Book-Entry Certificates registered in the name of Cede & Co., as nominee for DTC, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests. In the event of the insolvency of DTC, a Participant or an Indirect Participant in whose name Book-Entry Certificates are registered, the ability of the Beneficial Owners of such Book-Entry Certificates to obtain timely payment may be impaired. In addition, in such event, if the limits of applicable insurance coverage by the Securities Investor Protection Corporation are exceeded or if such coverage is otherwise unavailable, ultimate payment of amounts distributable with respect to such Book-Entry Certificates may be impaired.

   The information in this section concerning DTC and DTC's book-entry system has been obtained from sources that the Depositor believes to be reliable, but the Depositor takes no responsibility for the accuracy thereof.

   Physical Certificates. The Class A-EC, Class F, Class G, Class H, Class J, Class K, Class L-1, Class L-2, Class R-I and Class R-II Certificates will be issued in fully registered certificated form only. The Class A-EC, Class F, Class G, Class H, Class J, Class K, Class L-1 and Class L-2 Certificates will be issued in denominations of $100,000 initial Certificate Balance or Notional Balance, as applicable, and integral multiples of $1 in excess thereof, except one Certificate of each such Class may be issued that represents a different initial Certificate Balance or Notional Balance to accommodate the remainder of the initial Certificate Balance or Notional Balance. The Residual Certificates will be issued in definitive, physical, registered form in Percentage Interests of 5% and integral multiples of a 1% Percentage Interest in excess thereof.

   Book-Entry Certificates will be converted to Definitive Certificates and reissued to Beneficial Owners or their nominees, rather than to DTC or its nominee, only if (i)(A) the Depositor advises the Certificate Registrar in writing that DTC is no longer willing or able to discharge properly its responsibilities as Depository with respect to any Class of the Book-Entry Certificates and (B) the Depositor is unable to locate a qualified successor or (ii) the Depositor, at its option, advises the Trustee and Certificate Registrar that it elects to terminate the book-entry system through DTC with respect to any Class of the Book-Entry Certificates.

   Upon the occurrence of any event described in the immediately preceding paragraph, the Certificate Registrar will be required to notify all affected Beneficial Owners through DTC of the availability of Definitive Certificates. Upon surrender by DTC of the physical certificates representing the affected Book-Entry Certificates and receipt of instructions for re-registration, the Certificate Registrar will reissue the Book-Entry Certificates as Definitive Certificates to the Beneficial Owners. Upon the issuance of Definitive Certificates for purposes of evidencing ownership of the Class A-1, Class A-2, Class B, Class C, Class D or Class E Certificates, the registered holders of such Definitive Certificates will be recognized as Certificateholders under the Pooling and Servicing Agreement and, accordingly, will be entitled directly to receive payments on, and exercise Voting Rights with respect to, and to transfer and exchange such Definitive Certificates.

   Definitive Certificates will be transferable and exchangeable at the offices of the Trustee or the Certificate Registrar in accordance with the terms of the Pooling and Servicing Agreement.

REGISTRATION AND TRANSFER

   Subject to the restrictions on transfer and exchange set forth in the Pooling and Servicing Agreement, the holder of any Definitive Certificate may transfer or exchange the same in whole or part (in a principal amount equal to the minimum authorized denomination or any integral multiple thereof) by surrendering such Definitive Certificate at the corporate trust office of the certificate registrar appointed pursuant to the Pooling and Servicing Agreement (the "Certificate Registrar") or at the office of any transfer agent, together with an executed instrument of assignment and transfer in the case of transfer and a written request for exchange in the case of exchange. In exchange for any Definitive Certificate properly presented for transfer or exchange with all necessary accompanying documentation, the Certificate Registrar will, within five Business Days of such request if made at the corporate trust office of the Certificate Registrar, or within ten Business Days if made at the office of a transfer agent (other than the Certificate Registrar), execute and deliver at such corporate trust office or the office of the transfer agent, as the case may be, to the transferee (in the case of transfer) or holder (in the case of exchange) or send by first class mail at the risk of the transferee (in the case of transfer) or holder (in the case of exchange) to such address as the transferee or holder, as applicable, may request, a Definitive Certificate or Definitive Certificates, as the case may require, for a like aggregate Certificate Balance or Notional Balance, as applicable, and in such authorized denomination or denominations as may be requested. The presentation for transfer or exchange of any Definitive Certificate will not be valid unless made at the corporate trust office of the Certificate Registrar or at the office of a transfer agent by the registered holder in person, or by a duly authorized attorney-in-fact. The Certificate Registrar may decline to accept any request for an exchange or registration of transfer of any Definitive Certificate during the period of 15 days preceding any Distribution Date.

   No fee or service charge will be imposed by the Certificate Registrar for its services in respect of any registration of transfer or exchange referred to herein; provided, however, that in connection with the transfer of Private Certificates to certain institutional accredited investors, the Certificate Registrar will be entitled to be reimbursed by the transferor for any costs incurred in connection with such transfer. The Certificate Registrar may require payment by each transferor of a sum sufficient to pay any tax, expense or other governmental charge payable in connection with any such transfer.

   For a discussion of certain transfer restrictions, see "ERISA
CONSIDERATIONS" herein.

                      YIELD AND MATURITY CONSIDERATIONS

YIELD CONSIDERATIONS

   General. The yield on any Regular Certificate will depend on (a) the price at which such Certificate is purchased by an investor and (b) the rate, timing and amount of distributions on such Certificate. The rate, timing and amount of distributions on any Regular Certificate will in turn depend on, among other things, (i) the rate and timing of principal payments (including voluntary prepayments, involuntary prepayments resulting from defaults and liquidations or other dispositions of the Mortgage Loans and Mortgaged Properties or the application of insurance or condemnation proceeds and/or the purchase of the Mortgage Loans as described under "DESCRIPTION OF THE MORTGAGE POOL--Representations and Warranties; Repurchase" and "DESCRIPTION OF THE CERTIFICATES--Early Termination" and "--Auction") and the extent to which such amounts are to be applied in reduction of the Certificate Balance (or Notional Balance) of the Class of Certificates to which such Certificate belongs, (ii) the rate, timing and severity of Realized Losses on the Mortgage Loans and the extent to which such losses are allocable in reduction of the Certificate Balance (or Notional Balance) of the Class of Certificates to which such Certificate belongs and (iii) with respect to the Class A-EC Certificates, the Pass-Through Rate as in effect from time to time.

   Rate and Timing of Principal Payments. The yield to holders of the Regular Certificates purchased at a discount or premium will be affected by the rate and timing of principal payments made in reduction of the Certificate Balance of such Certificates. As described herein, the Pooled Principal Distribution Amount for each Distribution Date generally will be distributable in its entirety in respect of the Class A-1 Certificates until the Certificate Balance thereof is reduced to zero, and will thereafter be distributable in its entirety to each remaining Class of Regular Certificates, sequentially in order of Class designation, in each case until the Certificate Balance of each such Class of Certificates is, in turn, reduced to zero. Consequently, the rate and timing of principal payments made in reduction of the Certificate Balance of the Regular Certificates will be directly related to the rate and timing of principal payments on or in respect of the Mortgage Loans, which will in turn be affected by the amortization schedules thereof, the dates on which Balloon Payments are due and the rate and timing of Principal Prepayments and other unscheduled collections thereon (including, for this purpose, collections made in connection with liquidations of Mortgage Loans due to defaults, Casualties or Condemnations affecting the Mortgaged Properties or purchases of Mortgage Loans out of the Trust Fund in the manner described under "DESCRIPTION OF THE MORTGAGE POOL--Representations and Warranties; Repurchase" and "DESCRIPTION OF THE CERTIFICATES--Early Termination" and "--Auction" herein). Prepayments and, assuming the respective stated maturity dates therefor have not occurred, liquidations and purchases of the Mortgage Loans will result in distributions on the Regular Certificates (other than the Class A-EC and Class L-2 Certificates) of amounts that would otherwise have been distributed over the remaining terms of the Mortgage Loans. Defaults on the Mortgage Loans, particularly at or near their stated maturity dates, may result in significant delays in payments of principal on the Mortgage Loans and, accordingly, on the Regular Certificates while work-outs are negotiated, foreclosures are completed or bankruptcy proceedings are resolved. The yield to investors in the Subordinate Certificates will be very sensitive to the timing and magnitude of losses on the Mortgage Loans due to liquidations following a default, and will also be very sensitive to delinquencies in payment. In addition, the Special Servicer has the option, subject to certain limitations, to extend the maturity of Mortgage Loans following a default in the payment of a Balloon Payment. See "THE POOLING AND SERVICING AGREEMENT--Servicing of the Mortgage Loans; Collection of Payments" and "--Realization Upon Mortgage Loans" herein and "CERTAIN LEGAL ASPECTS OF THE MORTGAGE LOANS--Foreclosure" in the Prospectus.

   The rate and timing of principal payments and defaults and the severity of losses on the Mortgage Loans may be affected by a number of factors, including, without limitation, the terms of the Mortgage Loans (for example, the provisions requiring the payment of Prepayment Premiums and amortization terms that require Balloon Payments), prevailing interest rates, the market value of the Mortgaged Properties, the demographics and relative economic vitality of the areas in which the Mortgaged Properties are located, the general supply and demand for such facilities (and their uses) in such areas, the quality of management of Mortgaged Properties, the servicing of the Mortgage Loans, federal and state tax laws (which are subject to change) and other opportunities for investment.

   The rate of prepayment on the Mortgage Pool is likely to be affected by the amount of any required Prepayment Premiums and the borrowers' ability to refinance their related Mortgaged Loans. If prevailing market interest rates for mortgage loans of a comparable type, term and risk level have decreased enough to offset any required Prepayment Premium, a borrower may have an increased incentive to refinance its Mortgage Loan for purposes of either (i) converting to another fixed rate loan with a lower interest rate and thereby "locking in" such rate or (ii) taking advantage of an initial "teaser rate" on an adjustable rate mortgage loan (that is, a mortgage interest rate below that which would otherwise apply if the applicable index and gross margin were applied). However, the ability of a borrower to refinance its Mortgage Loan will be affected not only by prevailing market rates, but also by the current market value of the Mortgage Property. See "RISK FACTORS--Prepayment and Yield Considerations" herein and "CERTAIN LEGAL ASPECTS OF THE MORTGAGE LOANS--Enforceability of Certain Provisions" in the Prospectus.

   In addition, some borrowers may sell Mortgaged Properties in order to realize their equity therein, to meet cash flow needs or to make other investments.

   If the markets for commercial and multifamily real estate should experience an overall decline in property values such that the outstanding balances of the Mortgage Loans exceed the value of the respective Mortgaged Properties, a borrower under a non-recourse loan may have a decreased incentive to fund operating cash flow deficits and, as a result, actual losses may be higher than those originally anticipated by investors.

   Neither the Depositor nor any of the Mortgage Loan Sellers makes any representation as to the particular factors that will affect the rate and timing of prepayments and defaults on the Mortgage Loans, as to the relative importance of such factors, as to the percentage of the principal balance of the Mortgage Loans that will be prepaid or as to which a default will have occurred as of any date or as to the overall rate of prepayment, default or principal payment on the Mortgage Loans.

   The extent to which the yield to maturity of any Class of Regular Certificates may vary from the anticipated yield will depend upon the degree to which they are purchased at a discount or premium and when, and to what degree, payments of principal on the Mortgage Loans are in turn distributed in reduction of the Certificate Balance of such Certificates. An investor should consider, in the case of any Regular Certificate purchased at a discount, especially the Class L-1 Certificates, the risk that a slower than anticipated rate of principal payments on the Mortgage Loans could result in an actual yield to such investor that is lower than the anticipated yield and, in the case of any Regular Certificate purchased at a premium (or the Class A-EC and Class L-2 Certificates, which have no Certificate Balances), the risk that a faster than anticipated rate of principal payments could result in an actual yield to such investor that is lower than the anticipated yield. In general, the earlier a payment of principal on the Mortgage Loans is distributed in reduction of the Certificate Balance of any Regular Certificate purchased at a discount or premium (or, in the case of the Class A-EC and Class L-2 Certificates, applied in reduction of the Notional Balance), the greater will be the effect on an investor's yield to maturity. As a result, the effect on an investor's yield of principal payments on the Mortgage Loans occurring at a rate higher (or lower) than the rate anticipated by the investor during any particular period would not be fully offset by a subsequent like reduction (or increase) in the rate of such principal payments. Because the rate of principal payments on the Mortgage Loans will depend on future events and a variety of factors (as described more fully below), no assurance can be given as to such rate or the rate of Principal Prepayments in particular. The Depositor is not aware of any relevant publicly available or authoritative statistics with respect to the historical prepayment experience of a large group of commercial and/or multifamily loans comparable to the Mortgage Loans. See "RISK FACTORS--Prepayment and Yield Considerations" herein.

   The amounts payable with respect to the Class L-1 Certificates derive only from principal payments on the Mortgage Loans. As a result, the yield on the Class L-1 Certificates will be adversely affected by slower than expected payments of principal (including prepayments, defaults and liquidations) on the Mortgage Loans.

   Balloon Payments. Most of the Mortgage Loans are Balloon Loans that will have substantial payments (that is, Balloon Payments) due at their stated maturities, unless previously prepaid. The ability of the borrowers to pay the Balloon Payment at the maturity of the Balloon Loans will depend on their ability to sell or refinance the Mortgaged Properties, which, in turn, depends on a number of factors, many of which are beyond the control of such borrowers. Such factors include the level of interest rates and general economic conditions at the time of sale or refinancing and changes in federal, state or local laws, including tax laws, environmental laws and safety standards. The Certificates are subject to the risk of default by the borrowers in making the required Balloon Payments. If any borrower with respect to any of such Balloon Loans is unable to make the applicable Balloon Payment when due, the average life of the Certificates will be longer than expected. See the Range of Maturity Years Table in "DESCRIPTION OF THE MORTGAGE POOL--Certain Characteristics of the Mortgage Pool--Other Information" herein for additional information regarding maturity dates of the Mortgage Loans.

   Losses and Shortfalls. The yield to holders of the Regular Certificates will also depend on the extent to which such holders are required to bear the effects of any losses or shortfalls on the Mortgage Loans. Shortfalls in Available Funds resulting from shortfalls in collections of amounts payable on the Mortgage Loans (to the extent not advanced) or additional Master Servicer or Special Servicer compensation, interest on Advances, extraordinary Trust Fund expenses or other similar items will generally be borne: first, by the holders of the Class L-1 Certificates, to the extent of amounts otherwise distributable thereto; second, by the holders of the Class K Certificates, to the extent of amounts otherwise distributable thereto; third, by the holders of the Class J Certificates, to the extent of amounts otherwise distributable thereto; fourth, by the holders of the Class H Certificates, to the extent of amounts otherwise distributable thereto; fifth, by the holders of the Class G Certificates, to the extent of amounts otherwise distributable thereto; sixth, by the holders of the Class F Certificates, to the extent of amounts otherwise distributable thereto; seventh, by the holders of the Class E Certificates to the extent of amounts otherwise distributable thereto; eighth, by the holders of the Class D Certificates, to the extent of amounts otherwise distributable thereto; ninth, by the holders of the Class C Certificates, to the extent of amounts otherwise distributable thereto; tenth, by the holders of the Class B Certificates; and, last, by the holders of the Class A-1 and Class A-2 Certificates on a pro-rata basis. The amount of any such shortfall generally will be distributable to holders of such Class on subsequent Distribution Dates, to the extent of Available Funds on such Distribution Dates. Any such shortfall will not bear interest, however, and will therefore negatively affect the yield to maturity of such Class of Certificates for so long as it is outstanding.

   Realized Losses will be allocated, as and to the extent described herein, to the Classes of Certificates (in reduction of the Certificate Balance of each such Class) in reverse order of their Class designation. As a result, a loss on any one of the Mortgage Loans could result in a significant loss, or in some cases a complete loss, of an investors's investment in any Class of the Subordinate Certificates. Consequently prospective investors should perform their own analysis of the expected timing and severity of Realized Losses prior to investing in any Subordinate Certificate. Even if losses on the Mortgage Loans are not borne by an investor in any Class, such losses may affect the weighted average life and yield to maturity of such investor's Certificates. The allocation of Realized Losses to the Regular Certificates (other than the Class A-EC and Class L-2 Certificates) will reduce the Notional Balance of the Class A-EC Certificates.

   Pass-Through Rate. Because the Class A-EC Pass-Through Rate is equal to the excess, if any, of the Weighted Average Net Mortgage Rate over the Weighted Average Pass-Through Rate, the Class A-EC Pass-Through Rate will be sensitive to changes in both the Weighted Average Net Mortgage Rate and the Weighted Average Pass-Through Rate. The Weighted Average Pass-Through Rate will fluctuate based on the relative sizes of the Certificate Balances of the Regular Certificates (other than the Class A-EC and Class L-2 Certificates, which do not have Certificate Balances).

   The Weighted Average Net Mortgage Rate will fluctuate over the life of the Class A-EC Certificates as a result of scheduled amortization, voluntary prepayments and liquidations of Mortgage Loans. If principal payments, including voluntary and involuntary Principal Prepayments, are made on a Mortgage Loan with a relatively high Net Mortgage Rate at a rate faster than the rate of principal payments on the Mortgage Pool as a whole, the Pass-Through Rate applicable to the Class A-EC Certificates will be adversely affected. Accordingly, the yield on each such Class of Certificates will be sensitive to changes in the outstanding principal balances of the Mortgage Loans as a result of scheduled amortization, voluntary prepayments and liquidations of Mortgage Loans.

   Delay in Payment of Distributions. Because monthly distributions will not be made to Certificateholders until, at the earliest, the 25th day of the month following the month in which interest accrued on the Certificates, the effective yield to the holders of the Regular Certificates will be lower than the yield that would otherwise be produced by the applicable Pass-Through Rate and purchase prices (assuming such prices did not account for such delay).

WEIGHTED AVERAGE LIFE

   Weighted average life refers to the average amount of time that will elapse from the date of determination to the date of distribution to the investor of each dollar distributed in reduction of principal balance or notional balance of such security. The weighted average life of the Regular Certificates will be influenced by, among other things, the rate at which principal of the Mortgage Loans is paid, which may be in the form of scheduled amortization, Balloon Payments, prepayments or liquidations.

    Prepayments on mortgage loans may be measured by a prepayment standard or model. The model used in this Prospectus Supplement is the "Constant Prepayment Rate" or "CPR" model. The CPR model represents an assumed constant rate of prepayment each month, expressed as an annual rate, relative to the then outstanding principal balance of a pool of mortgage loans for the life of such mortgage loans. CPR of "0%" assumes that no Mortgage Loan is prepaid by a borrower before maturity, while CPRs "2%" and "4%" assume that prepayments on the Mortgage Loans are made by borrowers at those CPRs. CPR does not purport to be either an historical description of the prepayment experience of any pool of mortgage loans or a prediction of the anticipated rate of prepayment of any mortgage loans, including the Mortgage Loans to be included in the Trust Fund.

   The tables set forth below have been prepared on the basis of certain assumptions as described below regarding the characteristics of the Mortgage Loans that are expected to be included in the Mortgage Pool as described under "DESCRIPTION OF THE MORTGAGE POOL" herein and the performance thereof. The tables assume, among other things, that: (i) as of the date of issuance of the Regular Certificates, the Mortgage Loans (except as set forth herein) provide for a Monthly Payment of principal and interest that would fully amortize the remaining principal balance of such Mortgage Loan using the Monthly Payments in the amounts set forth in Annex A hereto, commencing on the first day of the month immediately following the month in which such issuance occurs, with, if such Mortgage Loan is a Balloon Loan, the Monthly Payments in the amounts set forth in Annex A hereto and a principal payment in the amount that would reduce the principal balance of such Balloon Loan to zero on the maturity date set forth in Annex A; (ii) none of Midland nor any of the Mortgage Loan Sellers will repurchase any Mortgage Loan and none of the Master Servicer, the Special Servicer, the Depositor or the holders of the Class R-I Certificates exercises its option to purchase Mortgage Loans and thereby cause a termination of the Trust Fund; (iii) there are no delinquencies or Realized Losses on the Mortgage Loans; (iv) no Prepayment Premiums are paid with respect to any Mortgage Loan; (v) payments on the Certificates will be made on the 25th day of each month, commencing in January, 1997 (notwithstanding that any such day is not a Business Day); (vi) there are no additional ongoing Trust Fund expenses payable out of the Trust Fund other than the Servicing Fee; (vii) the Regular Certificates will be purchased on the Closing Date; (viii) that no defaults occur with respect to any of the Mortgage Loans; (ix) that all of the Mortgage Loans accrue interest based upon a 360-day year composed of twelve 30-day months; (x) that all Mortgage Loans that have a maturity date other than the first day of a month make their final payment on the first day of the month following the month of maturity; (xi) that the number of scheduled payments for each Newly Originated Mortgage Loan is equal to the actual number of payments plus one, with the first such payment consisting of interest only and the remaining payments consisting of principal and interest; and (xii) that with respect to Loan #16, the stated interest rate does not adjust at any time during the term of such Mortgage Loan.

   The actual performance of the Mortgage Loans will differ from the assumptions used in calculating the tables set forth below, which are hypothetical in nature and are provided only to give a general sense of how the principal cash flows might behave under varying prepayment scenarios. Any difference between such assumptions and the actual performance of the Mortgage Loans, or actual prepayment or loss experience, will affect the percentages of initial Certificate Balance outstanding over time and the weighted average lives of the Classes of Regular Certificates.

   Subject to the foregoing discussion and assumptions, the following tables indicate the weighted average life of each Class of Regular Certificates, and set forth the percentages of the initial Certificate Balance or Notional Balance of each such Class of Regular Certificates that would be outstanding after each of the Distribution Dates shown based on the assumptions described above and the following additional assumptions for each of the designated scenarios (the "Scenarios"). In the case of Scenario 1, it was assumed that none of the Mortgage Loans prepay prior to their maturity date and that there are no defaults. In the case of Scenario 2, the prepayment assumptions set forth in Scenario 1 were assumed and it was further assumed that the Trust Fund will be terminated pursuant to an auction on the Distribution Date occurring in June 2008. In the case of Scenario 3 and Scenario 4, it was assumed that the Mortgage Loans prepay prior to their maturity date at a rate equal to 2% CPR and 4% CPR, respectively, and that there are no defaults and that it was further assumed that the Trust Fund will be terminated pursuant to an auction on the Distribution Date occurring in June 2008. See "DESCRIPTION OF THE CERTIFICATES--Auction" herein.

                   PERCENTAGE OF INITIAL CERTIFICATE BALANCE
                            (OR NOTIONAL BALANCE)
                               OUTSTANDING FOR
                           EACH DESIGNATED SCENARIO

                                  CLASS A-1                   CLASS A-2                      CLASS B
                                   SCENARIO                    SCENARIO                     SCENARIO
                         --------------------------  --------------------------  -----------------------------
DISTRIBUTION DATE           1      2      3      4      1      2      3      4      1       2       3       4
-----------------------  -----  -----  -----  -----  -----  -----  -----  -----  ------  ------  ------  -----
Initial Balance ........   100    100    100    100    100    100    100    100     100     100     100    100
December 1997 ..........    96     96     91     86    100    100    100    100     100     100     100    100
December 1998 ..........    91     91     81     71    100    100    100    100     100     100     100    100
December 1999 ..........    85     85     71     57    100    100    100    100     100     100     100    100
December 2000 ..........    79     79     60     43    100    100    100    100     100     100     100    100
December 2001 ..........    64     64     42     21    100    100    100    100     100     100     100    100
December 2002 ..........    51     51     24      0    100    100    100    100     100     100     100    100
December 2003 ..........    24     24      0      0    100    100     97     79     100     100     100    100
December 2004 ..........     8      8      0      0    100    100     84     65     100     100     100    100
December 2005 ..........     0      0      0      0     95     95     72     51     100     100     100    100
December 2006 ..........     0      0      0      0      0      0      0      0       0       0       0      0
December 2007 ..........     0      0      0      0      0      0      0      0       0       0       0      0
December 2008 ..........     0      0      0      0      0      0      0      0       0       0       0      0
December 2009 ..........     0      0      0      0      0      0      0      0       0       0       0      0
December 2010 ..........     0      0      0      0      0      0      0      0       0       0       0      0
December 2011 ..........     0      0      0      0      0      0      0      0       0       0       0      0
Weighted Average Life
 <F1> ..................   5.5    5.5    4.2    3.4    9.7    9.7    9.1    8.5    10.0    10.0    10.0   10.0

------------

  <F1> The weighted average life of each Class is determined by (i)
       multiplying the amount of each distribution in reduction of the Certificate Balance or Notional Balance of such Class by the number of years from the date of purchase to the related Distribution Date, (ii) adding the results and (iii) dividing the sum by the aggregate distributions in reduction of Certificate Balance or Notional Balance referred to in clause (i).

                   PERCENTAGE OF INITIAL CERTIFICATE BALANCE
                            (OR NOTIONAL BALANCE)
                               OUTSTANDING FOR
                           EACH DESIGNATED SCENARIO

                                     CLASS C                         CLASS D                         CLASS E
                                     SCENARIO                        SCENARIO                       SCENARIO
                         ------------------------------  ------------------------------  -----------------------------
DISTRIBUTION DATE           1       2       3       4       1       2       3       4       1       2       3       4
-----------------------  ------  ------  ------  ------  ------  ------  ------  ------  ------  ------  ------  -----
Initial Balance ........    100     100     100     100     100     100     100     100     100     100     100    100
December 1997 ..........    100     100     100     100     100     100     100     100     100     100     100    100
December 1998 ..........    100     100     100     100     100     100     100     100     100     100     100    100
December 1999 ..........    100     100     100     100     100     100     100     100     100     100     100    100
December 2000 ..........    100     100     100     100     100     100     100     100     100     100     100    100
December 2001 ..........    100     100     100     100     100     100     100     100     100     100     100    100
December 2002 ..........    100     100     100     100     100     100     100     100     100     100     100    100
December 2003 ..........    100     100     100     100     100     100     100     100     100     100     100    100
December 2004 ..........    100     100     100     100     100     100     100     100     100     100     100    100
December 2005 ..........    100     100     100     100     100     100     100     100     100     100     100    100
December 2006 ..........     56      56       0       0     100     100      92      28     100     100     100    100
December 2007 ..........      0       0       0       0      32      32       0       0     100     100      11      0
December 2008 ..........      0       0       0       0       0       0       0       0       0       0       0      0
December 2009 ..........      0       0       0       0       0       0       0       0       0       0       0      0
December 2010 ..........      0       0       0       0       0       0       0       0       0       0       0      0
December 2011 ..........      0       0       0       0       0       0       0       0       0       0       0      0
Weighted Average Life
 <F1> ..................   10.1    10.1    10.0    10.0    10.8    10.7    10.1    10.0    11.8    11.5    10.7   10.1

------------

  <F1> The weighted average life of each Class is determined by (i)
       multiplying the amount of each distribution in reduction of the Certificate Balance or Notional Balance of such Class by the number of years from the date of purchase to the related Distribution Date, (ii) adding the results and (iii) dividing the sum by the aggregate distributions in reduction of Certificate Balance or Notional Balance referred to in clause (i).

                   PERCENTAGE OF INITIAL CERTIFICATE BALANCE
                            (OR NOTIONAL BALANCE)
                               OUTSTANDING FOR
                           EACH DESIGNATED SCENARIO

                                      CLASS F                         CLASS G                         CLASS H
                                      SCENARIO                        SCENARIO                       SCENARIO
                          ------------------------------  ------------------------------  -----------------------------
DISTRIBUTION DATE            1       2       3       4       1       2       3       4       1       2       3       4
------------------------  ------  ------  ------  ------  ------  ------  ------  ------  ------  ------  ------  -----
Initial Balance .........    100     100     100     100     100     100     100     100     100     100     100    100
December 1997 ...........    100     100     100     100     100     100     100     100     100     100     100    100
December 1998 ...........    100     100     100     100     100     100     100     100     100     100     100    100
December 1999 ...........    100     100     100     100     100     100     100     100     100     100     100    100
December 2000 ...........    100     100     100     100     100     100     100     100     100     100     100    100
December 2001 ...........    100     100     100     100     100     100     100     100     100     100     100    100
December 2002 ...........    100     100     100     100     100     100     100     100     100     100     100    100
December 2003 ...........    100     100     100     100     100     100     100     100     100     100     100    100
December 2004 ...........    100     100     100     100     100     100     100     100     100     100     100    100
December 2005 ...........    100     100     100     100     100     100     100     100     100     100     100    100
December 2006 ...........    100     100     100     100     100     100     100     100     100     100     100    100
December 2007 ...........    100     100     100      30     100     100     100     100     100     100     100    100
December 2008 ...........      0       0       0       0      54       0       0       0     100       0       0      0
December 2009 ...........      0       0       0       0       0       0       0       0       0       0       0      0
December 2010 ...........      0       0       0       0       0       0       0       0       0       0       0      0
December 2011 ...........      0       0       0       0       0       0       0       0       0       0       0      0
Weighted Average Life
 <F1> ...................   11.9    11.5    11.5    10.7    12.1    11.5    11.5    11.5    12.1    11.5    11.5   11.5

------------

  <F1> The weighted average life of each Class is determined by (i)
       multiplying the amount of each distribution in reduction of the Certificate Balance or Notional Balance of such Class by the number of years from the date of purchase to the related Distribution Date, (ii) adding the results and (iii) dividing the sum by the aggregate distributions in reduction of Certificate Balance or Notional Balance referred to in clause (i).

                   PERCENTAGE OF INITIAL CERTIFICATE BALANCE
                            (OR NOTIONAL BALANCE)
                               OUTSTANDING FOR
                           EACH DESIGNATED SCENARIO

                                      CLASS J                         CLASS K                        CLASS L-1
                                      SCENARIO                        SCENARIO                       SCENARIO
                          ------------------------------  ------------------------------  -----------------------------
DISTRIBUTION DATE            1       2       3       4       1       2       3       4       1       2       3       4
------------------------  ------  ------  ------  ------  ------  ------  ------  ------  ------  ------  ------  -----
Initial Balance .........    100     100     100     100     100     100     100     100     100     100     100    100
December 1997 ...........    100     100     100     100     100     100     100     100     100     100     100    100
December 1998 ...........    100     100     100     100     100     100     100     100     100     100     100    100
December 1999 ...........    100     100     100     100     100     100     100     100     100     100     100    100
December 2000 ...........    100     100     100     100     100     100     100     100     100     100     100    100
December 2001 ...........    100     100     100     100     100     100     100     100     100     100     100    100
December 2002 ...........    100     100     100     100     100     100     100     100     100     100     100    100
December 2003 ...........    100     100     100     100     100     100     100     100     100     100     100    100
December 2004 ...........    100     100     100     100     100     100     100     100     100     100     100    100
December 2005 ...........    100     100     100     100     100     100     100     100     100     100     100    100
December 2006 ...........    100     100     100     100     100     100     100     100     100     100     100    100
December 2007 ...........    100     100     100     100     100     100     100     100     100     100     100    100
December 2008 ...........    100       0       0       0     100       0       0       0     100       0       0      0
December 2009 ...........     42       0       0       0     100       0       0       0     100       0       0      0
December 2010 ...........     18       0       0       0     100       0       0       0     100       0       0      0
December 2011 ...........      0       0       0       0       0       0       0       0      26       0       0      0
December 2012 ...........      0       0       0       0       0       0       0       0      25       0       0      0
December 2013 ...........      0       0       0       0       0       0       0       0      23       0       0      0
December 2014 ...........      0       0       0       0       0       0       0       0      21       0       0      0
December 2015 ...........      0       0       0       0       0       0       0       0      19       0       0      0
December 2016 ...........      0       0       0       0       0       0       0       0      11       0       0      0
December 2017 ...........      0       0       0       0       0       0       0       0       9       0       0      0
December 2018 ...........      0       0       0       0       0       0       0       0       6       0       0      0
December 2019 ...........      0       0       0       0       0       0       0       0       4       0       0      0
December 2020 ...........      0       0       0       0       0       0       0       0       2       0       0      0
December 2021 ...........      0       0       0       0       0       0       0       0       0       0       0      0
Weighted Average Life
 <F1> ...................   13.0    11.5    11.5    11.5    14.9    11.5    11.5    11.5    16.3    11.5    11.5   11.5

------------

  <F1> The weighted average life of each Class is determined by (i)
       multiplying the amount of each distribution in reduction of the Certificate Balance or Notional Balance of such Class by the number of years from the date of purchase to the related Distribution Date, (ii) adding the results and (iii) dividing the sum by the aggregate distributions in reduction of Certificate Balance or Notional Balance referred to in clause (i).

                     THE POOLING AND SERVICING AGREEMENT

GENERAL

   The Certificates will be issued pursuant to a Pooling and Servicing Agreement to be dated as of December 1, 1996 (the "Pooling and Servicing Agreement"), by and among the Depositor, the Master Servicer, the Special Servicer, the Trustee and the Fiscal Agent.

   The Depositor will provide to a prospective or actual holder of a Certificate without charge, upon written request, a copy (without exhibits) of the Pooling and Servicing Agreement. Requests should be addressed to Midland Realty Acceptance Corp., 210 West 10th Street, 6th Floor, Kansas City, Missouri 64105, attention: E. J. Burke at telephone number (816) 843-6272.

ASSIGNMENT OF THE MORTGAGE LOANS

   On or before the Closing Date, the Depositor will assign or cause the assignment of the Mortgage Loans without recourse, to the Trustee for the benefit of the holders of Certificates. On or prior to the Closing Date, the Depositor will deliver to the Trustee, with a copy to the Master Servicer, with respect to each Mortgage Loan the following set of documents (the "Trustee Mortgage File"):

     (i) the original of the related Note, endorsed by the applicable Mortgage
    Loan Seller in blank in the following form: "Pay to the order of       ,
    without recourse" which the Trustee or its designee is authorized to complete and which Note and all endorsements thereof shall show a complete chain of endorsement from the Originator to the applicable Mortgage Loan Seller;

     (ii) the related original recorded Mortgage or a copy thereof certified by the related title insurance company, public recording office or closing agent to be in the form in which executed or submitted for recording, the related original recorded Assignment of Mortgage to the applicable Mortgage Loan Seller or a copy thereof certified by the related title insurance company, public recording office or closing agent to be in the form in which executed or submitted for recording and the related original Assignment of Mortgage executed by the applicable Mortgage Loan Seller in blank which the Trustee or its designee is authorized to complete (and but for the insertion of the name of the assignee and any related recording information which is not yet available to the applicable Mortgage Loan Seller, is in suitable form for recordation in the jurisdiction in which the related Mortgaged Property is located);

     (iii) if the related security agreement is separate from the Mortgage, the original security agreement or a counterpart thereof, and if the security agreement is not assigned under the Assignments of Mortgage described in clause (ii) above, the related original assignment of such security agreement to the applicable Mortgage Loan Seller or a counterpart thereof and the related original assignment of such security agreement executed by the applicable Mortgage Loan Seller in blank which the Trustee or its designee is authorized to complete;

     (iv) a copy of each Form UCC-1 financing statement, if any, filed with respect to personal property constituting a part of the related Mortgaged Property, together with a copy of each Form UCC-2 or UCC-3 assignment, if any, of such financing statement to the applicable Mortgage Loan Seller and a copy of each Form UCC-2 or UCC-3 assignment, if any, of such financing statement executed by the applicable Mortgage Loan Seller in blank which the Trustee or its designee is authorized to complete (and but for the insertion of the name of the assignee and any related filing information which is not yet available to the applicable Mortgage Loan Seller, is in suitable form for filing in the filing office in which such financing statement was filed);

     (v) the related original of the Loan Agreement, if any, relating to such Mortgage Loan or a counterpart thereof;

     (vi) the related original lender's title insurance policy (or the original pro forma title insurance policy), together with any endorsements thereto;

     (vii) if any related Assignment of Leases, Rents and Profits is separate from the Mortgage, the original recorded Assignment of Leases, Rents and Profits or a copy thereof certified by the related title insurance company, public recording office, or closing agent to be in the form in which executed or submitted for recording, the related original recorded reassignment of such instrument, if any, to the applicable Mortgage Loan Seller or a copy thereof certified by the related title insurance company or closing agent to be in the form in which executed or submitted for recording and the related original reassignment of such instrument, if any, executed by the applicable Mortgage Loan Seller in blank which the Trustee or its designee is authorized to complete (and but for the insertion of the name of the assignee and any related recording information which is not yet available to the applicable Mortgage Loan Seller, is in suitable form for recordation in the jurisdiction in which the related Mortgaged Property is located) (any of which reassignments, however, may be included in a related Assignment of Mortgage and need not be a separate instrument);

     (viii) copies of the original Environmental Reports with respect to the Mortgaged Property made in connection with the origination of such Mortgage Loan;

     (ix) if any related assignment of contracts is separate from the Mortgage, the original assignment of contracts or a counterpart thereof, and if the assignment of contracts is not assigned under the Assignments of Mortgage described in clause (ii) above, the related original reassignment of such instrument to the applicable Mortgage Loan Seller or a counterpart thereof and the related original reassignment of such instrument executed by the applicable Mortgage Loan Seller in blank which the Trustee or its designee is authorized to complete;

     (x) with respect to the related Reserve Accounts, if any, a copy of the original of any separate agreement with respect thereto between the related borrower and the Originator;

     (xi) the original of any other written agreement, instrument or document securing such Mortgage Loan, including, without limitation, originals of any guaranties with respect to such Mortgage Loan or the original letter of credit, if any, with respect thereto, together with any and all amendments thereto, including, without limitation, any amendment which entitles the Master Servicer to draw upon such letter of credit on behalf of the Trustee for the benefit of the Certificateholders, and the original of each instrument or other item of personal property given as security for a Mortgage Loan possession of which by a secured party is necessary to a secured party's valid, perfected, first priority security interest therein, together with all assignments or endorsements thereof necessary to entitle the Master Servicer to enforce a valid, perfected, first priority security interest therein on behalf of the Trustee for the benefit of the Certificateholders;

     (xii) with respect to the related Reserve Accounts, if any, a copy of the UCC-1 financing statements, if any, submitted for filing with respect to the applicable Originator's security interest in such Reserve Accounts and all funds contained therein, together with a copy of each Form UCC-2 or UCC-3 assignment, if any, of such financing statement to the applicable Mortgage Loan Seller and a copy of each Form UCC-2 or UCC-3 assignment, if any, of such financing statement executed by the applicable Mortgage Loan Seller in blank which the Trustee or its designee is authorized to complete (and but for the insertion of the name of the assignee and any related filing information which is not yet available to the applicable Mortgage Loan Seller, is in suitable form for filing in the filing office in which such financing statement was filed); and

     (xiii) copies of any and all amendments, modifications and supplements to, and waivers related to, any of the foregoing.

If the Depositor cannot deliver any original or certified recorded document described above on the Closing Date, the Depositor will use its best efforts to deliver (or cause to be delivered) such original or certified recorded documents within 45 days from the Closing Date (subject to delays attributable to the failure of the appropriate recording office to return such documents, in which case the Depositor will deliver such documents promptly upon receipt thereof). The Trustee is obligated to review the Trustee Mortgage File for each Mortgage Loan within 45 days after the later of delivery or the Closing Date and report any missing documents or certain types of defects therein to the Depositor.

   The Master Servicer will hold all remaining Mortgage Loan Documents and all other documents related to each Mortgage Loan, including copies of any management agreements, ground leases, appraisals, surveys, environmental reports and similar documents and any other written agreements relating to each Mortgage Loan (collectively, the "Master Servicer Mortgage File" and together with the Trustee Mortgage File, the "Mortgage File") in trust for the benefit of the Trustee on behalf of Certificateholders. The legal ownership of all records and documents with respect to each Mortgage Loan prepared by or that come into the possession of the Master Servicer will immediately vest in the Trustee, in trust for the benefit of Certificateholders.

SERVICING OF THE MORTGAGE LOANS; COLLECTION OF PAYMENTS

   The Pooling and Servicing Agreement requires the Master Servicer and the Special Servicer to service and administer the Mortgage Loans (or in the case of the Special Servicer, the Specially Serviced Mortgage Loans and REO Mortgage Loans) on behalf of the Trust Fund solely in the best interests of and for the benefit of all of the Certificateholders and the

Trustee in accordance with the terms of the Pooling and Servicing Agreement and the Mortgage Loans. In furtherance of and to the extent consistent with the foregoing, except to the extent that the Pooling and Servicing Agreement provides for a contrary specific course of action, each of the Master Servicer and the Special Servicer are required to service and administer the Mortgage Loans (x) in the same manner in which, and with the same care, skill, prudence and diligence with which it services and administers similar mortgage loans for other third-party portfolios, giving due consideration to customary and usual standards of practice of prudent institutional commercial mortgage loan servicers used with respect to loans comparable to the Mortgage Loans or (y) in the same manner in which, and with the same care, skill, prudence and diligence with which, it services and administers similar mortgage loans which it owns, whichever standard of care is higher, and taking into account its other obligations under the Pooling and Servicing Agreement, but without regard to (i) any other relationship that the Master Servicer, the Special Servicer, any sub-servicer or any affiliate of the Master Servicer, the Special Servicer or any sub-servicer may have with the borrowers or any affiliate of such borrowers; (ii) the ownership of any Certificate by the Master Servicer, the Special Servicer or any affiliate of either; (iii) the Master Servicer's, the Trustee's or the Fiscal Agent's obligations, as applicable, to make Advances or to incur servicing expenses with respect to the Mortgage Loans; (iv) the Master Servicer's, the Special Servicer's or any sub-servicer's right to receive compensation for its services under the Pooling and Servicing Agreement or with respect to any particular transaction; or (v) the ownership, servicing or management for others, by the Master Servicer, the Special Servicer or any sub-servicer of any other mortgage loans or property. Each of the Master Servicer and the Special Servicer is permitted, at its own expense, to employ sub-servicers, agents or attorneys in performing any of its obligations under the Pooling and Servicing Agreement, but will not thereby be relieved of any such obligation, and will be responsible for the acts and omissions of any such sub-servicers, agents or attorneys. The Pooling and Servicing Agreement provides, however, that neither the Master Servicer (or its general partner) nor the Special Servicer (or its general partner), nor any of their directors, officers, employees or agents, will have any liability to the Trust Fund or the Certificateholders for taking any action or refraining from taking an action in good faith or for errors in judgment. The foregoing provision would not protect the Master Servicer, the Special Servicer or such person for the breach of any of the Master Servicer's or Special Servicer's respective representations or warranties in the Pooling and Servicing Agreement, or against any specific liability imposed on the Master Servicer or the Special Servicer for a breach of the servicing standards set forth in the Pooling and Servicing Agreement, any liability by reason of willful misfeasance, bad faith, fraud or negligence in the performance of its duties or by reason of its reckless disregard of obligations or duties under the Pooling and Servicing Agreement.

   The Pooling and Servicing Agreement requires the Master Servicer and the Special Servicer to make reasonable efforts to collect all payments called for under the terms and provisions of the Mortgage Loans, and to follow collection procedures as are consistent with the servicing standard under the Pooling and Servicing Agreement. Consistent with the above, the Master Servicer or the Special Servicer, as applicable, may, in its discretion, waive any late payment charge or penalty fee in connection with any delinquent Monthly Payment or Balloon Payment with respect to any Mortgage Loan.

ADVANCES

   Subject to the limitations described below, the Master Servicer will be obligated to advance (each such amount, a "P&I Advance"), on the Business Day preceding each Distribution Date (the "Remittance Date"), an amount equal to the total or any portion of the Monthly Payment on a Mortgage Loan that was delinquent as of the close of business on the Business Day preceding such Remittance Date or, in the event of a default in the payment of a Balloon Payment, the Assumed Scheduled Payment with respect to the related Balloon Loan, unless the Master Servicer determines that any such advance would be a nonrecoverable Advance and delivers to the Trustee an officer's certificate and accompanying documentation related to a determination of nonrecoverability as required by the Pooling and Servicing Agreement. In the event any Mortgage Loan becomes a Seriously Delinquent Loan, the Special Servicer will order an Updated Appraisal of the related Mortgaged Property and upon receipt of such Updated Appraisal the Master Servicer will determine the amount (the "Anticipated Loss") equal to the excess, if any, of (i) the sum of (w) the Scheduled Principal Balance of such Mortgage Loan as of the immediately preceding Determination Date, (x) to the extent not previously advanced by the Master Servicer, the Trustee or the Fiscal Agent, all accrued and unpaid interest on such Mortgage Loan at a per annum rate equal to the related Mortgage Rate, (y) all unreimbursed Advances with respect to such Mortgage Loan with interest thereon at the Advance Rate, and (z) to the extent not previously advanced by the Master Servicer, the Trustee or the Fiscal Agent, all currently due but unpaid real estate taxes and assessments, insurance premiums, and, if applicable, ground rents and a good faith estimate of any expenses relating to uncontested foreclosure, realization and liquidation of such Mortgaged Property, over (ii) an amount equal to 90% of the appraised value of the related Mortgaged Property as reflected in the Updated Appraisal thereof; provided, however, that in the event the Updated Appraisal has not been received within 60 days after the Special Servicer has ordered such appraisal, the Anticipated Loss shall be equal to 40% of the Scheduled Principal Balance of the Seriously Delinquent Loan; provided, further that promptly upon its receipt of such appraisal, the Servicer shall recalculate the Anticipated Loss. Upon determination of the Anticipated Loss with respect to any Seriously Delinquent Loan, the amount of any P&I Advance required to be made with respect to such Seriously Delinquent Loan on any Distribution Date will be an amount equal to the product of (A) the amount of the P&I Advance that would be required to be made in respect of such Seriously Delinquent Loan without regard to the application of this sentence, multiplied by (B) a fraction, the numerator of which is equal to the Scheduled Principal Balance of such Mortgage Loan as of the immediately preceding Determination Date less the Anticipated Loss and the denominator of which is such Scheduled Principal Balance. A "Seriously Delinquent Loan" is any Mortgage Loan as to which an Updated Appraisal has been ordered with respect to the related Mortgaged Property. See "--Realization Upon Mortgage Loans--Appraisals for Specially Serviced Mortgage Loans" herein. A Mortgage Loan shall cease to be a Seriously Delinquent Loan in the event such Mortgage Loan is no longer a Specially Serviced Mortgage Loan pursuant to the terms of the Pooling and Servicing Agreement and as to which the related Mortgagor has made 12 consecutive timely Monthly Payments by their respective Due Dates since the date on which such Mortgage Loan became a Seriously Delinquent Loan.

   In addition to P&I Advances, the Master Servicer will also be obligated (subject to the limitations described herein) to make cash advances ("Property Advances," and together with P&I Advances, "Advances") to pay (i) certain costs and expenses incurred in connection with defaulted Mortgage Loans, acquiring title to, or management of, REO Property or the sale of defaulted Mortgage Loans or REO Properties, (ii) delinquent real estate taxes, assessments and hazard insurance premiums and (iii) to cover other similar costs and expenses necessary to protect and preserve the security of the related Mortgage. The Master Servicer will not, however, be obligated to advance from its own funds any amounts required to cure any failure of any Mortgaged Property to comply with the Americans with Disabilities Act of 1990, and all rules and regulations promulgated pursuant thereto, or any applicable environmental law or to contain, clean up or remedy any environmental condition present at any Mortgaged Property.

   If the Master Servicer fails to fulfill its obligation to make any required Advance, the Trustee, acting in accordance with the servicing standard, will be required to make the Advance subject to its determination of recoverability. If the Trustee fails to make any such required Advance, the Fiscal Agent will be required to make the Advance, subject to its determination of recoverability. Both the Trustee and the Fiscal Agent will be entitled to rely conclusively on any non-recoverability determination of the Master Servicer. See "--The Trustee" and "--The Fiscal Agent" below.

   The obligation of the Master Servicer, the Trustee or the Fiscal Agent, as applicable, to make Advances with respect to any Mortgage Loan pursuant to the Pooling and Servicing Agreement continues through the foreclosure of such Mortgage Loan and until the liquidation of the Mortgage Loan or related Mortgaged Properties. Advances are intended to provide a limited amount of liquidity, not to guarantee or insure against losses. None of the Master Servicer, the Trustee or the Fiscal Agent will be required to make any Advance that it determines (based on, among other things, an Updated Appraisal) in its good faith business judgment will not be recoverable by the Master Servicer, the Trustee or the Fiscal Agent, as applicable, out of related late payments, Insurance Proceeds, Liquidation Proceeds and certain other collections with respect to the Mortgage Loan as to which such Advances were made. To the extent that any borrower is not obligated under its Mortgage Loan documents to pay or reimburse any portion of any Advances that are outstanding with respect to the related Mortgage Loan as a result of a modification of such Mortgage Loan by the Special Servicer that forgives loan payments or other amounts that the Master Servicer, the Trustee or the Fiscal Agent previously advanced, and the Master Servicer, the Trustee or the Fiscal Agent determines that no other source of payment or reimbursement for such Advances is available to it, such Advances will be deemed to be nonrecoverable; provided, however, in connection with the foregoing, the Master Servicer, the Trustee or the Fiscal Agent will provide an officer's certificate as described below. In addition, if the Master Servicer, the Trustee or the Fiscal Agent, as applicable, determines that any Advance previously made will not be recoverable from the foregoing sources, then the Master Servicer, the Trustee or the Fiscal Agent, as applicable, will be entitled to reimburse itself for such Advance, plus interest thereon, out of amounts on deposit in the Collection Account prior to distributions on the Certificates. Any such judgment or determination must be evidenced by an officer's certificate delivered to the Trustee (or, in the case of the Trustee or the Fiscal Agent, the Depositor) setting forth such judgment or determination of nonrecoverability and the procedure and considerations of the Master Servicer, the Trustee or the Fiscal Agent, as applicable, forming the basis of such determination, which will include a copy of the Updated Appraisal and any other information or reports obtained by the Master Servicer, the Trustee or the Fiscal Agent, such as property operating statements, rent rolls, property inspection reports, engineering reports and other documentation which may support such determinations.

    The Master Servicer, the Trustee or the Fiscal Agent, as applicable, will be entitled to reimbursement for any Advance equal to the amount of such Advance from (i) any collections on or in respect of the particular Mortgage Loan or REO Property with respect to which each such Advance was made or (ii) upon determining that such Advance is not recoverable in the manner described in the preceding paragraph, from any other amounts from time to time on deposit in the Collection Account.

   The Master Servicer, the Trustee or the Fiscal Agent, as applicable, will be entitled to receive interest at a rate equal to the Prime Rate (as published in The Wall Street Journal, or if The Wall Street Journal is no longer published, The New York Times, from time to time), (the "Advance Rate") on its outstanding Advances and will be authorized to pay itself such interest from general collections with respect to all of the Mortgage Loans prior to any payment to holders of Certificates. If the interest on such Advance is not offset by Default Interest a shortfall will result which generally will result in a Class Interest Shortfall for the most Subordinate Class then outstanding.

ACCOUNTS

   Collection Account. The Master Servicer will, pursuant to the Pooling and Servicing Agreement, establish and maintain a segregated account or accounts (the "Collection Account") into which it will be required to deposit, within one Business Day of receipt the following payments and collections received or made by it on or with respect to the Mortgage Loans: (i) all payments on account of principal on the Mortgage Loans, including the principal component of Unscheduled Payments on the Mortgage Loans; (ii) all payments on account of interest and Default Interest on the Mortgage Loans and the interest portion of all Unscheduled Payments and all Prepayment Premiums; (iii) any amounts required to be deposited by the Master Servicer in connection with losses realized on Permitted Investments with respect to funds held in the Collection Account and in connection with Prepayment Interest Shortfalls;
(iv) (x) all Net REO Proceeds transferred from an REO Account and (y) all Condemnation Proceeds, Insurance Proceeds and Net Liquidation Proceeds not required to be applied to the restoration or repair of the related Mortgaged Property; (v) any amounts received from borrowers that represent recoveries of Property Advances; and (vi) any other amounts required by the provisions of the Pooling and Servicing Agreement to be deposited into the Collection Account by the Master Servicer or the Special Servicer, including, without limitation, proceeds of any purchase or repurchase of a Mortgage Loan as described under "DESCRIPTION OF THE MORTGAGE POOL--Representations and Warranties; Repurchase," "THE POOLING AND SERVICING AGREEMENT--Realization Upon Mortgage Loans" and "DESCRIPTION OF THE CERTIFICATES--Early Termination" and "--Auction" herein.

   The foregoing requirements for deposits in the Collection Account will be exclusive, and any payments in the nature of late payment charges, late fees, NSF check charges, assumption fees, loan modification fees, loan service transaction fees, extension fees, demand fees, beneficiary statement charges and similar fees need not be deposited in the Collection Account by the Master Servicer and, to the extent permitted by applicable law, the Master Servicer or the Special Servicer, as applicable, will be entitled to retain any such charges and fees received with respect to the Mortgage Loans. In the event that the Master Servicer deposits into the Collection Account any amount not required to be deposited therein, the Master Servicer may at any time withdraw such amount from the Collection Account.

   Distribution Account. The Trustee will, pursuant to the Pooling and Servicing Agreement, establish and maintain a segregated account or accounts (the "Distribution Account") in the name of the Trustee for the benefit of the holders of Certificates. With respect to each Distribution Date, the Master Servicer will deposit in the Distribution Account, to the extent of funds on deposit in the Collection Account, on or before the Remittance Date an aggregate amount of immediately available funds equal to the Available Funds plus (i) any Prepayment Premiums received by the Master Servicer during the related Collection Period and (ii) Default Interest received with respect to a Mortgage Loan that is in default with respect to its Balloon Payment. To the extent not included in Available Funds, the Master Servicer will remit to the Trustee all P&I Advances for deposit into the Distribution Account on the related Remittance Date. See "DESCRIPTION OF THE CERTIFICATES--Distributions" herein.

   The Collection Account and the Distribution Account will be held in the name of the Trustee (or, in the case of the Collection Account, the Master Servicer on behalf of the Trustee) on behalf of the holders of Certificates and the Trustee (and, in the case of the Collection Account, the Master Servicer) will be authorized to make withdrawals therefrom. Each of the Collection Account and the Distribution Account will be either (i) a segregated account or accounts maintained with either a federally or state-chartered depository institution or trust company (a) the short term unsecured debt obligations of which are rated at least "F1+" by Fitch or the long term unsecured debt obligations of which (or of such institution's parent holding company) are rated at least "AA" by Fitch and (b) the short term unsecured debt obligations of which are rated at least "P1" by Moody's and the long term unsecured debt obligations of which (or of such institution's parent holding

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company) are rated at least "A2" by Moody's or (ii) a segregated trust account or accounts maintained with a federally or state chartered depository institution or trust company acting in its fiduciary capacity, having, in either case, a combined capital and surplus of at least $50,000,000 and subject to supervision or examination by federal or state authority, or otherwise confirmed in writing by each of the Rating Agencies that the maintenance of such account and subject to regulations regarding fiduciary funds on deposit substantially similar to 12 CFR 9.10(b), will not, in and of itself, result in a downgrading, withdrawal or qualification of the rating then assigned by such Rating Agency to any Class of Certificates (an "Eligible Bank"). Amounts on deposit in such accounts may be invested in certain United States government securities and other investments specified in the Pooling and Servicing Agreement ("Permitted Investments"). See "DESCRIPTION OF THE CERTIFICATES--Accounts" in the Prospectus for a listing of Permitted Investments.

WITHDRAWALS FROM THE COLLECTION ACCOUNT

   The Master Servicer may make withdrawals from the Collection Account for the following purposes: (i) to remit on or before each Remittance Date to the Distribution Account an amount equal to Available Funds and any Prepayment Premiums for such Distribution Date; (ii) to pay or reimburse the Master Servicer, the Trustee or the Fiscal Agent, as applicable, for Advances made by it and interest on Advances, the Master Servicer's right to reimburse itself for items described in this clause (ii) being limited as described herein under "--Advances"; (iii) to pay on or before each Remittance Date to the Master Servicer and Special Servicer the fee portion of the servicing compensation in respect of the related Distribution Date to be paid, in the case of the Servicing Fee, from interest received on the related Mortgage Loan, and to pay from time to time, to the Master Servicer, any interest or investment income earned on funds deposited in the Collection Account, and pay the Master Servicer as additional servicing compensation any Prepayment Interest Surplus received in the preceding Collection Period and to pay the Master Servicer or the Special Servicer, as applicable, any other amounts constituting additional servicing compensation; (iv) to pay on or before each Distribution Date to the Depositor, MCFC, GACC, BCMC or other purchaser with respect to each Mortgage Loan or REO Property that has previously been purchased or repurchased by it pursuant to the Pooling and Servicing Agreement, all amounts received thereon during the related Collection Period and subsequent to the date as of which the amount required to effect such purchase or repurchase was determined; (v) to the extent not reimbursed or paid pursuant to any of the above clauses, to reimburse or pay the Master Servicer, the Special Servicer, the Trustee, the Depositor and/or the Fiscal Agent, as applicable, for certain other unreimbursed expenses incurred by or on behalf of such person pursuant to and to the extent reimbursable under the Pooling and Servicing Agreement and to satisfy any indemnification obligations of the Trust Fund under the Pooling and Servicing Agreement; (vi) to pay to the Trustee amounts requested by it to pay taxes on certain net income with respect to REO Properties; (vii) to withdraw any amount deposited into the Collection Account that was not required to be deposited therein; and (viii) to clear and terminate the Collection Account pursuant to a plan for termination and liquidation of the Trust Fund.

ENFORCEMENT OF "DUE-ON-SALE" AND "DUE-ON-ENCUMBRANCE" CLAUSES

   The Master Servicer or the Special Servicer, as applicable, will be obligated to enforce the Trustee's rights under the "due-on-sale" clause in the related Mortgage Loan documents to accelerate the maturity of the related Mortgage Loan, unless such provision is not enforceable under applicable law or such enforcement is reasonably likely to result in meritorious legal action by the related borrower or to the extent the Master Servicer or the Special Servicer, as applicable, acting in accordance with the servicing standard described herein, determines that such enforcement is not in the best interests of the Trust Fund. A "due-on-sale" or "due-on-encumbrance" clause may, under certain circumstances, be unenforceable against a borrower that is a debtor in a case under the Bankruptcy Code.

   If applicable law prohibits the enforcement of a "due-on-sale" clause or the Master Servicer or Special Servicer is (i) otherwise prohibited from taking such action as described in the preceding paragraph or (ii) determines that such enforcement is not in the best interests of the Trust Fund and, as a consequence, a Mortgage Loan is assumed, (x) the original borrower may be released from liability for the unpaid principal balance of the related Mortgage Loan and interest thereon at the applicable Mortgage Rate during the remaining term of such Mortgage Loan, (y) the Master Servicer may accept payments in respect of the Mortgage Loan from the new owner of the Mortgaged Property and (z) the Master Servicer or the Special Servicer, as applicable, may enter into an assumption agreement with a new purchaser whereby the new owner of the Mortgaged Property will be substituted as the borrower and the original borrower released, so long as (to the extent permitted by law) the new owner satisfies the underwriting requirements customarily imposed by the Master Servicer or the Special Servicer, as applicable, as a condition to its approval of a borrower on a new mortgage loan substantially similar to such Mortgage Loan. In the event a Mortgage Loan is assumed as described in the preceding sentences, the Trustee, the

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Master Servicer and the Special Servicer, will not permit any modification of such Mortgage Loan other than as described below under "--Amendments, Modifications and Waivers." The Master Servicer or Special Servicer, as applicable, will be entitled to retain as additional servicing compensation any assumption fees paid by the original borrower or the new owner in connection with such assumption. See "CERTAIN LEGAL ASPECTS OF THE MORTGAGE LOANS--Enforceability of Certain Provisions--Due-on-Sale Provisions" in the Prospectus. A new owner of the Mortgaged Property may be substituted or a junior or senior lien allowed on the Mortgaged Property, without the consent of the Master Servicer, the Special Servicer or the Trustee in a bankruptcy proceeding involving the Mortgaged Property.

   If any Mortgage Loan contains a provision in the nature of a "due-on-encumbrance" clause, which by its terms (i) provides that such Mortgage Loan will (or may at the related mortgagee's option) become due and payable upon the creation of any lien or other encumbrance on such Mortgaged Property or (ii) requires the consent of the related mortgagee to the creation of any such lien or other encumbrance on such Mortgaged Property, then, for so long as such Mortgage Loan is included in the Trust Fund, the Master Servicer or the Special Servicer, as applicable, on behalf of the Trust Fund, will enforce such provision and in connection therewith will (x) accelerate the payments due on such Mortgage Loan or (y) withhold its consent to the creation of any such lien or other encumbrance, as applicable, except, in each case, to the extent that the Master Servicer or the Special Servicer, as applicable, acting in accordance with the applicable servicing standard, determines that such enforcement would not be in the best interests of the Trust Fund. Notwithstanding the foregoing, the Master Servicer or the Special Servicer, as applicable, may forbear from enforcing any "due-on-encumbrance" provision in connection with any junior or senior lien on the Mortgaged Property imposed in connection with any bankruptcy proceeding involving the Mortgaged Property.

INSPECTIONS; APPRAISALS

   The Master Servicer (or the Special Servicer with respect to Specially Serviced Mortgage Loans or REO Property) is required (at its own expense) to inspect each Mortgaged Property at such times and in such manner as are consistent with the servicing standards described herein, but will in any event (i) inspect each Mortgaged Property at least once every 12 months with the first such inspection being completed on or prior to June, 1998, unless each of the Rating Agencies has confirmed in writing that a longer period between inspections (which may not exceed 24 months) will not result, in and of itself, in a downgrading, withdrawal or qualification of the rating then assigned by such Rating Agency to any Class of the Certificates, (ii) if the Master Servicer or the Special Servicer, as applicable, retains any Financial and Lease Reporting Fees pursuant to the related Mortgage Loan, inspect the related Mortgaged Property as soon as practicable thereafter (except to the extent such property has been inspected by the Master Servicer or the Special Servicer within the preceding 120 days) and (iii) if any Monthly Payment becomes more than 60 days delinquent (without giving effect to any grace period permitted under the related Note or Mortgage) each related Mortgaged Property shall be inspected by the Special Servicer (at its own expense) as soon as practicable thereafter.

REALIZATION UPON MORTGAGE LOANS

   Appraisals for Specially Serviced Mortgage Loans. Contemporaneously with the earliest to occur of (i) the effective date of any modification of the stated maturity, Mortgage Rate, principal balance or amortization terms of any Specially Serviced Mortgage Loan or other "significant" modification (as defined in Section 1001 of the Code) of any Mortgage Loan, as to which a default has occurred or is reasonably foreseeable, (ii) the date 90 days after the occurrence of any uncured payment delinquency, (iii) the appointment of a receiver in respect of a Mortgaged Property or (iv) the date a Mortgaged Property becomes an REO Property, the Special Servicer will promptly order an Updated Appraisal of the Mortgaged Property or REO Property, as the case may be, except to the extent such appraisal had been previously obtained within the prior twelve months. In addition, the Special Servicer will promptly order a new Updated Appraisal or an update from the prior Updated Appraisal in the event any Mortgage Loan is a Seriously Delinquent Loan and such prior Updated Appraisal is more than twelve months old. An "Updated Appraisal" is an appraisal of the related Mortgaged Property conducted in accordance with MAI standards from an independent appraiser who is a member of the Appraisal Institute.

   Following a default in the payment of a Balloon Payment, the Special Servicer may grant any number of successive extensions; provided, however, that the Special Servicer may not grant any extension that extends the maturity date of any Mortgage Loan beyond the Rated Final Distribution Date.

   Standards for Conduct Generally in Effecting Foreclosure or the Sale of Defaulted Loans. In connection with any foreclosure or other acquisition, any costs and expenses incurred in any such proceedings will be advanced by the Master Servicer as a Property Advance, unless the Master Servicer determines that such Advance would constitute a nonrecoverable Advance.

    If the Special Servicer elects to proceed with a non-judicial foreclosure in accordance with the laws of the state in which the Mortgaged Property is located, the Special Servicer will not be required to pursue a deficiency judgment against the related borrower, or any other liable party if the laws of the state do not permit such a deficiency judgment after a non-judicial foreclosure or if the Special Servicer determines, in its best judgment, that the likely recovery if a deficiency judgment is obtained will not be sufficient to warrant the cost, time, expense and/or exposure of pursuing the deficiency judgment and such determination is evidenced by an officer's certificate delivered to the Trustee.

   Notwithstanding any provision to the contrary, the Special Servicer will not, on behalf of the Trust Fund, obtain title to a Mortgaged Property as a result of or in lieu of foreclosure or otherwise, and will not otherwise acquire possession of, or take any other action with respect to, any Mortgaged Property if, as a result of any such action, the Trustee, for the Trust Fund or the holders of Certificates, would be considered to hold title to, to be a "mortgagee-in-possession" of, or to be an "owner" or "operator" of, such Mortgaged Property within the meaning of CERCLA or any comparable law, unless the Special Servicer has previously determined, based on an updated environmental assessment report prepared by an independent person who regularly conducts environmental audits, that: (i) such Mortgaged Property is in compliance with applicable environmental laws or, if not, after consultation with an environmental consultant, that it would be in the best economic interest of the Trust Fund to take such actions as are necessary to bring such Mortgaged Property in compliance therewith and (ii) there are no circumstances present at such Mortgaged Property relating to the use, management or disposal of any hazardous materials for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any currently effective federal, state or local law or regulation, or that, if any such hazardous materials are present for which such action could be required, after consultation with an environmental consultant, it would be in the best economic interest of the Trust Fund to take such actions with respect to the affected Mortgaged Property.

   In the event that title to any Mortgaged Property is acquired in foreclosure or by deed-in-lieu of foreclosure, the deed or certificate of sale will be issued to the Trustee, or to its nominee (which shall not include the Master Servicer or the Special Servicer) or a separate trustee or co-trustee on behalf of the Trustee as the holder of the REMIC I Certificates and the holders of Certificates. Notwithstanding any such acquisition of title and cancellation of the related Mortgage Loan, such Mortgage Loan will be considered to be a Mortgage Loan held in the Trust Fund until such time as the related REO Property is sold by the Trust Fund and will be reduced by Net REO Proceeds allocated to principal.

   If the Trust Fund acquires a Mortgaged Property by foreclosure or deed-in-lieu of foreclosure upon a default of a Mortgage Loan, the Pooling and Servicing Agreement provides that the Special Servicer must administer such Mortgaged Property so that it qualifies at all times as "foreclosure property" within the meaning of Code Section 860G(a)(8). The Pooling and Servicing Agreement also requires that any such Mortgaged Property be managed and operated by an "independent contractor," within the meaning of applicable Treasury regulations, who furnishes or renders services to the tenants of such Mortgaged Property, unless the Special Servicer provides the Trustee with an opinion of counsel that the operation and management of the Mortgaged Property other than through an independent contractor will not cause such Mortgaged Property to fail to qualify as "foreclosure property" (which opinion will be an expense of the Trust Fund). Generally, REMIC I will not be taxable on income received with respect to the Mortgaged Property to the extent that it constitutes "rents from real property," within the meaning of Code Section 856(c)(3)(A) and Treasury regulations thereunder. "Rents from real property" do not include the portion of any rental based on the net income or gain of any tenant or sub-tenant. NO DETERMINATION HAS BEEN MADE WHETHER RENT ON ANY OF THE MORTGAGED PROPERTIES MEETS THIS REQUIREMENT. "Rents from real property" include charges for services customarily furnished or rendered in connection with the rental of real property, whether the charges are separately stated. Services furnished to the tenants of a particular building will be considered as customary if, in the geographic market in which the building is located, tenants in buildings that are of a similar class are customarily provided with the service. NO DETERMINATION HAS BEEN MADE WHETHER THE SERVICES FURNISHED TO THE TENANTS OF THE MORTGAGED PROPERTIES ARE "CUSTOMARY" WITHIN THE MEANING OF APPLICABLE REGULATIONS. It is therefore possible that a portion of the rental income with respect to a Mortgaged Property owned by the Trust Fund, presumably allocated based on the value of any non-qualifying services, would not constitute "rents from real property." In addition to the foregoing, any net income from a trade or business operated or managed by an independent contractor on a Mortgaged Property owned by REMIC I, including but not limited to a skilled nursing care business, will not constitute "rents from real property." Any of the foregoing types of income may instead constitute "net income from foreclosure property," which would be taxable to REMIC I at the highest marginal federal corporate rate (currently 35%) and may also be subject to state or local taxes. Any such taxes would be chargeable against the related income for purposes of determining the Net REO Proceeds available for distribution to holders of Certificates. See "MATERIAL FEDERAL INCOME TAX CONSEQUENCES--Taxation of the REMIC and its Holders," "--Taxation of Regular Interests," "--Taxation of the REMIC" and "--Taxation of Holders of Residual Certificates" in the Prospectus.

    The Special Servicer may offer to sell to any person any Specially Serviced Mortgage Loan or any REO Property, if and when the Special Servicer determines, consistent with the servicing standards set forth in the Pooling and Servicing Agreement, that no satisfactory arrangements can be made for collection of delinquent payments thereon and such a sale would be in the best economic interests of the Trust Fund, but will, in any event, so offer to sell any REO Property no later than the time determined by the Special Servicer to be sufficient to result in the sale of such REO Property within the period specified in the Pooling and Servicing Agreement, including extensions thereof. The Special Servicer will give the Trustee not less than 10 Business Days' prior written notice of its intention to sell any Specially Serviced Mortgage Loan or REO Property, in which case the Special Servicer will accept any offer received from any person that is determined by the Special Servicer to be a fair price for such Specially Serviced Mortgage Loan or REO Property, if the highest offeror is an Interested Person, or is determined to be such a price by the Trustee (which may be based upon updated independent appraisals received by the Trustee or the Special Servicer, as applicable), if the highest offeror is an Interested Person; provided, however, that any offer by an Interested Person in the amount of the Repurchase Price shall be deemed to be a fair price. "Interested Person" means the Depositor, the Master Servicer, the Special Servicer, the Trustee, any borrower or property manager of a Mortgaged Property, an independent contractor engaged by the Special Servicer to manage or operate an REO Property or any affiliate of any of the foregoing. Notwithstanding anything to the contrary herein, neither the Trustee, in its individual capacity, nor any of its affiliates may offer for or purchase any Specially Serviced Mortgage Loan or any REO Property. In addition, the Special Servicer may accept an offer that is not the highest offer if it determines, in accordance with the servicing standard stated in the Pooling and Servicing Agreement, that acceptance of such offer would be in the best interests of the holders of Certificates (for example, if the prospective buyer making the lower offer is more likely to perform its obligations, or the terms offered by the prospective buyer making the lower offer are more favorable).

AMENDMENTS, MODIFICATIONS AND WAIVERS

   Neither the Master Servicer nor the Special Servicer may modify, amend, waive or otherwise consent to the change of the stated maturity date of any Mortgage Loan, the payment of principal of, or interest or Default Interest on, any Mortgage Loan, or any other term of a Mortgage Loan, unless (i) such modification, amendment, waiver or consent is not a "significant modification" under Section 1001 of the Code, (ii) to the extent such modification, amendment, waiver or consent would constitute a "significant modification" under Section 1001 of the Code, such Mortgage Loan is in default or a default with respect thereto is reasonably foreseeable or (iii) such modification, amendment, waiver or consent is permitted under "--Realization Upon Mortgage Loans--Appraisals for Specially Serviced Mortgage Loans" herein. Neither Master Servicer nor the Special Servicer may agree to any retroactive modification, amendment, waiver or consent.

THE TRUSTEE

   LaSalle National Bank, a nationally chartered bank with its principal offices in Chicago, Illinois, will act as Trustee pursuant to the Pooling and Servicing Agreement. The Trustee's corporate trust office is located at 135 South LaSalle Street, Suite 1740, Chicago, Illinois 60603.

   The Trustee may resign at any time by giving written notice to the Depositor, the Master Servicer, the Special Servicer and the Rating Agencies. Upon such notice of the Trustee's resignation, the Fiscal Agent will also be deemed removed and, accordingly, the Master Servicer will appoint a successor trustee, which appointment of successor trustee will not result, in and of itself, in a downgrading, withdrawal or qualification of the rating then assigned by the Rating Agencies to any Class of the Certificates as confirmed in writing by each of the Rating Agencies, and a successor fiscal agent, which, if the successor trustee is not rated by each Rating Agency in one of its two highest long-term debt rating categories, will be confirmed in writing by each of the Rating Agencies that such appointment of such successor fiscal agent will not result, in and of itself, in a downgrading, withdrawal or qualification of the rating then assigned by such Rating Agency to any Class of the Certificates. If no successor trustee and successor fiscal agent is appointed within 30 days after the giving of such notice of resignation, the resigning Trustee and departing Fiscal Agent may petition any court of competent jurisdiction for appointment of a successor trustee and successor fiscal agent.

   The Depositor or the Master Servicer may remove the Trustee and the Fiscal Agent if, among other things, the Trustee ceases to be eligible to continue as such under the Pooling and Servicing Agreement or if at any time the Trustee or the Fiscal Agent becomes incapable of acting, or is adjudged bankrupt or insolvent, or a receiver of the Trustee or the Fiscal Agent or its property is appointed or any public officer takes charge or control of the Trustee or the Fiscal Agent or of its property. The holders of Certificates evidencing a majority of the aggregate Voting Rights may remove the Trustee and the Fiscal Agent upon written notice to the Master Servicer, the Special Servicer, the Depositor, the Trustee and the Fiscal Agent. Any resignation or removal of the Trustee and the Fiscal Agent and appointment of a successor trustee and, if such trustee is not rated by each Rating Agency in one of its two highest long-term debt rating categories, fiscal agent will not become effective until acceptance of the appointment by the successor trustee and, if necessary, fiscal agent.

   The "Voting Rights" assigned to each Class shall be (i) 0% in the case of the Residual Certificates, (ii) in the case of any other Class of P&I Certificates, a percentage equal to the product of (x) 96% so long as the Class A-EC Notional Balance is greater than zero and 97% thereafter and (y) a fraction, the numerator of which is equal to the aggregate outstanding Certificate Balance of such Class and the denominator of which is equal to the aggregate outstanding Certificate Balances of all such Classes of Certificates; (iii) in the case of the Class A-EC Certificates, 1% so long as the Class A-EC Notional Balance is greater than zero, and 0% thereafter; (iv) 0.1% in the Case of Class L-1 Certificates; and (v) 2.9% in the case of Class L-2 Certificates. The Voting Rights of any Class of Certificates shall be allocated among holders of Certificates of such Class in proportion to their respective Percentage Interests; provided, however that, any Certificate held or beneficially owned by the Depositor, the Master Servicer, the Special Servicer, the Trustee, a property manager or a borrower or any affiliate thereof will be deemed not to be outstanding and the Voting Rights to which it is entitled shall not be taken into account in determining whether the requisite percentage of Voting Rights necessary to effect any consent, approval or waiver that specifically relates to any such person has been obtained (unless such consent, approval or waiver is to an action that would materially and adversely affect the interests of the holders of any Class of Certificates while any such person is the holder of Certificates aggregating not less than 66 2/3% of the Percentage Interest of any such Class).

   Pursuant to the Pooling and Servicing Agreement, the Trustee will be entitled to receive a monthly fee from the Master Servicer.

   The Trust Fund will indemnify the Trustee, the Fiscal Agent and their respective directors, officers, employees, agents and affiliates against any and all losses, liabilities, damages, claims or expenses (including reasonable attorneys' fees) arising in respect of the Pooling and Servicing Agreement or the Certificates (but only to the extent that they are expressly reimbursable under the Pooling and Servicing Agreement or are unanticipated expenses incurred by the REMIC) other than those resulting from the negligence, fraud, bad faith or willful misconduct of the Trustee and those for which such indemnified persons are indemnified pursuant to the last sentence of this paragraph. The Trustee will not be required to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties under the Pooling and Servicing Agreement, or in the exercise of any of its rights or powers, if in the Trustee's opinion the repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it. Each of the Master Servicer and the Special Servicer will indemnify the Trustee, the Fiscal Agent and their respective directors, officers, employees, agents and affiliates for similar losses incurred related to the willful misconduct, fraud, bad faith and/or negligence in the performance of the Master Servicer's or the Special Servicer's respective duties under the Pooling and Servicing Agreement or by reason of reckless disregard of the Master Servicer's or the Special Servicer's respective obligations and duties under the Pooling and Servicing Agreement.

DUTIES OF THE TRUSTEE

   The Trustee, the Fiscal Agent, the Special Servicer and Master Servicer will make no representation as to the validity or sufficiency of the Pooling and Servicing Agreement, the Certificates, this Prospectus Supplement or the validity, enforceability or sufficiency of the Mortgage Loans or related documents. The Trustee and the Fiscal Agent will not be accountable for the use or application by the Depositor of any Certificates or of the proceeds of such Certificates, or for the use of or application of any funds paid to the Depositor, the Master Servicer or the Special Servicer in respect of the Mortgage Loans, or any funds deposited in or withdrawn from the Collection Account or the Distribution Account by the Depositor, the Master Servicer or the Special Servicer, other than with respect to any funds held by the Trustee.

   If no Event of Default has occurred of which the Trustee has actual knowledge and after the curing of all Events of Default that may have occurred, the Trustee is required to perform only those duties specifically required under the Pooling and Servicing Agreement. Upon receipt of the various certificates, reports or other instruments required to be furnished to it, the Trustee is required to examine such documents and to determine whether they conform on their face to the requirements of the Pooling and Servicing Agreement.

   If the Master Servicer fails to make any required Advance, the Trustee, as acting or successor Master Servicer, will be required to make such Advance to the extent that such Advance is not deemed to be nonrecoverable. The Trustee will be entitled to rely conclusively on any determination by the Master Servicer that an Advance, if made, would be nonrecoverable. The Trustee will be entitled to reimbursement for each Advance made by it in the same manner and to the same extent as the Master Servicer. See "--Advances" herein.

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THE FISCAL AGENT

   ABN AMRO Bank N.V., a Netherlands banking corporation and the corporate parent of the Trustee, will act as Fiscal Agent for the Trustee and will be obligated to make any Advance required to be made, and not made, by the Trustee under the Pooling and Servicing Agreement, provided that the Fiscal Agent will not be obligated to make any Advance that it deems to be nonrecoverable. The Fiscal Agent will be entitled to rely conclusively on any determination by the Master Servicer that an Advance, if made, would not be recoverable. The Fiscal Agent will be entitled to reimbursement for each Advance made by it in the same manner and to the same extent as the Trustee and the Master Servicer. See "--Advances" herein.

   In the event of the resignation or removal of the Trustee, the Fiscal Agent shall be entitled to resign, it being understood that the initial Fiscal Agent shall not be obligated to act in such capacity hereunder at any time that LaSalle National Bank is not the Trustee. No resignation or removal of the Fiscal Agent will become effective until a successor fiscal agent has assumed the Fiscal Agent's obligations and duties under the Pooling and Servicing Agreement and it is confirmed in writing by each of the Rating Agencies that the appointment of such successor fiscal agent will not result, in and of itself, in a downgrading, withdrawal or qualification of the rating then assigned by such Rating Agency to any Class of the Certificates.

SERVICING COMPENSATION AND PAYMENT OF EXPENSES

   Pursuant to the Pooling and Servicing Agreement, the Master Servicer will be entitled to receive a monthly servicing fee (the "Servicing Fee") for each Mortgage Loan equal to the per annum rate set forth on Annex A plus, in the case of each Mortgage Loan, .5 basis points per annum to cover Rating Agency surveillance fees (the "Servicing Fee Rate") on the then outstanding principal balance of such Mortgage Loan calculated on the basis of a 360-day year consisting of twelve 30-day months. The Servicing Fee relating to each Mortgage Loan will be retained by the Master Servicer from payments and collections (including Insurance Proceeds and Liquidation Proceeds) in respect of such Mortgage Loan. The Master Servicer will also be entitled to retain as additional servicing compensation (i) all investment income earned on amounts on deposit in the Reserve Accounts (to the extent consistent with applicable law and the related Mortgage Loan documents), the Collection Account and the Distribution Account, (ii) all amounts collected with respect to the Mortgage Loans (that are not Specially Serviced Mortgage Loans) in the nature of late payment charges, late fees, NSF check charges (including with respect to Specially Serviced Mortgage Loans), loan service transaction fees, extension fees, demand fees, modification fees, assumption fees, beneficiary statement charges and similar fees and charges (but not including any Prepayment Premiums so long as the A-EC Notional Balance is greater than zero or Default Interest), (iii) Financial and Lease Reporting Fees (with respect to any Mortgage Loan that is not a Specially Serviced Mortgage Loan and to the extent permitted under the related Mortgage Loan) and (iv) any Prepayment Interest Surplus (to the extent not offset against any Prepayment Interest Shortfall in accordance with the provisions of the Pooling and Servicing Agreement).

   The Master Servicer will pay all expenses incurred in connection with its responsibilities under the Pooling and Servicing Agreement (subject to reimbursement as described herein), including all fees of any sub-servicers retained by it, all fees payable to the Trustee and the various expenses of the Master Servicer specifically described herein.

SPECIAL SERVICING

   Midland Loan Services, L.P. will be the initial Special Servicer. The Special Servicer may be removed without cause and a successor Special Servicer appointed (i) first, by the holders of the majority of the aggregate Voting Rights of the Class L-2, Class L-1, Class J and Class K Certificates (but only with the written consent of the Special Servicer), but only until such time as Realized Losses allocated to the Class L-1 Certificates equal or exceed 75% of the initial Certificate Balance of such Class; (ii) second, but only until such time as Realized Losses allocated to the Class J and the Class K Certificates equal or exceed 50% of the aggregate initial Certificate Balances of such Classes; (iii) third, by the holders of the majority of the aggregate Voting Rights of the Class H Certificates, but only until such time as Realized Losses allocated to the Class H Certificates equal or exceed 50% of the initial Certificate Balance of such Class; and (iv) thereafter, by the holders of the majority of the aggregate Voting Rights of the second most subordinate Class of Certificates then outstanding, but only until such time as Realized Losses allocated to the most subordinate Class equals or exceeds 50% of the initial Certificate Balance of such Class.

   Notwithstanding the foregoing, the removal of the Special Servicer and the appointment of a successor Special Servicer shall not be effective until (i) the successor Special Servicer has assumed in writing all of the responsibilities, duties and liabilities of the Special Servicer hereunder pursuant to an agreement satisfactory to the Trustee, and (ii) each of the Rating

Agencies confirms to the Trustee in writing that such appointment and assumption shall not result, in and of itself, in a downgrading, withdrawal or qualification of the rating then assigned by such Rating Agency to any Class of Certificates.

   The duties of the Special Servicer relate primarily to Specially Serviced Mortgage Loans and to any REO Property. The Pooling and Servicing Agreement will define a "Specially Serviced Mortgage Loan" to include any Mortgage Loan with respect to which: (i) the related borrower is 60 or more days delinquent in the payment of principal and interest (regardless of whether in respect thereof P&I Advances have been reimbursed); (ii) the borrower under which has expressed to the Master Servicer an inability to pay or a hardship in paying the Mortgage Loan in accordance with its terms; (iii) the Master Servicer has received notice that the borrower has become the subject of any bankruptcy, insolvency or similar proceeding, admitted in writing the inability to pay its debts as they come due or made an assignment for the benefit of creditors; (iv) the Master Servicer has received notice of a foreclosure or threatened foreclosure of any lien on the Mortgaged Property securing the Mortgage Loan; (v) a default of which the Master Servicer has notice (other than a failure by the borrower to pay principal or interest) and which materially and adversely affects the interests of the Certificateholders has occurred and remained unremedied for the applicable grace period specified in the Mortgage Loan (or, if no grace period is specified, 60 days); provided, that a default requiring a Property Advance will be deemed to materially and adversely affect the interests of Certificateholders; (vi) the borrower has failed to make a Balloon Payment (except in the case where the Master Servicer and the Special Servicer agree in writing that such Mortgage Loan is likely to be paid in full within 30 days after such default); or (vii) the Master Servicer proposes to commence foreclosure or other workout arrangements; provided, however, that a Mortgage Loan will cease to be a Specially Serviced Mortgage Loan (a) with respect to the circumstances described in clauses (i) and (vi) above, when the borrower thereunder has brought the Mortgage Loan current (with respect to the circumstances described in clause (vi), pursuant to any workout recommended by the Special Servicer) and thereafter made three consecutive full and timely Monthly Payments, (b) with respect to the circumstances described in clauses (ii) and
(iv) above, when such circumstances cease to exist in the good faith judgment of the Special Servicer and with respect to the circumstances described in clauses (iii) and (vii), when such circumstances cease to exist or (c) with respect to the circumstances described in clause (v) above, when such default is cured; provided, in any such case, that at that time no circumstance exists (as described above) that would cause the Mortgage Loan to continue to be characterized as a Specially Serviced Mortgage Loan.

   Pursuant to the Pooling and Servicing Agreement, the Special Servicer will be entitled to certain fees, including a special servicing fee (the "Special Servicing Fee") equal to 1/12th of 0.35% on a monthly basis of the Scheduled Principal Balance of each related Specially Serviced Mortgage Loan. The Special Servicer will also receive with respect to any Specially Serviced Mortgage Loan or REO Property that is sold or transferred or otherwise liquidated (except in connection with the repurchase of a Mortgage Loan as described under "DESCRIPTION OF THE MORTGAGE POOL--Representations and Warranties; Repurchase"), in addition to the Special Servicing Fee, a disposition fee (the "Disposition Fee") equal to the product of (A) the excess, if any, of (x) the proceeds of the sale or liquidation of any Specially Serviced Mortgage Loan or REO Property over (y) any broker's commission and related brokerage referral fees and (B) (x) 1.5%, if such sale or liquidation occurs prior to 12 months following the date on which the Mortgage Loan initially became a Specially Serviced Mortgage Loan or (y) 1.0%, if such sale or liquidation occurs upon or after the expiration of such 12-month period. Furthermore, the Special Servicer shall be entitled to receive, as additional servicing compensation, a workout fee (the "Workout Fee") equal to the product of 1.0% and the amount of Net Collections received by the Master Servicer or the Special Servicer with respect to each Corrected Mortgage Loan. If any Corrected Mortgage Loan again becomes a Specially Serviced Mortgage Loan, any right to the Workout Fee with respect to such Mortgage Loan earned in connection with the initial modification, restructuring or workout thereof shall terminate, and the Special Servicer shall be entitled to a new Workout Fee for such Mortgage Loan upon resolution or workout of the subsequent event of default under such Mortgage Loan. If the Special Servicer is terminated for any reason it will retain the right to receive any Workout Fees payable in respect of any Mortgage Loans that become Corrected Mortgage Loans during the period that it acted as Special Servicer (and the successor Special Servicer will not be entitled to any portion of such Workout Fees), in each case until the Workout Fees for any Mortgage Loan cease to be payable in accordance with this paragraph. Each of the foregoing fees, along with certain expenses related to special servicing of a Mortgage Loan, will be payable out of funds otherwise available to pay principal and interest on the Certificates. The Special Servicer will also be entitled to retain as additional servicing compensation (i) all investment income earned on amounts on deposit in any REO Account and (ii) to the extent permitted under the related Mortgage Loan, all amounts collected with respect to the Specially Serviced Mortgage Loans in the nature of late payment charges, late fees, assumption fees, loan modification fees, extension fees, Financial and Lease Reporting Fees (to the extent such fees are not required to be remitted to the related borrower pursuant to the related Note), loan service transaction fees, beneficiary statement charges or similar items (but not including any Default Interest or Prepayment Premiums), in each case to the extent received with respect to any Specially Serviced Mortgage Loan and not required to be deposited or retained in the Collection Account pursuant to the Pooling and Servicing Agreement.

   "Corrected Mortgage Loan" means any Mortgage Loan that is no longer a Specially Serviced Mortgage Loan pursuant to the first proviso to the definition of the term "Specially Serviced Mortgage Loan" as a result of the curing of any event of default under such Specially Serviced Mortgage Loan through a modification, restructuring or workout entered into by the Special Servicer.

   "Net Collections" means, with respect to any Corrected Mortgage Loan, an amount equal to all payments on account of interest and principal on such Mortgage Loan and all Prepayment Premiums.

   The Special Servicer shall make its Servicing Officers available to representatives of a Consulting Certificateholder during normal business hours upon reasonable notice in order to discuss matters relating to any Specially Serviced Mortgage Loan and REO Property, except to the extent doing so is prohibited by applicable law or by any Mortgage Loan Documents. The Special Servicer may, in its sole discretion, require that an agreement governing the availability, use and disclosure of any information derived pursuant to such discussions, and which may provide indemnification to the Special Servicer for any liability or damage that may arise therefrom, be executed by the Consulting Certificateholder.

   The "Consulting Certificateholder" shall be any holder of Certificates of the most subordinate Class or the next most subordinate Class then outstanding, which Classes have an aggregate Certificate Balance of at least $3,000,000.

REPORTS TO CERTIFICATEHOLDERS; AVAILABLE INFORMATION

   Monthly Reports. On each Distribution Date, the Trustee will forward by mail to each Certificateholder, with copies to the Depositor, the Paying Agent, the Underwriter, the Master Servicer and each Rating Agency, a statement as to such distribution setting forth for each class:

     (i) the Pooled Principal Distribution Amount and the amount allocable to principal, included in Available Funds;

     (ii) The Class Interest Distribution Amount distributable to such Class and the amount of Available Funds allocable thereto, together with any Class Interest Shortfall allocable to such Class;

     (iii) The amount of any P&I Advances by the Master Servicer, the Trustee or the Fiscal Agent included in the amounts distributed to the Certificateholders;

     (iv) The Certificate Balance of each Class of Certificates after giving effect to the distribution of amounts in respect of the Pooled Principal Distribution Amount on such Distribution Date;

     (v) Realized Losses and their allocation to the Certificate Balance of any Class of Certificates;

     (vi) The Scheduled Principal Balance of the Mortgage Loans as of the Due Date preceding such Distribution Date;

     (vii) The number and aggregate principal balance of Mortgage Loans (A) delinquent one month, (B) delinquent two months, (C) delinquent three or more months, (D) as to which foreclosure proceedings have been commenced and (E) that otherwise constitute Specially Serviced Mortgage Loans, and, with respect to each Specially Serviced Mortgage Loan, the amount of Property Advances made during the related Collection Period, the amount of the P&I Advances made on such Distribution Date, the aggregate amount of Property Advances theretofore made that remain unreimbursed and the aggregate amount of P&I Advances theretofore made that remain unreimbursed;

     (viii) With respect to any Mortgage Loan that became an REO Mortgage Loan during the preceding calendar month, the principal balance of such Mortgage Loan as of the date it became an REO Mortgage Loan;

     (ix) As of the Due Date preceding such Distribution Date, as to any REO Property sold during the related Collection Period, the date on which the Special Servicer made a Final Recovery Determination and the amount of the proceeds of such sale deposited into the Collection Account, and the aggregate amount of REO Proceeds and Net REO Proceeds (in each case other than Liquidation Proceeds) and other revenues collected by the Special Servicer with respect to each REO Property during the related Collection Period and credited to the Collection Account, in each case identifying such REO Property by name;

      (x) The outstanding principal balance of each REO Mortgage Loan as of the close of business on the immediately preceding Due Date and the appraised value of the related REO Property per the most recent appraisal obtained;

     (xi) The amount of the servicing compensation paid to the Master Servicer with respect to such Distribution Date, and the amount of the additional servicing compensation that was paid to the Master Servicer with respect to such Distribution Date;

     (xii) The amount of any Special Servicing Fee, Disposition Fee or Workout Fee paid to the Special Servicer with respect to such Distribution Date; and

     (xiii) (A) The amount of Prepayment Premiums, if any, received during the related Collection Period, and (B) the amount of Default Interest received during the related Collection Period.

   In the case of information furnished pursuant to subclauses (i), (ii),
(iii) and (xiii)(A) above, the amounts will be expressed as a dollar amount in the aggregate for all Certificates of each applicable Class and for each Class of Certificates for a denomination of $1,000 initial Certificate Balance or Notional Balance.

   Within a reasonable period of time after the end of each calendar year, the Trustee will furnish to each person who at any time during the calendar year was a holder of a Certificate (except for a Residual Certificate) a statement containing the information set forth in subclauses (i) and (ii) above, aggregated for such calendar year or applicable portion thereof during which such person was a Certificateholder. Such obligation of the Trustee will be deemed to have been satisfied to the extent that it provided substantially comparable information pursuant to any requirements of the Code as from time to time in force.

   On each Distribution Date, the Trustee will forward to each holder of a Residual Certificate a copy of the reports forwarded to the other
Certificateholders on such Distribution Date and a statement setting forth the amounts, if any, actually distributed with respect to the Residual Certificates on such Distribution Date.

   Within a reasonable period of time after the end of each calendar year, the Trustee will furnish to each person who at any time during the calendar year was a holder of a Residual Certificate a statement setting forth the amounts actually distributed with respect to such Certificate aggregated for such calendar year or applicable portion thereof during which such person was a Certificateholder. Such obligation of the Trustee will be deemed to have been satisfied to the extent that it provided substantially comparable information pursuant to any requirements of the Code as from time to time in force.

   In addition, the Trustee will forward to each Certificateholder any additional information, if any, regarding the Mortgage Loans that the Master Servicer or the Special Servicer, in its sole discretion, delivers to the Trustee for distribution to the Certificateholders.

   Certain information made available in the Distribution Date statements referred to above may be obtained by calling LaSalle National Bank's ASAP System at (312) 904-2200 and requesting statement number 222 or such other mechanism as the Trustee may have in place from time to time.

   Loan Portfolio Analysis System. The Master Servicer will collect and maintain information regarding the Mortgage Loans in a computerized database, which the Master Servicer currently commonly refers to as the "Loan Portfolio Analysis System" or "LPAS." The Master Servicer currently intends to provide access to LPAS via on-line telephonic communication to Certificateholders, persons identified by a Certificateholder as a prospective transferee and such other persons deemed appropriate by the Master Servicer. Information contained in LPAS regarding the composition of the Mortgage Pool and certain other information about the Mortgage Pool deemed appropriate by the Master Servicer will be updated periodically. Certificateholders should contact Brad Hauger, at telephone number (816) 435-5175, for access to LPAS.

   Other Available Information. The Master Servicer or the Special Servicer, if applicable, will promptly give notice to the Trustee, who will provide a copy to each Certificateholder, each Rating Agency, the Depositor, the Underwriters, Midland and the Mortgage Loan Sellers of (a) any notice from a borrower or insurance company regarding an upcoming voluntary or involuntary prepayment (including that resulting from a Casualty or Condemnation) of all or part of the related Mortgage Loan (provided that a request by a borrower or other party for a quotation of the amount necessary to satisfy all obligations with respect to a Mortgage Loan will not, in and of itself, be deemed to be such notice); and (b) of any other occurrence known to it with respect to a Mortgage Loan or REO Property that the Master Servicer or the Special Servicer determines would have a material effect on such Mortgage Loan or REO Property, which notice will include an explanation as to the reason for such material effect (provided that any extension of the term of any Mortgage Loan will be deemed to have a material effect).

    In addition to the other reports and information made available and distributed to the Depositor, the Underwriters, the Trustee or the Certificateholders pursuant to other provisions of the Pooling and Servicing Agreement, the Master Servicer and the Special Servicer will, in accordance with such reasonable rules and procedures as it may adopt (which may include the requirement that an agreement governing the availability, use and disclosure of such information, and which may provide indemnification to the Master Servicer or the Special Servicer, as applicable, for any liability or damage that may arise therefrom, be executed to the extent the Master Servicer or the Special Servicer, as applicable, deems such action to be necessary or appropriate), also make available any information relating to the Mortgage Loans, the Mortgaged Properties or the borrower for review by the Depositor, the Underwriters, the Trustee, the Certificateholders and any other persons to whom the Master Servicer or the Special Servicer, as the case may be, believes such disclosure is appropriate, in each case except to the extent doing so is prohibited by applicable law or by any documents related to a Mortgage Loan.

   The Trustee will also make available during normal business hours, for review by the Depositor, the Rating Agencies, any Certificateholder, the Underwriters, any person identified to the Trustee by a Certificateholder as a prospective transferee of a Certificate and any other persons to whom the Trustee believes such disclosure is appropriate, the following items: (i) the Pooling and Servicing Agreement, (ii) all monthly statements to Certificateholders delivered since the closing date, (iii) all annual statements as to compliance delivered to the Trustee and the Depositor and
(iv) all annual independent accountants' reports delivered to the Trustee and the Depositor. The Master Servicer or the Special Servicer, as appropriate, will make available at its offices during normal business hours, for review by the Depositor, the Underwriters, the Trustee, the Rating Agencies, any Certificateholder, any person identified to the Master Servicer or the Special Servicer, as applicable, by a Certificateholder as a prospective transferee of a Certificate any other persons to whom the Master Servicer or the Special Servicer, as applicable, believes such disclosure is appropriate, the following items: (i) the inspection reports prepared by or on behalf of the Master Servicer or the Special Servicer, as applicable, in connection with the property inspections conducted by the Master Servicer or the Special Servicer, as applicable, (ii) any and all modifications, waivers and amendments of the terms of a Mortgage Loan entered into by the Master Servicer or the Special Servicer and (iii) any and all officer's certificates and other evidence delivered to the Trustee and the Depositor to support the Master Servicer's determination that any Advance was, or if made would be, a Nonrecoverable Advance, in each case except to the extent doing so is prohibited by applicable laws or by any documents related to a Mortgage Loan. The Master Servicer, the Special Servicer and the Trustee will be permitted to require payment (other than from any Rating Agency) of a sum sufficient to cover the reasonable costs and expenses incurred by it in providing copies of or access to any of the above information.

   The Master Servicer will, on behalf of the Trust Fund, prepare, sign and file with the Commission any and all reports, statements and information respecting the Trust Fund that the Master Servicer or the Trustee determines are required to be filed with the Commission pursuant to Sections 13(a) or 15(d) of the 1934 Act, each such report, statement and information to be filed on or prior to the required filing date for such report, statement or information. Notwithstanding the foregoing, the Depositor will file with the Commission, within 15 days of the closing date, a Form 8-K together with the Pooling and Servicing Agreement.

   None of the Trustee, the Fiscal Agent, the Master Servicer and the Special Servicer will be responsible for the accuracy or completeness of any information supplied to it by a borrower or other third party for inclusion in any notice or in any other report or information furnished or provided by the Master Servicer, the Special Servicer or the Trustee hereunder, and the Master Servicer, the Special Servicer, the Trustee and the Fiscal Agent will be indemnified and held harmless by the Trust Fund against any loss, liability or expense incurred in connection with any legal action relating to any statement or omission or alleged statement or omission therein, including any liability related to the inclusion of such information in any report filed with the Commission.

                   MATERIAL FEDERAL INCOME TAX CONSEQUENCES

   For federal income tax purposes, two separate "real estate mortgage investment conduit" ("REMIC") elections will be made with respect to the Trust Fund, creating two REMICs. Upon the issuance of the Offered Certificates, Morrison & Hecker L.L.P. will deliver its opinion, generally to the effect that, assuming compliance with all provisions of the Pooling and Servicing Agreement, (i) each pool of assets with respect to which a REMIC election is made will qualify as a REMIC under the Internal Revenue Code of 1986 (the "Code") and (ii) (a) the Class A-1, Class A-2, Class A-EC, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L-1 and Class L-2 Certificates will be, or will represent ownership of, REMIC "regular interests" and (b) each residual interest will be the sole "residual interest" in the related REMIC. Holders of the Offered Certificates will be required to include in income all interest on such Certificates in accordance with the accrual method of accounting regardless of such Certificateholders' usual methods of accounting.

    Because they represent regular interests, the Regular Certificates generally will be treated as newly originated debt instruments for federal income tax purposes. Holders of such Classes of Certificates will be required to include in income all interest on such Certificates in accordance with the accrual method of accounting, regardless of a Certificateholder's usual method of accounting. Except as discussed with respect to the Class A-EC, Class F, Class G, Class H, Class J, Class K, Class L-1 and Class L-2 Certificates, the Certificates are not expected to be treated for federal income tax reporting purposes as having been issued with original issue discount. The Class A-EC and Class L-2 Certificates constitute interest only Classes and the Class L-1 Certificates constitute a principal only Class. These Certificates, together with the Class F, Class G, Class H, Class J and Class K Certificates, are expected to be deemed to have been issued with original issue discount ("OID"). The Trustee intends to treat the Class A-EC and Class L-2 Certificates as having no "qualified stated interest." Accordingly, the Class A-EC and Class L-2 Certificates will be considered to be issued with OID in an amount equal to the excess of all distributions of interest expected to be received thereon over their respective issue prices (including accrued interest, if any, unless the holder elects on its federal income tax return to exclude such amount from the issue price and to recover it on the first Distribution Date). In addition, the Class L-1 Certificates will be issued with OID in an amount equal to the excess of the initial principal balance thereof over their issue price. Any "negative" amounts of OID on the Class A-EC or Class L-2 Certificates attributable to rapid prepayments with respect to the Mortgage Loans will not be deductible currently, but may be offset against future positive accruals of OID, if any. However, the holder of a Class A-EC or Class L-2 Certificate may be entitled to a loss deduction to the extent it becomes certain that such holder will not recover a portion of its basis in such Certificate. No representation is made as to the timing, amount or character of such loss, if any. See "MATERIAL FEDERAL INCOME TAX CONSEQUENCES--Taxation of Regular Interests--Interest and Acquisition Discount." For the purposes of determining the rate of accrual of market discount, original issue discount and premium for federal income tax purposes, it has been assumed that the Mortgage Loans will prepay at the rate of 0% CPR and that the Trust Fund will be terminated on the Distribution Date occurring in June 2008 pursuant to the auction termination procedure described herein. No representation is made as to whether the Mortgage Loans will prepay at that rate or any other rate or whether the Trust Fund will be terminated on such date. If it were ultimately determined that market discount, original issue discount and premium should be amortized over the longer term of the Mortgage Loans disregarding the assumed termination of the Trust Fund in June 2008, the Class A-EC, Class F, Class G, Class H, Class J, Class K, Class L-1 and Class L-2 Certificates would recognize less original issue discount in the years prior to and including June 2008 and the Class R-I and R-II Certificateholders would realize greater excess inclusion income in such years. Although it is unclear whether the Class A-EC Certificates will qualify as "variable rate instruments" under the OID Regulations, it will be assumed for purposes of determining the original issue discount thereon that such Certificates so qualify. See "MATERIAL FEDERAL INCOME TAX CONSEQUENCES--Taxation of Regular Interests--Interest and Acquisition Discount" in the Prospectus.

   Certain Classes of the Offered Certificates may be treated for federal income tax purposes as having been issued at a premium. Whether any holder of such a Class of Certificates will be treated as holding a Certificate with amortizable bond premium will depend on such Certificateholder's purchase price. Holders of such Classes of Certificates should consult their own tax advisors regarding the possibility of making an election to amortize any such premium. See "MATERIAL FEDERAL INCOME TAX CONSEQUENCES--Taxation of Regular Interests" in the Prospectus.

   Offered Certificates held by a mutual savings bank or domestic building and loan association will represent interests in "qualifying real property loans" within the meaning of Section 593(d) of the Code. Offered Certificates held by a real estate investment trust will constitute "real estate assets" within the meaning of Section 856(c)(6)(B) of the Code, and income with respect to Offered Certificates will be considered "interest on obligations secured by mortgages on real property or on interests in property" within the meaning of Section 856(c)(3)(B) of the Code. Offered Certificates held by a domestic building and loan association will generally constitute "a regular or a residual interest in a REMIC" with the meaning of Section 7701(a)(19)(C)(xi) of the Code only in the proportion that the Mortgage Loans are secured by multifamily apartment buildings. See "MATERIAL FEDERAL INCOME TAX CONSEQUENCES--Taxation of the REMIC and its Holders" in the Prospectus.

   For further information regarding the federal income tax consequences of investing in the Offered Certificates, see "MATERIAL FEDERAL INCOME TAX CONSEQUENCES--Taxation of the REMIC" in the Prospectus.

   DUE TO THE COMPLEXITY OF THESE RULES AND THE CURRENT UNCERTAINTY AS TO THE MANNER OF THEIR APPLICATION TO THE TRUST FUND AND CERTIFICATEHOLDERS, IT IS PARTICULARLY IMPORTANT THAT POTENTIAL INVESTORS CONSULT THEIR OWN TAX ADVISORS REGARDING THE TAX TREATMENT OF THEIR ACQUISITION, OWNERSHIP AND DISPOSITION OF THE CERTIFICATES.

                             ERISA CONSIDERATIONS

GENERAL

   The Subordinate Certificates and the Class A-EC Certificates may not be purchased by or transferred to (A) an employee benefit plan or other retirement arrangement, including an individual retirement account or a Keogh plan, which is subject to the fiduciary responsibility provisions of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") or
Section 4975 of the Code, or a governmental plan subject to any federal, state or local law ("Similar Law") that is, to a material extent, similar to the foregoing provisions of ERISA or the Code ("Plans"), (B) a collective investment fund in which such Plans are invested, (C) other persons acting on behalf of any such Plan or using the assets of any such Plan or any entity whose underlying assets include plan assets by reason of a Plan's investment in the entity (within the meaning of Department of Labor Regulations Section 2510.3-101) or (D) an insurance company that is using assets of any insurance company separate account or general account in which the assets of such Plans are invested (or which are deemed pursuant to ERISA or any Similar Law to include assets of such Plans) other than an insurance company using the assets of its general account under circumstances whereby such purchase and the subsequent holding of such Certificates would not constitute or result in a prohibited transaction within the meaning of Section 406 or 407 of ERISA,
Section 4975 of the Code or a materially similar characterization under any Similar Law. Each prospective transferee of a Certificate will be required to deliver to the Depositor, the Certificate Registrar and the Trustee, (i) a transferee representation letter, substantially in the form of Exhibit D-2 to the Pooling and Servicing Agreement, stating that such prospective transferee is not a person referred to in clause (A), (B), (C) or (D) above, or (ii) an opinion of counsel which establishes to the satisfaction of the Depositor, the Trustee and the Certificate Registrar that the purchase or holding of such Certificate will not result in the assets of the Trust Fund being deemed to be "plan assets" and subject to the fiduciary responsibility or prohibited transaction provision of ERISA, the Code or any Similar Law, and will not constitute or result in a prohibited transaction within the meaning of
Section 406 or 407 of ERISA, Section 4975 of the Code or any Similar Law, and will not subject the Master Servicer, the Special Servicer, the Depositor, the Trustee or the Certificate Registrar to any obligation of liability (including obligations or liabilities under ERISA or Section 4975 of the Code), which opinion of counsel will not be an expense of the Trustee, the Trust Fund, the Master Servicer, the Special Servicer, the Certificate Registrar or the Depositor.

   TO THE EXTENT ANY OFFERED CERTIFICATE IS IN BOOK-ENTRY FORM, THE HOLDER OF THE BENEFICIAL INTEREST IN SUCH CERTIFICATE AND ANY TRANSFEREE THEREOF SHALL BE DEEMED TO HAVE REPRESENTED THAT IT IS NOT A PERSON REFERRED TO IN CLAUSES
(A), (B), (C) OR (D) ABOVE.

   None of the Residual Certificates may be purchased by or transferred to a Plan. Accordingly, the following discussion does not purport to discuss the considerations under ERISA or Code Section 4975 with respect to the purchase, holding or disposition of the Subordinate Certificates, the Class A-EC Certificates and the Residual Certificates.

   ERISA and the Code impose certain duties and restrictions on Plans and certain persons who perform services for Plans. For example, unless exempted, investment by a Plan in the Certificates may constitute or give rise to a prohibited transaction under ERISA or the Code. There are certain exemptions issued by the United States Department of Labor (the "Department") that may be applicable to an investment by a Plan in the Offered Certificates, including the individual administrative exemption described below.

   Before purchasing any Offered Certificates, a Plan fiduciary should consult with its counsel and determine whether there exists any prohibition to such purchase under the requirements of ERISA, whether the individual administrative exemption (as described below) applies, including whether the appropriate conditions set forth therein would be met, or whether any statutory prohibited transaction exemption is applicable.

CERTAIN REQUIREMENTS UNDER ERISA

   General. In accordance with ERISA's general fiduciary standards, before investing in a Certificate a Plan fiduciary should determine whether to do so is permitted under the governing Plan instruments and is appropriate for the Plan in view of its overall investment policy and the composition and diversification of its portfolio. A Plan fiduciary should especially consider the ERISA requirement of investment prudence and the sensitivity of the return on the Certificates to the rate of principal repayments (including voluntary prepayments by the borrowers and involuntary liquidations) on the Mortgage Loans, as discussed in "YIELD AND MATURITY CONSIDERATIONS" herein.

   Parties in Interest/Disqualified Persons. Other provisions of ERISA (and corresponding provisions of the Code) prohibit certain transactions involving the assets of a Plan and persons who have certain specified relationships to the Plan

(so-called "parties in interest" within the meaning of ERISA or "disqualified persons" within the meaning of the Code). The Depositor, the Underwriters, the Master Servicer, the Special Servicer or the Trustee or certain affiliates thereof might be considered or might become "parties in interest" or "disqualified persons" with respect to a Plan. If so, the acquisition or holding of Certificates by or on behalf of such Plan could be considered to give rise to a "prohibited transaction" within the meaning of ERISA and the Code unless an administrative exemption described below or some other exemption is available. Special caution should be exercised before the assets of a Plan are used to purchase a Certificate if, with respect to such assets, the Depositor, the Underwriters, the Master Servicer, the Special Servicer or the Trustee or an affiliate thereof either: (i) has discretionary authority or control with respect to the investment or management of such assets of such Plan, or (ii) has authority or responsibility to give, or regularly gives, investment advice with respect to such assets pursuant to an agreement or understanding that such advice will serve as a primary basis for investment decisions with respect to such assets and that such advice will be based on the particular needs of the Plan.

   Delegation of Fiduciary Duty. Further, if the assets included in the Trust Fund were deemed to constitute Plan assets, it is possible that a Plan's investment in the Certificates might be deemed to constitute a delegation under ERISA of the duty to manage Plan assets by the fiduciary deciding to invest in the Certificates, and certain transactions involved in the operation of the Trust Fund might be deemed to constitute prohibited transactions under ERISA and the Code. Neither ERISA nor the Code define the term "plan assets."

   The Department has published final regulations (the "Regulations") concerning whether a Plan's assets would be deemed to include an interest in the underlying assets of an entity (such as the Trust Fund) for purposes of the reporting and disclosure and general fiduciary responsibility provisions of ERISA, as well as for the prohibited transaction provisions of ERISA and the Code, if the Plan acquires an "equity interest" (such as a Certificate) in such an entity.

   Certain exceptions are provided in the Regulations whereby an investing Plan's assets would be considered merely to include its interest in the Certificates instead of being deemed to include an interest in the underlying assets of a Trust Fund. However, the Depositor cannot predict in advance, nor can there be any continuing assurance whether such exceptions may be met, because of the factual nature of certain of the rules set forth in the Regulations. For example, one of the exceptions in the Regulations states that the underlying assets of an entity will not be considered "plan assets" if less than 25% of the value of any class of equity interests is held by "benefit plan investors," which are defined as Plans, individual retirement accounts and employee benefit plans not subject to ERISA (for example, governmental plans), but this exception is tested immediately after each acquisition of an equity interest in the entity whether upon initial issuance or in the secondary market.

ADMINISTRATIVE EXEMPTIONS

   Individual Administrative Exemptions. The Department has granted to Prudential Securities Incorporated an individual administrative exemption (Prohibited Transaction Exemption 90-32, 55 Fed. Reg. 23147 (June 6, 1990)) referred to herein as the "Exemption," for certain mortgage-backed and asset backed certificates underwritten in whole or in part by Prudential Securities Incorporated. The Exemption might be applicable to the initial purchase, the holding and the subsequent resale by a Plan of certain certificates, such as the Class A-1 and Class A-2 Certificates underwritten by the Underwriters, representing interests in pass-through trusts that consist of certain receivables, loans and other obligations, provided that the conditions and requirements of the Exemption are satisfied. The loans described in the Exemption include mortgage loans such as the Mortgage Loans.

   Among the conditions that must be satisfied for the Exemption to apply are the following:

     (1) The acquisition of certificates by a Plan is on terms (including the price for the certificates) that are at least as favorable to the Plan as they would be in an arm's length transaction with an unrelated party;

     (2) The rights and interests evidenced by certificates acquired by the Plan are not subordinated to the rights and interests evidenced by other certificates of the trust fund;

     (3) The certificates acquired by the Plan have received a rating at the time of such acquisition that is one of the three highest generic rating categories from any of the following: S&P, Moody's, Duff & Phelps or Fitch;

     (4) The trustee must not be an affiliate of any of the following: the Depositor, the Underwriters, the Master Servicer, the Special Servicer (if any), any obligor with respect to the Mortgage Loans included in the Trust Fund constituting more than 5% of the aggregate unamortized balance of the assets in the Trust Fund, or any affiliate of such parties (the "Restricted Group");

      (5) The sum of all payments made to and retained by the Underwriters in connection with the distribution of certificates represents not more than reasonable compensation for underwriting the certificates. The sum of all payments made to and retained by the depositor pursuant to the assignment of the mortgage loans to the trust fund represents not more than the fair market value of such mortgage loans. The sum of all payments made to and retained by the master servicer and any other servicer represents not more than reasonable compensation for such person's services under the pooling and servicing agreement and reimbursement of such person's reasonable expenses in connection therewith; and

     (6) The Plan investing in the certificates is an "accredited investor" as defined in Rule 501(a)(1) of Regulation D of the Commission under the 1933 Act.

   The trust fund must also meet the following requirements:

     (a) the corpus of the trust fund must consist solely of assets of the type that have been included in other investment pools;

     (b) certificates in such other investment pools must have been rated in one of the three highest rating categories of S&P, Moody's, Fitch or Duff & Phelps for at least one year prior to the Plan's acquisition of the certificates pursuant to the Exemption; and

     (c) certificates evidencing interests in such other investment pools must have been purchased by investors other than Plans for at least one year prior to any Plan's acquisition of the certificates pursuant to the Exemption.

   If the conditions of the Exemption are met, the acquisition, holding and resale of the Class A-1 and Class A-2 Certificates by Plans would be exempt from the prohibited transaction provisions of ERISA and the Code (regardless of whether a Plan's assets would be considered to include an ownership interest in the Mortgage Loans in the Mortgage Pool).

   Moreover, the Exemption can provide relief from certain self-dealing/conflict-of-interest prohibited transactions that may occur if a Plan fiduciary causes a Plan to acquire certificates in a trust in which the fiduciary (or its affiliate) is an obligor on the receivables, loans or obligations held in the trust provided that, among other requirements, (i) in the case of an acquisition in connection with the initial issuance of certificates, at least 50% of each class of certificates in which Plans have invested is acquired by persons independent of the Restricted Group and at least 50% of the aggregate interest in the trust is acquired by persons independent of the Restricted Group; (ii) such fiduciary (or its affiliate) is an obligor with respect to 5% or less of the fair market value of the obligations contained in the trust; (iii) the Plan's investment in certificates of any class does not exceed 25% of all of the certificates of that class outstanding at the time of the acquisitions; and (iv) immediately after the acquisition no more than 25% of the assets of the Plan with respect to which such person is a fiduciary are invested in certificates representing an interest in one or more trusts containing assets sold or served by the same entity.

   The Exemption does not apply to the purchasing or holding of the Class A-1 and Class A-2 Certificates by Plans sponsored by the Depositor, the Underwriters, the Trustee, the Master Servicer, the Special Servicer, any obligor with respect to Mortgage Loans included in the Trust Fund constituting more than 5% of the aggregate unamortized principal balance of the assets in the Trust Fund or any affiliate of such parties (the "Restricted Group").

   THE CHARACTERISTICS OF THE SUBORDINATE CERTIFICATES AND THE RESIDUAL CERTIFICATES DO NOT MEET THE REQUIREMENTS OF THE EXEMPTION. ACCORDINGLY, THE SUBORDINATE CERTIFICATES MAY NOT BE PURCHASED BY OR TRANSFERRED TO, AND ADDITIONALLY THE CLASS A-EC CERTIFICATES ARE NOT BEING OFFERED TO, A PLAN OR PERSON ACTING ON BEHALF OF ANY PLAN OR USING THE ASSETS OF ANY SUCH PLAN, OTHER THAN AN INSURANCE COMPANY USING ASSETS OF ITS GENERAL ACCOUNT UNDER CIRCUMSTANCES IN WHICH SUCH PURCHASE OR TRANSFER WOULD NOT CONSTITUTE OR RESULT IN A PROHIBITED TRANSACTION. THE RESIDUAL CERTIFICATES MAY NOT BE PURCHASED BY OR TRANSFERRED TO A PLAN.

   Before purchasing a Class A-1 or Class A-2 Certificate, a fiduciary of a Plan should make its own determination as to the availability of the exemptive relief provided by the Exemption or the availability of any other prohibited transaction exemptions, and whether the conditions of any such exemption will be applicable to the Class A-1 and Class A-2 Certificates.

   Any fiduciary of a Plan (including an entity that is deemed to hold Plan assets for purposes of ERISA and the Code) considering whether to purchase a Class A-1 or Class A-2 Certificate should also carefully review with its own legal advisors the applicability of the fiduciary duty and prohibited transaction provisions of ERISA and the Code to such investment.

EXEMPT PLAN

   A governmental plan as defined in Section 3(32) of ERISA is not subject to ERISA or Code Section 4975. However, such a governmental plan may be subject to a Similar Law. A fiduciary of a governmental plan should make its own determination as to the need for and the availability of any exemptive relief under any Similar Law.

   THE SALE OF THE CLASS A-1 AND CLASS A-2 CERTIFICATES TO A PLAN IS IN NO RESPECT A REPRESENTATION BY THE DEPOSITOR, THE UNDERWRITERS OR ANY OTHER MEMBER OF THE RESTRICTED GROUP THAT THIS INVESTMENT MEETS ALL RELEVANT LEGAL REQUIREMENTS WITH RESPECT TO INVESTMENTS BY PLANS GENERALLY OR ANY PARTICULAR PLAN OR THAT THIS INVESTMENT IS APPROPRIATE FOR PLANS GENERALLY OR ANY PARTICULAR PLAN.

UNRELATED BUSINESS TAXABLE INCOME; RESIDUAL CERTIFICATES

   The purchase of a Residual Certificate by any employee benefit plan qualified under Code Section 401(a) and exempt from taxation under Code
Section 501(a), including most varieties of ERISA Plans, may give rise to "unrelated business taxable income" as described in Code Sections 511-515 and 860E. Further, prior to the purchase of Residual Certificates, a prospective transferee may be required to provide an affidavit to a transferor that it is not, nor is it purchasing a Residual Certificate on behalf of, a "Disqualified Organization," which term as defined above includes certain tax-exempt entities not subject to Code Section 511 including certain governmental plans, as discussed above under the caption "MATERIAL FEDERAL INCOME TAX CONSEQUENCES" in the Prospectus.

                               LEGAL INVESTMENT

   The Certificates will not constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984 ("SMMEA"). The appropriate characterization of the Certificates under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase the Certificates, may be subject to significant interpretive uncertainties.

   The Depositor makes no representations as to the proper characterization of the Certificates for legal investment purposes, financial institution regulatory purposes or other purposes or as to the ability of particular investors to purchase the Certificates under applicable legal investment restrictions. These uncertainties may adversely affect the liquidity of the Certificates. Accordingly, all institutions whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the Certificates constitute a legal investment or are subject to investment, capital or other restrictions.

                             PLAN OF DISTRIBUTION

   Prudential Securities Incorporated, Deutsche Morgan Grenfell Inc. and Llama Company (the "Underwriters") have agreed, severally and not jointly, pursuant to an Underwriting Agreement dated as of December 18, 1996 (the "Underwriting Agreement") to purchase from the Depositor the respective principal or notional amounts of Offered Certificates set forth opposite their names below.

                                      PRINCIPAL OR NOTIONAL
       UNDERWRITER                           AMOUNT
-----------------------------------  ---------------------
Prudential Securities Incorporated        $267,576,000
Deutsche Morgan Grenfell Inc.  .....      $130,699,000
Llama Company ......................      $ 47,256,000
                                     ---------------------
  Total ............................      $445,531,000
                                     =====================

   The Offered Certificates will be offered by the Underwriters in negotiated transactions or otherwise, on varying terms (which may include the sale of separate financial instruments by the Underwriters or an affiliate) and at varying prices, in each case to be determined at the time of sale. The Underwriters may effect such transactions by selling such Offered Certificates to or through dealers, and such dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the Underwriters or purchasers of the Offered Certificates for whom they may act as agent. Any dealers that participate with the Underwriters in the distribution of the Offered Certificates purchased by the Underwriters may be deemed to be underwriters, and any discounts or commissions received by them or the Underwriters and any profit on the resale of Offered Certificates by them or the Underwriters may be deemed to be underwriting discounts or commissions under the 1933 Act.

   The Underwriting Agreement provides that the obligations of the Underwriters are subject to certain conditions precedent and the Underwriters generally will be obligated to purchase all of the Offered Certificates if any are purchased. The Depositor has agreed to indemnify the Underwriters against certain liabilities, including liabilities under the 1933 Act, or contribute to payments that the Underwriters may be required to make in respect thereof.

   The Depositor also has been advised by the Underwriters that they currently expect to make a market in the Offered Certificates, however, they have no obligation to do so. Any market making may be discontinued at any time, and there can be no assurance that an active public market for the Offered Certificates will develop. For further information regarding any offer or sale of the Offered Certificates pursuant to this Prospectus Supplement and the Prospectus, see "PLAN OF DISTRIBUTION" in the Prospectus.

   PSCC, an affiliate of PSI, has provided a warehouse line of credit (most of which is non-recourse) to MCFC for the purpose of financing the Mortgage Loans originated by Midland prior to their sale to the Depositor. In exchange for providing the warehouse line of credit and agreeing to be responsible for a portion of any losses realized by MCFC in connection with the sale of such Mortgage Loans to the Depositor, PSCC receives interest on amounts borrowed under the warehouse line of credit and will share in any profits realized by MCFC in connection with the sale of such Mortgage Loans to the Depositor. PSI provides advice to Midland Loan Services, L.P. in connection with the disposition of mortgage loans. PSI has acted as financial advisor to the Depositor in connection with the structuring of the Certificates for which it will be paid a fee of $100,000. PSI has agreed to indemnify the Depositor against certain liabilities, including liabilities under the Securities Act, related to the structuring of the Certificates or to contribute to payments that the Depositor may be required to make in respect thereof.

                               USE OF PROCEEDS

   The net proceeds from the sale of Offered Certificates will be used by the Depositor to pay the purchase price of the Mortgage Loans, to repay indebtedness that has been incurred to obtain funds to acquire the Mortgage Loans and to pay costs of structuring, issuing and underwriting the Offered Certificates.

                                LEGAL MATTERS

   Certain legal matters will be passed upon for the Depositor by Morrison & Hecker L.L.P. and for the Underwriters by O'Melveny & Myers LLP.

                                    RATINGS

   It is a condition to the initial issuance of the Certificates that the Certificates have the following ratings:

   CLASS       FITCH       MOODY'S
---------  -----------  -----------
    A-1           AAA          Aaa
    A-2           AAA          Aaa
   A-EC           AAA          Aaa
     B             AA          Aa2
     C              A           A2
     D            BBB         Baa2
     E           BBB-      unrated
     F            BB+      unrated
     G             BB      unrated
     H            BB-      unrated
     J              B      unrated
     K             B-      unrated
    L-1       unrated      unrated
    L-2       unrated      unrated
    R-I       unrated      unrated
   R-II       unrated      unrated


   The Rating Agencies' ratings on mortgage pass-through certificates address the likelihood of the timely receipt by holders thereof of all payments of interest to which they are entitled and ultimate receipt of all payments of principal by the Rated Final Distribution Date. The Rating Agencies' ratings take into consideration the credit quality of the mortgage pool, structural and legal aspects associated with the Certificates, and the extent to which the payment stream in the mortgage pool is adequate to make payments required under the Certificates. Ratings on mortgage pass-through certificates do not, however, represent an assessment of the likelihood, timing or frequency of principal prepayments by borrowers or the degree to which such prepayments (both voluntary and involuntary) might differ from those originally anticipated. The security ratings do not address the possibility that Certificateholders might suffer a lower than anticipated yield. In addition, ratings on mortgage pass-through certificates do not address the likelihood of receipt of Prepayment Premiums or the timing of the receipt thereof or the likelihood of collection by the Master Servicer of Default Interest. In general, the ratings thus address credit risk and not prepayment risk. As described herein, the amounts payable with respect to the Class A-EC Certificates consist only of interest. If the entire pool of Mortgage Loans were to prepay in the initial month, with the result that the Class A-EC Certificateholders receive only a single month's interest and thus suffer a nearly complete loss of their investment, all amounts "due" to such holders will nevertheless have been paid, and such result is consistent with the "AAA" and "Aaa" ratings received on the Class A-EC Certificates. Class A-EC Subordinated Advance Amounts, if any, will be subordinated to the Subordinate Certificates and it is highly unlikely that any such amounts will actually be received by the holders of the Class A-EC Certificates. THE RATINGS FOR THE CLASS A-EC CERTIFICATES DO NOT ADDRESS THE LIKELIHOOD OF THE TIMING OR RECEIPT OF ANY CLASS A-EC SUBORDINATED ADVANCE AMOUNTS. The Class A-EC Notional Balance upon which interest is calculated is reduced by the allocation of Realized Losses, scheduled payments on the Mortgage Loans and prepayments, whether voluntary or involuntary. The rating does not address the timing or magnitude of reductions of Class A-EC Notional Balance, but only the obligation to pay interest timely on the Class A-EC Notional Balance as so reduced from time to time. Accordingly, the ratings of the Class A-EC Certificates should be evaluated independently from similar ratings on other types of securities.

   There can be no assurance as to whether any rating agency not requested to rate the Certificates will nonetheless issue a rating and, if so, what such rating would be. A rating assigned to the Certificates by a rating agency that has not been requested by the Depositor to do so may be lower than the rating assigned by the Rating Agencies pursuant to the Depositor's request.

   The rating of the Certificates should be evaluated independently from similar ratings on other types of securities. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating agency.

                       INDEX OF SIGNIFICANT DEFINITIONS

DEFINITIONS PAGE

1933 Act ..............................................................               S-4
Advance Rate ..........................................................             S-103
Advances ..............................................................             S-102
Annual Debt Service ...................................................              S-57
Anticipated Loss ......................................................             S-101
Anticipated Loss Subordination Amount .................................              S-78
Appraised LTV .........................................................              S-57
Appraised Value .......................................................              S-57
Assumed Maturity Date .................................................               S-1
Assumed Scheduled Payment .............................................              S-80
Auction Closing Date ..................................................              S-88
Auction Fees ..........................................................              S-88
Auction Valuation Date ................................................        S-18, S-87
Available Funds .......................................................              S-77
Available Funds Allocation ............................................              S-80
Balloon Amount ........................................................              S-57
Balloon Balance .......................................................              S-57
Balloon Loans .........................................................              S-40
Balloon LTV ...........................................................              S-57
Balloon Payment .......................................................              S-40
Base Interest Fraction ................................................              S-85
BCMC ..................................................................         S-2, S-75
BCMC Mortgage Loan Purchase Agreement .................................              S-33
BCMC Mortgage Loans ...................................................              S-32
Beneficial Owners .....................................................              S-88
Book-Entry Certificate ................................................              S-88
Business Day ..........................................................              S-15
Cash Flow .............................................................  S-55, S-56, S-57
Casualty ..............................................................              S-44
Certificate Balance ...................................................              S-14
Certificate Registrar .................................................              S-90
Certificates ..........................................................         S-1, S-14
Class A-EC Notional Balance ...........................................        S-76, S-78
Class A-EC Pass-Through Rate ..........................................              S-78
Class A-EC Subordinated Advance Amount ................................              S-78
Class Interest Distribution Amount ....................................        S-16, S-78
Class Interest Shortfall ..............................................              S-80
Class L-2 Notional Balance ............................................              S-76
Closing Date ..........................................................         S-8, S-15
Code ..................................................................       S-28, S-113
Collection Account ....................................................             S-103
Collection Period .....................................................              S-78
Commission ............................................................               S-4
Condemnation ..........................................................              S-44
Condemnation Proceeds .................................................              S-77
Congregate Care Loan ..................................................              S-31
Congregate Care Property ..............................................              S-31
Constant Prepayment Rate ..............................................              S-94
Consulting Certificateholder ..........................................             S-111
Corrected Mortgage Loan ...............................................             S-111
CPR ...................................................................              S-94
Cross-Collateralized Loans ............................................        S-28, S-55

                              S-122

Cut-off Date Principal Balance ........................................         S-9, S-31
Debt Service Coverage Ratio ...........................................              S-57
Default Interest ......................................................        S-44, S-78
Default Rate ..........................................................              S-78
Definitive Certificate ................................................              S-88
Delivery Date .........................................................               S-1
Department ............................................................             S-115
Depositor .............................................................               S-2
Depository ............................................................              S-15
Determination Date ....................................................              S-78
Disposition Fee .......................................................             S-110
Disqualified Organization .............................................             S-118
Distribution Account ..................................................             S-103
Distribution Date .....................................................         S-2, S-76
DMG ...................................................................               S-2
DSCR ..................................................................        S-10, S-57
DTC ...................................................................    S-1, S-8, S-15
Due Date ..............................................................              S-15
Effective Age .........................................................              S-57
Eligible Bank .........................................................             S-104
Environmental Consultant ..............................................              S-37
ERISA .................................................................       S-20, S-115
Exemption .............................................................             S-116
Factory Outlet Loan ...................................................              S-31
Factory Outlet Property ...............................................              S-31
Final Recovery Determination ..........................................              S-86
Fiscal Agent ..........................................................               S-3
Fitch .................................................................               S-3
Form 8-K ..............................................................              S-69
GACC ..................................................................         S-2, S-75
GACC Mortgage Loan Purchase Agreement .................................              S-33
GACC Mortgage Loans ...................................................              S-33
Hotel Loan ............................................................              S-31
Hotel Property ........................................................              S-31
Indirect Participants .................................................              S-89
Industrial Loan .......................................................              S-31
Industrial Property ...................................................              S-31
Industrial/Warehouse Loan .............................................              S-31
Industrial/Warehouse Property .........................................              S-31
Initial Pool Balance ..................................................              S-31
Insurance Proceeds ....................................................              S-77
Interest Accrual Period ...............................................              S-79
Interested Person .....................................................             S-107
IRS ...................................................................              S-50
Liquidation Proceeds ..................................................              S-77
Llama Company .........................................................               S-2
Loan Portfolio Analysis System ........................................             S-112
Loan Purchase Closing Date ............................................              S-33
Loan-to-Value Ratio ...................................................              S-57
Lockout Period ........................................................              S-41
LPAS ..................................................................             S-112
LTV ...................................................................              S-57
Major Tenant ..........................................................              S-28
Master Servicer .......................................................               S-3
Master Servicer Mortgage File .........................................             S-100

                              S-123

MCFC ..................................................................         S-2, S-74
MCFC Mortgage Loan Purchase Agreement .................................              S-33
MCFC/BCMC Mortgage Loan Purchase Agreement ............................              S-33
Midland ...............................................................   S-2, S-32, S-74
Midland Mortgage Loans ................................................              S-32
Mini Warehouse Loan ...................................................              S-31
Mini Warehouse Property ...............................................              S-31
Minimum Auction Price .................................................              S-88
Mixed Use Loan ........................................................              S-31
Mixed Use Property ....................................................              S-31
Mobile Home Park Loan .................................................              S-31
Mobile Home Park Property .............................................              S-31
Monthly Payment .......................................................              S-77
Monthly Payments ......................................................              S-45
Moody's ...............................................................               S-3
Mortgage ..............................................................              S-31
Mortgage File .........................................................             S-100
Mortgage Loan Sellers .................................................               S-2
Mortgage Loans ........................................................         S-2, S-31
Mortgage Pool .........................................................               S-2
Mortgage Rate .........................................................              S-40
Mortgaged Property ....................................................         S-2, S-31
Mortgages .............................................................              S-31
Multifamily Loan ......................................................              S-31
Multifamily Property ..................................................              S-31
Net Collections .......................................................             S-111
Net Mortgage Rate .....................................................              S-79
Net Operating Income ..................................................        S-55, S-56
Net REO Proceeds ......................................................              S-78
Newly Originated Loans ................................................              S-40
NOI ...................................................................              S-56
Note ..................................................................              S-31
Notional Balances .....................................................              S-76
Occupancy Date ........................................................              S-58
Occupancy Percentage ..................................................              S-58
Occupancy Rate ........................................................              S-57
Offered Certificates ..................................................               S-2
Office Loan ...........................................................              S-31
Office Property .......................................................              S-31
Office/R&D Loan .......................................................              S-31
Office/R&D Property ...................................................              S-31
Office/Retail Loan ....................................................              S-31
Office/Retail Property ................................................              S-31
Office/Warehouse Loan .................................................              S-31
Office/Warehouse Property .............................................              S-31
OID ...................................................................             S-114
Originator ............................................................              S-32
Originators ...........................................................              S-32
Participants ..........................................................              S-89
Pass-Through Rate .....................................................              S-79
Paying Agent ..........................................................              S-89
Percentage Interest ...................................................              S-76
Permitted Encumbrances ................................................              S-70
Permitted Investments .................................................             S-104
P&I Advance ...........................................................  S-9, S-17, S-101

                              S-124

P&I Certificates ......................................................               S-2
Plans .................................................................       S-20, S-115
Pooled Principal Distribution Amount ..................................        S-16, S-80
Pooling and Servicing Agreement .......................................   S-3, S-14, S-99
Prepayment Interest Shortfall .........................................              S-79
Prepayment Interest Surplus ...........................................              S-79
Prepayment Premium ....................................................              S-41
Prepayment Premiums ...................................................              S-77
Principal Prepayments .................................................              S-78
Private Certificates ..................................................              S-14
Property Advances .....................................................             S-102
Property Age ..........................................................              S-57
PSCC ..................................................................              S-35
PSI ...................................................................              S-35
Rated Final Distribution Date .........................................               S-1
Rating Agencies .......................................................               S-3
Realized Loss .........................................................              S-85
Record Date ...........................................................              S-76
Regular Certificates ..................................................         S-2, S-19
Regulations ...........................................................             S-116
Remaining Amortization Term ...........................................              S-58
Remaining Term to Maturity ............................................              S-57
REMIC .................................................................   S-4, S-8, S-113
REMIC I ...............................................................         S-4, S-19
REMIC II ..............................................................         S-4, S-19
Remittance Date .......................................................             S-101
REO Account ...........................................................              S-76
REO Mortgage Loan .....................................................              S-80
REO Property ..........................................................              S-76
Repurchase Price ......................................................              S-73
Reserve Accounts ......................................................              S-45
Residual Certificates .................................................               S-2
Restricted Group ......................................................      S-116, S-117
Retail, Anchored Loan .................................................              S-31
Retail, Anchored Property .............................................              S-31
Retail, Factory Outlet Loan ...........................................              S-31
Retail, Factory Outlet Property .......................................              S-31
Retail, Single Tenant Loan ............................................              S-31
Retail, Single Tenant Property ........................................              S-31
Retail, Unanchored Loan ...............................................              S-31
Retail, Unanchored Property ...........................................              S-31
Scenarios .............................................................              S-94
Scheduled Final Distribution Date .....................................         S-1, S-86
Scheduled Principal Balance ...........................................              S-85
Section 42 Mortgage Loans .............................................              S-50
Senior Certificates ...................................................               S-2
Senior Principal Distribution Cross-Over Date .........................              S-84
Seriously Delinquent Loan .............................................             S-102
Servicing Fee .........................................................             S-109
Servicing Fee Rate ....................................................             S-109
Similar Law ...........................................................             S-115
SMMEA .................................................................             S-118
S&P ...................................................................              S-74
Special Servicer ......................................................               S-3
Special Servicing Fee .................................................             S-110

                              S-125

Specially Serviced Mortgage Loan ......................................      S-110, S-111
Tax Credit Period .....................................................        S-28, S-51
Tax Credit Project ....................................................        S-28, S-50
Tax Credits ...........................................................              S-28
Title Policy ..........................................................              S-70
Trust Fund ............................................................               S-2
Trust REMICs ..........................................................               S-4
Trustee ...............................................................               S-3
Trustee Mortgage File .................................................              S-99
Underwriters ..........................................................        S-1, S-118
Underwriting Agreement ................................................             S-118
Underwritten Cash Flow ................................................        S-56, S-57
Underwritten DSCR .....................................................              S-57
Underwritten NOI ......................................................        S-56, S-57
Unscheduled Payments ..................................................              S-77
Updated Appraisal .....................................................             S-105
Voting Rights .........................................................             S-108
Weighted Average Maturity .............................................              S-58
Weighted Average Net Mortgage Rate ....................................              S-79
Weighted Average Pass-Through Rate ....................................              S-79
Workout Fee ...........................................................             S-110
Year Renovated ........................................................              S-58
Yield Maintenance Charges .............................................              S-84
Yield Maintenance Period ..............................................              S-41
Zoning Laws ...........................................................              S-27

NO DEALER, SALESPERSON OR OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION NOT CONTAINED IN THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE DEPOSITOR OR THE UNDERWRITERS. THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS DO NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY OF THE SECURITIES OFFERED HEREBY IN ANY JURISDICTION TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER IN SUCH JURISDICTION. NEITHER THE DELIVERY OF THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE AN IMPLICATION THAT THE INFORMATION HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE HEREOF OR THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE DEPOSITOR SINCE SUCH DATE.

                              TABLE OF CONTENTS

                            PROSPECTUS SUPPLEMENT

                                                             PAGE
                                                          ---------
Available Information ...................................      S-4
Executive Summary .......................................      S-5
Summary of Terms ........................................     S-14
Risk Factors ............................................     S-23
Description of the Mortgage Pool ........................     S-31
Midland Loan Services, L.P. .............................     S-74
Mortgage Loan Sellers ...................................     S-74
Boston Capital Mortgage Company, Limited Partnership  ...     S-75
Description of the Certificates .........................     S-76
Yield and Maturity Considerations .......................     S-91
The Pooling and Servicing Agreement .....................     S-99
Material Federal Income Tax Consequences ................    S-113
ERISA Considerations ....................................    S-115
Legal Investment ........................................    S-118
Plan of Distribution ....................................    S-118
Use of Proceeds .........................................    S-119
Legal Matters ...........................................    S-119
Ratings .................................................    S-120
Index of Significant Definitions ........................    S-121
Annex A .................................................      A-1

                                  PROSPECTUS

Prospectus Supplement .................................    2
Additional Information ...............................     2
Incorporation of Certain Information by Reference  ...     2
Reports ..............................................     3
Summary of Prospectus ................................     4
Risk Factors .........................................     9
The Depositor ........................................    16
Use of Proceeds ......................................    16
Description of the Certificates ......................    16
The Mortgage Pools ...................................    22
Servicing of the Mortgage Loans ......................    26
Credit Enhancement ...................................    33
Certain Legal Aspects of the Mortgage Loans  .........    36
Material Federal Income Tax Consequences .............    52
State Tax Considerations .............................    70
ERISA Considerations .................................    70
Legal Investment .....................................    72
Plan of Distribution .................................    72
Legal Matters ........................................    73
Financial Information ................................    73
Rating ...............................................    73
Index of Significant Definitions .....................    74

                          $445,531,000 (APPROXIMATE)
                       MIDLAND REALTY ACCEPTANCE CORP.
                                  DEPOSITOR

                         MIDLAND LOAN SERVICES, L.P.
                     MASTER SERVICER AND SPECIAL SERVICER

                            CLASS A-1, CLASS A-2,
                          CLASS B, CLASS C, CLASS D
                           AND CLASS E CERTIFICATES

                             COMMERCIAL MORTGAGE
                          PASS-THROUGH CERTIFICATES
                                SERIES 1996-C2

 #############################################################################

                               GRAPHIC OMITTED

 #############################################################################

                            PROSPECTUS SUPPLEMENT

                      PRUDENTIAL SECURITIES INCORPORATED

                        DEUTSCHE MORGAN GRENFELL INC.

                             LLAMA COMPANY, L.P.

                              DECEMBER 18, 1996

                                                                                            LOAN TERMS
                                         CUT-OFF            SERVICING          ORIGINAL             FIRST
LOAN                         ORIGINAL     DATE     INTEREST    FEE    ORIGINAL TERM TO   ORIGINAL   PYMT     MAT.
 NO.      PROPERTY NAME      BALANCE     BALANCE     RATE   (BPS)<F1>  AMORT.  MATURITY NOTE DATE   DATE     DATE
---- ---------------------  ---------- ----------- -------- --------- -------- -------- ---------- ------- --------
   1 Kennedy Ridge          27,497,600 27,292,186    7.61%     5.75     360      120     1/4/96     3/1/96   2/1/06
   2 Gateway Shopping       18,000,000 17,686,288    8.59%     5.75     187       84    3/13/96<F3> 5/1/96   4/1/03
     Center
   3 Gentry's Landing<F2>   16,890,000 16,890,000    8.47%     9.75     360      120   11/12/96     1/1/97  12/1/06
   4 Kendall I Place        12,450,000 12,339,021    8.54%     5.75     300       84    2/29/96     4/1/96   3/1/03
   5 LAM Research           11,700,000 11,700,000    8.44%    16.53     300      120   11/22/96     1/1/97  12/1/06
   6 Bay Plaza K Mart       10,700,000 10,700,000    8.89%     5.75     276      120   11/22/96     1/1/97 11/30/06
   7 Preferred Freezer      10,500,000 10,299,239    8.83%     5.75     240       83    11/8/95     1/1/96  11/8/02
   8 Rio Norte Shopping     10,200,000 10,200,000    8.43%    16.53     300      120    12/5/96     2/1/97   1/1/07
     Center
   9 Val Mesa Medical       10,046,000 10,035,390    9.18%    16.53     360      120    9/27/96    11/1/96  10/1/06
     Building
  10 Lakewood Cove           9,800,000  9,800,000    8.09%    16.53     360      120   11/22/96     1/1/97  12/1/06
     Apartments
  11 Longhorn Pavillion      9,010,000  9,004,859    8.79%     8.50     360      180   10/11/96    12/1/96  11/1/11
     Apartments
  12 Cape Cod Factory        8,916,000  8,916,000    8.65%    16.53     300      144    12/9/96     2/1/97   1/1/09
     Outlet Mall
  13 Super K Mart #7634      8,700,000  8,656,251    9.49%     9.75     300      120    5/22/96     7/1/96   6/1/06
  14 Garden Grove Plaza      8,500,000  8,500,000    8.45%    16.53     300      144   11/27/96     2/1/97   1/1/09
  15 North Creek Apartments  8,395,000  8,395,000    7.79%    16.53     360       60   11/25/96     1/1/97  12/1/01
  16 Holiday Inn Maingate    8,000,000  7,850,184    9.00%    16.53     240      120    11/2/95     1/1/96  12/1/05
  17 Hunter Park Office      7,850,000  7,850,000    8.91%    16.53     300      120   11/13/96     1/1/97  12/1/06
     Plaza
  18 Westgate Apartments     7,725,000  7,708,582    9.19%    16.53     360      120    7/31/96     9/1/96   8/1/06
  19 Malone Plaza            7,700,000  7,700,000    8.83%    16.53     300      120   11/21/96     1/1/97  12/1/06
  20 Builder's Square II     7,500,000  7,500,000    8.88%    16.53     240      144    12/5/96     2/1/97   1/1/09
  21 Hunter's Ridge          7,473,000  7,468,832    8.90%    16.53     360      180   10/31/96    12/1/96  11/1/11
     Apartments
  22 Blaustein Building      7,125,000  7,114,237    8.93%    16.53     240      144   10/11/96    12/1/96  11/1/08
  23 B J's Warehouse Club    7,000,000  6,980,718    8.87%     8.50     300      120    8/23/96    10/1/96   9/1/06
  24 Woodhollow Apartments   6,300,000  6,300,000    8.15%    16.53     360       84    12/4/96     2/1/97   1/1/04
  25 Big Curve Shopping      6,072,000  6,061,466    9.19%     5.75     300      120    9/20/96    11/1/96  10/1/06
     Center
  26 Windmill Terrace        5,650,000  5,650,000    8.08%    16.53     360      120   11/23/96     1/1/97  12/1/06
     Apartments
  27 Armand Place            5,625,000  5,625,000    8.49%    16.53     360      120    12/3/96     2/1/97   1/1/07
     Apartments
  28 Oakland Valley          5,550,000  5,525,851    9.24%     8.50     300      120    6/14/96     8/1/96   7/1/06
     Apartments
  29 1610 W Bernardo Drive   5,200,000  5,186,928    9.42%    16.53     300      144    9/19/96    10/1/96   9/1/08
  30 Cobblestone Village     5,100,000  5,097,084    8.78%    10.25     360      120   10/24/96    12/1/96  11/1/06
     Apartments
  31 Name'Office Building    5,050,000  5,045,636    9.19%    16.53     300      144    10/3/96    12/1/96  11/1/08
  32 Goodwin Gardens         5,000,000  5,000,000    8.20%    16.53     300      120   11/26/96     1/1/97  12/1/06
     Apartments
  33 Lake George Plaza       5,000,000  5,000,000    8.80%    16.53     300      120   11/22/96     1/1/97  12/1/06
     Outlet Center
  34 North Pointe Office     4,850,000  4,850,000    8.50%    16.53     300       84    12/5/96     2/1/97   1/1/04
     Plaza
  35 The Shoppes at          4,875,000  4,808,738    9.23%     5.75     300      119    8/10/95    10/1/95  8/14/05
     Bellgrade
  36 Cypress Station         4,650,000  4,638,014    9.27%    16.53     300      120    8/16/96    10/1/96   9/1/06
     Shopping Center
  37 Sundance Apartments     4,645,000  4,636,807    8.68%    16.53     360      120     8/9/96    10/1/96   9/1/06
  38 Riggs Plaza             4,630,000  4,617,925    9.20%    16.53     300      120    8/19/96    10/1/96   9/1/06
  39 Emmett Street &         4,560,000  4,547,929    9.11%    16.53     300      120    8/30/96    10/1/96   9/1/06
     Redstone Hill Road
  40 Shadow Valley           4,552,000  4,544,199    8.82%    16.53     360      120    8/23/96    10/1/96   9/1/06
     Apartments




                                                                                            LOAN TERMS
                                         CUT-OFF            SERVICING          ORIGINAL             FIRST
LOAN                         ORIGINAL     DATE     INTEREST    FEE    ORIGINAL TERM TO   ORIGINAL   PYMT     MAT.
 NO.      PROPERTY NAME      BALANCE     BALANCE     RATE   (BPS)<F1>  AMORT.  MATURITY NOTE DATE   DATE     DATE
---- ---------------------  ---------- ----------- -------- --------- -------- -------- ---------- ------- --------
  41 Casa Devon Apartments   4,525,000  4,512,124    8.97%    16.53     173      173      10/3/96  12/1/96   4/1/11
  42 Silvergate Fallbrook    4,475,000  4,475,000    8.48%    16.53     300       60      11/6/96   1/1/97  12/1/01
     Retirement Residence
  43 Inter American          4,400,000  4,396,286    9.33%     5.75     300       84      10/8/96  12/1/96  11/1/03
     Transport Equipment
     Co.
  44 Midway Mills Shopping   4,200,000  4,154,647    8.64%     5.75     300      120     12/26/95   2/1/96 12/31/05
     Center
  45 Desert Shadows          4,100,000  4,097,465    8.40%    10.25     360      120     10/31/96  12/1/96  11/1/06
     Apartments
  46 Cabana Club Apartments  3,700,000  3,681,789    8.49%     8.50     300      300       6/3/96   8/1/96   7/1/21
  47 Whispering Hills        3,440,000  3,437,950    8.58%    10.25     360      120     10/24/96  12/1/96  11/1/06
     Apartments
  48 Denver Sports           3,416,000  3,416,000    8.99%    16.53     300      144     11/22/96   1/1/97  12/1/08
  49 Promenade Shopping      3,400,000  3,397,082    9.23%     5.75     300      120     10/24/96  12/1/96  11/1/06
     Center
  50 Dulles Square Shopping  3,250,000  3,250,000    8.67%    16.53     300      120      12/4/96   2/1/97   1/1/07
     Center
  51 Somerset Place          3,240,000  3,240,000    8.30%    16.53     300      120     11/25/96   1/1/97  12/1/06
     Apartments
  52 95 Office Park          3,200,000  3,200,000    9.16%    16.53     300      132      11/1/96   1/1/97  12/1/07
  53 Frankford Center        3,200,000  3,200,000    8.78%    16.53     300      120     11/22/96   1/1/97  12/1/06
  54 ICN Pharmaceuticals     3,200,000  3,200,000    8.90%     5.75     300       84     12/13/96   2/1/97   1/1/04
  55 Lindell Court           3,175,000  3,172,106    8.87%    16.53     300      120     10/24/96  12/1/96  11/1/06
     Apartments
  56 The Delphax Building    3,150,000  3,139,628    9.55%     8.50     300      115      7/26/96   9/1/96   3/1/06
  57 The Phoenix Sports      3,100,000  3,100,000    8.99%    16.53     300      144     11/22/96   1/1/97  12/1/08
     Building
  58 New Grand Hotel         2,888,000  2,884,950    9.18%     8.50     360      144      9/27/96  11/1/96  10/1/08
  59 East Hills Village      2,875,000  2,875,000    8.76%     8.50     300      120     11/26/96   1/1/97  12/1/06
     Shopping Center
  60 Rosedale Towers Office  2,800,000  2,792,514    9.05%    16.53     300      120      8/16/96  10/1/96   9/1/06
     Building
  61 Western Hills           2,734,000  2,726,905    9.23%     8.50     300      120       8/7/96  10/1/96   9/1/06
     Apartments
  62 Dillon Factory Stores   2,700,000  2,697,612    9.05%     8.50     300      120     10/21/96  12/1/96  11/1/06
  63 Lafayette Business      2,625,000  2,625,000    8.76%    16.53     300      120      12/4/96   2/1/97   1/1/07
     Center
  64 Wyngate Medical Park    2,525,000  2,525,000    8.51%    16.53     300      120      12/4/96   2/1/97   1/1/07
  65 University Business     2,525,000  2,509,778    9.44%    16.53     204      120      8/26/96  10/1/96   9/1/06
     Center
  66 Lucas Creek Apartments  2,500,000  2,500,000    8.56%    16.53     300      120     11/14/96   1/1/97  12/1/06
  67 Fox Creek Apartments    2,437,500  2,430,685    8.78%    16.53     300      120      8/16/96  10/1/96   9/1/06
  68 Spring Hill Apartments  2,400,000  2,400,000    8.48%    16.53     240      144     11/15/96   1/1/97  12/1/08
     I & II
  68 East Ridge Village            N/A        N/A     N/A       N/A     N/A      N/A          N/A      N/A      N/A
     Apartments I & II
  69 Forest Place            2,360,000  2,351,762    9.20%     8.50     300      120      7/12/96   9/1/96   8/1/06
     Apartments
  70 Mulberry Row            2,325,000  2,312,133    8.91%     8.50     300      120       5/3/96   7/1/96   6/1/06
     Apartments
  71 Brentwood Terrace       2,250,000  2,250,000    8.48%    16.53     300      120     11/14/96   1/1/97  12/1/06
     Apartments
  72 580 Cottage Grove Road  2,245,000  2,241,407    9.67%    16.53     300      120      9/13/96  11/1/96  10/1/06
  73 Sedgefield Apartments   2,190,000  2,187,930    8.65%    16.53     300      180     10/31/96  12/1/96  11/1/11
  74 Bullock Habersham       2,125,000  2,111,251    8.92%     8.50     300      120      4/17/96   6/1/96   5/1/06
     Apartments
  75 North Gaithersburg      2,100,000  2,100,000    8.96%    16.53     300      120      11/6/96   1/1/97  12/1/06
     Shopping Center
  76 OSO Grande Mobile Home  2,000,000  1,989,559    8.82%    16.53     120      120     10/25/96  12/1/96  11/1/06
     Village
  77 Flamingo Pecos Plaza    1,950,000  1,950,000    9.01%    16.53     300      120     11/25/96   1/1/97  12/1/06


                                                                                            LOAN TERMS
                                         CUT-OFF            SERVICING          ORIGINAL             FIRST
LOAN                         ORIGINAL     DATE     INTEREST    FEE    ORIGINAL TERM TO   ORIGINAL   PYMT     MAT.
 NO.      PROPERTY NAME      BALANCE     BALANCE     RATE  (BPS)<F1>   AMORT.  MATURITY NOTE DATE   DATE     DATE
---- --------------------- ---------- ----------- -------- --------- -------- -------- ---------- ------- --------
  78 San Pedro Place        1,950,000    1,946,617   9.19%    16.53     300      144      9/27/96  11/1/96 10/1/08
     Shopping Center
  79 South Post Oak Service 1,925,000    1,925,000   8.73%    16.53     300       96     11/26/96   2/1/97  1/1/05
     Center
  80 Central Avenue         1,900,000    1,900,000   8.87%    16.53     300      120     11/19/96   1/1/97 12/1/06
     Industrial Park
  81 Hammond Street         1,850,000    1,850,000   8.66%    16.53     240      144     11/11/96   1/1/97 12/1/08
     Apartments
  82 Rosenberg Building     1,839,000    1,837,045   9.15%     8.50     360      168      9/27/96  11/1/96 10/1/10
     Apartments
  83 Wicklow Apartments     1,800,000    1,800,000   8.39%    16.53     240      144     11/25/96   1/1/97 12/1/08
  84 5300 Harbor Street     1,775,000    1,770,466   9.33%    16.53     300      144       8/5/96  10/1/96  9/1/08
  85 Cedar Square Shopping  1,760,000    1,760,000   8.63%     8.50     300      120      12/4/96   2/1/97  1/1/07
     Center
  86 Ames Department Store  1,760,000    1,745,248   9.70%     5.75     240       84      5/31/96   7/1/96  6/1/03
  87 Water's Edge           1,729,605    1,729,605   8.44%    16.53     300      120     11/27/96   1/1/97 12/1/06
     Apartments
  88 The Townhouse          1,725,000    1,719,809   8.99%    16.53     240      120      9/27/96  11/1/96 10/1/06
     Apartments
  89 Champlain Apartments   1,706,250    1,698,450   8.98%    15.25     300      120       7/1/96   8/1/96  7/1/06
  90 2603 Oaklawn Office    1,650,000    1,647,301   9.54%    16.53     300      144      9/25/96  11/1/96 10/1/08
  91 Carriage Green         1,650,000    1,642,844   9.26%     8.50     300      120       6/7/96   8/1/96  7/1/06
     Apartments
  92 Stafford Station       1,600,000    1,600,000   9.21%    16.53     300      120     11/14/96   1/1/97 12/1/06
  93 Shoppes at Gloucester  1,550,000    1,540,053   8.97%     5.75     300      121       4/4/96   6/1/96  6/1/06
  94 Crosby Green           1,511,000    1,511,000   8.37%     8.50     300      120      12/6/96   2/1/97  1/1/07
     Apartments
  95 Wavertree Apartments   1,500,000    1,500,000   8.63%    16.53     180      180     11/22/96   1/1/97 12/1/11
  96 Riverview Apartments   1,435,000    1,429,949   9.15%    16.53     300      120      7/11/96   9/1/96  8/1/06
  96 Riverview Professional       N/A          N/A    N/A       N/A     N/A      N/A          N/A      N/A     N/A
     Building
  97 Plainfield Realty      1,400,000    1,396,337   9.06%    16.53     180      180     10/30/96  12/1/96 11/1/11
  98 Lincoln Plaza Medical  1,390,000    1,386,369   9.19%    16.53     300      144      8/14/96  10/1/96  9/1/08
     Center
  99 Office Depot Plaza     1,400,000    1,381,801   9.06%     5.75     300       84      9/18/95  11/1/95 9/18/02
 100 Callahan Plaza         1,350,000    1,348,816   9.10%     5.75     300      120     10/31/96  12/1/96 11/1/06
 101 Precision Metal        1,350,000    1,343,160   9.51%    16.53     180      144       9/3/96  11/1/96 10/1/08
     Products
 102 Frank's Nursery &      1,330,423    1,309,044   8.70%    16.53     240      120      1/26/96   3/1/96  2/1/06
     Craft Store #277
 103 228 River Street       1,300,000    1,300,000   8.66%    16.53     300      120      12/6/96   2/1/97  1/1/07
 104 Frank's Nursery &      1,316,019    1,294,871   8.70%    16.53     240      120      1/26/96   3/1/96  2/1/06
     Craft Store #626
 105 Franklin School        1,275,000    1,273,665   9.22%     8.50     360      240      9/27/96  11/1/96 10/1/16
     Apartments
 106 North Georgia Business 1,250,000    1,250,000   9.18%    16.53     240      144     11/15/96   1/1/97 12/1/08
     Center
 106 Direct Connection            N/A          N/A    N/A       N/A     N/A      N/A          N/A      N/A     N/A
     Drive Business Center
 107 Westridge Apartments   1,250,000    1,250,000   8.48%    16.53     300      120     11/21/96   1/1/97 12/1/06
 108 12222 Moorpark         1,250,000    1,248,638   9.03%    16.53     360      120      9/12/96  11/1/96 10/1/06
 109 Somerset Apartments    1,250,000    1,245,452   8.95%    16.53     300      120      7/11/96   9/1/96  8/1/06
 110 Town Center Plaza      1,211,000    1,208,889   9.16%    16.53     300      120      9/30/96  11/1/96 10/1/06
 111 Deer Creek Apartments  1,160,000    1,159,334   8.76%    16.53     360      144     10/28/96  12/1/96 11/1/08
 112 Mt. Airy Manor         1,100,000    1,100,000   8.92%    16.53     264      180      11/6/96   1/1/97 12/1/11
     Apartments
 113 Applegate Trail        1,100,000    1,099,380   8.85%    16.53     360      180     10/21/96  12/1/96 11/1/11
     Apartments
 114 Plaza Farms Apartments 1,060,000    1,057,272   9.28%    16.53     300      180      8/29/96  10/1/96  9/1/11
 114 Zito Apartments              N/A          N/A    N/A       N/A     N/A      N/A          N/A      N/A     N/A
 114 Washington Street            N/A          N/A    N/A       N/A     N/A      N/A          N/A      N/A     N/A
     Development
 115 Williams Group Office  1,050,000    1,048,226   9.35%    16.53     300      144      9/26/96  11/1/96 10/1/08
     / Warehouse
 116 Buckingham Apartments  1,050,000    1,046,180   8.95%    16.53     300      120      7/11/96   9/1/96  8/1/06
 117 Raleigh Square         1,030,000    1,028,159   9.01%    16.53     300      180      9/27/96  11/1/96 10/1/11
     Apartments
 118 Mountain Shadow        1,000,000    1,000,000   8.64%    16.53     360      180     11/13/96   1/1/97 12/1/11
     Apartments
 119 Colonial Apartments    1,000,000      997,322   9.04%    16.53     300      120      8/20/96  10/1/96  9/1/06
 120 Village Marketplace of 1,000,000      995,758   9.51%    16.53     240      144      8/27/96  10/1/96  9/1/08
     Union Park

                                                                                            LOAN TERMS
                                         CUT-OFF            SERVICING          ORIGINAL             FIRST
LOAN                         ORIGINAL     DATE     INTEREST    FEE    ORIGINAL TERM TO   ORIGINAL   PYMT     MAT.
 NO.      PROPERTY NAME      BALANCE     BALANCE     RATE  (BPS)<F1>   AMORT.  MATURITY NOTE DATE   DATE     DATE
---- ---------------------  ---------- ----------- -------- --------- -------- -------- ---------- ------- --------
 121 Kendall Plaza Shopping   980,000      978,437   9.69%    16.53     300      120      9/10/96  11/1/96 10/1/06
     Center
 122 Century Mobile Home      950,000      950,000   8.92%    16.53     240      120     11/20/96   1/1/97 12/1/06
     Park
 123 Hy-Vee Shopping Center   944,000      942,435   9.46%    16.53     300      120      9/26/96  11/1/96 10/1/06
 124 Frank's Nursery &        956,708      941,334   8.70%    16.53     240      120      1/26/96   3/1/96  2/1/06
     Craft Store #65
 125 ETI Center               935,000      935,000   8.68%    16.53     240       84      12/4/96   2/1/97  1/1/04
 126 8801-8811 Castner        930,000      930,000   8.89%    16.53     300      120      12/3/96   2/1/97  1/1/07
     Drive
 127 Garden Gate Apartments   900,000      897,545   8.93%    16.53     300      120      8/22/96  10/1/96  9/1/06
 128 Frank's Nursery &        909,974      895,351   8.70%    16.53     240      120      1/26/96   3/1/96  2/1/06
     Craft Store #244
 129 Westview Gardens         850,000      847,547   9.32%    16.53     240      120       9/5/96  11/1/96 10/1/06
     Apartments
 130 Frank's Nursery &        849,344      835,695   8.70%    16.53     240      120      1/26/96   3/1/96  2/1/06
     Craft Store #245
 131 Southern Hills           815,625      812,787   9.22%    16.53     300      120      7/29/96   9/1/96  8/1/06
     Apartments
 131 Wood Haven Apartments        N/A          N/A    N/A       N/A     N/A      N/A          N/A      N/A     N/A
 132 Berneta Bivins Office    800,000      800,000   9.20%    16.53     300      120     11/15/96   1/1/97 12/1/06
     Building
 133 2125 West Spur -- HWY    750,000      750,000   9.03%    16.53     300      120     11/13/96   1/1/97 12/1/06
     303
 134 Frank's Nursery &        726,793      715,114   8.70%    16.53     240      120      1/26/96   3/1/96  2/1/06
     Crafts Store #168
 135 Frank's Nursery &        682,878      674,768   9.28%    16.53     240      120      3/14/96   5/1/96  4/1/06
     Crafts Store #25
 136 43rd Place Industrial    620,000      620,000   8.79%    16.53     300      120      12/9/96   2/1/97  1/1/07
                                       512,101,998   8.74%              303      123

------------------

  <F1>   Excludes .5 basis points that will be paid to the Master Servicer as a reimbursement for Rating Agency surveillance fees.

  <F2>   Property consists of 54,420 of commercial square feet and 411 multifamily units. As of the occupancy date, 63.3% of the commercial space was occupied and 99.3% of the multifamily was occupied.

  <F3>   Modification date is 11/15/96. The first payment under the modification will be on 1/1/97. Debt service is calculated based upon the modified payment.


                    (RESTUBBED TABLE CONTINUED FROM ABOVE)


                                                     COLLATERAL DESCRIPTION
      REMAIN. REMAIN.             MORTGAGE
LOAN  AMORT.  TERM TO   BALLOON     LOAN                                                                           YEAR
 NO.   TERM   MATURITY  BALANCE    SELLER      PROPERTY TYPE        PROPERTY CITY   STATE  ZIP     UNITS/SF        BUILT
---- ------- -------- ---------- -------- ----------------------- ----------------- ----- ----- ---------------   -------
   1    350     110   23,924,020    GACC  Multifamily             Denver              CO   80014      958  Unit     1974
   2    179      76   12,771,650    GACC  Retail-Anchored         Wayne               PA   19087  222,145  SF       1967
   3    360     120   14,956,317    GACC  Mixed Use               St. Louis           MO   63102   54,420  SF       1965
   4    291      75   11,078,813    GACC  Office/Retail           Kendall             FL   33143  119,179  SF       1972
   5    300     120    9,553,254     MCF  Office/R & D            Fremont             CA   94538  152,928  SF       1987
   6    276     120    8,414,036    GACC  Retail-Single Tenant    Bronx               NY   10476  134,032  SF       1994
   7    228      71    8,671,275    GACC  Industrial/Warehouse    Perth Amboy         NJ   08861  232,250  SF       1945
   8    300     120    8,326,451     MCF  Retail-Anchored         Laredo              TX   78041  206,524  SF       1992
   9    358     118    9,012,810     MCF  Office                  Fullerton           CA   92635   69,699  SF       1992
  10    360     120    8,612,881     MCF  Multifamily             Henderson           NV   89015      260  Unit     1985
  11    359     179    7,101,056    BCMC  Multifamily             Palmdale            CA   93550      304  Unit     1993
  12    300     144    6,796,143     MCF  Retail-Factory Outlet   Bourne              MA   02561   96,049  SF       1972
  13    294     114    7,277,652    GACC  Retail-Single Tenant    Port Huron          MI   48060  193,950  SF       1993
  14    300     144    6,440,035     MCF  Retail-Anchored         Garden Grove        CA   92843  131,323  SF       1985
  15    360      60    7,965,497     MCF  Multifamily             Everett             WA   98208      264  Unit     1986
  16    228     108    5,682,086     MCF  Hotel                   Anaheim             CA   92802      313  Unit     1968
  17    300     120    6,481,566     MCF  Office                  Riverside           CA   92507  110,209  SF       1988
  18    356     116    6,931,425     MCF  Multifamily             Laurel              MD   20707      218  Unit     1969
  19    300     120    6,345,894     MCF  Retail-Anchored         Malone              NY   14226  179,247  SF       1991
  20    240     144    4,586,071     MCF  Retail-Single Tenant    Livonia             MI   48152  109,800  SF       1995
  21    359     179    5,910,042     MCF  Multifamily             Winter Park         FL   32792      238  Unit     1986
  22    239     143    4,364,683     MCF  Office                  Baltimore           MD   21201  290,176  SF       1963
  23    297     117    5,774,376    BCMC  Retail-Single Tenant    Stoneham            MA   02180  119,780  SF       1995
  24    360      84    5,837,721     MCF  Multifamily             Orlando             FL   32809      318  Unit     1973
  25    298     118    5,045,664    GACC  Retail-Unanchored       Yuma                AZ   85364  126,402  SF       1970
  26    360     120    4,964,578     MCF  Multifamily             Bedford             TX   76021      284  Unit     1984
  27    360     120    4,982,935     MCF  Multifamily             Houston             TX   77058      244  Unit     1979
  28    295     115    4,617,074    BCMC  Multifamily             Auburn Hills        MI   48326      280  Unit     1971
  29    297     141    4,052,649     MCF  Office                  Rancho Bernardo     CA   92127   65,755  SF       1988
  30    359     119    4,542,667    GACC  Multifamily             Grapevine           TX   76051      200  Unit     1983
  31    299     143    3,910,400     MCF  Office                  San Antonio         TX   78216  158,315  SF       1981
  32    300     120    4,058,542     MCF  Multifamily             Wethersfield        CT   06109      163  Unit     1963
  33    300     120    4,117,820     MCF  Retail-Factory Outlet   Queensbury          NY   12846   52,230  SF       1987
  34    300      84    4,313,126     MCF  Office                  Albuquerque         NM   87109   77,488  SF       1983
  35    285     104    4,065,043    GACC  Retail-Unanchored       Midlothian          VA   23113   65,429  SF       1991
  36    297     117    3,870,952     MCF  Retail-Unanchored       Houston             TX   77090  126,429  SF       1981
  37    357     117    4,129,689     MCF  Multifamily             Tulsa               OK   74105      232  Unit     1977
  38    297     117    3,848,268     MCF  Retail-Unanchored       Langley Park        MD   20783   76,475  SF       1950
  39    297     117    3,782,390     MCF  Multifamily             Bristol             CT   06010      250  Unit     1970
  40    357     117    4,057,548     MCF  Multifamily             Leon Valley         TX   78238      250  Unit     1983
  41    172     172            0     MCF  Multifamily             Miami               FL   33157      210  Unit     1981
  42    300      60    4,151,324     MCF  Congregate Care         Fallbrook           CA   92028       75  Unit     1990
  43    299      83    3,962,137    GACC  Industrial/Warehouse    Hialeah             FL   33142  237,796  SF       1959
  44    289     109    3,445,919    GACC  Retail-Unanchored       Carrollton          TX   75006   71,990  SF       1986
  45    359     119    3,625,675    GACC  Multifamily             San Antonio         TX   78232      204  Unit     1984
  46    295     295            0    BCMC  Multifamily             Miami               FL   33151      334  Unit     1970
  47    359     119    3,052,596    GACC  Multifamily             San Antonio         TX   78233      164  Unit     1982
  48    300     144    2,630,005     MCF  Retail-Single Tenant    Westminster         CO   80030   61,488  SF       1994
  49    299     119    2,827,845    GACC  Retail-Unanchored       Corpus Christie     TX   78412   51,120  SF       1986
  50    300     120    2,668,388     MCF  Retail-Unanchored       Sterling            VA   20166   71,704  SF       1989
  51    300     120    2,636,463     MCF  Multifamily             Texas City          TX   77590      200  Unit     1984
  52    300     132    2,570,678     MCF  Office                  Landover            MD   20785   58,245  SF       1988
  53    300     120    2,634,169     MCF  Retail-Unanchored       Dallas              TX   75287   53,551  SF       1986
  54    300      84    2,863,390    GACC  Industrial              Orangeburg          NY   10962  102,560  SF       1961
  55    299     119    2,619,092     MCF  Multifamily             Spokane             WA   99204      102  Unit     1995



LOAN      YEAR      OWNERSHIP
 NO.    RENOVATED   INTEREST
----   ---------    ---------
    1     1996           Fee
    2     1990           Fee
    3     1994     Leasehold
    4     1990           Fee
    5                    Fee
    6                    Fee
    7     1989           Fee
    8                    Fee
    9                    Fee
   10                    Fee
   11                    Fee
   12     1985           Fee
   13                    Fee
   14                    Fee
   15                    Fee
   16     1989           Fee
   17                    Fee
   18     1988           Fee
   19                    Fee
   20                    Fee
   21                    Fee
   22                    Fee
   23                    Fee
   24     1995           Fee
   25     1983           Fee
   26                    Fee
   27                    Fee
   28                    Fee
   29     1996           Fee
   30                    Fee
   31                    Fee
   32                    Fee
   33                    Fee
   34                    Fee
   35                    Fee
   36                    Fee
   37                    Fee
   38     1992           Fee
   39                    Fee
   40                    Fee
   41     1993           Fee
   42                    Fee
   43                    Fee
   44                    Fee
   45                    Fee
   46                    Fee
   47                    Fee
   48                    Fee
   49                    Fee
   50                    Fee
   51                    Fee
   52                    Fee
   53                    Fee
   54     1990           Fee
   55                    Fee




                                                     COLLATERAL DESCRIPTION
      REMAIN. REMAIN.             MORTGAGE
LOAN  AMORT.  TERM TO   BALLOON     LOAN                                                                           YEAR
 NO.   TERM   MATURITY  BALANCE    SELLER      PROPERTY TYPE        PROPERTY CITY   STATE  ZIP     UNITS/SF        BUILT
---- ------- -------- ---------- -------- ----------------------- ----------------- ----- ----- ---------------   -------
  56    296     111    2,670,842    BCMC  Office/R & D            Canton              MA   02021   54,540  SF       1991
  57    300     144    2,386,715     MCF  Retail-Single Tenant    Glendale            AZ   85308   61,648  SF       1994
  58    358     142    2,491,512    BCMC  Multifamily             Salt Lake City      UT   84111       89  Unit     1910
  59    300     120    2,365,523    BCMC  Retail-Anchored         Bakersfield         CA   93306   39,460  SF       1984
  60    297     117    2,319,352     MCF  Office                  Roseville           MN   55113   83,364  SF       1974
  61    297     117    2,273,919    BCMC  Multifamily             Westland            MI   48185      144  Unit     1974
  62    299     119    2,236,517    BCMC  Retail-Factory Outlet   Dillon              CO   80435   24,029  SF       1982
  63    300     120    2,159,826     MCF  Office/Warehouse        West St. Paul       MN   55077   64,417  SF       1988
  64    300     120    2,065,206     MCF  Office                  Bethesda            MD   20814   23,599  SF       1982
  65    201     117    1,526,211     MCF  Office                  Davis               CA   95616   57,538  SF       1986
  66    300     120    2,047,221     MCF  Multifamily             Newport News        VA   23608      140  Unit     1970
  67    297     117    2,006,497     MCF  Multifamily             Carrollton          TX   75006      172  Unit     1969
  68    240     144    1,446,087     MCF  Multifamily             Ringgold            GA   30736       69  Unit     1990
  68    N/A     N/A          N/A     N/A  Multifamily             East Ridge          TN   37412       60  Unit     1989
  69    296     116    1,961,535    BCMC  Multifamily             Orlando             FL   32810      176  Unit     1975
  70    294     114    1,919,700    BCMC  Multifamily             Ann Arbor           MI   48104      120  Unit     1972
  71    300     120    1,838,949     MCF  Multifamily             Euless              TX   76040      192  Unit     1968
  72    298     118    1,885,282     MCF  Office                  Bloomfield          CT   06002   43,049  SF       1989
  73    299     179    1,430,924     MCF  Multifamily             Winter Park         FL   32792      111  Unit     1973
  74    293     113    1,754,971    BCMC  Multifamily             East Point          GA   30344      128  Unit     1969
  75    300     120    1,735,928     MCF  Retail-Unanchored       Gaithersburg        MD   20879   16,400  SF       1991
  76    119     119            0     MCF  Mobile Home Park        Glenn Heights       TX   75115      379  Unit     1982
  77    300     120    1,613,786     MCF  Office                  Las Vegas           NV   89121   35,178  SF       1983
  78    298     142    1,509,958     MCF  Retail-Unanchored       San Antonio         TX   78216   29,609  SF       1975
  79    300      96    1,676,815     MCF  Office/Retail           Houston             TX   77035  142,370  SF       1982
  80    300     120    1,567,331     MCF  Industrial/Warehouse    Irwindale           CA   91010   69,304  SF       1978
  81    240     144    1,122,157     MCF  Multifamily             Tempe               AZ   85252       82  Unit     1980
  82    358     166    1,509,235    BCMC  Multifamily             Santa Rosa          CA   95403       77  Unit     1922
  83    240     144    1,080,918     MCF  Multifamily             Stillwater          OK   74074      125  Unit     1972
  84    297     141    1,379,693     MCF  Industrial/Warehouse    Commerce            CA   90040  108,080  SF       1953
  85    300     120    1,443,661    BCMC  Retail-Anchored         Duncanville         TX   75137   61,019  SF       1979
  86    234      78    1,471,908    GACC  Retail-Single Tenant    Washington T'shp.   PA   16412   56,850  SF       1988
  87    300     120    1,412,253     MCF  Multifamily             Land O' Lakes       FL   34639      120  Unit     1988
  88    238     118    1,224,844     MCF  Multifamily             Colorado Springs    CO   80910       54  Unit     1965
  89    295     115    1,410,971    GACC  Multifamily             Kansas City         MO   64131      166  Unit     1967
  90    298     142    1,290,204     MCF  Office                  Dallas              TX   75219   34,725  SF       1986
  91    295     115    1,373,257    BCMC  Multifamily             Kalamazoo           MI   49007      132  Unit     1966
  92    300     120    1,330,154     MCF  Office/Retail           Worcester           MA   01603   40,913  SF       1988
  93    293     114    1,278,179    GACC  Retail-Unanchored       Gloucester          VA   23061   24,075  SF       1994
  94    300     120    1,231,653    BCMC  Multifamily             Baytown             TX   77520      138  Unit     1972
  95    180     180            0     MCF  Multifamily             Flagstaff           AZ   86001      104  Unit     1994
  96    296     116    1,191,370     MCF  Multifamily             Harlingen           TX   78550       72  Unit     1973
  96    N/A     N/A          N/A     N/A  Office                  Harlingen           TX   78550   15,890  SF       1973
  97    179     179            0     MCF  Multifamily             Plainfield          NJ   07601       84  Unit     1929
  98    297     141    1,076,328     MCF  Office                  Scottsdale          AZ   85253   25,444  SF       1976
  99    286      70    1,255,637    GACC  Retail-Anchored         Lake Worth          FL   33463   57,254  SF       1973
 100    299     119    1,119,533    GACC  Retail-Anchored         Callahan            FL   32011   91,685  SF       1972
 101    178     142      440,269     MCF  Industrial/Warehouse    El Cajon            CA   92020   91,534  SF       1961
 102    230     110      936,740     MCF  Retail-Single Tenant    Bloomfield          MI   48302   23,111  SF       1992
 103    300     120    1,067,102     MCF  Multifamily             Hackensack          NJ   07601       28  Unit     1993
 104    230     110      926,599     MCF  Retail-Single Tenant    Bricktown           NJ   08723   20,877  SF       1985
 105    358     238      818,135    BCMC  Multifamily             Great Falls         MT   59404       40  Unit     1916
 106    240     144      772,644     MCF  Mini-Warehouse          Ringgold            GA   30736      138  Unit     1992
 106    N/A     N/A          N/A     N/A  Mini-Warehouse          Rossville           GA   30756       36  Unit     1991
 107    300     120    1,021,637     MCF  Multifamily             Tempe               AZ   85281       55  Unit     1981



 LOAN     YEAR      OWNERSHIP
  NO.   RENOVATED   INTEREST
------  ---------    ---------
    56                   Fee
    57                   Fee
    58    1989           Fee
    59                   Fee
    60                   Fee
    61    1995           Fee
    62    1994           Fee
    63                   Fee
    64                   Fee
    65                   Fee
    66                   Fee
    67    1995           Fee
    68                   Fee
    68                   Fee
    69                   Fee
    70                   Fee
    71    1993           Fee
    72                   Fee
    73                   Fee
    74    1995           Fee
    75                   Fee
    76                   Fee
    77                   Fee
    78    1994           Fee
    79                   Fee
    80                   Fee
    81                   Fee
    82    1992           Fee
    83    1988           Fee
    84                   Fee
    85    1989           Fee
    86                   Fee
    87                   Fee
    88                   Fee
    89    1994           Fee
    90    1993           Fee
    91    1995           Fee
    92                   Fee
    93                   Fee
    94    1996           Fee
    95                   Fee
    96                   Fee
    96                   Fee
    97    1993           Fee
    98    1992           Fee
    99                   Fee
   100                   Fee
   101                   Fee
   102                   Fee
   103                   Fee
   104                   Fee
   105    1991           Fee
   106                   Fee
   106                   Fee
   107                   Fee




                                                     COLLATERAL DESCRIPTION
      REMAIN. REMAIN.             MORTGAGE
LOAN  AMORT.  TERM TO   BALLOON     LOAN                                                                           YEAR
 NO.   TERM   MATURITY  BALANCE    SELLER      PROPERTY TYPE        PROPERTY CITY   STATE  ZIP     UNITS/SF        BUILT
---- ------- -------- ---------- -------- ----------------------- ----------------- ----- ----- ---------------   -------
 108    358     118    1,118,472    MCF   Multifamily              Studio City        CA   91604       16  Unit     1995
 109    296     116    1,033,051    MCF   Multifamily              Harlingen          TX   78550      104  Unit     1973
 110    298     118    1,005,627    MCF   Office                   Boca Raton         FL   33486   24,519  SF       1985
 111    359     143      991,200    MCF   Multifamily              Dallas             TX   75228      104  Unit     1983
 112    264     180      593,506    MCF   Multifamily              Philadelphia       PA   19119       66  Unit     1961
 113    359     179      868,579    MCF   Multifamily              Klamath Falls      OR   97603       49  Unit     1995
 114    297     177      709,819    MCF   Multifamily              Wheatfield         NY   14301       24  Unit     1993
 114    N/A     N/A          N/A    N/A   Multifamily              Niagara Falls      NY   14304       12  Unit     1992
 114    N/A     N/A          N/A    N/A   Multifamily              Lewiston           NY   14092       16  Unit     1992
 115    298     142      816,728    MCF   Office/Warehouse         Albuquerque        NM   87106   29,972  SF       1990
 116    296     116      867,763    MCF   Multifamily              Harlingen          TX   78552       69  Unit     1978
 117    298     178      682,614    MCF   Multifamily              Oklahoma City      OK   73135      104  Unit     1984
 118    360     180      784,378    MCF   Multifamily              Helena             MT   59601       36  Unit     1995
 119    297     117      828,151    MCF   Multifamily              Houston            TX   77007      156  Unit     1961
 120    237     141      625,354    MCF   Retail-Unanchored        Orlando            FL   32807   37,200  SF       1980
 121    298     118      823,325    MCF   Retail-Unanchored        Miami              FL   33183   17,123  SF       1982
 122    240     120      673,191    MCF   Mobile Home Park         Alamosa            CO   81101      185  Unit     1973
 123    298     118      789,151    MCF   Retail-Anchored          New Ulm            MN   56073   51,297  SF       1977
 124    230     110      673,611    MCF   Retail-Single Tenant     Roseville          MN   55113   18,491  SF       1981
 125    240      84      767,316    MCF   Industrial/Warehouse     West St. Paul      MN   55118   75,802  SF       1960
 126    300     120      767,524    MCF   Industrial/Warehouse     El Paso            TX   79907   41,496  SF       1988
 127    297     117      743,454    MCF   Multifamily              Irving             TX   75061       55  Unit     1974
 128    230     110      640,706    MCF   Retail-Single Tenant     Eden Prairie       MN   55344   18,569  SF       1990
 129    238     118      609,238    MCF   Multifamily              Houston            TX   77055      138  Unit     1969
 130    230     110      598,016    MCF   Retail-Single Tenant     Eagan              MN   55123   18,558  SF       1990
 131    296     116      678,218    MCF   Multifamily              Sapulpa            OK   74066       56  Unit     1975
 131    N/A     N/A          N/A    N/A   Multifamily              Sapulpa            OK   74066       40  Unit     1971
 132    300     120      664,928    MCF   Office                   Amarillo           TX   79101   21,758  SF       1980
 133    300     120      620,970    MCF   Office/Warehouse         Grand Prairie      TX   75053   55,700  SF       1981
 134    230     110      511,729    MCF   Retail-Single Tenant     Battle Creek       MI   49815   18,100  SF       1986
 135    232     112      488,902    MCF   Retail-Single Tenant<F4> Grand Rapids       MI   49505   30,060  SF       1969
 136    300     120      510,490    MCF   Industrial/Warehouse     Tucson             AZ   85717   39,263  SF       1985
        300     120





LOAN      YEAR      OWNERSHIP
 NO.   RENOVATED     INTEREST
-----  ---------    ---------
108                      Fee
109                      Fee
110       1996           Fee
111                      Fee
112                      Fee
113                      Fee
114                      Fee
114                      Fee
114                      Fee
115                      Fee
116                      Fee
117                      Fee
118                      Fee
119       1995           Fee
120                      Fee
121       1992           Fee
122       1994           Fee
123       1990           Fee
124                      Fee
125       1981           Fee
126                      Fee
127                      Fee
128                      Fee
129       1995           Fee
130                      Fee
131                      Fee
131                      Fee
132                      Fee
133                      Fee
134                      Fee
135                      Fee
136                      Fee


-------------------

  <F1>   Excludes .5 basis points that will be paid to the Master Servicer as a reimbursement for Rating Agency surveillance fees.

  <F2>   Property consists of 54,420 of commercial square feet and 411 multifamily units. As of the occupancy date, 63.3% of the commercial space was occupied and 99.3% of the multifamily was occupied.

  <F3>   Modification date is 11/15/96. The first payment under the modification will be on 1/1/97. Debt service is calculated based upon the modified payment.

  <F4>   E&B Marine is leasing 10,150 sf from Frank's.


                                  TENANT DATA                                         COLLATERAL VALUE

LOAN                                                PCT. OF   LEASE EXP.  APPRAISED   APPRAIS.  APPRAIS.  BALLOON
 NO.            LARGEST TENANT               SF     PROPERTY     DATE       VALUE       DATE      LTV       LTV
----  -----------------------------------  -------  --------  ----------  ----------  --------  --------  -------
   1  N/A                                       N/A     N/A          N/A   35,000,000  12/12/95    78.0%    68.4%
   2  Circuit City                           30,686    13.8%     6/01/08   32,000,000  10/25/96    55.3%    39.9%
   3  Miller Marketing                       10,333    19.0%     8/31/97   22,300,000   7/30/96    75.7%    67.1%
   4  Bed, Bath & Beyond                     36,694    30.8%     4/24/00   17,100,000   12/6/95    72.2%    64.8%
   5  LAM Research                          152,928   100.0%    12/31/14   18,060,000  10/11/96    64.8%    52.9%
   6  K Mart                                134,032   100.0%    11/30/19   15,000,000   10/1/96    71.3%    56.1%
   7  Preferred Freezer                     232,250   100.0%    11/30/15   17,100,000    9/1/95    60.2%    50.7%
   8  Toys R Us                              45,000    21.8%     1/31/18   14,100,000  10/25/96    72.3%    59.1%
   9  St. Jude Cancer Center                 29,048    41.7%     4/14/06   13,400,000   8/21/96    74.9%    67.3%
  10  N/A                                       N/A     N/A          N/A   12,300,000   11/1/96    79.7%    70.0%
  11  N/A                                       N/A     N/A          N/A   10,600,000   8/31/96    85.0%    67.0%
  12  Bed N Bath                             11,036    11.5%     4/30/04   15,200,000  10/17/96    58.7%    44.7%
  13  K Mart                                193,950   100.0%    11/30/18   12,200,000   2/26/96    71.0%    59.7%
  14  Service Merchandise                    31,684    24.1%     2/28/01   12,000,000   9/27/96    70.8%    53.7%
  15  N/A                                       N/A     N/A          N/A   11,225,000  11/14/96    74.8%    71.0%
  16  N/A                                       N/A     N/A          N/A   19,200,000   7/26/95    40.9%    29.6%
  17  County of Riverside                    66,440    60.3%     1/17/04   10,500,000   8/19/96    74.8%    61.7%
  18  N/A                                       N/A     N/A          N/A    9,850,000   6/27/96    78.3%    70.4%
  19  K-Mart                                 86,749    48.4%     1/31/17   10,580,000   10/3/96    72.8%    60.0%
  20  Builder's Square II                   109,800   100.0%    10/14/20   12,000,000  11/01/96    62.5%    38.2%
  21  N/A                                       N/A     N/A          N/A    9,500,000   10/7/96    78.6%    62.2%
  22  Crown Central Petroleum                67,521    23.3%    12/31/03   10,500,000   9/23/96    67.8%    41.6%
  23  B J's Warehouse Club                  119,600    99.8%     7/15/15   10,600,000    4/8/96    65.9%    54.5%
  24  N/A                                       N/A     N/A          N/A    7,900,000   11/5/96    79.7%    73.9%
  25  Walgreen's                             28,000    22.2%     2/28/99    8,300,000   4/15/96    73.0%    60.8%
  26  N/A                                       N/A     N/A          N/A    7,600,000  11/13/96    74.3%    65.3%
  27  N/A                                       N/A     N/A          N/A    8,300,000  10/12/96    67.8%    60.0%
  28  N/A                                       N/A     N/A          N/A    7,550,000  11/30/95    73.2%    61.2%
  29  Cymer Laser Technologies               65,755   100.0%     1/01/10    7,650,000   7/15/96    67.8%    53.0%
  30  N/A                                       N/A     N/A          N/A    6,480,000    8/1/96    78.7%    70.1%
  31  Prudential Insurance, Inc.             57,807    36.5%     7/31/02   14,700,000   7/20/96    34.3%    26.6%
  32  N/A                                       N/A     N/A          N/A    6,400,000  10/16/96    78.1%    63.4%
  33  Polo-Ralph Lauren                       7,500    14.4%     6/30/99    7,000,000  10/11/96    71.4%    58.8%
  34  The Insurance Center                   12,720    16.4%    12/31/01    7,400,000   11/6/96    65.5%    58.3%
  35  Ruth Chris' Steak                       9,205    14.1%    11/30/06    7,500,000   7/24/96    64.1%    54.2%
  36  Louis Shanks Furniture                 40,698    32.2%    12/31/04    6,100,000   7/26/96    76.0%    63.5%
  37  N/A                                       N/A     N/A          N/A    5,850,000   7/16/96    79.3%    70.6%
  38  Fairlanes Bowling                      39,200    51.3%     6/30/04    6,900,000   7/25/96    66.9%    55.8%
  39  N/A                                       N/A     N/A          N/A    5,775,000   7/10/96    78.8%    65.5%
  40  N/A                                       N/A     N/A          N/A    6,200,000    7/9/96    73.3%    65.4%
  41  N/A                                       N/A     N/A          N/A    6,500,000  11/26/95    69.4%     0.0%
  42  N/A                                       N/A     N/A          N/A    6,175,000   7/16/96    72.5%    67.2%
  43  Inter American Transport Equipment    237,796   100.0%    10/07/21    6,600,000   2/15/96    66.6%    60.0%
  44  The Gym                                11,936    16.6%     8/01/01    6,200,000   9/14/95    67.0%    55.6%
  45  N/A                                       N/A     N/A          N/A    5,560,000   7/30/96    73.7%    65.2%
  46  N/A                                       N/A     N/A          N/A    6,780,000    4/4/96    54.3%     0.0%
  47  N/A                                       N/A     N/A          N/A    4,900,000   7/30/96    70.2%    62.3%
  48  Sports & Recreation                    61,488   100.0%         N/A    6,100,000  10/15/96    56.0%    43.1%
  49  Millers Outpost                        20,000    39.1%     1/31/02    4,700,000    9/5/96    72.3%    60.2%
  50  Belfort Furniture                      34,235    47.7%      2/1/18    6,100,000  11/10/96    53.3%    43.7%
  51  N/A                                       N/A     N/A          N/A    4,700,000    9/5/96    68.9%    56.1%
  52  The Developmental School               20,931    35.9%     8/31/97    4,600,000  10/10/96    69.6%    55.9%
  53  Allens Hardware                        10,326    19.3%    10/31/98    4,350,000  10/31/96    73.6%    60.6%
  54  ICN Pharmaceuticals                   102,560   100.0%    12/20/21    4,750,000   9/23/96    67.4%    60.3%
  55  N/A                                       N/A     N/A          N/A    4,370,000   8/19/96    72.6%    59.9%
  56  Delphax Company                        54,540   100.0%     3/01/06    4,580,000   3/29/96    68.6%    58.3%
  57  Sports & Recreation                    61,648   100.0%    10/31/21    4,810,000  10/19/96    64.4%    49.6%
  58  N/A                                       N/A     N/A          N/A    3,410,000   9/10/96    84.6%    73.1%
  59  Union Bank                              4,380    11.1%    11/01/06    3,900,000    9/9/96    73.7%    60.7%
  60  Gausman & Moore                        11,143    13.4%     3/31/03    5,000,000   7/31/96    55.9%    46.4%
  61  N/A                                       N/A     N/A          N/A    3,550,000  11/29/95    76.8%    64.1%
  62  Timberland                              5,118    21.3%     6/30/01    4,000,000    9/1/96    67.4%    55.9%
  63  Andal Corporation                      24,202    37.6%    11/30/04    3,550,000  10/24/96    73.9%    60.8%
  64  Drs. Goldstein, Blundon                 2,525    10.7%    10/31/99    4,000,000   11/1/96    63.1%    51.6%
  65  Soil Conservation                      26,450    46.0%    10/03/98    4,470,000   5/24/96    56.1%    34.1%
  66  N/A                                       N/A     N/A          N/A    3,400,000   10/4/96    73.5%    60.2%
  67  N/A                                       N/A     N/A          N/A    3,400,000   7/25/96    71.5%    59.0%
  68  N/A                                       N/A     N/A          N/A    1,700,000   9/26/96    75.0%    45.2%
  68  N/A                                       N/A     N/A          N/A    1,500,000   9/26/96     N/A      N/A
  69  N/A                                       N/A     N/A          N/A    3,650,000   4/15/96    64.4%    53.7%
  70  N/A                                       N/A     N/A          N/A    3,250,000  12/28/95    71.1%    59.1%
  71  N/A                                       N/A     N/A          N/A    3,080,000  10/30/96    73.1%    59.7%
  72  Lindberg & Ripple                       7,335    17.0%    12/31/99    3,000,000   7/25/96    74.7%    62.8%
  73  N/A                                       N/A     N/A          N/A    3,000,000   10/2/96    72.9%    47.7%
  74  N/A                                       N/A     N/A          N/A    3,750,000  12/19/95    56.3%    46.8%
  75  Reliable La-Z-Boy                       8,000    48.8%    10/13/98    3,000,000  10/16/96    70.0%    57.9%
  76  N/A                                       N/A     N/A          N/A    4,480,000   9/30/96    44.4%     0.0%
  77  Webster University                      4,091    11.6%     4/30/00    3,000,000  10/20/96    65.0%    53.8%
  78  Shepherd's Shoppe                      16,579    56.0%     9/30/02    2,740,000   7/17/96    71.0%    55.1%
  79  Houston Shutter                        17,740    12.5%    12/31/99    2,840,000  10/18/96    67.8%    59.0%
  80  A & C Plastics, Inc.                    8,816    12.7%     3/11/99    2,600,000   7/26/96    73.1%    60.3%



                                  TENANT DATA                                         COLLATERAL VALUE

LOAN                                                PCT. OF   LEASE EXP.  APPRAISED   APPRAIS.  APPRAIS.  BALLOON
 NO.            LARGEST TENANT               SF     PROPERTY     DATE       VALUE       DATE      LTV       LTV
----  -----------------------------------  -------  --------  ----------  ----------  --------  --------  -------
  81  N/A                                       N/A     N/A          N/A    2,475,000   8/22/96    74.7%    45.3%
  82  N/A                                       N/A     N/A          N/A    2,390,000    9/5/96    76.9%    63.1%
  83  N/A                                       N/A     N/A          N/A    2,700,000  10/25/96    66.7%    40.0%
  84  Master Warehousing Services            55,780    51.6%     8/31/98    2,700,000    7/3/96    65.6%    51.1%
  85  Beall's                                21,015    34.4%     1/31/05    2,600,000  10/22/96    67.7%    55.5%
  86  Ames Department Store                  56,850   100.0%     1/30/09    2,350,000   2/27/96    74.3%    62.6%
  87  N/A                                       N/A     N/A          N/A    2,500,000  10/21/96    69.2%    56.5%
  88  N/A                                       N/A     N/A          N/A    2,450,000    9/9/96    70.2%    50.0%
  89  N/A                                       N/A     N/A          N/A    2,400,000    5/3/96    70.8%    58.8%
  90  Ferrer, Montes & Polrot, P.C.          34,724   100.0%     8/31/08    2,900,000   8/21/96    56.8%    44.5%
  91  N/A                                       N/A     N/A          N/A    2,600,000  11/28/95    63.2%    52.8%
  92  Children's Playland                     9,928    24.3%    12/31/04    2,550,000   9/03/96    62.7%    52.2%
  93  Fashion Bug                             9,350    38.8%    10/31/99    2,260,000   11/1/95    68.1%    56.6%
  94  N/A                                       N/A     N/A          N/A    2,200,000   9/16/96    68.7%    56.0%
  95  N/A                                       N/A     N/A          N/A    2,520,000  10/23/96    59.5%     0.0%
  96  WK Associates                             N/A     N/A          N/A    1,961,000   6/10/96    72.9%    60.8%
  96  WK Associates                           2,050    12.9%     4/15/97          N/A       N/A     N/A      N/A
  97  N/A                                       N/A     N/A          N/A    2,200,000    8/5/96    63.5%     0.0%
  98  Drs. Chiappetti & Huntington            3,349    13.2%     1/31/01    2,050,000    4/2/96    67.6%    52.5%
  99  Office Depot                           23,168    40.5%      4/1/01    2,050,000   5/15/95    67.4%    61.3%
 100  Winn Dixie                             39,211    42.8%     5/20/07    2,250,000   8/12/96    59.9%    49.8%
 101  Precision Metal Products, Inc.         87,000    95.0%     6/30/06    2,370,000    7/1/96    56.7%    18.6%
 102  Frank's Nursery & Crafts Store #277    23,111   100.0%         N/A    2,200,000   8/21/95    59.5%    42.6%
 103  N/A                                       N/A     N/A          N/A    1,680,000  10/29/96    77.4%    63.5%
 104  Frank's Nursery & Crafts Store #626    20,877   100.0%         N/A    2,250,000   8/21/95    57.5%    41.2%
 105  N/A                                       N/A     N/A          N/A    1,500,000    9/5/96    84.9%    54.5%
 106  N/A                                       N/A     N/A          N/A    1,234,000   9/26/96    66.9%    41.3%
 106  N/A                                       N/A     N/A          N/A      635,000   9/26/96     N/A      N/A
 107  N/A                                       N/A     N/A          N/A    1,700,000   10/4/96    73.5%    60.1%
 108  N/A                                       N/A     N/A          N/A    1,800,000    7/3/96    69.4%    62.1%
 109  N/A                                       N/A     N/A          N/A    1,948,000    6/6/96    63.9%    53.0%
 110  Parren Corporation                     14,025    57.2%     8/31/98   1,950,000    6/11/96    62.0%    51.6%
 111  N/A                                      N/A      N/A          N/A   1,800,000    5/14/96    64.4%    55.1%
 112  N/A                                      N/A      N/A          N/A   1,470,000    9/25/96    74.8%    40.4%
 113  N/A                                      N/A      N/A          N/A   2,110,000    8/19/96    52.1%    41.2%
 114  N/A                                      N/A      N/A          N/A     790,000    6/11/96    66.5%    44.6%
 114  N/A                                      N/A      N/A          N/A     300,000    6/11/96     N/A      N/A
 114  N/A                                      N/A      N/A          N/A     500,000    6/11/96     N/A      N/A
 115  Williams Glass Company, Inc.          11,532     38.5%    12/31/07   1,550,000    4/19/96    67.6%    52.7%
 116  N/A                                      N/A      N/A          N/A   1,662,000     6/4/96    62.9%    52.2%
 117  N/A                                      N/A      N/A          N/A   1,520,000    8/23/96    67.6%    44.9%
 118  N/A                                      N/A      N/A          N/A   2,593,500     9/5/96    38.6%    30.2%
 119  N/A                                      N/A      N/A          N/A   2,500,000     7/3/96    39.9%    33.1%
 120  Big Lots (Malone & Hyde)              25,200     67.7%     5/31/05   1,700,000     7/1/96    58.6%    36.8%
 121  Miami Banquet Hall                     3,669     21.4%    11/30/98   1,350,000    6/28/96    72.5%    61.0%
 122  N/A                                      N/A      N/A          N/A   1,400,000     9/5/96    67.9%    48.1%
 123  K-Mart/(Hy-Vee Sublessee)             39,797     77.6%     7/31/03   1,275,000    8/28/96    73.9%    61.9%
 124  Frank's Nursery & Crafts Store #65    18,491    100.0%         N/A   1,610,000    8/21/95    58.5%    41.8%
 125  Eclipse Concert Systems                5,907      7.8%     3/31/97   2,300,000    11/1/96    40.7%    33.4%
 126  Robles Intl. 25                       25,277     60.9%      1/1/98   1,250,000   10/24/96    74.4%    61.4%
 127  N/A                                      N/A      N/A          N/A   1,200,000   10/10/96    74.8%    62.0%
 128  Frank's Nursery & Crafts Store #244   18,569    100.0%         N/A   1,500,000    8/22/95    59.7%    42.7%
 129  N/A                                      N/A      N/A          N/A   1,900,000    6/20/96    44.6%    32.1%
 130  Frank's Nursery & Crafts Store #245   18,558    100.0%         N/A   1,510,000    8/22/95    55.3%    39.6%
 131  N/A                                      N/A      N/A          N/A     570,000    5/17/96    71.9%    60.0%
 131  N/A                                      N/A      N/A          N/A     560,000    5/17/96     N/A      N/A
 132  Coldwater Cattle                      21,758    100.0%    10/24/21   1,200,000    10/7/96    66.7%    55.4%
 133  Winner's Circle                        5,000      9.0%     2/28/98   1,125,000    9/18/96    66.7%    55.2%
 134  Frank's Nursery & Crafts Store #168   18,100    100.0%         N/A   1,275,000    8/22/95    56.1%    40.1%
 135  Frank's Nursery & Crafts Store #25    19,910     66.2%         N/A   2,100,000    8/25/95    32.1%    23.3%
 136  Hiline Design                         16,195     41.2%     9/30/99   1,100,000    9/23/96    56.4%    46.4%



                    (RESTUBBED TABLE CONTINUED FROM ABOVE)




                                                         COLLATERAL OPERATING PERFORMANCE

                             UNDER-      UNDER-      ANNUAL    UNDER-
LOAN   CURRENT   OCC. AS    WRITTEN   WRITTEN CASH    DEBT     WRITTEN             1994 CASH                  1995 CASH
 NO.  OCCUPANCY     OF        NOI         FLOW       SERVICE    DSCR    1994 NOI      FLOW       1995 NOI        FLOW
----  ---------  --------  ---------  ------------  ---------  -------  ---------  ----------  ------------  ------------
   1    91.54%   12/29/95  3,180,449   3,180,449    2,332,112   1.36    3,055,476  3,055,476    3,151,253<F5> 2,959,653<F5>
   2    92.25%    11/6/96  3,040,987   2,951,631    2,105,916   1.40    2,851,547  2,851,547    2,713,770     2,713,770
   3    87.00%   10/24/96  2,062,078   2,007,658    1,554,127   1.29    1,273,843  1,273,843    1,913,575     1,913,575
   4    99.43%     7/3/96  1,580,424   1,520,424    1,207,039   1.26    1,570,639  1,570,639    1,553,293     1,553,293
   5   100.00%    10/1/96  1,560,110   1,521,239    1,124,868   1.35    1,706,676  1,706,676    1,696,800     1,696,800
   6   100.00%   10/10/96  1,437,493   1,430,791    1,093,868   1.31          N/A        N/A    1,487,416     1,487,416
   7   100.00%   11/11/96  1,530,136   1,530,136    1,119,915   1.37      951,277    951,277    1,230,953     1,230,953
   8    94.55%   11/11/96  1,334,520   1,285,510      979,831   1.31    1,262,551  1,262,551    1,790,203     1,790,203
   9    99.73%    10/8/96  1,291,112   1,232,100      985,642   1.25      913,816    883,254      994,114       947,238
  10    95.77%   10/28/96  1,164,681   1,164,681      870,297   1.34    1,030,361    947,530      988,947       939,977
  11    89.80%    7/31/96  1,032,910   1,032,910      853,671   1.21      845,754    845,754      902,552       881,941
  12   100.00%     6/1/96  1,276,476   1,199,531      872,370   1.38    1,178,559  1,178,559    1,438,355     1,438,355
  13   100.00%     1/1/96  1,207,844   1,207,844      911,414   1.33    1,227,239  1,227,239    1,227,239     1,227,239
  14   100.00%    8/25/96  1,234,189   1,158,379      817,898   1.42    1,232,046  1,181,474    1,294,648     1,192,491
  15    93.56%   10/19/96    952,597     952,597      724,500   1.31    1,012,367    941,663    1,081,431       968,391
  16    73.16%     4/1/96  2,121,500   2,121,500      863,736   2.46    2,246,172  2,246,172    2,568,611     2,568,611
  17    83.94%   10/23/96  1,103,289   1,058,861      784,725   1.35      818,185    813,386      988,959       925,394
  18    93.58%    11/4/96    986,404     986,404      758,425   1.30      973,116    973,116      982,699       982,699
  19    97.75%    8/28/96  1,145,898   1,118,808      764,689   1.46    1,320,850  1,319,807    1,185,393     1,185,393
  20   100.00%   10/15/95  1,103,688   1,076,954      802,821   1.34          N/A        N/A          N/A           N/A
  21    97.06%    9/27/96    858,204     858,204      715,110   1.20      848,510    760,518      804,063       704,581
  22    82.08%    10/1/96  1,364,141   1,001,640      765,421   1.31    1,388,579  1,378,034    1,701,814     1,695,590
  23    99.85%    11/1/96    966,216     966,216      697,462   1.39          N/A        N/A          N/A           N/A
  24    91.51%   10/21/96    770,049     770,049      562,652   1.37      427,914   (307,086)     526,185      (208,815)
  25   100.00%    7/31/96    861,841     801,841      620,980   1.29      948,589    948,589      952,979       952,979
  26    98.59%    11/1/96    677,654     677,654      501,279   1.35      717,927    717,927      739,781<F5>   739,781<F5>
  27    93.03%    10/1/96    758,522     758,522      518,538   1.46      860,865    802,999      827,613       767,783
  28    93.21%    9/30/96    716,162     716,162      569,891   1.26      652,394    652,394      757,070       757,070
  29   100.00%    8/12/96    772,215     688,162      541,721   1.27      508,085    508,085      696,513       696,513
  30    94.00%    8/28/96    607,983     607,983      482,773   1.26      546,624    504,624      571,718       531,718
  31    97.47%    4/28/96    908,722     673,045      516,461   1.30    1,091,810    942,528      804,893       804,893
  32    98.77%    10/8/96    636,226     636,226      471,067   1.35      650,204    633,027      660,351       613,038
  33   100.00%     8/9/96    723,273     675,175      495,326   1.36      794,128    794,128      783,588       783,588
  34    99.95%   10/24/96    680,093     592,843      468,642   1.27      524,254    490,071      658,804       658,804
  35   100.00%    6/30/95    671,236     652,780      500,176   1.31      565,165    549,523          N/A           N/A
  36    85.97%     5/1/96    725,326     658,982      478,631   1.38      570,716    536,109      704,162       674,974
  37    93.97%     8/1/96    537,275     537,275      435,723   1.23      596,616    596,616      547,813       547,813
  38   100.00%     6/1/96    675,263     640,100      473,890   1.35      606,691    588,941      735,821       615,299
  39    86.40%    8/19/96    610,155     610,155      463,337   1.32      525,831    525,831      808,421       808,421
  40    96.40%     8/1/96    618,395     618,395      432,461   1.43      567,751    202,387      689,604       632,170
  41    99.52%   10/15/96    677,617     677,617      560,409   1.21      678,300    607,328      768,798       687,396
  42    97.33%   10/10/96    613,385     613,385      431,683   1.42      553,671    553,671      623,120       623,120
  43   100.00%     8/8/96    603,694     579,693      455,088   1.27          N/A        N/A          N/A           N/A
  44   100.00%   10/20/95    617,199     593,199      410,600   1.44      535,634    535,634      629,284       625,067
  45    92.65%    8/16/96    501,557     501,557      374,824   1.34      534,148    499,148      557,774       522,774
  46    92.81%    8/10/96    585,659     585,659      357,222   1.64          N/A        N/A          N/A           N/A
  47    95.12%    8/16/96    411,016     411,016      319,751   1.29      493,131    463,131      461,434       431,434
  48   100.00%    11/1/96    520,812     511,233      343,723   1.49          N/A        N/A          N/A           N/A
  49    95.21%     9/1/96    492,972     460,256      348,841   1.32      503,580    503,580      508,871       508,871
  50   100.00%     9/1/96    557,179     508,143      318,519   1.60      434,157    (30,108)     636,463       449,050
  51    87.00%   11/14/96    407,553     407,553      307,850   1.32      499,211    440,297      466,405       402,173
  52    98.02%    10/1/96    504,888     448,220      326,469   1.37          N/A        N/A      490,920       429,477
  53    95.51%   10/31/96    466,339     432,959      316,486   1.37      313,459    313,459      332,258       332,258
  54   100.00%   11/25/96    451,892     419,482      319,626   1.31          N/A        N/A          N/A           N/A
  55    95.10%     8/1/96    405,036     405,036      316,349   1.28          N/A        N/A          N/A           N/A




                                                         COLLATERAL OPERATING PERFORMANCE

                             UNDER-      UNDER-      ANNUAL    UNDER-
LOAN   CURRENT   OCC. AS    WRITTEN   WRITTEN CASH    DEBT     WRITTEN             1994 CASH                  1995 CASH
 NO.  OCCUPANCY     OF        NOI         FLOW       SERVICE    DSCR    1994 NOI      FLOW       1995 NOI        FLOW
----  ---------  --------  ---------  ------------  ---------  -------  ---------  ----------  ------------  ------------

  56   100.00%    11/1/96   460,725     460,725      331,572    1.39     455,033     455,033     456,369       456,369
  57   100.00%    11/1/96   476,171     467,164      311,926    1.50         N/A         N/A         N/A           N/A
  58    91.01%    8/20/96   335,570     327,425      283,350    1.16     270,841     270,841     349,704       349,704
  59    88.43%    11/1/96   405,825     380,728      283,874    1.34      47,754      47,754     268,032       268,032
  60    96.39%   10/20/96   478,567     382,153      283,121    1.35     555,763     543,003     433,653       420,906
  61    93.06%    9/30/96   350,623     350,623      280,509    1.25     371,962     371,962     390,805       232,193
  62    87.60%     9/1/96   386,942     370,552      273,010    1.36     148,173     148,173     276,522       276,522
  63    88.20%     9/5/96   377,713     331,042      259,189    1.28     294,513     252,916     348,497       334,529
  64   100.00%   10/31/96   387,824     351,587      244,188    1.44     391,282     391,282     416,208       416,208
  65   100.00%   10/22/96   443,767     394,566      298,770    1.32     379,166     333,529     517,584       512,253
  66    96.43%     7/1/96   332,332     332,332      242,782    1.37     274,306     244,394<F6> 336,098       288,622
  67    94.77%     6/1/96   331,578     331,578      241,073    1.38     250,928    (413,195)    421,716       314,448
  68    91.30%   10/08/96   194,078     194,078      249,569    1.35      95,395      95,395     210,334       210,334
  68    98.33%   10/08/96   143,252     143,252          N/A     N/A     172,767     172,767     155,464       155,464
  69    90.91%     9/1/96   334,765     334,765      241,551    1.39     383,319     383,319     277,670       277,670
  70    81.67%    9/30/96   290,986     290,986      232,419    1.25     248,450     248,450     313,421       221,572
  71    89.58%    10/8/96   304,739     304,739      217,047    1.40     187,786     136,256     294,086       294,086
  72    87.80%     9/5/96   361,442     303,516      238,565    1.27         N/A         N/A     283,015       167,633
  73    98.20%    9/27/96   285,012     285,012      214,277    1.33     278,584     167,776     283,594       247,220
  74    94.53%    9/30/96   348,098     348,098      212,600    1.64     242,040     242,040     428,429       428,429
  75    99.39%   10/31/96   301,588     286,099      210,788    1.36     317,645     317,645     327,147       327,147
  76    84.17%    9/30/96   462,684     462,684      301,689    1.53     486,430     486,430     522,919       522,919
  77    93.59%    11/1/96   304,594     271,249      196,532    1.38     233,815     216,800     352,405       345,340
  78   100.00%     8/3/96   327,005     302,643      199,425    1.52     292,373     283,073     273,349       273,349
  79    94.03%    10/9/96   281,747     253,987      189,601    1.34     314,876     310,270     341,058       341,058
  80    91.98%   10/16/96   274,038     258,494      189,311    1.37     267,424     265,774     273,495       273,495
  81    96.34%    9/30/96   247,204     247,204      194,911    1.27         N/A         N/A     178,106       178,106
  82   100.00%     9/1/96   206,697     206,697      179,951    1.15     178,990     178,990     234,274       234,274
  83    98.40%   10/15/96   254,130     254,130      185,949    1.37     317,210     267,833     328,434       260,614
  84   100.00%    7/26/96   276,085     249,631      183,513    1.36     328,010     328,010     303,526       303,526
  85    91.48%    9/13/96   242,314     219,857      171,918    1.28     170,668     170,668     238,399       238,399
  86   100.00%    4/25/96   247,915     247,915      199,633    1.24     260,345     260,345     262,157       262,157
  87    95.83%   10/10/96   242,264     242,264      166,289    1.46     352,117     320,977     322,110       277,873
  88    94.44%    9/30/96   250,984     250,984      186,110    1.35     239,570      29,570     281,152       269,152
  89    89.76%     6/1/96   209,078     209,078      171,545    1.22     228,153     228,153     289,041       289,041
  90   100.00%    9/13/96   255,894     232,618      173,543    1.34     199,508     141,455     346,737       340,737
  91    95.45%    8/31/96   213,748     213,748      169,700    1.26     266,210     266,210     268,260       268,260
  92   100.00%     5/1/96   280,537     245,896      163,896    1.50     283,752     283,752     281,836       281,836
  93   100.00%    9/29/96   225,580     212,280      155,709    1.36         N/A         N/A     248,074       248,074
  94    92.03%   10/31/96   183,752     183,752      144,419    1.27         N/A         N/A         N/A           N/A
  95    98.08%    9/30/96   233,384     233,384      178,627    1.31      33,044      33,044     190,529       190,529
  96    88.89%    9/20/96   152,247     152,247      146,283    1.20     246,812     222,936     215,926       184,287
  96    61.65%    9/20/96    33,952      22,854          N/A     N/A         N/A         N/A         N/A           N/A
  97    95.24%   10/10/96   244,870     244,870      170,997    1.43         N/A         N/A         N/A           N/A
  98    98.99%   10/28/96   209,956     177,997      142,155    1.25     164,345     134,132     201,820       154,311
  99    77.09%    9/28/96   206,358     197,770      141,618    1.40         N/A         N/A         N/A           N/A
 100    90.41%     8/1/96   189,728     177,328      137,061    1.29     196,586     196,586     230,937       230,937
 101    95.05%    7/25/96   265,977     237,605      169,262    1.40         N/A         N/A         N/A           N/A
 102   100.00%   11/21/96   223,321     220,423      140,576    1.57         N/A         N/A         N/A           N/A
 103    82.14%   10/28/96   169,083     169,083      127,302    1.33     152,950     152,950     183,240       183,240
 104   100.00%   11/21/96   220,903     218,047      139,054    1.57         N/A         N/A         N/A           N/A
 105   100.00%    8/29/96   163,071     163,071      125,537    1.30     168,367     168,367     191,878       191,878
 106    81.88%    10/8/96   151,347     151,347      136,700    1.44     127,839     127,839     141,610       141,610
 106    66.67%    10/8/96    45,901      45,901          N/A     N/A      69,659      69,659      49,188        49,188
 107    92.73%    10/1/96   163,447     163,447      120,582    1.36     167,546     162,141     174,703       163,713





                                                         COLLATERAL OPERATING PERFORMANCE

                             UNDER-      UNDER-      ANNUAL    UNDER-
LOAN   CURRENT   OCC. AS    WRITTEN   WRITTEN CASH    DEBT     WRITTEN             1994 CASH                  1995 CASH
 NO.  OCCUPANCY     OF        NOI         FLOW       SERVICE    DSCR    1994 NOI      FLOW       1995 NOI        FLOW
----  ---------  --------  ---------  ------------  ---------  -------  ---------  ----------  ------------  ------------
 108   100.00%    8/15/96   145,468     145,468      121,017    1.20         N/A         N/A         N/A           N/A
 109    80.77%    9/20/96   179,276     179,276      125,366    1.43     222,045     185,562     189,994       118,525
 110   100.00%    9/24/96   184,785     154,458      123,548    1.25     178,744     178,744     192,260       150,285
 111    93.27%    9/30/96   179,923     179,923      109,608    1.64     229,019     229,019     187,981       180,727
 112    93.94%    5/29/96   146,736     146,736      114,298    1.28     164,963     164,963     171,115       171,115
 113   100.00%    9/20/96   140,129     140,129      104,789    1.34         N/A         N/A         N/A           N/A
 114    87.50%     8/9/96    60,973      60,973      109,195    1.25      57,660      57,660      79,162        78,362
 114    75.00%     8/9/96    24,364      24,364          N/A     N/A      27,627      27,627      34,541        34,041
 114    93.75%     8/9/96    50,888      50,888          N/A     N/A      57,719      57,719      59,399        58,399
 115   100.00%    8/26/96   156,491     143,192      108,775    1.32     134,222     128,402     138,524       132,461
 116    97.10%    9/18/96   144,083     144,083      105,308    1.37     196,950     164,403     178,227       147,105
 117    94.23%     8/1/96   138,506     138,506      103,809    1.33     178,729     155,646     192,471       192,471
 118    94.44%    8/28/96   124,611     124,611       93,463    1.33         N/A         N/A         N/A           N/A
 119    90.38%    7/22/96   148,594     148,594      101,032    1.47     136,543      17,229     185,259       130,971
 120   100.00%     8/1/96   150,350     140,815      111,934    1.26     152,189     142,489     164,504       164,504
 121   100.00%    7/31/96   152,047     138,566      104,304    1.33     146,714     146,714     155,507       155,507
 122    99.46%    9/30/96   138,461     138,461      101,983    1.36     111,200     111,200     147,384       147,384
 123   100.00%    9/13/96   139,809     125,058       98,658    1.27     136,722     130,247     132,960       128,790
 124   100.00%   11/21/96   160,590     158,482      101,088    1.57         N/A         N/A         N/A           N/A
 125    78.14%    10/1/96   188,387     155,561       98,652    1.58         N/A         N/A         N/A           N/A
 126    97.54%    11/8/96   136,440     124,631       92,815    1.34      72,421      72,421     158,842       158,842
 127    96.36%    6/30/96   116,802     116,802       90,116    1.30     125,821      99,845     128,632       118,085
 128   100.00%   11/21/96   152,746     150,735       96,150    1.57         N/A         N/A         N/A           N/A
 129    86.96%    7/31/96   140,213     140,213       93,882    1.49       4,974    (149,002)    180,608       156,160
 130   100.00%   11/21/96   142,568     140,664       89,744    1.57         N/A         N/A         N/A           N/A
 131    91.07%    6/30/96    58,315      58,315       83,616    1.38      64,660      64,660      87,876        50,639
 131    95.00%    6/30/96    56,669      56,669          N/A     N/A      90,363      90,363      91,647        91,647
 132   100.00%   10/22/96   124,392     108,550       81,882    1.33         N/A         N/A     (58,949)      (58,949)
 133   100.00%     6/1/96   124,500      99,884       75,713    1.32     112,615      91,849     147,773       135,510
 134   100.00%   11/21/96   121,997     120,336       76,795    1.57         N/A         N/A         N/A           N/A
 135   100.00%   11/21/96   208,512     204,857       75,210    2.72         N/A         N/A         N/A           N/A
 136    96.26%     9/1/96    93,531      82,462       61,370    1.34      74,776      74,776      94,978        94,978



                                    YTD
              YTD CASH    YTD AS   PERIOD
    YTD NOI     FLOW        OF    (MONTHS)
   ---------  ---------  --------  ------
   2,893,898  2,716,283   9/30/96     9
   1,172,763  1,172,763   6/30/96     6
   2,389,262  2,389,262   9/30/96     9
     761,559    761,559   6/30/96     6
   1,292,958  1,292,958   9/30/96     9
   1,449,580  1,449,580   7/31/96    12
   1,684,104  1,684,104  10/31/96    12
   1,484,472  1,484,472  10/31/96    12
   1,001,938    566,966   6/30/96    12
   1,193,607  1,098,236  11/30/96    12
     601,515    601,515   7/31/96     7
   1,171,622  1,171,622   9/30/96     9
   1,022,699  1,022,699  10/31/96    10
   1,274,901  1,246,655   8/31/96    12
   1,155,732  1,083,575  10/31/96    12
     895,198    895,198   4/30/96     4
     742,669    738,225   7/31/96     7
     994,295    902,495   9/30/96    12
     629,362    629,362   6/30/96     6
     878,655    878,655   9/30/96     9
     439,155    439,155   6/30/96     6
   1,689,955  1,679,836   7/31/96    12
         N/A        N/A       N/A   N/A
     441,261    341,188   8/31/96     8
     727,865    727,865   9/30/96     9
     551,955    326,115   9/30/96     9
     620,158    579,306   8/31/96     8
     532,135    532,156   9/30/96     9
         N/A        N/A       N/A   N/A
     361,849    361,849   7/31/96     7
     735,590    458,021   9/30/96     9
     379,420    363,633   7/31/96     7
     418,103    418,103   6/30/96     6
     649,662    649,662   9/30/96     9
     565,591    488,295  10/31/96    10
     168,592    167,745   3/31/96     3
     239,284    218,075   5/31/96     5
         N/A        N/A       N/A   N/A
         N/A        N/A       N/A   N/A
     696,864    673,718   4/30/96    12
     772,901    709,516   9/30/96    12
     434,213    426,652   9/30/96     9
         N/A        N/A       N/A   N/A
     304,289    301,199   6/20/96     6
     266,009    266,009   6/30/96     6
      21,311     21,311   9/30/96     6
     217,472    217,472   6/30/96     6
         N/A        N/A       N/A   N/A
     194,198    194,198   5/31/96     5
     349,149    349,149   8/31/96     6
     460,028    381,349   9/30/96    12
     348,203    286,760   8/31/96     8
     380,555    380,555   9/30/96    12
         N/A        N/A       N/A   N/A
         N/A        N/A       N/A   N/A




                                    YTD
              YTD CASH    YTD AS   PERIOD
    YTD NOI     FLOW        OF    (MONTHS)
   ---------  ---------  --------  ------
        N/A        N/A        N/A   N/A
        N/A        N/A        N/A   N/A
    155,771    155,771    6/30/96     6
    193,373    193,373    7/31/96     7
        N/A        N/A        N/A   N/A
    258,963    258,963    9/30/96     9
    174,263    174,263    6/30/96     6
    269,907    256,401    9/30/96     9
    237,746    213,404    8/31/96     8
    345,528    345,528    9/30/96     9
    414,223    378,240    6/30/96    12
    338,014    338,014    8/31/96     8
        N/A        N/A        N/A   N/A
        N/A        N/A        N/A   N/A
    206,869    206,869    7/31/96     7
    200,533    200,533    9/30/96     9
    244,571    244,571    8/31/96     8
    249,474    217,097    9/30/96     9
    156,645    156,645    6/30/96     6
    309,521    309,521    9/30/96     9
    182,879    182,879    7/31/96     7
    340,593    340,593   10/31/96    10
    277,378    277,378   10/31/96    10
    308,316    194,699    9/30/96     9
    218,961    214,895    8/31/96     8
    280,855    280,855    4/30/96    12
    241,451    202,482    5/31/96    12
    149,054    149,054    7/31/96     7
    212,806    176,546    9/30/96     9
        N/A        N/A        N/A   N/A
    143,346    131,977    8/25/96     8
    148,501    148,501    6/30/96     6
    179,878     27,590    9/30/96     6
    124,730    118,730    5/31/96     5
     99,223     99,223    5/25/96     5
        N/A        N/A        N/A   N/A
    212,407    212,407    9/30/96     9
        N/A        N/A        N/A   N/A
    123,685    123,685    6/30/96     6
    145,536    145,536    9/30/96     9
    328,921    328,921    8/31/96    12
    163,135    126,394    9/30/96     9
        N/A        N/A        N/A   N/A
    200,573    189,573    4/30/96     9
    161,369    125,928    9/30/96     9
    209,680    207,223   10/31/96    10
    117,691    117,691    7/31/96     7
        N/A        N/A        N/A    12
        N/A        N/A        N/A    12
    144,561    144,561    9/30/96     9
        N/A        N/A        N/A   N/A
     90,686     90,686    6/30/96     6
        N/A        N/A        N/A   N/A
        N/A        N/A        N/A   N/A
    177,176    168,051    5/31/96    12






                                    YTD
              YTD CASH    YTD AS   PERIOD
    YTD NOI     FLOW        OF    (MONTHS)
   ---------  ---------  --------  ------
     45,549     43,254    4/30/96     4
    178,932    154,599    9/30/96     9
    103,236    103,236    6/30/96     6
    115,701     61,501    6/30/96     6
     70,037     70,037    5/31/96     5
     46,835     32,253    7/31/96     7
        N/A        N/A        N/A   N/A
        N/A        N/A        N/A   N/A
        N/A        N/A        N/A   N/A
    140,766    124,871    4/30/96    11
    166,259    145,174    9/30/96     9
     53,019     53,019    5/31/96     5
      6,272     (6,672)   7/31/96     7
    119,467     76,246   10/31/96    10
        N/A        N/A        N/A   N/A
        N/A        N/A        N/A   N/A
    123,828    123,828    9/30/96     9
        N/A        N/A        N/A   N/A
        N/A        N/A        N/A   N/A
    110,217    110,217     9/1/96     6
    101,438    101,438    8/31/96     8
        N/A        N/A        N/A   N/A
        N/A        N/A        N/A   N/A
    139,808    114,138    9/30/96     9
        N/A        N/A        N/A     6
    178,173    159,646    9/30/96     9
        N/A        N/A        N/A   N/A
     72,162     72,162    5/31/96     5
        N/A        N/A        N/A   N/A
        N/A        N/A        N/A    12
        N/A        N/A        N/A    12
     94,978     94,978    3/31/96    12

-----------------

  <F5> Annualized NOI and Cash Flow.

  <F6> The 1994 NOI covers the period from 1/1/94 to 11/30/94.








                        PREPAYMENT          PREPAYMENT PREMIUM SCHEDULE AFTER PREPAYMENT LOCKOUT
PREPAY-  PREPAYMENT      PREMIUM               PERIOD AND PREPAYMENT YIELD MAINTENANCE PERIOD
 MENT       YIELD     (GREATER THAN            ----------------------------------------------
LOCKOUT  MAINTENANCE      OF THE       FIRST  PREPAYMENT  SECOND  PREPAYMENT  THIRD   PREPAYMENT
 PERIOD     PERIOD    FOLLOWING RATE  PERIOD   PREMIUM    PERIOD   PREMIUM    PERIOD   PREMIUM
(MONTHS)   (MONTHS)      OR TYM)     (MONTHS)    RATE    (MONTHS)    RATE    (MONTHS)    RATE
-------  -----------  --------------  ------  ----------  ------  ----------  ------   ----------
     0        114            1%           3        1%         0        0%         0        0%
     0         40            1%          12        3%        12        2%         6        1%
    60         54            1%           0        0%         0        0%         0        0%
     0         78            1%           0        0%         0        0%         0        0%
     0        108            2%           0        0%         0        0%         0        0%
    60         60            1%           0        0%         0        0%         0        0%
     0         48            1%          12        3%        12        2%         6        1%
     0         96            5%          12<F7>    5%<F7>     0        0%         0        0%
     0         96            5%          12        5%         0        0%         0        0%
     0         96            2%          12        2%         0        0%         0        0%
   120         54            0%           0        0%         0        0%         0        0%
     0        132            0%           0        0%         0        0%         0        0%
    60         54            1%           0        0%         0        0%         0        0%
     0        120            3%          12        3%         0        0%         0        0%
     0         57            1%           0        0%         0        0%         0        0%
    60         60            2%           0        0%         0        0%         0        0%
     0         96            3%          12        2%         0        0%         0        0%
    48         66            1%           0        0%         0        0%         0        0%
     0         96            5%          12        5%         0        0%         0        0%
     0        132            5%           0        0%         0        0%         0        0%
     0        108            5%          12        5%        12        4%         0        0%
     0        108            5%          12        5%        12        4%         0        0%
    60         54            0%           0        0%         0        0%         0        0%
     0         60            3%          12        3%         6        1%         0        0%
    36         78            1%           0        0%         0        0%         0        0%
     0         96            1%          12        3%         0        0%         0        0%
    72          0            0%          12        2%        12        1%         0        0%
    60         54            0%           0        0%         0        0%         0        0%
     0          0            0%         132        2%         0        0%         0        0%
    48         66            1%           0        0%         0        0%         0        0%
     0        120            5%          12        5%         0        0%         0        0%
     0         96            5%          12        5%         0        0%         0        0%
     0         96            5%          12        5%         0        0%         0        0%
     0         72            1%           0        0%         0        0%         0        0%
     0        114            1%           0        0%         0        0%         0        0%
     0         96            5%          12        5%         0        0%         0        0%
     0         96            5%          12        5%         0        0%         0        0%
     0         96            3%          12        3%         0        0%         0        0%
     0         60            5%          12        4%        12        3%        12        2%
     0        108            1%           0        0%         0        0%         0        0%
     0        173            5%           0        0%         0        0%         0        0%
     0         54            5%           0        0%         0        0%         0        0%
     0         48            1%          12        3%        12        2%         6        1%
     0         84            1%          12        3%        12        2%         6        1%
    60         54            1%           0        0%         0        0%         0        0%
     0        294            0%           0        0%         0        0%         0        0%
    48         66            1%           0        0%         0        0%         0        0%
     0        120            5%          12        5%         0        0%         0        0%
    60         24            1%          12        3%        12        2%         6        1%
     0         96            5%          12        5%         0        0%         0        0%
    24         84            1%<F8>       0        0%         0        0%         0        0%
     0         96            3%          12        3%         0        0%         0        0%
     0         96            5%          12        5%         0        0%         0        0%
    48         33            1%           0        0%         0        0%         0        0%
     0         96            5%          12        5%         0        0%         0        0%
    60         49            1%           0        0%         0        0%         0        0%
     0        120            5%          12        5%         0        0%         0        0%
    60         78            0%           0        0%         0        0%         0        0%
    60         54            0%           0        0%         0        0%         0        0%
    24         84            1%<F8>       0        0%         0        0%         0        0%
    60         54            0%           0        0%         0        0%         0        0%
    60         54            1%           0        0%         0        0%         0        0%
     0         96            5%          12        5%         0        0%         0        0%
     0         96            5%          12        5%         0        0%         0        0%
     0         96            1%          12        1%         0        0%         0        0%
     0         96            3%          12        1%         0        0%         0        0%
     0         72            3%          12        3%        12        2%        12        1%
     0        120            5%          12        5%         0        0%         0        0%
   N/A        N/A           N/A         N/A       N/A       N/A       N/A       N/A       N/A
    60         54            0%           0        0%         0        0%         0        0%
    60         54            0%           0        0%         0        0%         0        0%
     0         84            3%          12        3%         0        0%         0        0%
     0         60            5%          12        5%        24        2%        12        1%
     0        108            5%          12        5%        12        4%        12        3%
    60         54            0%           0        0%         0        0%         0        0%
     0         96            5%          12        5%         0        0%         0        0%
     0         96            5%          12        5%         0        0%         0        0%
     0         96            5%          12        5%         0        0%         0        0%
     0        120            5%          12        5%         0        0%         0        0%
     0         60            5%          12        4%        18        3%         0        0%
     0         96            5%          12        5%         0        0%         0        0%
     0        120            5%          12        5%         0        0%         0        0%



                        PREPAYMENT          PREPAYMENT PREMIUM SCHEDULE AFTER PREPAYMENT LOCKOUT
PREPAY-  PREPAYMENT      PREMIUM               PERIOD AND PREPAYMENT YIELD MAINTENANCE PERIOD
 MENT       YIELD     (GREATER THAN            ----------------------------------------------
LOCKOUT  MAINTENANCE      OF THE       FIRST  PREPAYMENT  SECOND  PREPAYMENT  THIRD   PREPAYMENT
 PERIOD     PERIOD    FOLLOWING RATE  PERIOD   PREMIUM    PERIOD   PREMIUM    PERIOD   PREMIUM
(MONTHS)   (MONTHS)      OR TYM)     (MONTHS)    RATE    (MONTHS)    RATE    (MONTHS)    RATE
-------  -----------  --------------  ------  ----------  ------  ----------  ------   ----------
   120         42            0%           0        0%         0        0%         0        0%
     0        120            5%          12        5%         0        0%         0        0%
     0        120            5%          12        5%         0        0%         0        0%
    60         54            0%           0        0%         0        0%         0        0%
     0         48            1%          12        3%        12        2%         6        1%
     0         96            5%          12        5%         0        0%         0        0%
     0         96            5%          12        5%         0        0%         0        0%
    60         54            1%           0        0%         0        0%         0        0%
     0        120            5%          12        5%         0        0%         0        0%
    60         54            0%           0        0%         0        0%         0        0%
     0        108            5%           0        0%         0        0%         0        0%
     0         84            1%          12        3%        12        2%         6        1%
    60         54            0%           0        0%         0        0%         0        0%
     0        108            5%          12        5%        12        4%        12        3%
     0        114            2%           0        0%         0        0%         0        0%
   N/A        N/A           N/A         N/A       N/A       N/A       N/A       N/A       N/A
     0         96            5%          12        5%         0        0%         0        0
     0        120            5%          12        5%         0        0%         0        0%
     0         48            1%          12        3%        12        2%         6        1%
     0         84            1%          12        3%        12        2%         6        1%
     0        120            5%          12        5%         0        0%         0        0%
     0        114            1%           0        0%         0        0%         0        0%
     0         96            0%<F9>       0        0%         0        0%         0        0%
     0        114            1%           0        0%         0        0%         0        0%
   120        114            0%           0        0%         0        0%         0        0%
     0        120            5%          12        5%         0        0%         0        0%
   N/A        N/A           N/A         N/A       N/A       N/A       N/A       N/A       N/A
     0         96            5%          12        5%         0        0%         0        0%
     0         96            5%          12        5%         0        0%         0        0%
     0        114            2%           0        0%         0        0%         0        0%
    24         84            1%<F8>       0        0%         0        0%         0        0%
     0        120            5%          12        5%         0        0%         0        0%
     0         96            5%          12        5%         0        0%         0        0%
     0        108            5%          12        5%        12        4%        12        3%
     0        108            5%          12        5%        12        4%        12        3%
   N/A        N/A           N/A         N/A       N/A       N/A       N/A       N/A       N/A
   N/A        N/A           N/A         N/A       N/A       N/A       N/A       N/A       N/A
     0        120            5%          12        5%         0        0%         0        0%
     0        114            2%           0        0%         0        0%         0        0%
     0         96            5%          12        5%        12        4%        12        3%
     0        108            5%          12        5%        12        4%        12        3%
     0         96            5%          12        5%         0        0%         0        0%
     0        120            5%          12        5%         0        0%         0        0%
     0         96            5%          12        5%         0        0%         0        0%
     0         60            5%          12        3%        12        2%        12        1%
     0         96            5%          12        5%         0        0%         0        0%
     0        114            1%           0        0%         0        0%         0        0%
     0         60            5%          12        5%         6        1%         0        0%
     0         96            5%          12        5%         0        0%         0        0%
     0         96            5%          12        1%         0        0%         0        0%
     0        114            1%           0        0%         0        0%         0        0%
     0         96            5%          12        5%         0        0%         0        0%
     0        114            1%           0        0%         0        0%         0        0%
     0         96            5%          12        5%         0        0%         0        0%
   N/A        N/A           N/A         N/A       N/A       N/A       N/A       N/A       N/A
     0         96            5%          12        5%         0        0%         0        0%
     0         96            5%          12        5%         0        0%         0        0%
     0        114            1%           0        0%         0        0%         0        0%
     0        114            1%           0        0%         0        0%         0        0%
     0         96            5%          12        5%         0        0%         0        0%

--------------

<F7>  The lesser of Yield Maintenance or 5%.

<F8>  Year 3 greater of YM or 3%; year 4 greater of YM or 2%; years 5-9 greater of YM or 1%.

<F9>  Years 1 & 2 lesser of YM or 8.5%; years 3-8 YM.


      (RESTUBBED TABLE CONTINUED FROM ABOVE)


                                             TOTAL
  FOURTH   PREPAYMENT  FIFTH    PREPAYMENT  PENALTY
  PERIOD    PREMIUM    PERIOD    PREMIUM    PERIOD
 (MONTHS)     RATE    (MONTHS)     RATE    (MONTHS)
  ------   ----------  ------  ----------   ------
      0         0%       0         0%        117
      0         0%       0         0%         70
      0         0%       0         0%        114
      0         0%       0         0%         78
      0         0%       0         0%        108
      0         0%       0         0%        120
      0         0%       0         0%         78
      0         0%       0         0%        108
      0         0%       0         0%        108
      0         0%       0         0%        108
      0         0%       0         0%        174
      0         0%       0         0%        132
      0         0%       0         0%        114
      0         0%       0         0%        132
      0         0%       0         0%         57
      0         0%       0         0%        120
      0         0%       0         0%        108
      0         0%       0         0%        114
      0         0%       0         0%        108
      0         0%       0         0%        132
      0         0%       0         0%        132
      0         0%       0         0%        132
      0         0%       0         0%        114
      0         0%       0         0%         78
      0         0%       0         0%        114
      0         0%       0         0%        108
      0         0%       0         0%         96
      0         0%       0         0%        114
      0         0%       0         0%        132
      0         0%       0         0%        114
      0         0%       0         0%        132
      0         0%       0         0%        108
      0         0%       0         0%        108
      0         0%       0         0%         72
      0         0%       0         0%        114
      0         0%       0         0%        108
      0         0%       0         0%        108
      0         0%       0         0%        108
     12         1%       0         0%        108
      0         0%       0         0%        108
      0         0%       0         0%        173
      0         0%       0         0%         54
      0         0%       0         0%         78
      0         0%       0         0%        114
      0         0%       0         0%        114
      0         0%       0         0%        294
      0         0%       0         0%        114
      0         0%       0         0%        132
      0         0%       0         0%        114
      0         0%       0         0%        108
      0         0%       0         0%        108
      0         0%       0         0%        108
      0         0%       0         0%        108
      0         0%       0         0%         81
      0         0%       0         0%        108



                                             TOTAL
   FOURTH   PREPAYMENT  FIFTH    PREPAYMENT  PENALTY
   PERIOD    PREMIUM    PERIOD    PREMIUM    PERIOD
  (MONTHS)     RATE    (MONTHS)     RATE    (MONTHS)
   ------   ----------  ------  ----------   ------
       0         0%        0        0%        109
       0         0%        0        0%        132
       0         0%        0        0%        138
       0         0%        0        0%        114
       0         0%        0        0%        108
       0         0%        0        0%        114
       0         0%        0        0%        114
       0         0%        0        0%        108
       0         0%        0        0%        108
       0         0%        0        0%        108
       0         0%        0        0%        108
       0         0%        0        0%        108
       0         0%        0        0%        132
     N/A       N/A       N/A       N/A        N/A
       0         0%        0        0%        114
       0         0%        0        0%        114
       0         0%        0        0%         96
       0         0%        0        0%        108
      12         2%       12        1%        168
       0         0%        0        0%        114
       0         0%        0        0%        108
       0         0%        0        0%        108
       0         0%        0        0%        108
       0         0%        0        0%        132
       0         0%        0        0%         90
       0         0%        0        0%        108
       0         0%        0        0%        132
       0         0%        0        0%        162
       0         0%        0        0%        132
       0         0%        0        0%        132
       0         0%        0        0%        114
       0         0%        0        0%         78
       0         0%        0        0%        108
       0         0%        0        0%        108
       0         0%        0        0%        114
       0         0%        0        0%        132
       0         0%        0        0%        114
       0         0%        0        0%        108
       0         0%        0        0%        114
       0         0%        0        0%        114
      12         2%       12        1%        168
       0         0%        0        0%        114
     N/A       N/A       N/A       N/A        N/A
       0         0%        0        0%        108
       0         0%        0        0%        132
       0         0%        0        0%         78
       0         0%        0        0%        114
       0         0%        0        0%        132
       0         0%        0        0%        114
       0         0%        0        0%         96
       0         0%        0        0%        114
       0         0%        0        0%        234
       0         0%        0        0%        132
     N/A       N/A       N/A       N/A        N/A
       0         0%        0        0%        108



                                            TOTAL
 FOURTH   PREPAYMENT  FIFTH    PREPAYMENT  PENALTY
 PERIOD    PREMIUM    PERIOD    PREMIUM    PERIOD
(MONTHS)     RATE    (MONTHS)     RATE    (MONTHS)
 ------   ----------  ------  ----------   ------
      0         0%        0        0%        108
      0         0%        0        0%        114
      0         0%        0        0%        108
      0         0%        0        0%        132
      0         0%        0        0%        108
     12         2%       12        1%        168
     12         2%       12        1%        168
    N/A       N/A       N/A       N/A        N/A
    N/A       N/A       N/A       N/A        N/A
      0         0%        0        0%        132
      0         0%        0        0%        114
     12         2%       12        1%        156
     12         2%       12        1%        168
      0         0%        0        0%        108
      0         0%        0        0%        132
      0         0%        0        0%        108
      0         0%        0        0%         96
      0         0%        0        0%        108
      0         0%        0        0%        114
      0         0%        0        0%         78
      0         0%        0        0%        108
      0         0%        0        0%        108
      0         0%        0        0%        114
      0         0%        0        0%        108
      0         0%        0        0%        114
      0         0%        0        0%        108
    N/A       N/A       N/A       N/A        N/A
      0         0%        0        0%        108
      0         0%        0        0%        108
      0         0%        0        0%        114
      0         0%        0        0%        114
      0         0%        0        0%        108